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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-86288

Prospectus

Stolt Offshore S.A.

Offering of up to 29,900,000 new Common Shares,
each of US$ 2.00 par value

Subscription price:
US$ 2.20 per share

Offer Period:
May 13 to May 25, 2004 at 11:00 p.m. (Norwegian time), subject to extension, however, not to expire later than June 1, 2004 at
11:00 p.m. (Norwegian time)

Receiving Agents:

ABG SUNDAL COLLIER

May 11, 2004

Important Information

        This prospectus (together with its appendices, hereinafter referred to as this "Prospectus") has been prepared in connection with an Offering of up to 29,900,000 new Common Shares to certain investors, and on the terms and conditions, as set forth herein.

        This Prospectus has been prepared in accordance with Chapters 14, 15 and 18 of the Norwegian Stock Exchange Regulations 1994 (the "Stock Exchange Regulations") and Chapter 5 of the Norwegian Securities Trading Act 1997 (the "Securities Trading Act"), and has been reviewed by Oslo Børs and published in accordance with Sections 5-7 and 5-11, respectively, of the Securities Trading Act, and Sections 14-4 and 14-5, respectively, of the Stock Exchange Regulations.

        The delivery of this Prospectus shall under no circumstances create any implication that the information about Stolt Offshore contained in this Prospectus is correct as of any time subsequent to the date on the cover thereof. We do not undertake to update the Prospectus for any information subsequent to its date, other than to the extent required by Section 14-6 of the Stock Exchange Regulations, which requires us to publish a prospectus supplement if any new facts occur, or if any omissions or errors are discovered in this Prospectus, which are material to the valuation of Stolt Offshore, prior to the first day of listing of the new Common Shares on Oslo Børs. However, as a listed company on Oslo Børs, we are required to comply with the general continuous information disclosure requirements in Section 5-2 of the Stock Exchange Regulations, in the form of stock exchange releases.

        The distribution of this Prospectus may be restricted by law in certain jurisdictions and persons into whose possession this Prospectus may come are required by Stolt Offshore and the Managers to inform themselves about, and to observe, any such restrictions. This Prospectus has not been registered or filed with any exchange, securities commission or regulatory authority outside Norway. This Prospectus may not be used for, or in connection with, any offer, or solicitation of an offer, of Common Shares in any jurisdiction under any circumstances in which such offer or solicitation is not authorized or is unlawful.

        We have taken no action in any jurisdiction that would permit the public offering of the Common Shares to persons other than the Eligible Offerees other than in Norway, the United States and the United Kingdom. The distribution of this Prospectus and this offering may, in some jurisdictions, be restricted by law, and this Prospectus may not be used for the purpose of, or in connection with, any offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such offer or solicitation. If this Prospectus comes into your possession, you are required to inform yourself of and observe all such restrictions. We do not accept any legal responsibility for any violation by any person, whether or not a prospective purchaser of Common Shares, of any such restrictions.

        This Prospectus may not be sent to any person in Australia, Belgium, Brazil, Canada, Cyprus, France, Italy, Japan, Liechtenstein, Macedonia, the Netherlands, Portugal, or any other jurisdiction in which it would not be permissible to make an offer of the Common Shares, and the Common Shares may not be offered, sold, resold, transferred or delivered, directly or indirectly, in any of these countries.

        For investors in the United Kingdom.    The following information is given pursuant to the Public Offers of Securities Regulations 1995 of the United Kingdom (the "Regulations"): A copy of this Prospectus, which comprises a prospectus prepared in accordance with the Regulations, has been delivered to the Registrar of Companies in England and Wales in accordance with Regulation 4(2) of the Regulations. Notice of meetings and any other notices due from us to shareholders based in the United Kingdom will be mailed to those of our shareholders of which postal addresses are known to us and will also be posted on our website (http://www.stoltoffshore.com). Any shareholders or subscribers in

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any doubt about the contents of this document should consult a person authorized under the Financial Services and Markets Act 2002 who specializes in advising on the acquisition of shares and other securities. Copies of this Prospectus are available to the public in the United Kingdom, free of charge, from our London office on the address set out on the back of this Prospectus.

        For investors in Switzerland.    This Prospectus does not constitute a public offering prospectus as that term is understood pursuant to art. 652a or art. 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the Common Shares being offered pursuant to this Prospectus on the SWX Swiss Exchange or on any other regulated securities market, and consequently, the information presented in this Prospectus does not necessarily comply with the information standards set out in the relevant listing rules. The Common Shares being offered pursuant to this Prospectus have not been registered with the Swiss Federal Banking Commission as foreign investment funds, and the investor protection afforded to acquirers of investment fund certificates does not extend to acquirers of Common Shares. Investors are advised to contact their legal, financial or tax advisers to obtain an independent assessment of the financial and tax consequences of an investment in shares.

        For investors in Germany.    The Common Shares and ADSs are being offered only to Eligible Offerees in Germany. No public offering of Common Shares is being conducted in Germany. Any offer or sale of the Common Shares in Germany may only be made in compliance with the German Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz) of the Federal Republic of Germany. No sales prospectus (Verkaufsprospekt) under the German Securities Sales Prospectus Act has been, or will be, published with respect to the Common Shares.

        For investors in Sweden, Denmark and Luxembourg.    This Prospectus is communicated only to shareholders of Stolt Offshore S.A. listed in the transcript from the Norwegian Central Securities Depositary ("VPS") at 11:59 p.m. (Norwegian time) on January 20, 2004. The offering is not made to any other Swedish, Danish, Belgian or Luxembourg investors.

        This Prospectus is intended for use only in connection with offers and sales of Common Shares outside the United States. Offers and sales of Common Shares and ADSs in the United States are being made pursuant to a separate prospectus supplement and accompanying prospectus, a copy of which is attached as Appendix 3 to this Prospectus.

        Unless otherwise indicated, the source of information contained in this Prospectus is Stolt Offshore.

        This Prospectus is prepared in the English language only.

        All inquiries relating to this Prospectus or the matters addressed herein should be directed to Stolt Offshore. No persons other than those described in this Prospectus have been authorized to disclose or disseminate information about this Prospectus or about the matters addressed in this Prospectus. If given, such information may not be relied upon as having been authorized by Stolt Offshore.

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1.	Responsibility Statements		4
2.	Introduction		6
	2.1	General	6
	2.2	About this Prospectus	6
3.	Executive Summary		8
	3.1	The Company	8
	3.2	Background to the Offering	8
	3.3	The Offering	9
	3.4	Expected Timetable	11
	3.5	Risk Factors. Forward-Looking Statements	11
4.	Background to the Offering		13
5.	The Offering		15
	5.1	The Offering	15
	5.2	Entitlement to Subscribe	15
	5.3	Offer Period	15
	5.4	Offer Price	15
	5.5	Receiving Agents	16
	5.6	Subscription Procedures	16
	5.7	Partial Subscription	16
	5.8	Allocation Criteria	16
	5.9	Allocation Date	17
	5.10	Payment	17
	5.11	Delivery of the New Common Shares	18
	5.12	Listing and Trading	18
	5.13	Transferability of the New Common Shares	18
	5.14	Shareholders' Rights Relating to the New Common Shares	18
	5.15	Notice of Extension of the Offer Period	18
	5.16	Additional Information	18
6.	Historical Share Price and Trading Volume Information		20
7.	Use of Proceeds		22
8.	Shareholder Information Policy		23
9.	Taxation		24
	9.1	Luxembourg Taxation	24
	9.2	Norwegian Taxation of Norwegian Shareholders	24
10.	Costs and Expenses		26
Appendix 1: Annual Report for Fiscal Year 2003 on Form 20-F
Appendix 2: Financial Results for the First Quarter of Fiscal Year 2004
Appendix 3: Copy of Prospectus Supplement and Accompanying Prospectus filed With the U.S. Securities and Exchange Commission
Appendix 4: Common Share Subscription Form

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1.    Responsibility Statements

Statement of the Board of Directors of Stolt Offshore

        This Prospectus has been prepared in order to provide information in connection with the Offering of up to 29,900,000 new Common Shares to holders of Common Shares or American Depositary Shares (each representing one Common Share) in accordance with the terms of the Offering set forth herein.

        We confirm that, to the best of our knowledge, this Prospectus' content is in accordance with the facts and contains no omissions likely to affect its import.

        Any market evaluations and forward-looking statements in this Prospectus are to the best of our belief and reflect our current views and assumptions and should be considered in connection with the factors discussed under Item 3 "Key Information—Risk Factors" in Appendix 1 ("Annual Report for Fiscal Year 2003 on Form 20-F").

        Stolt Offshore is not involved in any legal proceedings or disputes material to the valuation of the Company other than as stated in this Prospectus.

May 11, 2004
The Board of Directors of Stolt Offshore S.A.

Jacob Stolt-Nielsen Chairman	Mark Woolveridge Deputy Chairman
James B. Hurlock Director	Haakon Lorentzen Director	J. Frithjof Skouverøe Director
Niels G. Stolt-Nielsen Director	Tom Ehret Director

Statement of the Receiving Agents

        ABG Sundal Collier Norge ASA and Pareto Securities ASA (the "Receiving Agents") act as receiving agents for the Offering, and will not in this respect be responsible to anyone other than Stolt Offshore. This Prospectus has been prepared by Stolt Offshore for the sole purpose of the Offering and neither ABG Sundal Collier Norge ASA nor Pareto Securities ASA nor any of its subsidiaries accepts any responsibility and/or liability whatsoever for its contents.

        As of May 11, 2004, ABG Sundal Collier Norge ASA held no shares in Stolt Offshore. At the same date, employees including companies controlled by employees of ABG Sundal Collier Norge ASA held no shares in Stolt Offshore.

        As of May 11, 2004, Pareto Securities ASA held 653 shares in Stolt Offshore. At the same date, employees including companies controlled by employees of Pareto Securities ASA held 16,000 shares in Stolt Offshore.

Oslo, May 11, 2004

ABG Sundal Collier Norge ASA	Pareto Securities ASA

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Statement of the Company's Norwegian Legal Counsel

        We have acted as Norwegian legal counsel to Stolt Offshore in connection with the financial restructuring of the Company, including the Offering, and the preparation of this Prospectus.

        We have reviewed the following sections of this Prospectus: Section 2 "Introduction", Section 3.3 "Executive Summary—The Offering", Section 4 "The Offering", Section 9.2 "Norwegian Taxation of Norwegian Shareholders". Based on the information we have received, it is our opinion that the descriptions pertaining to Norwegian legal and tax matters given in these sections fairly describe the relevant facts.

        We have not performed any due diligence or any form of investigation or verification of the information contained in this Prospectus and this statement is based solely on factual information received from Stolt Offshore. Our statement is limited to the above and is not related to the content of any other parts of this Prospectus or any statements being of a commercial, accounting or financial nature. Our statement is also limited to matters governed by Norwegian law.

        The listing on Oslo Børs of the Common Shares to be issued in connection with the Offering is subject to Oslo Børs receiving a legal opinion confirming that the resolution to increase the share capital has been duly adopted by the competent corporate bodies and that the new Common Shares have been duly authorized, and are validly and legally issued, and fully paid and non-assessable. Such a legal opinion will be provided to Oslo Børs by the Company's Luxembourg legal counsel, Linklaters Loesch, as soon as practicable after the necessary board resolution to approve the share capital increase has been adopted.

Oslo, May 11, 2004

Wikborg, Rein & Co.

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2.     Introduction

2.1   General

        This Prospectus has been prepared in connection with an offering (the "Offering") of up to 29,900,000 new Common Shares in Stolt Offshore S.A. ("Stolt Offshore", "we" or "us"), each with a par value of US$2.00. We are extending this Offering (i) to holders in certain jurisdictions ("Eligible Offerees") of our Common Shares and American Depositary Shares, each representing one Common Share ("ADSs"), evidenced by American Depositary Receipts ("ADRs"), registered as such at 11:59 p.m. (Norwegian time) on January 20, 2004 (the "Record Date"), whether or not such persons continue to hold Common Shares or ADSs, excluding Stolt-Nielsen S.A. ("SNSA") and investors in the private placement of Common Shares we completed on February 13, 2004 (the "Private Placement") and their affiliates, and (ii) to other persons in Norway, the United States and the United Kingdom.

        The Eligible Offerees who validly subscribe in the Offering will receive (i) one Common Share for each Common Share held on the Record Date and (ii) if and to the extent there are Common Shares that are not so purchased, additional Common Shares will be allocated on a pro rata basis on the basis of oversubscribed amounts by such Eligible Offerees. If and to the extent there are Common Shares remaining after these allocations to Eligible Offerees, the remaining Common Shares may be allocated to other purchasers on a pro rata basis. See Section 5.8 "Allocation Criteria"n.

        The offer period for the new Common Shares and ADSs offered by us commences on May 13, 2004 and lasts until 11:00 p.m. (Norwegian time) on May 25, 2004. The offer period may be extended one or more times at our discretion but in no event will expire later than 11:00 p.m. (Norwegian time) on June 1, 2004.

2.2   About this Prospectus

        The format of this Prospectus deviates from the format of most prospectuses filed with Oslo Børs. The reason for this is that the Offering also has been registered in the United States with the U.S. Securities and Exchange Commission. Such registration has been made using a "shelf" registration process, which allows us to merely file a "prospectus supplement" to the latest prospectus that we have filed with the U.S. Securities and Exchange Commission, a prospectus dated August 29, 2002, and to incorporate information by reference to other sources. The prospectus supplement contains specific information about the terms of the Offering and, together with its annexes, may add, update or change information contained in the prospectus filed with the U.S. Securities and Exchange Commission on August 29, 2002. We have structured this Prospectus to accommodate those investors who may be unfamiliar with the presentation of information and documents in a shelf registration. However, in the interest of time and in order to ensure that all investors receive the same information about the Company and the Offering, we have to the extent practicable relied on the documents filed with the U.S. Securities and Exchange Commission.

        This Prospectus comprises the following parts:

  (i)
  A separate front page and introductory section ("Important Information").

  (ii)
  Section 1 "Responsibility Statements", which includes such responsibility statements as are required by the Stock Exchange Regulations and as are customary in Offerings being made by companies having their shares listed on Oslo Børs.

  (iii)
  This Section 2.

  (iv)
  Section 3, which includes an executive summary of information about the Company, the background to the Offering, the Offering, expected timetable and risk factors.

  (v)
  Section 4, which includes information on the background to the Offering.

  (vi)
  Section 5, which includes more detailed information on the Offering, including terms and conditions, subscription procedures, allocation criteria and payment details.

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  (vii)
  Sections 6 through 10, which include, respectively, information on historical share prices, use of proceeds, our shareholder information policy, taxation of Norwegian shareholders, and costs and expenses in connection with the Offering.

  (viii)
  Appendix 1, which includes a copy of our annual report for the fiscal year ended November 30, 2003 on Form 20-F, which was filed with the U.S. Securities and Exchange Commission on May 11, 2004. The Form 20-F is a much more extensive document than the annual reports generally filed by Norwegian companies in accordance with Norwegian generally acceptable accounting principles. Together with its annexes, the Form 20-F contains most of the information required by Chapters 14 and 15 of the Norwegian Stock Exchange Regulations of 1994 (the "Stock Exchange Regulations"), such as information about the Company's history and development; business segments; customers and competition; organizational structure; significant assets and property; board of directors, senior management, employees; financial information; material loan agreements and credit facilities; legal proceedings; and share capital.

  (ix)
  Appendix 2, which includes a copy of our report for the quarter ended February 29, 2004 on Form 6-K, which was filed with the SEC on April 23, 2004.

  (x)
  Appendix 3, which includes, copies of a prospectus supplement and an accompanying prospectus, which were filed with the U.S. Securities and Exchange Commission on May 11, 2004 and August 29, 2002, respectively. The prospectus supplement and the accompanying prospectus have been prepared in connection with the offers and sales of the Common Shares and ADSs in the United States and is annexed for information purposes. However, investors outside the United States considering to subscribe for new Common Shares may rely only on this Prospectus and Appendices 1, 2 and 4.

  (xi)
  Appendix 4, which includes a subscription form to be used by investors subscribing for Common Shares.

        The documents included in Appendices 1 and 3 incorporate certain documents by reference. However, all information that we are required to include in this Prospectus pursuant to the Norwegian Stock Exchange Regulations has been included in the body of, respectively, this Prospectus and the appendices hereto. You may request a copy of the documents that have been incorporated by reference into the documents included in Appendix 1 and Appendix 3 by writing or telephoning us. Any requests should be directed to:

Julian Thomson
Stolt Offshore M.S. Ltd.
Dolphin House
Windmill Road
Sunbury-on-Thames
Middlesex TW16 7HT
England
Tel: (+44) 1932-773-720

        To the extent there is a conflict between the information contained in the body of this Prospectus and the appendices, you should rely on the information in the body of this Prospectus.

        This Prospectus is intended for use only in connection with offers and sales of Common Shares outside the United States. Offers and sales of the Common Shares and ADSs in the United States are being made pursuant to a separate prospectus supplement and accompanying prospectus, a copy of which is attached as Appendix 3 to this Prospectus.

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3.    Executive Summary

        This executive summary highlights selected information about us and this Offering contained elsewhere in this Prospectus. This summary is not complete and may not contain all the information that you should consider before investing in our Common Shares. You should read the entire Prospectus before making an investment decision.

3.1    The Company

3.1.1    Business Overview

        We are one of the largest offshore services contractors in the world. We design, procure, build, install and service a range of offshore surface and subsurface infrastructure for the global oil and gas industry. We specialize in creating and applying innovative and efficient solutions in response to the technical complexities faced by offshore oil and gas companies as they explore and develop production fields in increasingly deeper water and more demanding offshore environments.

        We are one of only a few companies that can offer a full range of offshore development and construction services on a global basis. We have operated in more than 70 countries worldwide and, as of November 30, 2003, were operating in 21 countries.

        Stolt Offshore is organized as a "Société Anonyme Holding" under the laws of the Grand Duchy of Luxembourg. Our principal executive offices are c/o Stolt Offshore M.S. Ltd., Dolphin House, Windmill Road, Sunbury-on-Thames, Middlesex TW16 7HT England, telephone number +44 (0)1932-773-700.

3.1.2    Our Mission and Strategy

        Our mission is to design, procure, fabricate, install and maintain complete subsea pipeline and riser systems for the global offshore oil and gas industry.

        Our strategy has three principal elements:

  •
  focus on our capabilities in the design, installation and maintenance of subsea construction and installation of umbilical, riser and flowline ("SURF") systems in deep water and harsh environments;

  •
  deliver conventional services comprised of engineering in shallow water environments where doing so is complementary to our deep water SURF business; and

  •
  selectively engage in underwater inspection, maintenance and repair services to maintain an ongoing market presence in key deep water areas and adjacent shallow water environments.

3.2    Background to the Offering

        This Offering is being conducted to ensure, as far as possible, equal treatment of our shareholders not invited to participate in the Private Placement and residing in the jurisdictions in which we are conducting this Offering. The price for the Common Shares issued in the Private Placement was below the then prevailing market price for our Common Shares. The new Common Shares to which this Prospectus relates are being offered at the same price as the shares in the Private Placement, giving the Eligible Offerees the opportunity to maintain their approximate relative ownership and economic interest in us. The Private Placement and this Offering are part of a larger program for financial recovery to improve our financial position and liquidity, to enhance the management of our business and to respond to the significant operational and financial problems we have experienced in recent periods.

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3.3    The Offering

        Below is set forth a summary of the Offering. However, information on subscription procedures is only provided with respect to Common Shares, not ADSs. Holders of ADSs should refer to the prospectus supplement contained in Appendix 3 to this Prospectus.

Issuer	Stolt Offshore S.A.
Common Shares Offered in This Offering	Up to 29,900,000 new Common Shares, including Common Shares represented by new ADSs.
Common Shares Issued After This Offering
191,389,487 Common Shares (based on the number of Common Shares issued as of the date of this Prospectus, including 879,121 Common Shares held as treasury shares), assuming that 29,900,000 Common Shares are sold in this Offering.
The Offering
We are extending this Offering (i) to Eligible Offerees of our Common Shares and ADSs, registered as such at 11:59 p.m. (Norwegian time) on the Record Date, whether or not such persons continue to hold Common Shares or ADSs, excluding SNSA and investors in the Private Placement and (ii) to other persons in Norway, the United States and the United Kingdom.
Eligible Offerees
Holders of Common Shares or ADSs as of record (registered in VPS for Common Shares) at 11:59 p.m. (Norwegian time) on January 20, 2004 (the "Record Date"), except for those Shareholders who participated in the Private Placement, SNSA and their respective affiliates are defined as "Eligible Offerees".

The Eligible Offerees who validly subscribe in the Offering will receive (i) one Common Share for each Common Share registered in the benefit of such holder at 11:59 p.m. (Norwegian time) on the Record Date and (ii) if and to the extent there are Common Shares that are not so purchased, additional Common Shares which will be allocated on a pro rata basis on the basis of oversubscribed amounts by such Eligible Offerees. If and to the extent there are Common Shares remaining after these purchases by Eligible Offerees, the remaining Common Shares may be allocated to other purchasers on a pro rata basis. See Section 5.8 "Allocation Criteria".
Record Date	January 20, 2004.
Subscription Entitlement	The entitlement of Eligible Offerees to subscribe in this Offering is non-transferable.

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Offer Price
US$2.20 per Common Share. Subscribers for Common Shares through the Norwegian Central Securities Depositary, Verdipapirsentralen ("VPS"), will be required to pay the offer price in Norwegian kroner. The determination of NOK equivalent of the offer price will be made by the Receiving Agents on the day before the day of allocation of the Common Shares, based on the NOK/US$ exchange rate on such date quoted by Norges Bank.
Offer Period
The offer period commences on May 13, 2004 and lasts until 11:00 p.m. (Norwegian time), on May 25, 2004. The offer period may be extended at our discretion but will in no event expire later than 11:00 p.m. (Norwegian time), on June 1, 2004.
Subscription Procedures
Subscriptions for new Common Shares must be made on the subscription form (the "Common Share Subscription Form") attached as Appendix 4 to this Prospectus. Accurately completed Common Share Subscription Forms must be received by the Receiving Agents by 11:00 p.m. (Norwegian time) on May 25, 2004. The Receiving Agents have discretion to refuse to accept any improperly completed, delivered or executed Common Share Subscription Form or any subscription which may be unlawful.
Payment for the New Common Shares
Each subscriber for new Common Shares must provide on the Common Share Subscription Form a one-time authorization to debit its Norwegian bank account for the amount (in Norwegian Kroner) payable for the new Common Shares. The amounts are expected to be debited on or about May 26, 2004.
Delivery of the New Common Shares	We expect the new Common Shares subscribed for in this Offering to be transferred to the accounts of the purchasers at VPS on or about June 1, 2004.
Listing and Trading of the New Common Shares
The new Common Shares will be listed in Norway on Oslo Børs. Barring unforeseen circumstances, we expect that the new Common Shares will be listed and that trading in such new Common Shares will commence on Oslo Børs on June 1, 2004. Our Common Shares are listed on Oslo Børs under the symbol "STO."
ISIN for the New Common Shares	LU0075646355.
Receiving Agents	ABG Sundal Collier Norge ASA and Pareto Securities ASA.

        More detailed information on the Offering and the allocation can be found in Section 4 "The Offering".

        This Prospectus is intended for use only in connection with offers and sales of Common Shares outside the United States. Offers and sales of the Common Shares and ADSs in the United States are being made pursuant to a separate prospectus supplement and accompanying prospectus, a copy of which is attached as Appendix 3 to this Prospectus.

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3.4    Expected Timetable

Commencement of offer period	May 13, 2004
End of offer period 11:00 p.m. (Norwegian time)	May 25, 2004
Allocation of new Common Shares	May 26, 2004
Debit bank accounts with Norwegian banks	May 26, 2004
New Common Shares issued on or about	May 28, 2004
New Common Shares delivered to the subscribers' VPS accounts on or about	June 1, 2004
Listing and first day of trading of new Common Shares on Oslo Børs on or about	June 1, 2004

        We may, in our sole discretion, extend the offer period one or more times and adjust the dates and times for allocation, notice of allocations and payment accordingly. However, in no event will the offer period expire later than 11:00 p.m. (Norwegian time) on June 1, 2004. If we should decide to adjust dates, periods or times, we will issue a stock exchange release with Oslo Børs and issue a press release or other public announcement before 10 a.m. (Norwegian time), on the next business day after the previously scheduled expiration date.

3.5    Risk Factors and Forward-Looking Statements

        Before you subscribe for shares in this Offering, you should carefully consider the risk factors set forth in Item 3. "Key Information—Risk Factors" in Appendix 1 ("Annual Report for Fiscal Year 2003 on Form 20-F"), as well as other information set forth in this Prospectus.

        Certain statements made in this Prospectus and the appendices hereto may include "forward-looking statements" relating to our expectations, beliefs, intentions or strategies regarding the future. These statements may be identified by the use of words like "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "project," "will," "should," "seek," and similar expressions.

        The forward-looking statements that we make reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors, including those discussed under Item 3. "Key Information—Risk Factors" and in Item 5. "Operating and Financial Review and Prospects," Item 6. "Directors, Senior Management and Employees," Item 7. "Major Shareholders and Related Party Transactions," Item 8. "Financial Information," Item 10. "Additional Information" and Item 11. "Quantitative and Qualitative Disclosures about Market Risk" contained in our Annual Report for Fiscal Year 2003 on Form 20-F attached as Appendix 1 to this Prospectus.

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        The following factors are among those that may cause actual and future results and trends to differ materially from our forward-looking statements:

  •
  the limited sources available to fund our ongoing operations, the level of our indebtedness, operating restrictions contained in our financing arrangements, our ability to comply with financial and other covenants in our financing agreements, our ability to refinance our indebtedness on acceptable terms as it comes due and the impact of floating interest rates on our debt service costs;

  •
  our ability to deliver fixed price projects in accordance with customer expectations and the parameters of our bids and avoid cost overruns;

  •
  our ability to collect receivables, negotiate variation orders and collect the related revenues;

  •
  capital expenditures by oil and gas companies;

  •
  oil and gas prices;

  •
  delays or cancellation of projects included in our backlog;

  •
  general economic conditions and competition in the industries and markets in which we operate;

  •
  prevailing prices for our products and services;

  •
  the loss of, or deterioration of our relationship with, any significant customers;

  •
  the outcome of legal proceedings or governmental inquiries;

  •
  uncertainties inherent in operating internationally, including economic, political and social instability, boycotts or embargoes, labor unrest, changes in foreign governmental regulations, corruption and currency fluctuations;

  •
  liability to third parties for the failure of our joint venture partners to fulfill their obligations;

  •
  changes in, or our failure to comply with, applicable laws and regulations;

  •
  cost and availability of raw materials;

  •
  operating hazards, including spills, environmental damage, personal or property damage and business interruptions caused by weather, mechanical failures or human error;

  •
  the impact of accounting for projects on a "percentage-of-completion" basis, which could reduce or eliminate reported profits;

  •
  adverse weather conditions;

  •
  our ability to keep pace with technological changes; and

  •
  other factors which are described from time to time in our public filings with the SEC.

        Many of these factors are beyond our ability to control or predict. Given these uncertainties, you should not place undue reliance on the forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required pursuant to the disclosure rules on the stock exchanges on which we are listed.

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4.     Background to the Offering

        This Offering is being conducted, to ensure, as far as possible, equal treatment of our shareholders not invited to participate in the Private Placement and residing in jurisdictions in which we are conducting this Offering. The price for the Common Shares issued in the Private Placement was below the then prevailing market price for our Common Shares. The new Common Shares to which this Prospectus relates are being offered at the same price as the shares in the Private Placement, giving the Eligible Offerees the opportunity to maintain their approximate relative ownership and economic interest in us. The Private Placement and this Offering are part of a larger program for financial recovery to improve our financial position and liquidity, to enhance the management of our business and to respond to the significant operational and financial problems we have experienced in recent periods.

        During fiscal year 2003, as part of our ongoing discussions with the lenders under certain of our existing credit facility agreements, we considered a number of alternatives for restructuring our debt obligations and reducing our overall debt levels.

        On January 15, 2004, our Board of Directors agreed upon an equity financing proposal with a group of investors, including certain existing shareholders, that consisted of the following elements:

  (i)
  the Private Placement, which was completed on February 13, 2004 and generated gross proceeds of US$100.1 million;

  (ii)
  the conversion by Stolt-Nielsen Transportation Group Limited ("SNTG"), a subsidiary of SNSA, of all 34,000,000 Class B Shares held by SNTG into 17,000,000 Common Shares (the "Share Conversion"), which was completed on February 13, 2004 and which brought SNSA's and its affiliates' economic and voting interests into alignment with those of all other shareholders;

  (iii)
  a US$100,000,000 secured bank guarantee facility (the "New Bonding Facility"), that was completed and became available to us, subject to certain conditions, on February 12, 2004;

  (iv)
  the conversion of US$50 million in subordinated debt owed by us to SNTG into 22,727,272 Common Shares which was completed on April 20, 2004 and which reduced the debt owed to SNTG by US$50 million as a result of the cancellation of such debt; and

  (v)
  in order to raise additional funds, and maintain equal treatment of shareholders, a subsequent issue of Common Shares to Eligible Offerees at a price of US$2.20 per share.

        Our Board of Directors called for an extraordinary general meeting to be held on February 11, 2004 to consider these and related proposals. At the extraordinary general meeting, the shareholders approved these proposals.

        On May 11, 2004, our Board of Directors, subject to an authorization from the extraordinary general meeting on February 11, 2004, authorized the issuance of up to 29,900,000 Common Shares in this Offering to Eligible Offerees and the allocation of any remaining unsubscribed share to other investors (which may include investors in the Private Placement) that, if fully subscribed, would raise additional gross proceeds of up to approximately US$65.8 million. The Board of Directors further granted powers to each of Mr Johan Rasmussen, Corporate Vice President and General Counsel, Mr Stuart Jackson, Chief Financial Officer, and Mr Tom Ehret, Chief Executive Officer, each of them acting individually, to act in the name and on behalf of the Company in relation with this Offering, including to determine the exact figures of the capital increase and of the new Common Shares to be issued, as well as the subscribers for the new Common Shares to be issued, and to approve oversubscriptions.

        As of the Record Date, the shareholders not invited to participate in the Private Placement held approximately 29,900,000 Common Shares. Of these Common Shares, approximately 86% where represented by ADSs.

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        The Private Placement and this Offering will be recorded in accordance with U.S. GAAP. Specifically, the premium of US$0.20 per share, after deductions of costs, will be credited to the paid-in surplus, and the expenses of the Private Placement and this Offering will be charged against the paid-in surplus.

        As of the date of this Prospectus, our issued share capital is US$322,978,974 represented by 161,489,487 Common Shares, par value US$2.00 per share, all of which have been fully paid. Upon completion of this Offering, assuming that 29,900,000 Common Shares are issued and sold, our issued share capital will be US$382,778,974 represented by 191,389,487 Common Shares, par value US$2.00 per share, all of which will have been fully paid.

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5.    The Offering

5.1    The Offering

        We are extending this Offering (i) to holders of Common Shares or ADSs registered as such (in VPS for Common Shares) on 11.59 p.m. on January 20, 2004 (the "Record Date"), except for those Shareholders who participated in the Private Placement, SNSA and their respective affiliates (the "Eligible Offerees"), and (ii) to other investors in in Norway, the United States and the United Kingdom.

5.2    Entitlement to Subscribe

        The Eligible Offerees will have priority in participating in this Offering as described in Section 5.8 "Allocation". Every one Common Share as of record at 11:59 p.m. (Norwegian time) on the Record Date will entitle the Eligible Offeree to subscribe for and receive one new Common Share at the offer price of US$2.20 per Common Share (payable in Norwegian kroner as described below in Section 5.10 "Payment".

        A Common Share Subscription Form has been delivered together with this Prospectus to each Eligible Offeree registered in the VPS on the Record Date. The Common Share Subscription Form will indicate the number of Common Shares that an Eligible Offeree held as of the close business on the Record Date and will provide an opportunity for the Eligible Offeree to "oversubscribe" (subscribe for additional Common Shares).

        The opportunity to participate in this Offering on a priority basis cannot be transferred.

        This Offering is open also to other investors in Norway, the United States and the United Kingdom. However, such other investors may only be allocated new Common Shares as set forth in Section 5.8 "Allocation Criteria". Any subscriptions placed by persons not being residents of Norway, the United States or the United Kingdom and not being an Eligible Offeree will be rejected without notice by the Receiving Agents.

5.3    Offer Period

        The offer period for this Offering will commence on May 13, 2004 and expire at 11:00 p.m. (Norwegian time) on May 25, 2004. The offer period may be extended one or more times at our discretion but will in no any event expire later than 11:00 p.m. (Norwegian time) on June 1, 2004.

5.4    Offer Price

        The offer price for the new Common Shares is US$2.20 per Common Share, representing an approximately 7% discount to the last reported sale price for our Common Shares on Oslo Børs on May 10, 2004.1 Subscribers for Common Shares through VPS will be required to make payment of the offer price in Norwegian kroner. The determination of NOK equivalent of the offer price will be made by the Receiving Agents on the day before the day of allocation of the Common Shares, based on the NOK/US$ exchange rate on such date quoted by Norges Bank (at approximately 2:30 p.m. Norwegian time on such date).

The closing market price for Common Shares on Oslo Børs on May 10, 2004 was NOK 16.30. The share price has been converted to US$ based on an exchange rare of US$/NOK 6.89.

        The subscribers for new Common Shares will not incur any costs related to the mere subscription for or allocation of the new Common Shares.

15

5.5    Receiving Agents

        ABG Sundal Collier Norge ASA and Pareto Securities ASA are acting as the Receiving Agents to accept subscriptions for the new Common Shares offered hereby.

        Questions regarding subscriptions for Common Shares through VPS should be directed to the Receiving Agents.

5.6    Subscription Procedures

        Subscriptions for new Common Shares must be made on the Common Share Subscription Form attached as Appendix 4 hereto. Accurately completed Common Share Subscription Forms must be received by the Receiving Agents by 11:00 p.m. (Norwegian time) on May 25, 2004. Common Share Subscription Forms sent by regular mail on May 24, 2004 are likely to arrive after the deadline. Neither we nor the Receiving Agents may be held responsible for delays in the mail system or Common Share Subscription Forms forwarded by facsimile that are not received in time by the Receiving Agents. Properly completed and signed Common Share Subscription Forms may be faxed, mailed or delivered to one of the Receiving Agents:

ABG Sundal Collier Norge ASA	Pareto Securities ASA
Munkedamsveien 45	Dronning Maudsgt 5
PO Box 1444 Vika	PO Box 1411 Vika
NO-0115 Oslo	NO-0115 Oslo
Telephone: +47 2201 6000	Telephone: +47 2287 8700
Facsimile: +47 2201 6062	Facsimile: +47 2287 8710

        The Receiving Agents have discretion to refuse any improperly completed, delivered or executed Common Share Subscription Form or any subscription which may be unlawful.

        If you deliver a Common Share Subscription Form subscribing for new Common Shares, your subscription is irrevocable and may not be withdrawn, cancelled or modified.

5.7    Partial Subscription

        An Eligible Offeree wishing to subscribe for only a portion of the new Common Shares to which the Eligible Offeree is entitled must follow the instructions set forth in the Common Share Subscription Form.

5.8    Allocation Criteria

        New Common Shares (either in the form of Common Shares or ADSs) will be allocated based on the following criteria:

(i)
The Eligible Offerees who validly subscribe in the Offering will receive one Common Share or ADS, as the case may be, for each Common Share or ADS registered for their benefit at 11:59 p.m. (Norwegian time) on the Record Date.

(ii)
If and to the extent there are Common Shares or ADSs that are not so allocated, additional Common Shares or ADSs which will be allocated on a pro rata basis on the basis of oversubscribed amounts by such Eligible Offerees.

(iii)
If and to the extent the aggregate allocation according to (i) and (ii) does not exceed 24,000,000 new Common Shares (either in the form of Common Shares or ADSs), the remaining Common Shares up to and including 24,000,000 new Common Shares will be allocated to other subscribers (either in the form of Common Shares or ADSs).

16

(iv)
If and to the extent the aggregate allocation according to (i) and (ii) amounts to between 24,000,000 and 29,900,000 new Common Shares (either in the form of Common Shares or ADSs), our Board of Directors may in its discretion decide to allocate up to such number of new Common Shares (either in the form of Common Shares or ADSs) that together with allocations under (i) and (ii) does not exceed 29,900,000.

        Such other subscribers that may be allocated shares according to (iii) or (iv) may include investors that participated in the Private Placement. We will endeavour to allot such remaining Common Shares to non Eligible Offerees on a pro rata basis, rounded to nearest whole trading lot on Oslo Børs. However, we reserve the right on our sole discretion to deviate from such principle if and to the extent such allocation should conflict with our articles of association and/or any laws or regulations that we are subject to.

        No fractions of new Common Shares or new ADSs will be issued. To the extent that the allocation to any Eligible Offeree or other person described above does not result in a whole number of new Common Shares or new ADSs, the number of new Common Shares or new ADSs to be allocated to such person will be rounded down to the nearest whole number.

5.9    Allocation Date

        Allocation of new Common Shares is expected to take place on or about May 26, 2004. General information on allocation is expected to published on or about May 26, 2004 in the form of a stock exchange release on Oslo Børs' information system. All subscribers who are allotted new Common Shares will receive a letter from VPS stating the number of new Common Shares allotted to the subscriber and the corresponding amount to be paid. This letter is expected to be mailed on or about June 1, 2004.

5.10    Payment

        When subscribing for new Common Shares, each subscriber must provide on the Common Share Subscription Form a one-time authorization to debit a specified bank account with a Norwegian bank for the amount (in Norwegian kroner) payable for the new Common Shares allocated to such subscriber. The amount will be debited the day on which the allocation of new Common Shares takes place, which is expected to be on or about May 26, 2004. Subscribers not having a Norwegian bank account must ensure that payment for the new Common Shares with cleared funds allocated to such subscriber is made on or before 11 p.m. (Norwegian Time), on May 24, 2004 and should contact one of the Receiving Agents in this respect.

        If there are insufficient funds in a subscriber's bank account or it is impossible to debit a bank account for the amount the subscriber is obligated to pay or payment is not received by the Receiving Agents according to other instructions, the allocated shares will be withheld. Interest will accrue at a rate of 9.25% per annum on any late payments. The Receiving Agents reserve the right to make up to three debits in the period up to June 30, 2004 if there are insufficient funds on the account on the debiting date. If payment for the allocated shares is not received when due, the shares will not be delivered to the applicant, and the Receiving Agents reserve the right, at the risk and cost of the subscriber, to cancel the subscription in respect of the shares for which payment has not been made, or to sell, re-allot or otherwise dispose of the shares on such terms and in such manner as we and the Receiving Agents may decide. The original subscriber remains liable for payment of the entire amount due, interest, costs, charges and expenses accrued, and the Receiving Agents may enforce payment for any such amount outstanding.

        In order to receive a prompt registration of the capital increase and delivery of the new Common Shares to the subscribers, the Receiving Agents have issued a payment guarantee for up to 15% of the Common Shares allotted to subscribers in the Offering (the "Payment Guarantee"). The Payment Guarantee provides for the Receiving Agents to make an advance payment of up to approximately US$10 million to cover an eventual shortfall of payments after the first debit of subscribers' accounts, which will be made on or about May 27, 2004. As soon as practicable after payment have been

17

received for all new Common Shares in accordance with the payment terms set out above and to the extent necessary from the Receiving Agents under the Payment Guarantee, the new Common Shares will be transferred to such subscribers' VPS accounts as soon as payment is received. In the event that the shortfall exceeds the Payment Guarantee, we reserve the right to postpone the registration and delivery of the new Common Shares until sufficient payments have been received.

5.11    Delivery of the New Common Shares

        All investors subscribing for new Common Shares must have a valid VPS account (established or maintained by an investment bank or Norwegian bank that is entitled to operate VPS accounts) to receive new Common Shares. We expect delivery of the Common Shares to take place on or about June 1, 2004.

5.12    Listing and Trading

        The new Common Shares will be listed on Oslo Børs. Barring unforeseen circumstances, we expect that the new Common Shares will be listed on Oslo Børs on June 1, 2004.

        We intend to list the new ADSs in the United States on the Nasdaq National Market. Barring unforeseen circumstances, we expect that the new ADSs will be listed and that trading in such ADSs will commence on the Nasdaq National Market on June 1, 2004.

5.13    Transferability of the New Common Shares

        No subscriber will be entitled to transfer the new Common Shares until these shares have been paid in full by such subscriber.

        As set out above, it is expected that it will be possible to trade the new Common Shares on Oslo Børs from and including June 1, 2004. However, any subscriber who wishes to sell or transfer new Common Shares before receiving delivery of the new Common Shares into the subscriber's VPS account runs the risk that payment does not take place in accordance with the procedures set out above under Section 5.10 ("Payment"), in which case the Common Shares sold or transferred by the subscriber cannot necessarily be delivered within the contracted time by the subscriber.

5.14    Shareholders' Rights Relating to the New Common Shares

        The investors purchasing new Common Shares in this Offering will have full shareholders' rights in respect of their new Common Shares once such Common Shares are credited to their VPS account. Each Common Share generally entitles the holder to cast one vote in our general meeting of shareholders. The new Common Shares will rank pari passu in all respects with our outstanding Common Shares. See Item 10 "Additional Information—Share Capital" in Annex 1 ("Annual Report for Fiscal Year 2003 on Form 20-F").

5.15    Notice of Extension of the Offer Period

        If we should decide to extend the offer period, we will issue a stock exchange release with Oslo Børs and issue a press release or other public announcement before 10 a.m. (Norwegian time) on May 26, 2004.

5.16    Additional Information

        All questions concerning the timeliness, validity, form and eligibility of any subscription for new Common Shares will be determined by us, whose determinations will be final and binding. We or the Receiving Agents in our discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we or the Receiving Agents may determine, or reject the purported subscription of any new Common Shares. Common Share Subscription Forms will not be deemed to have been received or accepted until all irregularities have been cured or waived within such time as we

18

or the Receiving Agents determine, in our discretion. Neither we nor the Receiving Agents will be under any duty to give notification of any defect or irregularity in connection with the submission of a Common Share Subscription Form or incur any liability for failure to give such notification. In addition, we are not liable for any action or failure to act by a financial intermediary through which you hold your Common Shares or by the Receiving Agents in connection with any subscriptions or purported subscriptions.

19

6.    Historical Share Price and Trading Volume Information

        Our Common Shares are listed in Norway on Oslo Børs under the symbol "STO" and trade in the form of ADSs in the United States on Nasdaq under the symbol "SOSA."

        The graphs below illustrate the share price development and the trading volumes of our Common Shares on Oslo Børs since our Common Shares were listed and up to and including May 10, 2004.

20

        The following table sets forth the high and low closing prices for our Common Shares reported on Oslo Børs and the last reported sale prices for our ADSs reported on Nasdaq during the indicated periods.

	Common Shares Oslo Børs		ADSs* Nasdaq
	High	Low	High	Low
	(NOK)		(US$)
Annual Highs and Lows
1999	117.00	48.00	14.94	6.13
2000	150.00	85.50	16.38	9.13
2001	141.00	57.00	15.88	6.15
2002	80.00	8.50	9.29	1.14
2003	20.30	7.85	2.75	1.11
Quarterly Highs and Lows
Fiscal Year 2002
First Quarter	80.00	54.50	9.29	6.25
Second Quarter	80.00	60.50	9.17	6.80
Third Quarter	64.00	39.50	7.90	4.76
Fourth Quarter	37.50	8.50	5.04	1.14
Fiscal Year 2003
First Quarter	12.20	7.91	1.88	1.12
Second Quarter	13.30	7.85	2.08	1.11
Third Quarter	20.00	8.70	2.66	1.32
Fourth Quarter	20.30	10.00	2.75	1.45
Fiscal Year 2004
First Quarter	25.50	14.50	3.70	2.23
Monthly Highs and Lows
Fiscal Year 2003
September	20.3	10.0	2.75	1.49
October	12.7	10.1	1.88	1.45
November	17.5	11.9	2.60	1.75
December	16.9	14.5	2.46	2.23
Fiscal Year 2004
January	21.8	16.2	3.20	2.45
February	25.5	17.0	3.70	2.50
March	25.00	19.50	3.66	2.90
April	20.20	17.50	3.06	2.56

*
Prior to March 7, 2001, our Common Shares did not trade in the form of ADSs on Nasdaq, but traded as Common Shares. All share prices have been adjusted to reflect the reclassification of Class A Shares to Common Shares on a one-for-one basis on March 7, 2001.

        The Nasdaq bid prices reported for these periods reflect inter-dealer prices, rounded to the nearest cent, and do not include retail mark-ups, markdowns or commissions, and may not represent actual transactions.

        On May 10, 2004, the closing price of our Common Shares on Oslo Børs was NOK 16.30 per share and the last reported sale price of our ADSs on Nasdaq was US$2.25 per ADS.

21

7.    Use of Proceeds

        We estimate that the net proceeds to us from this Offering will be approximately US$62 million, assuming that 29,900,000 Common Shares are sold, after payment of estimated costs and expenses of this Offering.

        We intend to use the net proceeds from this Offering as follows:

  (i)
  50% of the gross proceeds of this Offering will be used to prepay amounts under our US$440 Million Credit Facility in accordance with its terms; and

  (ii)
  the remainder will be used for general corporate purposes, which may include capital expenditures and scheduled debt repayments.

        In addition, we either have paid or are committed to repay the following amounts outstanding under the US$440 Million Credit Facility (which facility bears a variable interest rate of up to LIBOR + 3.25%):

  (i)
  We have paid US$30 million upon receipt of the proceeds of the Private Placement.

  (ii)
  We have paid US$15 million out of the proceeds to be received from any settlement of the dispute relating to a conventional project in the United States executed for Algonquin Gas Transmission Company, a subsidiary of Duke Energy Field Services, LLC.

  (iii)
  We are committed to pay US$20 million on or before December 1, 2004, provided that the budget approved by the lenders in respect of fiscal year 2005 indicates that there is sufficient financial capacity to make such payment.

        As of the date of this Prospectus (and after giving effect to the repayment of US$45 million as set out above), we had borrowed US$285 million under the US$440 Million Credit Facility, the maximum amount available.

        As of the date of this Prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this Offering. Accordingly, we will retain broad discretion over the use of these proceeds. Pending such uses, we may invest the net proceeds in investment grade, interest-bearing securities or deposit the net proceeds in bank accounts in the United States and Europe.

        Pursuant to the terms of the US$100,000,000 secured bank guarantee facility, dated February 12, 2004 (the "New Bonding Facility"), which provides us with the ability to offer bank guarantees and other forms of surety that are often required in order to bid on and win new business, we have granted security over two accounts of one of our subsidiaries under a cash management system. Pursuant to this cash management system, we must ensure that, in one bank account (called "Lock Box 1"), US$20 million has been deposited prior to the issue of any bank guarantee. Thereafter, any cash collateral provided as security for the issue of a bank guarantee, any net disposal proceeds (that is, the disposal proceeds relating to the sale or disposal of an asset owned by us or other ship-owning guarantor, net of reasonable fees and expenses, value-added tax, any other tax and any other creditor claim which has priority) and insurance proceeds (that is, the insurance proceeds relating to the total loss of a ship) shall be paid into this account. No withdrawals may be made from this account unless HSBC Bank plc, as agent under the New Bonding Facility, consents or, following the end of the availability of the New Bonding Facility, existing bank guarantees are reduced or cancelled. The other bank account (called "Lock Box 2") is to be used for depositing any excess cash we have over a basket of US$75 million. Transfers in and out of these accounts are strictly controlled and we must comply with certain monthly information reporting requirements in relation to both bank accounts.

22

8.    Shareholder Information Policy

        We endeavor to comply with the disclosure rules of the stock exchanges on which we are listed. Our news releases are first sent to the stock exchanges (Oslo Børs and the Nasdaq National Market), then normally posted on our public website and issued for distribution through the wire services. In addition, we have a mailing list to which the news releases are sent directly either by e-mail or fax.

        Our quarterly earnings release is typically followed on the same day by an analysts' telephone conference, at which shareholders, analysts and public callers can listen to senior management discussing our financial performance, and ask relevant questions. Shortly before the conference, we usually publish a set financial charts and tables on our website, which form the basis of the executives' presentation and make available a taped "post-view" recording of the conference through our website for several days afterwards.

        All interested parties can visit our website (http://www.stoltoffshore.com) at any time to obtain information about our assets, history, service capabilities, management profiles, regional offices, contact details, etc. The information on our website is not part of this Prospectus. They are also welcome to contact our Investor Relations Department by telephone or e-mail with specific questions.

        We are subject to the informational reporting requirements of the U.S. Exchange Act applicable to foreign private issuers, and we file reports and other information with the SEC in accordance with these requirements. You may read and copy these reports and other information at the public reference facilities maintained at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, the SEC maintains a homepage on the Internet (http://www.sec.gov) that contains certain reports and other information filed by us.

        In addition, we furnish to Citibank, N.A., as Depositary under our Amended and Restated Deposit Agreement, dated July 2, 2002, copies of all reports required to be filed by us with the SEC under the U.S. Exchange Act, including our annual reports. We are also required under the Amended and Restated Deposit Agreement to furnish the Depositary with copies of all notices of meetings of holders of Common Shares and other reports and communications that are generally made available to such holders. Under certain circumstances, the Depositary will arrange for the mailing, at our expense, of such notices, other reports and communications to all holders of ADSs.

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9.    Taxation

9.1    Luxembourg Taxation

        A summary of Luxembourg taxation of the Company and shareholders is set forth on pages 108 through 110 under "Taxation—Luxembourg Taxation" in Appendix 1.

9.2    Norwegian Taxation of Norwegian Shareholders

        This sub-section provides a brief description of the Norwegian taxation of Shareholders resident in Norway for tax purposes as of the date of this Prospectus. This description does not discuss all aspects that may be relevant to such Norwegian Shareholders. You are urged to consult a tax advisor to determine your particular tax consequences.

Norwegian Tax on Dividends

        Any dividend distributed from the Company to Norwegian Shareholders is taxable income for the Norwegian Shareholders. The current tax rate is 28%. The Norwegian imputation system does not apply to dividend from a foreign company. If a Norwegian company holds at least 10% of the share capital in a company, the Norwegian company can be entitled to tax credit for a proportional share of the tax paid by that company.

        There is as of the date of this Prospectus no withholding tax in Luxembourg on distribution of dividends from the Company. If such withholding tax should be introduced, Norwegian Shareholders can be entitled to tax credit for the withholding tax in Luxembourg.

        The Norwegian Government has recently proposed in a White Paper that dividends shall not be taxable for limited liability companies while the imputation system shall be abolished for individual shareholders. This is also proposed to include dividends received from companies in another EEA member state. As of the date of this Prospectus, is not clear whether these proposals will be approved by the Parliament.

Norwegian Tax on Gains on Disposal of Shares

        Capital gains derived from sale of shares are taxable as ordinary income, and losses are deductible. This applies irrespective of the length of time the shares are held. The current tax rate is 28%. The capital gain or loss on the sale of Common Shares is calculated as the difference between the consideration received and the cost price. Costs in connection with both the purchase and the sale of shares are deductible when calculating capital gain or loss.

        The adjustment of cost price regulations (RISK) does not apply to shares in foreign companies. A "first in-first out" principle (FIFO) will apply, implying that the shares that are acquired first are deemed to be sold first.

        In the above-mentioned White Paper, it has also been proposed by the Government that capital gains shall be exempted from taxation and losses shall not be deductible for limited liability and similar entities. This will also apply to shares in foreign companies. The proposal will not apply to individual shareholders' capital gains. As of the date of this Prospectus, it is not clear whether these proposals will be approved by the Parliament.

Norwegian Net Wealth Tax

        Shareholders resident in Norway for tax purposes, with the exception of joint-stock-companies and similar entities, will be subject to net wealth tax on their shareholdings in Stolt Offshore. Listed shares in foreign companies are valued at 100% of the stock exchange price at January 1 in the assessment year. The marginal net wealth tax is presently 1.1%.

        The above-mentioned White Paper also included a proposal to reduce the net wealth taxation. As of the date of this Prospectus, it is not clear whether this proposals will be approved by the Parliament.

24

Duties on the Transfer of Shares

        No duties are currently imposed in Norway on the transfer of shares, neither on acquisition nor disposal.

25

10.    Costs and Expenses

        Costs and expenses in connection with this Offering, including the preparation of this Prospectus, will be paid by us, and are estimated to be as follows:

Name	Type of work	Amount(1)
ABG Sundal Collier Norge ASA, Oslo, Norway	Receiving Agent	US$1,900,000(2)
Pareto Securities ASA, Oslo, Norway	Receiving Agent	US$730,000
Citibank N.A.	ADS Subscription Agent and Depositary	US$330,000
Morrow & Co., Inc.	Information Agent	US$8,000
Wikborg, Rein & Co.	Norwegian legal advisor for Stolt Offshore	US$75,000
Linklaters Loesch, Luxembourg	Luxembourg legal advisor for Stolt Offshore	US$20,000
White & Case LLP	U.S. legal advisor for Stolt Offshore	US$275,000
Thommessen, Krefting Greve Lund, Oslo, Norway	Norwegian legal advisor to the Receiving Agents	US$20,000
Hogan & Hartson, London and New York	U.K. and U.S. legal advisor to the Receiving Agents	US$25,000
Total		US$3,383,000

(1)
Amounts in Norwegian Kroner (NOK), Euros (EUR) and British Pound Sterling (GBP) have been converted into U.S. dollars at a rate of NOK 6.89, EUR 1.19 and GBP 1.78 to US$1.00, each representing the noon buying rate for such currency in the City of New York for cable transfers as certified for customs purposes on May 11, 2004.

(2)
In addition, the engagement letter with ABG Sundal Collier Norge ASA states that we may, at our sole discretion, pay an additional fee of up to 0.50% of the gross proceeds from this Offering.

        The Receiving Agents' fees are based on a percentage of the total proceeds from this Offering. The fees of the legal advisors will be based mainly on hourly rates, and the amounts above represent current estimates. The fees of the Information Agent and ADS Subscription Agent are contractually fixed, regardless of the outcome of this Offering.

        In addition, we will cover expenses for printing and distribution of this Prospectus, any fees to Oslo Børs and Nasdaq and other related fees and expenses connected with this Offering, which are estimated to be US$150,000 in the aggregate. All amounts will be paid in cash from the proceeds received from this Offering.

26

Appendix 1: Annual Report for Fiscal Year 2003 on Form 20-F

As filed with the Securities and Exchange Commission on May 11, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 20-F

(mark one)
☐ REGISTRATION STATEMENT PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934
OR
☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended November 30, 2003
OR
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission File Number 00-21742

STOLT OFFSHORE S.A.
(Exact name of Registrant as specified in its charter)

LUXEMBOURG
(Jurisdiction of incorporation or organization)

c/o STOLT OFFSHORE M.S. LTD
Dolphin House, Windmill Road, Sunbury-on-Thames
Middlesex TW16 7HT England
(Address of principal executive offices)

Securities registered or to be registered pursuant to Section 12(b) of the Act:
None

Securities registered or to be registered pursuant to Section 12(g) of the Act:
Common Shares, $2.00 par value

Securities for which there is a reporting obligation pursuant to Section 15(d) of the Act:
None

        Indicate the number of outstanding shares of each of the issuer's classes of capital or Common Stock as of the close of the period covered by the annual report:

Common Shares, $2.00 par value	76,262,215
Class B Shares, $2.00 par value	34,000,000

        Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes  ☒    No  ☐

        Indicate by check mark which financial statement item the registrant has elected to follow.

Item 17  ☐    Item 18  ☒

	Compensation of Directors and Officers	91
	Board Practices	92
	Incentive Plans	93
	Share Ownership	96
	Employees	99
Item 7.	Major Shareholders and Related Party Transactions.	99
	Major Shareholders	99
	Relationship with SNSA	100
	Other Related Party Transactions	104
Item 8.	Financial Information.	106
	Consolidated Financial Statements	106
	Legal Proceedings	106
	Dividend Policy	106
	Significant Changes	106
Item 9.	The Offer and Listing	107
	Trading Markets	107
Item 10.	Additional Information.	108
	Organization and Register	108
	Share Capital	108
	Articles of Incorporation	111
	Material Contracts	115
	Taxation	121
	Documents on Display	126
Item 11.	Quantitative and Qualitative Disclosures about Market Risk.	126
	Foreign-Exchange Risk Management	126
	Interest-Rate Risk Management	127
	Other Financial Instruments	127
Item 12.	Description of Securities Other than Equity Securities.	127
Item 13.	Defaults, Dividend Arrearages and Delinquencies.	128
Item 14.	Material Modifications to the Rights of Security Holders and Use of Proceeds.	128
Item 15.	Controls and Procedures	128
Item 16.	Reserved.	128
Item 16A.	Audit Committee Financial Expert	128
Item 16B.	Code of Ethics	129
Item 17.	Financial Statements.	129
Item 18.	Financial Statements.	129
Item 19.	Exhibits.	131

INTRODUCTION

        Stolt Offshore S.A. is a Luxembourg registered company. In this Report, the terms "we," "us," "our" and "Stolt Offshore" refer to Stolt Offshore S.A. and, unless the context otherwise requires, our consolidated subsidiaries. References to Stolt Offshore activities by years refer to fiscal years ended November 30. Our Common Shares are traded on the Nasdaq National Market ("Nasdaq") in the form of American Depositary Shares ("ADSs") (each ADS representing one Common Share) under the ticker symbol "SOSA" and are listed on Oslo Børs under the ticker symbol "STO."

        On March 7, 2001, we reclassified our non-voting Class A Shares as Common Shares on a one-for-one basis; on that date, trading in the Class A Shares on Nasdaq and Oslo Børs ceased. As a result, Common Shares are our only publicly traded security. Any reference in this Report to Class A Shares means Class A Shares up until March 7, 2001, and thereafter means Common Shares. The reclassification did not change the underlying economic interests of existing shareholders or the number of shares used to calculate earnings per share.

        On February 13, 2004, we converted all of our outstanding 34,000,000 Class B Shares, which were held by Stolt-Nielsen Transportation Group ("SNTG"), a Liberian registered company and a wholly owned subsidiary of Stolt-Nielsen S.A. ("SNSA"), on a two-for-one basis as provided for in our amended and restated Articles of Incorporation dated February 11, 2004 (the "Articles of Incorporation"). Each Class B Share represented one-half of the economic interest of one Common Share (with dividend and liquidation rights equivalent to one-half of a Common Share) and was convertible into Common Shares on a two-for-one basis at any time at the option of the holder. Our Articles of Incorporation were amended at our extraordinary general meeting of shareholders held on February 11, 2004 to remove the Class B Shares from our share capital.

        As of April 30, 2004, we had outstanding 160,610,366 Common Shares.

BASIS OF PRESENTATION

        The consolidated financial statements, including the notes thereto, included in this Report (the "Consolidated Financial Statements") have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). The Consolidated Financial Statements include the accounts of all majority owned companies over which we have operating control. Our consolidated financial statements are subject to the approval of our shareholders each year at the annual general meeting of shareholders.

        Unless otherwise specified or unless the context otherwise requires, references in this Report to "$" are to the U.S. dollar, references to "NOK" are to the Norwegian kroner, references to "GBP" are to the British pound sterling and references to "EUR" are to the lawful currency of the participating member states of the European Union.

        Except as otherwise stated, all monetary amounts in this Report are presented in U.S. dollars. Where specifically indicated, amounts in other currencies have been translated into U.S. dollars. These translations are provided for convenience only, and they are not representations that these other currencies could be converted into U.S. dollars at the rate indicated. These translations have been made using the noon buying rate in the City of New York for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York as of November 30, 2003, unless otherwise indicated. The noon buying rate for Norwegian kroner on November 28, 2003 was $1.00 = NOK 6.8240; the noon buying rate for Norwegian kroner on May 7, 2004 was $1.00 = NOK 6.8090. The noon buying rate for the British pound sterling on November 28, 2003 was $1.00 = GBP 1.7219; the noon buying rate for the British pound sterling on May 7, 2004 was $1.00 = GBP 1.7842. The noon buying rate for euro on November 28, 2003 was $1=EURO 0.8337; the noon buying rate for euro on May 7, 2004 was $1=Euro.8434.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

        Certain statements made in this Report and some of the documents incorporated by reference in this Report may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements relate to our expectations, beliefs, intentions or strategies regarding the future. These statements may be identified by the use of words like "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "project," "will," "should," "seek," and similar expressions. In this Report, they include statements contained under Item 3. "Key Information—Risk Factors," Item 4. "Information on the Company," Item 5. "Operating and Financial Review and Prospects," Item 6. "Directors, Senior Management and Employees," Item 7. "Major Shareholders and Related Party Transactions," Item 8. "Financial Information," Item 10. "Additional Information" and Item 11. "Quantitative and Qualitative Disclosures about Market Risk."

        The forward-looking statements that we make reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors, including those discussed in this Report under Item 3. "Key Information—Risk Factors," Item 5. "Operating and Financial Review and Prospects" and Item 11. "Quantitative and Qualitative Disclosures about Market Risk."

        The following factors, and others which are discussed in our public filings with the U.S. Securities and Exchange Commission (the "SEC") including this report on Form 20-F, are among those that may cause actual and future results and trends to differ materially from our forward-looking statements: (i) the limited sources available to fund our ongoing operations, the level of our indebtedness, operating restrictions contained in our financing arrangements, our ability to comply with financial and other covenants in our financing agreements, our ability to refinance our indebtedness on acceptable terms as it comes due and the impact of floating interest rates on our debt service costs; (ii) our ability to deliver fixed price projects in accordance with customer expectations and the parameters of our bids and avoid cost overruns; (iii) our ability to collect receivables, negotiate variation orders and collect the related revenues; (iv) capital expenditures by oil and gas companies; (v) oil and gas prices; (vi) delays or cancellation of projects included in our backlog; (vii) general economic conditions and competition in the industries and markets in which we operate; (viii) prevailing prices for our products and services; (ix) the loss of, or deterioration of our relationship with, any significant customers; (x) the outcome of legal proceedings or governmental inquiries; (xi) uncertainties inherent in operating internationally, including economic, political and social instability, boycotts or embargoes, labor unrest, changes in foreign governmental regulations, corruption and currency fluctuations; (xii) liability to third parties for the failure of our joint venture partners to fulfill their obligations; (xiii) changes in, or our failure to comply with, applicable laws and regulations; (xiv) cost and availability of raw materials; (xv) operating hazards, including spills, environmental damage, personal or property damage and business interruptions caused by weather, mechanical failures or human error; (xvi) the impact of accounting for projects on a "percentage-of-completion" basis, which could reduce or eliminate reported profits; (xvii) adverse weather conditions; (xviii) our ability to keep pace with technological changes; and (xix) other factors which are described from time to time in our public filings with the SEC.

        Many of these factors are beyond our ability to control or predict. Given these uncertainties, you should not place undue reliance on the forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        Neither our independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

PART I

Item 1. Identity of Directors, Senior Management and Advisers.

        Not applicable.

Item 2. Offer Statistics and Expected Timetable.

        Not applicable.

Item 3. Key Information.

Selected Financial Data

        The selected consolidated financial data as of November 30, 2003 and 2002 and for each of the years in the three-year period ended November 30, 2003 set forth below has been derived from our audited Consolidated Financial Statements included in this Report. The selected consolidated financial data as of November 30, 2001, 2000 and 1999 and for each of the years in the two-year period ended November 30, 2000 set forth below have been derived from our audited consolidated financial statements for the respective periods, which are not included herein. Our consolidated financial statements for fiscal years 2003 and 2002 were audited by Deloitte & Touche LLP, Glasgow, United Kingdom and our consolidated financial statements for fiscal years 2001, 2000 and 1999 were audited by Arthur Andersen. For further information regarding Arthur Andersen, see "—Other Matters."

        The financial information presented below is only a summary and should be read together with our Consolidated Financial Statements included elsewhere in this Report.

	For the year ended November 30,
	2003	2002	2001	2000	1999
	(in $ millions, except per share data)(a)
Consolidated Statement of Operations
Net operating revenue	1,482.3	1,437.5	1,255.9	983.4	640.7
Operating Expenses(b)	(1,566.6)	(1,374.4)	(1,144.3)	(930.0)	(568.3)
Gross (loss) profit	(84.3)	63.1	111.6	53.4	72.4
Equity in net income of non-consolidated joint ventures	0.4	5.3	11.7	5.8	5.2
Selling, general and administrative expenses(b)	(102.5)	(89.6)	(81.3)	(60.9)	(51.8)
Impairment of tangible fixed assets(c)	(176.5)	(4.0)	—	—	—
Impairment of goodwill(d)	—	(106.4)	—	—	—
Impairment of intangible assets(d)	—	—	(7.9)	—	—
Restructuring charges(e)	(16.2)	—	—	(3.3)	(1.6)
(Loss) gains on sale of fixed assets	(0.3)	8.0	1.2	0.6	—
Other operating (loss) income, net	(1.1)	—	1.1	(0.4)	0.4
Net operating (loss) income	(380.5)	(123.6)	36.4	(4.9)	24.6
Interest expense	(27.9)	(18.8)	(29.3)	(32.2)	(17.7)
Interest income	3.1	0.6	2.4	2.2	1.0
Foreign currency exchange (losses) gains, net	(8.9)	0.2	(0.3)	(0.8)	(0.1)
Income tax benefit (provision)	0.7	(8.2)	(20.6)	3.8	8.5
Minority interests	(4.6)	(2.1)	(2.8)	(2.5)	—
Net (loss)	(418.1)	(151.9)	(14.2)	(34.4)	16.2
Earnings per Common Share
Net loss per Common Share and Common Share Equivalent(f)
Basic	(4.51)	(1.79)	(0.16)	(0.44)	0.27
Diluted	(4.51)	(1.79)	(0.16)	(0.44)	0.27
Weighted average number of Common Shares and Common Share Equivalents outstanding
Basic	92.6	85.0	87.2	78.8	59.1
Diluted	92.6	85.0	87.2	78.8	59.5

Statement of Cash Flows Data:
Net cash (used in) provided by operating activities	(27.5)	84.7	16.7	58.2	52.0
Net cash (used in) investing activities	(12.7)	(76.4)	(83.4)	(160.6)	(87.4)
Net cash provided by (used in) financing activities	109.4	(8.4)	72.5	103.8	34.7
Other Financial Data:
Depreciation and amortization	93.5	92.1	91.8	82.1	56.1
	For the year ended November 30,
	2003	2002	2001	2000	1999
	(in $ millions)
Consolidated Balance Sheet Data
Total current assets	633.8	590.4	573.0	394.5	252.2
Total current liabilities	793.6	555.8	494.8	381.8	220.3
Fixed assets, net	514.6	782.8	779.5	803.4	436.1
Assets held for sale	106.2	—	—	—	—
Total assets	1,242.7	1,458.6	1,560.3	1,402.8	843.4
Long-term debt and capital lease obligations(g)	385.0	335.0	358.7	292.5	200.7
Capital stock, including paid in surplus	623.8	637.2	672.1	671.7	330.9
Shareholders' equity	107.3	517.1	660.0	669.4	408.4

(a)
Totals may not add due to rounding

(b)
The data for selling, general and administrative expenses for fiscal years 2000 and 1999 have not been restated to reflect the revised basis of presentation adopted by management in fiscal year 2003. The data provided in selling, general and administrative expenses for these two years excludes tendering and product line expenses, which are reflected in operating expenses and still include health, safety, environmental management and quality assurance expenses. For these fiscal years, these expenses are reflected in operating expenses.

(c)
In fiscal year 2003, we recognized aggregate impairment charges of $176.5 million in respect of our tangible fixed assets. These included $42.0 million in respect of ships offered for sale but which did not meet the held for sale criteria (the Seaway Kestrel and the Seaway Explorer), $2.2 million in respect of ships held for sale (the Seaway Invincible, the Seaway Rover, and the Seaway Pioneer), $55.7 million for the LB200 pipelay barge, $42.7 million for the Radial Friction Welding program, $28.8 million for another ship (the Seaway Defender) and other offshore equipment, and $5.1 million for Lobito yard assets.

(d)
In fiscal year 2002, impairment charges totaling $106.4 million were recorded against goodwill, of which $103.0 million related to the entire remaining goodwill on the acquisition of Ceanic Corporation ("Ceanic"). The remainder of the impairment related to the write-off of goodwill arising on the acquisition of Danco A/S ("Danco"), which holds the equity investment in the NKT Flexible A/S ("NKT Flexibles") joint venture, and PT Komaritim, our Indonesian subsidiary. In fiscal year 2001, in light of the increased worldwide recognition of the Stolt Offshore name, we determined that the value of our former trade name, Comex, had been impaired and recorded a charge to write down the value of the trade name.

(e)
In fiscal year 2003, restructuring charges of $16.2 million were incurred in connection with our plan for financial recovery, of which $13.2 million were personnel and redundancy costs related to severance payments, vacation paid in lieu, and outplacement fees and $2.7 million related to real estate costs including accrued rental of office space vacated by Paragon Litwin and a write off of unamortized leasehold improvement costs.

(f)
All share data and per share data have been restated to reflect the reclassification of our Class A Shares as Common Shares on a one-for-one basis on March 7, 2001.

(g)
In fiscal year 2003, includes $6.0 million of capital lease obligations. In fiscal year 1999, includes $100 million of long-term debt due to SNTG.

Dividends

        For a discussion of our dividend policy, see Item 8. "Financial Information—Other Information—Dividend Policies."

Risk Factors

        You should carefully consider the following factors and the other information contained in this Report, including the information incorporated by reference into this Report. The following is a summary of the risks that may affect some or all of our activities and which may make an investment in our securities one of high risk. This list is not exhaustive. If any of the events described below occurs, our business, financial condition or results of operations could be materially adversely affected.

Financial Risks

  We have limited sources available to fund ongoing operations.

        We raised approximately $100 million through a private placement of 45,500,000 of our Common Shares to certain investors, which was completed on February 13, 2004 (the "Private Placement"). We used $30 million to pay down indebtedness under our existing credit facility agreements, which consist of a $440 million secured multi-currency revolving credit facility, a $55 million credit facility and $45 million guarantee facility, a $44 million secured guarantee facility and a $28 million secured reimbursement agreement (our "Existing Credit Facility Agreements"). For further information regarding our Existing Credit Facility Agreements, see Item 5. "Operating and Financial Review and Prospects—Liquidity and Capital Resources" and Item 10. "Additional Information—Material Contracts." We have no other borrowing facilities under which we can borrow, and we have limited ability to pledge assets to secure new credit facilities. SNSA has indicated that it can no longer provide financial support to us beyond its existing guarantees of certain of our outstanding performance bonds, bid bonds, advance payment bonds, guarantees or standby letters of credit in respect to performance obligations (we refer to these as, "bank guarantees"). In addition, our new $100 million secured bank guarantee facility, dated February 12, 2004, (the "New Bonding Facility"), which provides us with $100 million of new bonding capacity, as a condition of its availability, requires us to maintain in a restricted account (which we refer to as Lock Box 1) cash amounts equal to 50% of all bank guarantees under the facility. We are also required to deposit all other cash in excess of $75 million into another restricted account (which we refer to as Lock Box 2). This is cash that secures our obligations under the bank guarantees and cannot be used in our operations without bank consent. See Item 10. "Additional Information—Material Contracts." Therefore, our only readily available funds for our ongoing operations are the available borrowings under our Existing Credit Facility Agreements, which are fully drawn and expected to remain fully drawn, our cash on hand and cash flows from operations going forward in excess of the amount that we are required to maintain in the restricted cash account. As of April 30, 2004, we had $63.0 million that was unrestricted cash on hand. Additionally, at such date $0.3 million was deposited in Lock Box 1 and $136.0 million was deposited in Lock Box 2. Although we believe that we will have sufficient sources of funds to finance our ongoing operations and pay our obligations as they come due through the end of fiscal year 2004, we need to arrange for additional sources of funding to finance our ongoing operations by refinancing our debt, selling assets or through sales of our equity. Our recent history of losses and current financial situation are likely to make it more challenging for us to obtain funding from external sources. For further information about our contractual obligations and other commercial commitments, see Item 5. "Operating and Financial Review and Prospects—Cash Requirements, Contractual Obligations and Commercial Commitments."

  If we cannot obtain additional new bonding facilities, our ability to win new business will be constrained.

        In the ordinary course of our business, our customers require that we provide bank guarantees in support of our obligations and the obligations of our subcontractors under our project agreements. Pursuant to such bank guarantees, if we or our subcontractors fail to perform our obligations under our project agreements, subject to the terms and conditions of those agreements, our customers can draw on the bank guarantees. If we cannot provide these bank guarantees, potential customers may be unwilling to do business with us with respect to the major projects that constitute a significant portion of our business.

        In fiscal year 2003, $102.7 million of bank guarantees were issued in support of our projects. Since the fourth quarter of fiscal year 2002, our financial difficulties have made it difficult for us to obtain additional bank guarantee capacity. In some cases, guarantee providers required that SNSA provide guarantees or collateral for our obligations under bank guarantees. SNSA has indicated to us that it is not willing to provide such support in the future. If we continue to have financial problems, it will be very difficult for us to obtain the bank guarantees we need to operate our business going forward.

        Our New Bonding Facility provides us with $100 million of new bonding capacity. We believe that this will be sufficient to provide the bank guarantees that we expect to need in fiscal year 2004, although we expect that we will need to secure additional bonding facilities for fiscal year 2005 and beyond. We have limited readily available sources of additional bonding capacity. If we need additional bonding capacity in fiscal year 2004 or beyond, we will have to negotiate for it on a case-by-case basis. Such additional bonding capacity may not be available at all or it may only be available if we provide cash collateral for all or a substantial portion of the amount of the bonds. Our New Bonding Facility restricts the amount of our assets that we would have available to pledge as collateral. Additionally, our recent history of losses and our financial condition will make it more challenging to arrange any additional bonding facilities and will likely result in less favorable terms than would be available to our competitors who have greater financial strength. If we cannot arrange additional bonding capacity beyond our New Bonding Facility, we may not be able to win the type of business that we are targeting.

  Our level of debt may constrain our operations.

        As of November 30, 2003, we had an aggregate of $437 million of debt outstanding. Following the Private Placement and the issuance of 22,727,272 new Common Shares to SNTG in consideration for the cancellation of debt owed by us to SNTG (which we refer to as the "Debt Conversion"), which was completed on April 20, 2004, as of April 30, 2004, we had approximately $330 million of debt outstanding. We remain highly leveraged, particularly in comparison with our principal competitors. Our debt levels may make it more challenging for us to obtain additional financing and arrange bank guarantee capacity in the future on terms that we believe are acceptable. Our high debt level could make it more difficult for us to refinance our outstanding debt and/or obtain funds for working capital, capital expenditures, bonding facilities, product and service development and general corporate purposes, to utilize cash flow from operations for purposes other than debt service, and to overcome seasonal or other cyclical variations in our business. Of our debt, $36.5 million is due in fiscal year 2004, $278.5 million in fiscal year 2005 and the remaining $15.0 million falls due in fiscal year 2006. As our existing indebtedness becomes due, we may be required to reduce or delay capital expenditures, sell assets or businesses at unanticipated times and/or on unfavorable prices or other terms, or to seek additional equity capital or to further restructure or refinance our debt. We may not be able to refinance our debt on terms acceptable to us, if at all. These measures may not be successful or they may be inadequate to meet our debt and other obligations.

        Additionally, the terms of our Existing Credit Facility Agreements, as amended by an intercreditor override and security trust deed, dated February 12, 2004, to which we and certain of our subsidiaries are parties (the "Intercreditor Deed"), and our New Bonding Facility contain certain requirements and restrictions related to our ongoing operations that limit our ability to operate our business. These provisions include:

  •
  covenants that require us to maintain specified levels of consolidated tangible net worth, to limit the ratio of consolidated debt to consolidated tangible net worth, and, for the fiscal quarter ending November 30, 2004 only, to limit the ratio of consolidated debt to earnings before interest, tax, depreciation and amortization ("EBITDA"), as defined in such agreements;

  •
  limitations on our ability to make capital and other expenditures and to acquire or dispose of businesses and assets;

  •
  a prohibition on making dividends or other distributions to our shareholders;

  •
  restrictions on our ability to incur other indebtedness to fund our operations;

  •
  restrictions on our ability to pledge assets to secure new bonding facilities or other indebtedness;

  •
  a requirement to maintain certain amounts in restricted cash accounts as security for these facilities; and

  •
  requirements that we raise net proceeds from asset sales of certain amounts and use a certain portion of these proceeds for the pre-payment of our obligations under the Existing Credit Facility Agreements. For further information regarding the Existing Credit Facility Agreements, see Item 5. "Operating and Financial Review and Prospects."

        If we fail to satisfy these requirements, we could be in breach of our Existing Credit Facility Agreements, as amended by the Intercreditor Deed and our New Bonding Facility, unless our creditors agree to waive such defaults or amend our obligations under our credit agreements. If we were to default under our New Bonding Facility or our Existing Credit Facility Agreements, our lenders could exercise their remedies under those agreements, which could have a material adverse effect on us. See "—We are at risk of failing to satisfy the financial covenants contained in our primary credit facilities" and "—Our restructuring efforts may not be successful" below.

  We are at risk of failing to satisfy the financial covenants contained in our primary credit facilities.

        Our principal credit facilities are our Existing Credit Facility Agreements, as amended by the Intercreditor Deed, and our New Bonding Facility. These facilities contain revised financial and other covenants, which we believe are based on reasonable assumptions that more appropriately reflect our business and our prospects going forward. Throughout fiscal year 2003, however, we experienced significant and unanticipated adverse developments on major projects. These adverse developments caused us to be unable to comply with the financial covenants that were then contained in our Existing Credit Facility Agreements. We continued to experience unexpected adverse developments on our Sanha Bomboco and Bonga projects in the first quarter of fiscal year 2004. This recent experience highlights the risk that our ability to maintain compliance with the financial and other covenants contained in our New Bonding Facility and our Existing Credit Facility Agreements, as revised by the Intercreditor Deed, is subject to adverse changes in our financial condition, results of operations and cash flows, including as a result of all the risk factors identified in this Report. Therefore, it is possible that we may require further amendments or waivers in the future, which may not be possible depending on our financial condition and the willingness of our banks to grant such waivers. See Item 5. "Operating and Financial Review and Prospects—Liquidity and Capital Resources" and Item 10. "Additional Information—Material Contracts" for a description of the material terms of our Existing Credit Facility Agreements, the Intercreditor Deed and our New Bonding Facility.

        If we cannot satisfy the requirements of, or obtain waivers from the requirements of, our Existing Credit Facility Agreements, as amended by the Intercreditor Deed, and our New Bonding Facility, we could be in default and our creditors could exercise their remedies under those agreements, including requiring immediate repayment of all amounts then outstanding under our Existing Credit Facility Agreements or terminating our ability to issue bonds and guarantees under our New Bonding Facility, or to take control of and sell all or a portion of the assets that serve as collateral for those facilities to the extent necessary to pay the amounts owed to the lenders. A significant amount of our assets, including our most important ships and the shares of our most significant subsidiaries, have been pledged as collateral for the borrowings under our Existing Credit Facility Agreements and our New Bonding Facility. We expect that we would not be able to repay our obligations under our Existing Credit Facility Agreements unless alternative sources of financing could be arranged. We also expect that we would not be able to pursue substantial amounts of our targeted business if we no longer had access to our New Bonding Facility. See Item 5. "Operating and Financial Review and Prospects—Liquidity and Capital Resources" and Item 10. "Additional Information—Material Contracts," for a description of the material terms of our Existing Credit Facility Agreements, the Intercreditor Deed and our New Bonding Facility, including the collateral arrangements.

  Certain actions or events undertaken by or affecting SNSA and SNTG can result in a default under certain of our facilities that are guaranteed by SNSA and SNTG.

        SNSA and SNTG jointly and severally have provided: (i) bank guarantees of $45 million issued under the guarantee portion of the $55/45 Million Credit/Guarantee Facility; (ii) bank guarantees of $23 million issued under the $44 Million Guarantee Facility; (iii) a bank guarantee of $28 Million in respect of the $28 Million Reimbursement Facility, and (iv) other bank guarantees totalling $4.8 million. Certain actions or events undertaken by or affecting SNSA or SNTG can result in a default under these facilities, including incurrence of liens (other than permitted liens), insolvency and failure to comply with final court orders. A default by SNSA or SNTG under one of their credit agreements, however, would not constitute a default under the foregoing facilities. Any actions or events undertaken by or affecting SNSA or SNTG are outside of our control. If, as a result of an action undertaken by or affecting SNSA or SNTG, a default should occur, these facilities may not be available to us. Additionally, if there is a default under any of these facilities, such default could result in defaults in our other Existing Credit Facility Agreements enabling the creditors to exercise their remedies, including acceleration of the debt. If such debt was accelerated, we would not be able to repay it unless we could arrange for alternative financing.

  If a customer draws on a bank guarantee issued in support of our project obligations, we would be required to reimburse the issuer of the bank guarantee.

        Our clients may require bank guarantees to be issued in their favor in respect of our project obligations, which is customary for engineering and construction companies. These bank guarantees are provided by banks and other financial institutions. Our clients could demand payment under a bank guarantee if we fail to perform our project obligations. If a bank guarantee were to be called, we would be required to reimburse the guarantee provider for the amount paid to the client. Our ability to arrange for the provision of bank guarantees is dependent on our ability to maintain a sufficiently sound financial condition to support these bonds and guarantees.

        As of April 30, 2004, guarantee providers had issued bank guarantees on our behalf in an aggregate amount of approximately $271.6 million. On February 12, 2004, we entered into the New Bonding Facility providing for the issuance of up to $100 million of bank guarantees. However, we anticipate that we will need to arrange for the provision of higher levels of bank guarantees to support our operations in the future. If we are unable to secure additional bonding facilities on terms satisfactory to us, we may not be able to secure future work.

  Our restructuring efforts may not be successful.

        Our new senior management team has reviewed our operations and projects and already taken a number of actions to improve our performance going forward, including:

  •
  adoption of new policies and procedures in connection with our tendering practices and contract terms;

  •
  significant management changes across the Company;

  •
  significant organizational and personnel changes in our Africa, the Mediterranean and the Caspian ("AFMED") region;

  •
  realignment of our operating structure from a product focus to a regional focus; and

  •
  divestiture of certain non-core assets.

        Our Existing Credit Facility Agreements and New Bonding Facility require that we raise aggregate net proceeds of at least $50 million by May 31, 2004 and $75 million by August 31, 2004 from our planned divestitures. Although we expect to be able to satisfy these requirements, we will depend on the proceeds of these asset sales not only to reduce our debt, but also to meet our liquidity needs (to the extent that our Existing Credit Facility Agreements permit us to retain such proceeds). We cannot assure you that we will be able to divest these businesses' assets on terms acceptable to us, or within time frames that are required by our lenders. If we are unable to complete these divestitures in accordance with our plans, we would be in breach of our Existing Credit Facility Agreements and/or New Bonding Facility and will likely be unable to reduce our debt significantly in the near term. Additionally, if we cannot implement our new strategy, or if our strategy proves to be unsuccessful, our financial condition, results of operations and cash flows would be adversely affected.

        Our latest forecasts for fiscal year 2004 indicate that there will be a narrow margin of compliance with the debt to EBITDA ratio covenant at the end of the fourth quarter of fiscal year 2004. Our ability to remain within our covenants at the second and third quarters of fiscal year 2004 is dependent on (i) our operating performance, (ii) the successful completion of the Subsequent Issue during the second quarter of fiscal year 2004, (iii) our ability to recover variation orders and claims from customers where additional contract costs are incurred and (iv) the success of our plans to divest certain assets and businesses.

  Recent net losses and liquidity problems have and may continue to have an adverse effect on our business.

        We have experienced significant net losses in recent years including $418.1 million in fiscal year 2003, $151.9 million in fiscal year 2002, $14.2 million in fiscal year 2001 and $34.4 million in fiscal year 2000. Additionally, we have experienced significant liquidity problems in fiscal year 2003. By the end of the third quarter of fiscal year 2003, we had fully borrowed all available funds under our Existing Credit Facility Agreements. SNSA had also informed us that, because of its own financial situation, it would not be in a position to provide additional financial support to us beyond the support that it had previously provided. Consequently, in the third quarter of fiscal year 2003, we explored ways to generate cash in addition to cash from our operations and sold certain foreign currency forward hedging contracts to raise gross proceeds of approximately $28.1 million. Since the third quarter of fiscal year 2003, local banks from whom we had borrowed an aggregate amount of $51.5 million to fund our operations in various jurisdictions on an uncommitted basis demanded repayment of our borrowings. As of April 30, 2004, we have approximately $6 million in local bank facilities still available.

        We cannot assure you that we will ever return to profitability. We believe that our recent history of losses and liquidity problems have created operating and financial difficulties that may have a continuing adverse effect on our business. These adverse effects may include:

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  the loss of new projects because our customers lack of confidence in our financial strength;

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  customers' requirements for more onerous terms for project contracts, including the need to post performance and other bonds to secure obligations in amounts exceeding historic requirements, and the withholding of payments due to us as a means of securing our project performance obligations;

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  our inability to source materials, goods and services from suppliers on satisfactory terms;

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  difficulties in retaining and attracting a skilled workforce;

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  significant distraction of senior management time and attention to resolving financial issues instead of managing ongoing operations; and

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  difficulties in arranging new and increased bonding facilities that are essential for the growth of our business.

  Our use of the "percentage-of-completion" method for accounting for projects could result in a reduction or elimination of previously reported profits.

        Substantially all of our projects are accounted for on the "percentage-of-completion" method, which is standard for our industry and in compliance with U.S. GAAP. Under the percentage-of-completion method, estimated contract revenues are accrued based on the ratio of costs incurred to date to the total estimated costs, taking into account the level of physical completion. Estimated contract losses are recognized in full when determined. Contract revenues and total cost estimates are reviewed and revised periodically as work progresses and as variation orders are approved, and adjustments based on the percentage of completion are reflected in contract revenues in the reporting period when these estimates are revised. To the extent that these adjustments result in a reduction or elimination of previously reported contract revenues, we would recognize a charge against current earnings that may be significant depending on the size of the project or the adjustment.

  If we are not able to make reasonably dependable estimates, we would not be able to use the "percentage-of-completion" method for accounting for long-term contracts.

        In fiscal year 2003, our inability to recover unanticipated costs on major projects resulted in an unanticipated adverse impact of $216.0 million on our net loss for the year in respect of significant revisions to estimates. In fiscal year 2002, the unanticipated negative impact was $58.8 million. Under U.S. GAAP, the "percentage-of-completion" method of accounting for long-term contracts can be used as long as we can make reasonably dependable estimates of progress toward completion of such contracts, of contract revenues and contract costs. If we were not able to make reasonably dependable estimates, we would be obliged to use the "zero-estimate-of-profit" method or the "completed contract" method. Under the "zero-estimate-of-profit" method, we would not recognize any profit before a contract is completed. Under the "completed contracts" method, all costs, revenues and profits are accumulated in balance sheet accounts until project completion. In order to centralize our expertise on making estimates of contract revenues and contract costs, we have established a separate estimating department in the AFMED region. If, despite these measures, we continue to experience adverse developments in the AFMED region, we may not be able to establish that we can develop reasonably dependable estimates of our progress toward completion of such contracts, contract revenues and contract costs. If we are unable to continue to use the "percentage-of-completion" method of accounting, our earnings may be materially adversely impacted, resulting in, among other things, a potential default under our Existing Credit Facility Agreements.

  Our ability to service indebtedness and fund our operations depends on cash flows from our subsidiaries.

        As a holding company, our principal assets consist of our direct or indirect shareholdings in our subsidiaries. Accordingly, our ability to make required payments of interest and principal on our indebtedness and funding of our operations are affected by the ability of our operating subsidiaries, the principal source of cash flow, to transfer available cash to us. The inter-company transfer of funds (by way of dividends, inter-company loans or otherwise) may be restricted or prohibited by legal requirements applicable to the respective subsidiaries and their directors, especially when our liquidity or financial position is uncertain. We will not have access to these funds until the capital of such subsidiaries has been increased.

  We are currently the subject of an informal SEC inquiry and could be adversely affected if the inquiry results in action by the SEC.

        We have been informed by the SEC that it is conducting an informal inquiry into our revenue recognition policies and practices with respect to claims and variation orders. The SEC has requested that we voluntarily produce information and documents in response to the inquiry, and we are cooperating fully with the SEC. If this inquiry becomes a formal investigation, we could be harmed by negative publicity, additional costs to respond to the investigation, the diversion of management time and other negative effects. In particular, the existence of such an inquiry or investigation could adversely impact our attempts to raise additional financing by making such financing unavailable to us on reasonable terms. Any adverse finding by the SEC could lead to monetary fines and other penalties and may require us to restate our financial results for prior periods.

Operational Risks

  Unexpected costs may adversely affect the amount we realize from fixed-price contracts.

        A significant proportion of our business is performed on a fixed-price or turnkey basis. In fiscal years 2003, 2002 and 2001, approximately 87%, 88% and 72%, respectively, of our revenue was derived from fixed-price contracts. Long-term fixed-priced contracts, most of which are awarded on a competitive bidding basis, are inherently risky because of the possibility that we might incur costs that we did not expect at the time of bidding, including the cost of satisfying post-completion warranty obligations. The net effect of significant revisions on major contracts was a net loss of $216.0 million in fiscal year 2003, net loss of $58.8 million in fiscal year 2002 and net income of $2.4 million in fiscal year 2001. The cost and gross profit realized on such contracts can vary from those expected because of changes beyond our control, including but not limited to:

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  unanticipated technical problems with the equipment we are supplying or developing which may require that we spend our own money to remedy the problem;

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  unanticipated changes in the costs of components, materials or labor;

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  unanticipated difficulties in obtaining required governmental permits or approvals;

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  project modifications and variation orders creating unanticipated costs;

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  delays caused by local weather and soil conditions;

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  suppliers' or subcontractors' failure to perform; and

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  logistics costs.

        These risks are exacerbated if the duration of the project is long-term, where it may be more likely that the circumstances upon which we originally bid and developed a price will change in a manner that increases our costs. Our long-term projects often subject us to penalties if we cannot complete portions of the projects in accordance with agreed-upon time limits.

  We have experienced difficulties resolving claims and variation orders, which have negatively impacted our cash flows and liquidity.

        Many of the delays and cost overruns with respect to our major projects, including those in the AFMED region discussed below, were the subject of claims and variation orders being negotiated with the customers. A "variation order" is a written change to the provisions of a project contract, which may be initiated by either us or our customer, and "claims" are amounts in excess of the agreed contract price (or amounts not included in the original contract price) that a contractor seeks to collect from customers or others for customer-caused delays, errors in specifications and designs, contract terminations, variation orders in dispute or unapproved as to both scope and price or other causes of unanticipated additional costs. Throughout fiscal year 2003, we had significant difficulty resolving these claims and variation orders and collecting amounts that we believed were owned to us. At the end of fiscal year 2003 and at the end of the third and second quarters of that year, we recorded $0 million, $89.7 million and $83.4 million, respectively, as receivables and other current assets representing claims and variation orders that were not yet formally agreed with the customer, but which we believed were probable of ultimate collection. These amounts did not include $71.3 million, $138.1 million and $65.9 million of additional claims, respectively, at such period ends, as to which we believed that there was significant doubt about our ability to reach agreement on such claims. The reduction in these amounts at the end of fiscal year 2003 reflects the fact that we were able to achieve agreement with customers on those balances that constituted most of the amount referred to at the end of the second and third quarters of fiscal year 2003. We have now finally settled all outstanding claims on our offshore gas gathering system project (the "OGGS project"), offshore Nigeria for Shell Petroleum

Development Company of Nigeria Limited, and a project offshore Egypt executed for the Burullus Gas Company (the "Burullus project"). We had unresolved variation order requests at November 30, 2003, amounting to approximately $71.3 million on three projects, a conventional project offshore Angola for ChevronTexaco (the "Sanha Bomboco project"), a subsea construction, umbilicals, risers and flowlines ("SURF") project in Nigeria jointly with a local partner for Shell Petroleum Development Company of Nigeria Limited (the "Yokri project") and a SURF project offshore Nigeria for Shell Nigeria (the "Bonga project"). In accordance with U.S. GAAP, we have not included this amount in revenues because our customers have not yet agreed to pay these amounts and, the recovery of this amount is not yet considered by us to be probable. If we continue to have difficulty resolving such claims and variation orders for other or future projects, there may be an ongoing material negative impact on our financial condition, cash flows and results of operations.

  We have experienced significant losses on several projects in the AFMED region, particularly in West Africa, which may continue to have an impact on our financial condition and results of operations.

        Execution of projects in our AFMED region has and may continue to put a strain on our financial condition and results of operations. The AFMED region accounted for 49.0% of our revenues in fiscal year 2002 and approximately 46.0% of our revenues in fiscal year 2003. We expect that the AFMED region will comprise an even larger portion of our future revenues. Therefore, problems in our AFMED region will have a significant negative impact on our financial condition and results of operations. Certain projects within the AFMED region have made losses due to, among other things, costs that exceeded our estimates during the tendering process, project execution problems that have caused cost overruns and requirements that we use local subcontractors who, in some cases, have not performed as we expected.

        In fiscal year 2003, our inability to recover unanticipated costs that were the subject of claims and variation orders with respect to the OGGS, Sanha Bomboco, Bonga and Burullus projects resulted in an adverse impact of $190.3 million on our net loss for the year. The financial impact of these issues contributed to our inability to maintain compliance with the financial covenants of our Existing Credit Facility Agreements throughout fiscal year 2003. If we cannot successfully integrate the former operations of ETPM S.A. ("ETPM"), our indirect wholly owned subsidiary, and improve our ability to recover our costs with respect to projects in the AFMED region, we will continue to suffer losses on such projects and these losses will continue to have a significant negative impact on our results of operations and cash flows in the future.

  Political or social instability in the developing countries in which we operate, particularly in the AFMED region, as well as in the SAM and AME regions, could increase our costs and reduce our future growth opportunities.

        A significant portion of our business involves projects in developing or less developed countries that are experiencing or may experience political or social instability. For fiscal year 2003, approximately 51.0% of our net sales came from projects located in Angola, Nigeria, Egypt, Brazil and Indonesia. Even though it is one of the world's largest oil exporters, Nigeria, for example, has had a history of political instability and disorganized society with an internal infrastructure that is neither fully functional nor well maintained and parts of Nigeria regularly experience localized civil unrest and violence. The risk of fraud and political corruption is also increased in such areas where financial controls are not well established and enforced. Unanticipated political events or social disturbances in developing or less developed countries, including labor unrest or terrorist activities, could cause cost overruns on projects for which we are not reimbursed or delays in execution of projects which lead to delayed revenues or potential contractual penalties. For example, in fiscal year 2003 our OGGS project in Nigeria suffered disruption due to a labor strike at a subcontractor's yard and the hijacking of a chartered survey ship. Additionally, to the extent a project is delayed or becomes more costly in a manner that we cannot recover, there would be a negative impact on our financial condition, results of operations and cash flows. This, in turn, could have a negative impact on our compliance with the financial covenants contained in our Existing Credit Facility Agreements or New Bonding Facility. Political or social instability could also inhibit offshore exploration or capital expenditures by our clients. Such instability could also result in fewer new project tenders meeting our criteria thereby reducing growth opportunities for our business.

  Our business is affected by expenditures by participants in the oil and gas industry.

        Demand for our services depends on expenditures by participants in the oil and gas industry and particularly on capital expenditure budgets of the companies engaged in the exploration, development and production of offshore oil and gas. In particular, the oil and gas industry has been consolidating. There are fewer and larger oil and gas companies that control expenditures for the types of services and products that we and our competitors provide. Consequently, these companies have significant market power to dictate the terms of commercial relationships with offshore service providers such as Stolt Offshore. Offshore oil and gas field capital expenditures are also influenced by many other factors beyond our control, including:

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  prices of oil and gas and anticipated growth in world oil and gas demand;

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  the discovery rate of new offshore oil and gas reserves;

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  the economic feasibility of developing particular offshore oil and gas fields;

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  the production from existing producing oil and gas fields;

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  political and economic conditions in areas where offshore oil and gas exploration and development may occur;

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  policies of governments regarding the exploration for, pricing and production and development of their oil and gas reserves; and

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  the ability of oil and gas companies to access or generate capital and the cost of such capital.

  There might be delays or cancellation of projects included in our backlog.

        The dollar amount of our backlog does not necessarily indicate future earnings related to the performance of that work. Backlog refers to expected future revenues under signed contracts which we have determined are likely to be performed. During the course of a project, the backlog is adjusted to take account of alterations to the scope of work under approved variation orders and contract extensions. Although the backlog represents only business that we consider to be firm, cancellations, delays or scope adjustments have occurred in the past and are likely to occur in the future. For example, one construction project was recently cancelled due to an exploration and appraisal well being found to be dry. In this case, the customer paid our costs as incurred and a cancellation fee was negotiated, but we lost our expected revenue stream. In another case, a construction project was delayed for 12 months as the customer was awaiting planning permission for a gas treatment plant. In this instance, the backlog relating to the project reflected the expected delay in revenue from fiscal year 2003 to fiscal year 2004 and was adjusted to include additional costs as negotiated with the customer. Due to factors outside our control, such as changes in project scope and schedule, we cannot predict with certainty when or if projects included in our backlog will be performed.

  We may be liable to third parties for the failure of our joint venture partners to fulfill their obligations.

        Under some of our project agreements, we may be liable on a joint and several basis to the customer for the performance of the entire contract and any non-performance by our subcontractors or partners in the project is our responsibility. If our project partner or subcontractor in such arrangement fails to fulfill its obligations, we could have to carry the resultant liability toward the customer and would have to rely on our ability to obtain reimbursement from our project partner or subcontractor, for our costs, over and above the reimbursement from the customer, in carrying out such liability. If our partner or subcontractor became insolvent or ceased operations, this might not be possible.

  Our international operations expose us to political and economic instability and other risks inherent in international business, any of which could affect our operating results.

        Our operations in South America, Asia Pacific and the Middle East ("AME") and the AFMED regions are mainly performed in emerging markets such as Angola, Nigeria, Brazil and Indonesia. In total, these regions accounted for 51%, 54% and 49% of our net operating revenue in fiscal years 2003, 2002 and 2001, respectively. Operations in these emerging markets present risks including:

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  economic instability, which could make it difficult for us to anticipate future business conditions in these markets;

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  political instability, which could discourage investment and complicate our dealings with governments;

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  boycotts and embargoes that may be imposed by the international community on countries in which we operate;

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  requirements imposed by local governments that we use local suppliers or subcontractors which may not be able to perform as required;

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  labor unrest, particularly in Nigeria and Angola where our large workforces are prone to strike action;

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  disruptions due to civil war, terrorist activities, election outcomes, shortage of commodities, power interruptions or inflation;

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  the imposition of unexpected taxes or other payments on our revenues in these markets; and

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  the introduction of exchange controls and other restrictions by foreign governments.

  Our results may fluctuate due to adverse weather conditions.

        Over the past three years, a substantial portion of our revenue has been generated from work performed in the North Sea and North America, accounting for approximately 39%, 36% and 48% of our revenues in fiscal years 2003, 2002 and 2001, respectively. Adverse weather conditions during the winter months in these regions usually result in low levels of activity. Additionally, during certain periods of the year, we may encounter adverse weather conditions such as hurricanes or tropical storms in the Gulf of Mexico. During periods of curtailed activity due to adverse weather conditions, we continue to incur operating expenses, but our revenues from operations are delayed or reduced. As a result, full-year results are not likely to be a direct multiple of any particular quarter or combination of quarters.

  We face competition that could have an adverse effect upon our operating results and financial condition.

        The offshore oil and gas services business is highly competitive, and offshore contractors compete intensely for available projects. Contracts for our services are generally awarded on a competitive bid basis, and although customers may consider, among other things, the availability and capability of equipment and the reputation and experience of the contractor, price is a primary factor in determining which contractor is awarded a contract. Several of our competitors and potential competitors are larger than we are and have greater financial and other resources than we have, which may make them better able to provide necessary financial support to secure new contracts (including through performance bonds or acceptance of deferred payments), or to withstand fluctuations in asset utilization. This becomes more apparent in times of financial difficulty such as those that we have been experiencing in recent periods. This intense competition could result in pricing pressures, lower sales and reduced margins which would have an adverse effect upon our operating results and financial condition.

  We depend on certain significant customers and long-term contracts and the loss of one or more significant customers or the failure to replace or enter into new long-term contracts could adversely affect our operating results.

        In fiscal year 2003, Shell Exploration and Production, through various subsidiaries ("Shell"), accounted for 23% of our net operating revenue, with Total S.A. ("Total") and ChevronTexaco Corporation ("Chevron Texaco") accounting for a further 12% and 10%, respectively, of our net operating revenue. In fiscal year 2002, Shell accounted for 20% of our net operating revenue, while BG Group and Total accounted for a further 10% and 9%, respectively. During fiscal years 2003 and 2002, our ten largest customers accounted for 76% and 69%, respectively, of our net operating revenue, and over that period six customers, Shell, Total, Statoil ASA ("Statoil"), Petróleo Brasileiro SA ("Petrobras"), BP ("BP") and Amerada Hess Corporation ("Amerada Hess") consistently numbered among our ten largest customers. Revenues from our largest customers are often related to specific long-term contracts that upon completion may not be replaced by contracts of equivalent size. In fiscal years 2003 and 2002, approximately 87% and 88%, respectively, of our revenue was derived from long-term contracts. Our inability to replace significant long-term projects on similar terms or the loss of any one or more of our significant customers or a substantial decrease in demand by our significant customers could result in a substantial loss of revenues which could have a material adverse effect on us.

  We could be adversely affected if we fail to keep pace with the technological changes, and changes in technology could result in write-downs of assets.

        Our customers are seeking to develop oil and gas fields in increasingly deeper waters. To meet our customers' needs, we must continuously develop new, and update existing, technology for the installation, repair and maintenance of offshore structures. In addition, rapid and frequent technology and market demand changes can often render existing technologies obsolete, requiring substantial new capital expenditures and/or write-downs of assets. Our failure to anticipate or to respond adequately and timely to changing technology, market demands and/or customer requirements could adversely affect our business and financial results.

  Our international operations expose us to the risk of fluctuations in currency exchange rates.

        The revenue and costs of operations and financial position of many of our non-U.S. subsidiaries are initially reported in the local currencies of countries in which those subsidiaries reside. That financial information is then translated into U.S. dollars at the applicable exchange rates for inclusion in our consolidated financial statements. For fiscal years 2003 and 2002, approximately 28% and 25%, respectively, of our consolidated net operating revenues were generated in local currencies and translated into U.S. dollars. In fiscal year 2003, approximately 16.5%, 9.0%, 1.1% and 1.1% of our revenue was generated in Norwegian kroner, British pounds, euros and Brazilian real, respectively. In fiscal year 2002, approximately 16.0%, 7.2%, 1.1% and 0.1% of our revenue was generated in British pounds, Norwegian kroner, Brazilian real and euros, respectively. The exchange rate between these currencies and the U.S. dollar can fluctuate substantially, which could have a significant translation effect on our reported consolidated results of operations and financial position.

        In addition, we are subject to currency risk exposure when our sales are denominated in currencies that are different from those in which our expenses are incurred. In this case, if the value of the currency in which sales are recorded weakens relative to the currency in which we incur expenses, then there is a negative impact on our profit margin.

  We are exposed to substantial hazards, risks and delays that are inherent in the offshore services business for which liabilities may potentially exceed our insurance coverage and contractual indemnity provisions.

        Our operations are subject to all the risks normally associated with offshore development and production and could result in damage to or loss of property, suspension of operations or injury or death to personnel or third parties. Our operations are conducted in hazardous environments where accidents involving catastrophic damage or loss of life could result, and litigation arising from such an event may result in our being named a defendant in lawsuits asserting large claims. We insure for liability arising from our operations, both onshore and offshore, including loss of or damage to third-party property, death or injury to employees or third parties, statutory workers compensation protection and pollution. Although there can be no assurance that the amount of insurance we carry is sufficient to protect us fully in all events, all such insurance is carried at levels of coverage and deductibles that we consider financially prudent. A successful liability claim for which we are underinsured or uninsured could have a material adverse effect on us.

        We generally seek to obtain indemnity agreements whenever possible from our customers requiring those customers to hold us harmless in the event of structural damage, loss of production or liability for pollution that originates below the water surface. Such contractual indemnification, however, does not generally cover liability resulting from the gross negligence or willful misconduct of, or violation of law by, our employees or subcontractors. Additionally, if we suffer a loss for which we are entitled to indemnity, we are dependent on our customer's ability to satisfy its indemnity obligation. If the customer cannot satisfy its obligation, we could suffer losses.

  SNSA exercises significant influence over matters requiring shareholder approval, which could prevent a change of control.

        After the completion of the Private Placement, the issuance of 17,000,000 new Common Shares upon conversion of all of our 34,000,000,000 outstanding Class B Shares (the "Share Conversion"), the sale of 2,000,000 Common Shares in February 2004 and the Debt Conversion, SNSA's direct and indirect ownership interest as of April 30, 2004 was 49.2% of our issued Common Shares and 49.4% of our outstanding Common Shares. As of April 30, 2004, based on publicly available information, the Stolt-Nielsen family, directly and indirectly through Fiducia Ltd., controlled 54.69% of the outstanding shares of SNSA entitled to vote generally on matters brought to a vote of shareholders of SNSA.

        SNSA is represented on our board of directors by Jacob Stolt-Nielsen, James B. Hurlock and Niels G. Stolt-Nielsen. Accordingly, SNSA currently exercises a significant influence over our operations and has voting power that can significantly influence the outcome of matters requiring shareholder approval, including: the composition of our board of directors which has the authority to direct our business and to appoint and remove our officers; approving or rejecting a merger, consolidation or other business combination; raising future capital; and amending our Articles of Incorporation which govern the rights attached to our Common Shares. The level of ownership of SNSA is further protected by provisions in our Articles of Incorporation that restrict the ownership of our Common Shares by other parties as discussed below. This may also make it difficult to take control of Stolt Offshore without the approval of SNSA. Additionally, the interests of SNSA may conflict with those of other shareholders.

        Assuming that the 29,900,000 Common Shares proposed to be sold in a proposed subsequent share issue (the "Subsequent Issue") are sold to investors other than SNSA, SNSA would still own approximately 41.5% of our issued Common Shares and 41.7% of our outstanding Common Shares and will continue to have a significant influence over the matters noted above.

  Our reputation and our ability to do business may be impaired by corrupt behavior by any of our employees or agents or those of our subsidiaries.

        While we and our subsidiaries are committed to conducting business in a legal and ethical manner, there is a risk that our employees or agents may take actions that violate either the U.S. Foreign Corrupt Practices Act or legislation promulgated pursuant to the 1997 OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or other applicable anti-corruption regulations. These actions could result in monetary penalties against us or our subsidiaries and could damage our reputation and, therefore, our ability to do business. In addition to the risks that arise in countries that have experienced governmental corruption, there is also a risk that we will not be able to ensure that our internal control policies and procedures will protect us from fraud or other criminal acts committed by our employees.

Risks Relating to the Common Shares

  A significant number of shares being placed in the market for sale could depress our share price.

        Future sales of our Common Shares, or the perception in the public markets that these sales may occur, could depress our share price.

        After completion of the Private Placement, the Share Conversion and the Debt Conversion, we have 161,489,487 Common Shares issued. After completion of the proposed Subsequent Issue, if the Subsequent Issue is completed in full, we will have 191,389,487 Common Shares issued. The board of directors is authorized to issue additional Common Shares, from time to time, up to the maximum number of Common Shares authorized by our Articles of Incorporation. Sales of substantial amounts of our Common Shares in the public market, or the perception in the public markets that these sales may occur, could depress the market price of our Common Shares. It could also impair our ability to raise additional capital through the sale of our equity securities at times and at prices that are advantageous to us.

        The 79,414,260 Common Shares which are owned by SNSA, as of April 30, 2004, will be eligible for sale in the market, subject to any legal restrictions imposed by applicable securities laws including the restrictions of Rule 144 and Regulation S under the Securities Act; and SNTG will remain an "affiliate" of us for the purposes of the Securities Act. The restrictions of Rule 144, however, will not apply to "offshore sales" (for the purposes of the Securities Act) on Oslo Børs or otherwise. Additionally, such Common Shares will be eligible for sale in the United States in accordance with the terms of a registration rights agreement we have entered into with SNTG. The public or private sales of substantial amounts of Common Shares by SNSA or its affiliates could adversely affect the market price of our Common Shares.

  The market price of our Common Shares and ADSs will likely be subject to substantial price fluctuations.

        The market price of our Common Shares and ADSs has experienced significant volatility in the past, and may continue to fluctuate widely, depending on many factors beyond our control, including:

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  market expectations of our performance;

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  investor perceptions of the success and impact of our restructuring efforts, the Private Placement, the Share Conversion and the Debt Conversion;

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  perceptions about the success of the proposed Subsequent Issue; and

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  the other factors listed above under "Risk Factors."

        These and other factors may materially and adversely affect the market price of our Common Shares and ADSs. In addition, if the market price of our Common Shares and ADSs fall below the offer price in the Subsequent Issue, it may materially and adversely affect the success of the proposed Subsequent Issue. See Item 9. "The Offer and Listing" for more information about historical and recent market prices for our Common Shares and ADSs.

  Our Articles of Incorporation impose restrictions on the ownership of our shares.

        Our Articles of Incorporation provide that in recognition of the fact that certain shareholdings may threaten us with "imminent and grave damage" (as defined in our Articles of Incorporation), which term includes adverse tax consequences, a hostile takeover attempt or adverse governmental sanctions, (i) no U.S. Person (as defined in our Articles of Incorporation) shall own, directly or indirectly, more than 9.9% of our outstanding shares, (ii) all shareholders of any single country may not own, directly or indirectly, more than 49.9% of our outstanding shares, and (iii) no person may own, directly or indirectly, more than 20.0% of our outstanding shares unless a majority of the board shall have authorized such shareholding in advance. The board of directors may take remedial action if it determines that we are threatened with "imminent and grave damage." We have been advised by our Luxembourg counsel, Elvinger, Hoss & Prussen, that there are no Luxembourg judicial interpretations of such phrase, but that situations involving hostile takeovers, adverse tax consequences to us or governmental sanctions are likely to be among the situations covered by that phrase. These defensive measures may have the effect of making more difficult a merger involving us, or a tender offer, open-market purchase program or other purchase of our shares, in circumstances that could give shareholders the opportunity to realize a premium over the then prevailing market price for their shares.

Other Matters

Lack of written consent of Arthur Andersen

        Our consolidated financial statements for the year ended November 30, 2001 included in our filings with the SEC were audited by Arthur Andersen, which issued an audit report dated January 30, 2002 on these consolidated financial statements.

        Arthur Andersen was terminated as our independent public accountant effective July 31, 2002. On August 20, 2002, the board of directors approved our audit committee's recommendation that Deloitte & Touche be appointed as our independent public accountant. Pursuant to Luxembourg law requiring that the decision to appoint new auditors be subject to the approval of our shareholders, the decision was approved by our shareholders on October 17, 2002 at an extraordinary general meeting of shareholders. Both the engagement partner and the manager for our audit are no longer with Arthur Andersen and Arthur Andersen has ceased practicing before the SEC. As a result, we have been unable to obtain after reasonable efforts written consent of Arthur Andersen to the inclusion of its audit report in this Report. Under these circumstances, Rule 437a under the Securities Act permits us to file this Form 20-F, which is incorporated by reference into our previously filed registration statements, without a written consent from Arthur Andersen.

        Because Arthur Andersen has not consented to the inclusion of its audit report, investors may be limited in their ability to assert claims against Arthur Andersen under Section 11(a) of the Securities Act, for any untrue statement of a material fact, or omission of a material fact required to be stated, in the financial statements audited by Arthur Andersen. Therefore, investors may be limited in their ability to recover under U.S. federal securities laws.

Lack of written consent of Barbier Frinault & Associés

        The financial statements for the year ended December 31, 2001 for Mar Profundo Girassol included in our public filings with the SEC were audited by Barbier Frinault & Associés ("BFA"), formerly a member of the Andersen Worldwide Organization and a foreign affiliate of Arthur Andersen, which issued an audit report dated April 2, 2002 on these financial statements.

        Arthur Andersen has ceased practicing before the SEC and as a result, we have been unable to obtain after reasonable efforts written consent of BFA to the inclusion of its audit report in this Report. Because BFA has not consented to the inclusion of its audit report, investors may be limited in their ability to assert claims against BFA under Section 11(a) of the Securities Act, for any untrue statement of a material fact, or omission of a material fact required to be stated, in the financial statements audited by BFA. Therefore, investors may be limited in their ability to recover under U.S. federal securities laws.

Item 4. Information on the Company.

Overview

        We are one of the largest offshore services contractors in the world in terms of revenue. We design, procure, build, install and service a range of offshore surface and subsurface infrastructure for the global oil and gas industry. We specialize in creating and applying innovative and efficient solutions in response to the technical complexities faced by offshore oil and gas companies as they explore and develop production fields in increasingly deeper water and more demanding offshore environments.

        We provide services and products that add value for our customers throughout the entire life cycle of offshore oil and gas field exploration, development and production. When a field is being developed, we apply our technical expertise and knowledge of regional conditions to offer conceptual and engineering designs for the field. We also procure or fabricate and install equipment used in field development. This equipment includes the above-water topsides and platforms used for processing recovered oil and gas, pipelines and electrical and hydraulic cables, known as umbilicals, that are used to control subsea wells. We install pipelines used to transport oil and gas underwater as well as to the production and processing facilities at the surface. These may be steel pipes, referred to as rigid pipes, or of a bonded structure, referred to as flexible pipes, depending on technical requirements, and may be narrow ("flowlines") or wide ("trunklines") depending on production volumes and pressure. During the time that a field is producing oil or gas, we inspect, maintain and repair the equipment. Once the field has been depleted and is to be abandoned, we provide field decommissioning services which include the removal of offshore structures and equipment.

        We are one of only a few companies that can offer a full range of offshore development and construction services on a global basis. Our operations are managed geographically through seven offices around the world. As of November 30, 2003, we employed approximately 1,650 engineering staff in project management and various engineering disciplines worldwide, including about 500 engineers assigned to projects and involved in conceptual, detailed and installation engineering. Approximately 630 of these engineers work with Paragon Litwin S.A., Paragon Engineering Services, Inc. and Paragon Italia S.r.l. (collectively, the "Paragon companies"), which we are seeking to divest. For further information, see "—Capital Expenditures and Divestitures." We intend to reintegrate our engineering capabilities into our regional business and will retain approximately 100 of the engineers from the Paragon companies whose expertise is most directly related to our ongoing operations.

        We operate a fleet of highly specialized ships, barges and unmanned underwater remotely operated vehicles ("ROVs"), deployed in the world's major offshore oil and gas exploration regions. Our key assets include:

  •
  8 construction support ships;

  •
  4 flowline lay ships;

  •
  4 survey/inspection, repair and maintenance ships;

  •
  8 anchored construction and maintenance ships;

  •
  1 heavy lift ship (operated by Seaway Heavy Lifting Limited ("SHL"));

  •
  6 pipelay barges;

  •
  4 tugs and other ships; and

  •
  31 ROVs (after giving effect to the sale of our ROV drill support business).

        We have operated in more than 70 countries worldwide and, as of November 30, 2003, were operating in 21 countries.

        Our revenues for fiscal year 2003 were $1.48 billion, and our backlog on November 30, 2003 was $0.89 billion, as compared to our backlog of $1.44 billion on November 30, 2002. Of the November 30, 2003 backlog amount, we expect that approximately $552 million will be recognized as revenue in fiscal year 2004 and approximately $334 million will be included in later years. Although our backlog represents business that we believe to be firm, these figures are subject to change due to factors outside our control. Starting in December 2003, we changed our definition of backlog to exclude future revenues from letters of intent and options and to include only signed agreements. See Item 3. "Key Information—Risk Factors—Operational Risks—There might be delays or cancellation of projects included in our backlog" and Item 5. "Operating and Financial Review and Prospectus—Overview—Outlook."

History and Development of Stolt Offshore

        Stolt Offshore S.A. is organized as a "Société Anonyme Holding" under the laws of the Grand Duchy of Luxembourg. Our registered office is located at 26, rue Louvigny, Luxembourg, and we are registered in the Companies' Registrar of Luxembourg under the number B43172. Our agent for U.S. federal securities law purposes is Stolt-Nielsen Inc., 8 Sound Shore Drive, P.O. Box 2300, Greenwich, Connecticut 06836. Our principal executive offices are c/o Stolt Offshore M.S. Ltd., Dolphin House, Windmill Road, Sunbury-on-Thames, Middlesex TW16 7HT England, telephone number (+44) (0)1932-773-700. Our website address is www.stoltoffshore.com. The information on our website is not part of this Report.

        A publicly traded company since May 1993, we were established through the merger of the businesses of two leading diving support services companies, Comex Services S.A. ("Comex") and Stolt-Nielsen Seaway A/S, which were acquired by SNSA in separate transactions in 1992. At the time of acquisition, Comex was a leading worldwide subsea services contractor that pioneered deepwater saturation diving and subsea construction using both manned and unmanned techniques. Stolt-Nielsen Seaway A/S operated principally in the North Sea and pioneered the development and use of specially designed and technologically sophisticated diving support ships and ROVs to support operations in harsh deepwater environments.

        In August 1998, we acquired the Houston-based Ceanic Corporation ("Ceanic"), a publicly traded subsea contractor, for approximately $219 million. Ceanic provided a range of subsea services and products to the offshore oil and gas industry in the Gulf of Mexico and inland underwater services to domestic and governmental customers. With this acquisition we acquired a substantial fleet of ships mostly designed for shallow water work, ROVs and other related technologies. Our acquisition of Ceanic was strategically important in that it provided significant operations in the Gulf of Mexico. These operations, combined with our deepwater technology and expertise, allow us to participate in the deepwater construction market in the Gulf of Mexico.

        In December 1998, we acquired the ROV business of Dolphin A/S for $16.9 million. This acquisition, which included 21 ROVs mostly on long-term contracts to Norwegian oil companies, strengthened our position in the ROV drill support market in Norway.

        On December 7, 1999, we completed a transaction to form a joint venture entity, NKT Flexibles I/S ("NKT Flexibles"), a manufacturer of flexible flowlines and risers for the offshore oil and gas industry. We own 49.0% of NKT Flexibles and the remaining 51.0% is owned by NKT Flexibles Holdings A/S. The total consideration for our share in the joint venture was $36 million, funded partly by cash and partly by the issuance of Class A Shares. The Class A Shares were subsequently reclassified as Common Shares at a guaranteed value. This investment secures our supply of flexible pipeline products.

        On December 16, 1999, we acquired the French offshore construction and engineering company ETPM, a wholly owned subsidiary of Groupe GTM S.A. ("Groupe GTM"). Groupe GTM was subsequently acquired by Groupe Vinci S.A. ("Vinci"). The total consideration for this acquisition, including debt assumed, was approximately $350 million, funded partly by cash and partly by the issuance of 6.1 million Common Shares at a guaranteed value of $18.50 per share. ETPM had a significant market position in West Africa (now a part of our AFMED region, described below), which is now one of the fastest growing markets for our services.

        On April 30, 2000, we changed our name from Stolt Comex Seaway S.A. to Stolt Offshore S.A.

        On July 18, 2001, we acquired the Paris-based engineering company Ingerop Litwin S.A. from Vinci. On September 4, 2001, we acquired a controlling interest in the Houston-based engineering company, Paragon Engineering Services, Inc. We agreed to pay a total of $16.7 million in cash for these two acquisitions, $4.3 million of which in relation to the Paragon acquisition was deferred until March 2005. The intent of these acquisitions at the time was to add conceptual design and detailed engineering skills as a stand-alone resource for the company. These functions will in the future be performed by engineering departments embedded within the individual regions, rather than being provided by separate subsidiary companies and will also be outsourced to third parties. As described in "—Capital Expenditures and Divestitures," these two companies have been identified for divestment.

        We commenced a restructuring of our business in the second quarter of fiscal year 2003, which continued into the third and fourth quarters. We realigned our operating structure from a product line focus to a regional focus with five regions: Africa, the Mediterranean and the Caspian Sea (AFMED); Northern Europe and Canada ("NEC"); North America and Mexico ("NAMEX"); South America ("SAM"); and Asia and the Middle East (AME). Each region is headed by a vice-president, who is responsible for managing all aspects of the projects within the region, from initial tender to completion, and, under our new management structure, is accountable for profits and losses for such projects.

        As a part of our new strategic focus, we have disposed of five ships (the American Eagle, the Annette, the Seaway Invincible, the Seaway Rover, and the Seaway Pioneer). In addition, on February 20, 2004, we and the Sonastolt joint venture sold to Oceaneering International Inc. our ROV drill support business, consisting of a fleet of 44 ROVs and certain ancillary equipment, together with related contracts and employees, for a sale price of approximately $48 million. We received approximately $28 million in cash after settling the interests of Sociedade Nacional de Combustiveis de Angola—Sonangol U.E.E. ("Sonangol"), our joint venture partner in Angola in the Sonastolt joint venture, and transaction costs.

        We are actively seeking to dispose of certain other businesses and assets that are not essential to our redefined core business. These include: (1) our survey business; (2) Serimer DASA, our pipe welding service business; (3) certain other ships considered surplus to our requirements; and (4) the Paragon companies. This is further described in "—Capital Expenditures and Divestitures" below. The disposal of these assets will allow us to lower our cost base and improve our liquidity while maintaining the construction assets and technical capabilities that are important to the implementation of our strategy.

Service Capabilities

        We classify our service capabilities into the following areas:

  •
  Subsea construction, umbilicals, risers and flowlines ("SURF"): This comprises engineering and construction work relating to oil and gas fields that are developed subsea (meaning the production wellhead is on the seabed), as opposed to surface installations (in which the production wellhead is above the surface on a platform). This includes tie-back projects, which involve pipelaying, installing electrical cables and hydraulic lines used to remotely control subsea equipment ("umbilicals") and burying small diameter rigid or flexible pipeline in the seabed by a high-powered water jet or mechanical cutter to protect and insulate them ("trenching") or burying rigid subsea pipelines towed by a high-powered support tug ("ploughing"), to connect a new subsea development to an existing production facility. The installation of small lengths of flowline or umbilical for connections to structures within offshore fields ("jumpers") and short pieces of flanged pipe as connectors between previously installed pipelines or structures ("spoolpieces"), as well as hyperbaric welding (which is carried out by divers in a dry atmosphere within a submersible habitat box), are also typical SURF activities. SURF also includes large multi-year projects encompassing all pipelay, riser (which is the vertical section of a pipeline which carries oil or gas from the seabed to a surface structure) and umbilical activities of a complete field development. This capability also includes ship charters and rental of equipment and construction support ROVs. For fiscal 2003, our SURF activities accounted for approximately 40% of our revenue.

  •
  Conventional ("Conventional"): This comprises engineering and construction activities relating to above-water platforms attached to the seabed and their associated pipelines. Conventional projects involve shallow water activities and proven technology, typically under long-term contracts. Conventional activities include design, construction and installation of fixed platforms, and also includes selected ship charters and equipment rental in relation to conventional activities. For fiscal 2003, our conventional activities accounted for approximately 35% of our revenue.

  •
  Inspection, maintenance and repair ("IMR"): This comprises, among other things, platform surveys, debris removal and pipeline inspections using ROVs. We conduct IMR activities both under long-term frame agreements with customers and in the spot market. This category also includes ship charters and equipment rental relating to IMR activities. For fiscal 2003, our IMR activities accounted for approximately 14% of our revenue.

  •
  Trunklines: This comprises offshore installation of large-diameter pipelines used to carry oil or gas over long distances. Trunkline projects typically are based on large contracts, utilizing our LB200 pipelay barge. In fiscal 2003, there were no trunkline activities.

  •
  Corporate: This comprises all activities that serve more than one region, including the Paragon companies, NKT Flexibles, SHL, Serimer DASA and assets that have global mobility including construction and flowline lay support ships, ROVs, trenchers, ploughs and other mobile assets that are not allocated to any one region. For fiscal 2003, our corporate activities accounted for approximately 11% of our revenue.

        We also provide field decommissioning services at the end of the working life of an offshore oilfield.

Mission and Strategy

        Our mission is to design, procure, fabricate, install and maintain complete subsea pipeline and riser systems for the global offshore oil and gas industry.

        Historically, we have provided a full range of engineering, subsea construction and IMR services in both deep and shallow water environments. In the second quarter of fiscal 2003, under the direction of our new senior management team, we initiated a comprehensive review of our strategy, capabilities and operations. As a result of this review, we have developed a new strategy emphasizing our deep water strengths. This strategy has three principal elements:

  (i)
  focus on our capabilities in the design, installation and maintenance of SURF systems in deep water and harsh environments;

  (ii)
  deliver Conventional services in shallow water environments where doing so is complementary to our deep water SURF business; and

  (iii)
  selectively engage in underwater IMR services to maintain an ongoing market presence in key deep water areas and adjacent shallow water environments.

        We believe that the deep water SURF market offers the prospect for long-term growth, as oil and gas exploration activities move to increasingly deeper water environments. This market is also technologically challenging, which poses significant challenges to any prospective competitor that does not already have such technological sophistication. We have adopted a strategy focusing on this market, because our principal operations have historically involved SURF activities in deep water and harsh environments, and our specialized ships, assets and technical capabilities provide us with a competitive advantage in tendering for deep water projects. We also are selectively focusing on Conventional and IMR activities to offer deep water customers a broad portfolio of services.

        We are well positioned to implement our strategy based on our capabilities and experiences. Our engineering resources include approximately 1,100 engineers (excluding those in the Paragon companies, which we intend to divest). Many of our engineers have significant experience providing complex conceptual and detailed designs on some of the most difficult offshore projects completed in recent years, such as the Girassol project offshore Angola which involved work at depths over 1,400 meters. Much of our SURF experience has been focused in the most active offshore markets, including West Africa and the North Sea and has enabled us to develop strong business relationships with numerous national oil companies. Our local fabrication yards in Warri, Nigeria and Lobito, Angola enable us to provide the local content necessary to compete in those markets.

        Additionally, we have changed our policies addressing how we tender for new projects, as described in detail under "—Marketing and Tendering." The impact of our new tendering policies has been a change in the way in which we evaluate new business opportunities. The information contained in tender review packages is uniform across our organization, allowing us to weigh the risks and benefits of tendering for various projects. A larger proportion of tenders is being reviewed centrally by corporate management and we place greater emphasis on our standard contractual terms and conditions. With these new policies in place, we expect to devote more management time to the tendering process and to be more selective with respect to the initiation of new projects.

Business Segments

        During 2003, we realigned the geographical segments we use to manage our business. We consolidated our United Kingdom, Norwegian and eastern Canadian operations into the Northern Europe and Canada (NEC) region and redefined our remaining geographic segments. This included the transfer of the Middle Eastern operations from the former SEAME region to the AME region, with the exception of the Caspian Sea, which is part of the AFMED region and Azerbaijan, which is part of the NEC region. Each region is headed by a vice-president who is responsible for managing all aspects of the projects within the region, from initial tender to completion, and, under our new management structure, is accountable for profits and losses for such projects.

        Our operations are managed through seven regional offices: Nanterre, France for the AFMED region; Aberdeen, United Kingdom (for the United Kingdom area) and Stavanger, Norway (for the Norwegian area) for the NEC region; Houston, Texas in the United States for the NAMEX region; Rio de Janeiro, Brazil for the SAM region; Jakarta, Indonesia for the AME region; and Sunbury, United Kingdom for Corporate activities. We assemble and construct offshore infrastructure equipment at our fabrication yards in Nigeria, Angola and the United States (New Orleans, Louisiana).

        We have business segments based on the geographic distribution of the activities as follows:

Segment	Geographic Coverage
Africa, the Mediterranean and the Caspian Sea Region (AFMED)	Includes all activities in Africa, the Mediterranean and the Caspian Sea, but excludes Azerbaijan
Northern Europe and Canada Region (NEC)	Includes all activities in Northern Europe, Eastern Canada, Greenland and Azerbaijan
North America and Mexico Region (NAMEX)	Includes all activities in the United States, Mexico, Central America and Western Canada
South America Region (SAM)	Includes all activities in South America and the islands of the southern Atlantic Ocean
Asia and Middle East Region (AME)	Includes all activities in the Asia Pacific, India, and the Middle East, but excludes the Caspian Sea
Corporate	Includes all activities that serve more than one region. These include:
•
Paragon Engineering Services, Inc., Paragon Litwin S.A. and Paragon Italia S.r.l. (a subsidiary of Paragon Litwin), which provide engineering services for the onshore and offshore oil and gas industry;
• NKT Flexibles, a joint venture that manufactures flexible pipeline and risers;
• SHL, a joint venture with a subsidiary of the Russian oil company Lukoil Kaliningradmorneft plc, which operates the heavy lift ship Stanislav Yudin;
• Serimer DASA, a contract surface welding services entity employed both onshore and offshore by pipelay contractors;
• Assets which have global mobility including construction and flowline lay support ships, ROVs, trenchers, ploughs and other mobile assets that are not allocated to any one region; and
• Management and corporate services provided for the benefit of the entire organization.

Africa, the Mediterranean and the Caspian Sea region (AFMED)

        The majority of our business in the AFMED region is in West Africa and involves SURF and Conventional projects, as well as a limited number of IMR projects. We operate two fabrication yards in the region, in Nigeria and Angola. In February 2004, a consortium composed of Stolt Offshore and Technip was awarded a SURF contract by BP Angola, involving depths up to 1,500 meters in the Greater Plutonio field, offshore Angola, which is expected to be constructed through approximately fiscal year 2007. Our share of this contract amounts to $550 million, representing the largest contract we have ever been awarded. Significant operations in fiscal year 2003 included SURF projects with Shell, Total and ChevronTexaco. In fiscal year 2003, we successfully completed the offshore installation phase on the Scarab and Saffron developments for the Burullus Gas Company in Egypt, and the OGGS project in Nigeria. Currently, we have offshore projects in Nigeria (including the Shell Bonga and Forcados Yokri projects) and in Angola (including the Sanha Bomboco project). In addition, in fiscal year 2003 we commenced the offshore installation phase on the Erha project (a SURF project offshore Nigeria for ExxonMobil Nigeria), and the pre-installation phase of the Benguela and Belize project for Daewoo Shipbuilding and Marine Engineering Company in Angola. We are also a member of a joint venture consortium, which was awarded a project for floating facilities that process, store and offload ("FPSO") on the Dalia field development in Angola by Total in fiscal year 2003.

Northern Europe and Canada region (NEC)

        The NEC region's business consists of SURF and trunkline projects for major oil companies as well as IMR services. The majority of the IMR projects are short-term in nature, but they sometimes are awarded over a longer term by means of a frame agreement. We completed two major SURF projects in fiscal year 2003, namely the Skirne Byggve project offshore Norway for Total and the Vigdis extension for Statoil. Included in our backlog for the NEC region are: (i) a long-term contract with Statoil for construction and maintenance work that will be performed through our joint venture with Subsea 7, a joint venture between Halliburton and DSND Subsea ASA; and (ii) a long-term IMR contract with BP, which is expected to be completed in 2005. In November 2003, the Langeled Consortium awarded us a trunkline contract (previously known as the Ormen Lange project) for the installation in 2005 of 540 kilometers of pipeline in the North Sea. The Consortium also awarded us a contract for a further 360 kilometers of trunkline, to be laid in 2006.

North America and Mexico region (NAMEX)

        The NAMEX region includes Conventional and SURF projects as well as day rate diving and IMR work. A significant number of contracts in this region involves short-term spot market diving and IMR activities. In fiscal year 2003, we completed a Conventional project offshore the United States for Algonquin Gas Transmission Company, a subsidiary of Duke Energy Field Services, LLC (the "Duke Hubline project"). Also in fiscal year 2003, we started work on the Angostura project, which is a conventional project for BHP Billiton in Trinidad and Tobago.

South America region (SAM)

        Most of our operations in the SAM region are located in Brazil, which currently operates primarily as a single customer market controlled by Petrobras, the Brazilian state oil company. Brazil has now opened offshore oil and gas fields to foreign operators, which are expected to finance the growth of Brazilian offshore oil production by means of production sharing contracts.

        The Brazilian market contains a number of large fields that are located in deep water and will require extensive use of diverless subsea construction techniques.

        We currently have a four-year contract, which commenced in August 2001 for the charter of the Seaway Condor by Petrobras, with an optional four-year extension at the customer's discretion. The ship was upgraded for that contract. We also have a four-year contract with Petrobras for the Seaway Harrier, which began in July 2001. The contracts are for flowline lay, diving support and ROV services.

Asia and Middle East region (AME)

        We are active in conventional and IMR work in the AME region. Most of our current projects are in Indonesia, where our operations are performed through our subsidiary, PT Komaritim. The AME region is characterized by long distances between areas of offshore oil operations and from other areas of the world that have offshore development activities. Such long distances may result in high mobilization costs.

Corporate

        The corporate segment includes activities that are categorized as "stand alone" businesses, since they are not assigned to a specific geographical segment but rather provide services to our entire company. These include the activities of our wholly owned subsidiaries Serimer DASA and the Paragon companies, as well as our interests in the SHL and NKT Flexibles joint ventures. We expect to complete the sales of Serimer DASA and the Paragon companies during 2004. The corporate segment also includes flowline lay ships, ROVs, trenchers, ploughs, and other mobile assets and equipment that are used globally and therefore are not allocated to any specific region, management and corporate services which benefit of the entire organization. Included in management and corporate services are: finance; legal; tax; treasury, strategic planning; human resources; information management; investor relations; technical development; marine operations; commercial advice and business development; health, safety and environmental management; and quality assurance and general management.

        The net operating revenue for each of our business segments for each of our last three fiscal years is set forth under Item 5. "Operating and Financial Review and Prospects."

Capital Expenditures and Divestitures

Capital Expenditures

        Our capital expenditures for property, plant and equipment were $21.9 million in fiscal year 2003, $54.6 million in fiscal year 2002 and $62.9 million in fiscal year 2001. The capital expenditures were financed by our operating cash flows and additional funds drawn on new and existing credit facilities.

        The table below sets forth information with respect to our principal capital expenditures for fixed assets in each of the last three fiscal years. The ongoing capital expenditures will be funded with cash from operations and additional funds drawn on new and existing credit facilities.

Description	2003	2002	2001
	(in $ millions)
Equipment and asset development	8.1	28.9	38.0
Capacity upgrades to ships and other equipment	12.3	24.1	21.2
Other	1.5	1.6	3.7

Total	21.9	54.6	62.9

        The four largest capital expenditure projects during fiscal 2003 are set out in the table below.

Asset	Description of Capital Expenditure project	(in $ millions)
Mobile assets	SCR pull-in system	3.7
Seaway Polaris	J-Lay tower upgrade (Bonga project)	5.1
Seaway Osprey	New knuckle jib crane	2.6
Computer software	Asset supply chain management software	1.8

Total		13.2

        We expect our capital expenditures in fiscal 2004 to amount to approximately $50.8 million, of which $16.0 million is committed as of March 31, 2004.

Divestitures

        As a part of our new strategic focus, we identified a number of assets and businesses that we no longer consider essential to be performed in-house in order to execute our core operations. Services such as surveying, surface welding and ROV drill support services are not central to our focus on the SURF market. When our customers in the future require such services, we will purchase them from third parties. Further, we have reorganized our engineering functions and integrated them into the regional structure. Consequently, we no longer require our engineering services to be provided by the Paragon companies, which have been offered for sale. In addition, we have designated a number of ships and other operating assets that we consider duplicative or that could be more cost-effectively procured through outsourcing.

Completed Disposals

        On February 20, 2004, we and the Sonastolt joint venture sold to Oceaneering International Inc. our ROV drill support business, consisting of a fleet of 44 of our ROVs and certain ancillary equipment, together with related contracts and employees, for a sale price of approximately $48 million. We received approximately $28 million in cash after settling the interest of Sonangol, our joint venture partner in Angola in the Sonastolt joint venture, and transaction costs.

        We have sold or agreed to sell the following ships:

  •
  American Eagle, a 43.5 meter construction support ship, which we acquired in 1998. The sale was completed November 3, 2003.

  •
  Annette, a 61 meter pipelay and marine construction barge, which we acquired in 1978. The sale was completed February 19, 2004.

  •
  Seaway Invincible, a 71 meter ROV support and subsea construction ship, which we acquired in 1998. The sale was completed March 19, 2004.

  •
  Seaway Rover, a 71 meter ROV support and subsea construction ship, which we acquired in 1998. The sale was completed March 19, 2004.

  •
  Seaway Pioneer, a 64 meter ROV and hardsuit diving support and subsea construction ship. The sale was completed April 16, 2004.

        The aggregate proceeds from these sales of ships are expected to be approximately $3.0 million.

        In addition, during fiscal year 2003, as part of our ongoing operations and normal replacement programs, we disposed of a number of smaller assets, including a number of ROVs in the AME region. The aggregate proceeds from these dispositions amounted to less than $2.0 million, with no single disposition accounting for proceeds in excess of $1.0 million.

Businesses and Assets Offered for Sale

        We have identified the following non-core assets and businesses for sale, as of November 30, 2003:

            (i)  Serimer DASA: This is a wholly owned specialized welding services and welding equipment manufacturing company with its head office near Paris, France and a sales office in Texas, United States. Serimer DASA provides automatic surface welding services primarily to offshore pipelaying contractors. We have reached an agreement in principle with a potential purchaser which provides for us to continue to utilize the services of Serimer DASA over the next three years. Subject to the completion of final documentation, we expect the disposal to take place before the end of the second quarter of fiscal year 2004. The related assets and liabilities are classified as held for sale in the Consolidated Financial Statements.

           (ii)  Paragon companies: These engineering businesses, which were acquired in 2001, are expected to be sold by the end of the third quarter of fiscal year 2004. Certain of the engineering services they have provided will be re-integrated into our business, and we expect to retain approximately 100 engineers from the Paragon companies. The related assets and liabilities are classified as held for sale in the Consolidated Financial Statements.

          (iii)  Survey Business: Our survey business consists of two owned ships (the Seaway Legend and the Seaway Elang Laut), one ship on charter (the Seaway Petrel), their marine equipment, spare parts and additional equipment, including five survey ROVs. We intend to sell this business by the end of the third quarter of fiscal year 2004. We intend to outsource our survey work to the buyer of this business. The related assets are classified as held for sale in the Consolidated Financial Statements.

          (iv)  Ships (excluding those in the survey business):

    •
    Seaway Kingfisher, a 90 meter dedicated inspection, maintenance and repair construction ship, which was acquired in fiscal year 1998 through a joint venture in which we own a 50.0% interest.

    •
    Seaway Kestrel, a 98 meter dynamically positioned reeled flex-lay, pipelay and diving support ship, which we acquired as part of the ETPM acquisition in fiscal year 1999.

    •
    Seaway Explorer, an 81 meter dynamically positioned subsea construction ship, which we acquired as part of the ETPM acquisition in fiscal year 1999.

          We do not expect to sell these ships during fiscal year 2004, because the market for dynamically positioned offshore support ships that are over ten years old is limited and our goal is to obtain an acceptable price for the ships. The Seaway Kingfisher has been chartered for 12 months, plus four six-month extensions, and with an option to purchase. In addition, we expect the Seaway Kestrel to be utilized in our operations during fiscal year 2004. The Seaway Explorer currently remains idle. In addition to these three ships, it is probable that the two ships associated with our survey business (the Seaway Legend and the Seaway Elang Laut) will be disposed of as separate assets.

           (v)  The National Hyperbaric Centre ("NHC") is situated close to Aberdeen Royal Infirmary and provides support services to the diving industry. The facility was constructed in 1987. The leasehold interest was acquired by us in fiscal year 1990.

Marketing and Tendering

        Marketing of our services is performed through our regional offices. Our marketing strategy is focused on ensuring that we are invited to bid on all projects that are consistent with our strategy, and where we have a competitive advantage on the basis of our ships, our fabrication capacity, our engineering excellence or our technological specialization.

        Most of our work is obtained through a competitive tendering process. When a target project is identified by our regional marketing staff, the decision to prepare and submit a competitive bid is taken by management in accordance with delegated authority limits. Cost estimates are prepared on the basis of a detailed standard costing manual, and the selling price and contract terms are based on our commercial standards and market conditions. Before the tender package is submitted to the customer, it is subject to detailed review.

        As part of the restructuring of our business in the second quarter of fiscal year 2003, we have changed our policies addressing how we tender for new projects. We have implemented the following new procedures in connection with our tendering practices:

  •
  Formal review process: We have implemented a disciplined approach to the tender review process. We now require all tender proposals to provide a uniform set of operational, financial and legal information, in order to ensure a consistent review process across our organization. Tender candidates that lack the appropriate information are not considered for review.

  •
  Management accountability: We have appointed new management and have implemented a broad management approach to the tender review process. Tenders are first reviewed at the regional level where the technical, operational, legal and financial aspects of the proposal are considered in detail. Completion of the regional review process requires the formal approval of the regional vice-president, followed by a detailed review by our corporate tender review board, which is composed of a cross-functional team of senior level managers. With respect to large tenders, regional approval requires further approval by the Chief Operating Officer, the Chief Executive Officer or the board of directors, depending on the value of the tender.

  •
  Risk management: We perform a formal risk assessment process of each project for which we intend to submit a tender. The assessment consists of a legal risk assessment that compares the contractual terms and conditions of the proposed tender to our standard terms and conditions. The financial impact of any deviation from our standard terms and conditions is quantified and a risk mitigation plan is proposed. In addition, we conduct an operational risk assessment that analyzes factors such as the impact of weather, supplier delays, strikes, and other factors to quantify the potential financial impact of such events.

  •
  Supply chain management: We spent approximately $450 million in fiscal year 2003 in the course of delivering largely fixed price contracts. Critical to the control of project expenditure is the supply chain management function. We have implemented new supply chain management procedures to ensure a consistent understanding and approach to these activities throughout our company worldwide. Our goal is to make the best use of our buying power to source the best commercial, technical and delivered solutions to satisfy our project needs.

        The impact of our new tendering policies has been a change in the way in which we evaluate new business opportunities. The information contained in tender review packages is uniform across our organization, allowing us to weigh the risks and benefits of tendering for various projects. A larger proportion of tenders is being reviewed centrally by corporate management and we place greater emphasis on our standard contractual terms and conditions. With these new policies in place, we expect to devote more management time to the tendering process and to be more selective with respect to the initiation of new projects.

Customers

        In fiscal year 2003, we had 120 customers worldwide, of which 20 were major national and international oil and gas companies. The level of construction services required by any particular customer depends on the size of that customer's capital expenditure budget devoted to construction plans in a particular year. Consequently, customers that account for a significant portion of contract revenue in one fiscal year may represent an immaterial portion of contract revenue in subsequent fiscal years. In fiscal year 2003, Shell, Total, and ChevronTexaco accounted for 23.0%, 12.0%, and 10.0% of our net operating revenue, respectively. In fiscal year 2002, Shell accounted for 20.0%, while BP and Total accounted for 10.0% and 9.0%, respectively. During fiscal years 2003 and 2002, our ten largest customers accounted for 76.0% and 69.0%, respectively, of our net operating revenue, and over that period six customers, Shell, Total, Statoil, Petrobras, BP and Triton/Amerada Hess consistently numbered among our ten largest customers. Our business typically involves a relatively concentrated number of significant projects in any year. Consequently, we expect that a limited number of customers will account for significant portions of our revenues in any year.

Competition

        The offshore contracting business is highly competitive. Consolidation in the offshore oil and gas services industry in the last few years has resulted in fewer but more substantial competitors. Although we believe that customers consider, among other things, the availability and technical capabilities of equipment and personnel, efficiency, condition of equipment, safety record and reputation, price competition is the primary factor in determining which qualified contractor with available equipment will be awarded a contract. Our ships are specialized and have few alternative uses and, because of their nature and the environment in which they work, have relatively high maintenance costs whether or not operating. Because these costs are essentially fixed, and in order to avoid additional expenses associated with temporarily idling our ships, we may from time to time be required to bid our ships in projects at lower margins depending on the prevailing contractual rates in a given region.

        We believe that we are one of only four companies, including Saipem, Technip, and Subsea 7, capable of providing a wide range of offshore services on a worldwide basis in the major offshore oil and gas producing regions. Competition in the SURF market is limited to five main competitors, Technip, Subsea 7, Saipem, Heerema and McDermott International, Inc. We face intense competition from these offshore contractors, most of whom have significantly greater financial resources than we have. In North America, J. Ray McDermott International, Inc., Global Industries Inc., Cal Dive International, Torch Offshore Inc. and Horizon Offshore Contractors Inc. also provide similar services to those that we provide. Additionally, these services are provided by J. Ray McDermott International, Inc. in the Asia Pacific and the Middle East and by Global Industries Inc. in the Asia Pacific and West Africa. However, we believe that these companies are not capable of operating in all the major oil and gas producing regions worldwide. We also compete with Allseas Marine Contractors and Heerema who operate in the worldwide market, providing trunkline and rigid pipelay services and heavy lifting services, respectively. We also face competition from smaller regional competitors and less integrated providers of offshore services.

        Our market share varies by geographical region and by service capability. In the SURF market, we estimate our global market share to be approximately 24%, although our share of the West African SURF market is estimated to be 38% and 34% in the NEC region. In the Conventional market, we estimate our market share to be approximately 27% in the AFMED region and 10% in the NAMEX region, although our share of the worldwide market is estimated to be only 6%. In the IMR market, the NAMEX and SAM regions show the highest market share, with estimated market shares of approximately 16% and 10%, respectively. We estimate that we have a market share of approximately 6% in the IMR market. We have based these estimates on a combination of internal and external information.

Seasonality

        Over the past three fiscal years, a significant portion of our revenue has been generated from work performed in West Africa, the North Sea and North America. Adverse weather conditions during the winter months in the North Sea and North America usually result in low levels of activity, although this is less apparent than in the past due to technological advances. In offshore West Africa, optimal weather conditions exist from October to April, and most offshore operations are scheduled for that period. As a result of the seasonality of our business, full-year results are not likely to be a direct multiple of any particular quarter or combination of quarters. Additionally, during certain periods of the year, we may be affected by delays caused by adverse weather conditions such as hurricanes or tropical storms in the Gulf of Mexico. During periods of curtailed activity due to adverse weather conditions, we continue to incur operating expenses, but our revenues from operations are delayed or reduced.

Supplies and Raw Materials

        We generally do not manufacture the components used in the offshore services that we provide, but rather procure and install equipment manufactured or fabricated by others. We do fabricate structures using components and equipment we procure and this work is performed at our onshore fabrication yards located in Lobito (Angola) and Warri (Nigeria). We coordinate our procurement and supply activities on a regional basis with corporate management overseeing the procurement and supply function for all of our operations.

        We do not believe that long-term contracts for the supply of materials or services are appropriate, as the nature of our business does not enable us to guarantee certain levels of constant business and volumes with our suppliers. However, we seek every opportunity to leverage our spending on commodities and services across projects.

        We generally seek bids from subcontractors and suppliers to ensure we get competitive prices and look to introduce new reliable sources of supply to influence the market and enable us to seek the very best prices and service. For key commodities and services we also maintain a close watch on current and future pricing trends by communicating with our suppliers to understand the status of their order books, available manufacturing capacity and the influence of raw material costs on pricing.

        We also focus on building strategic relationships with the companies whose products or services we see as having the most significant influence on our business success. To further reinforce this strategy for managing the supply markets we have designated certain managers as commodity experts within our company who focus on these companies and commodities.

Intellectual Property

        We hold a number of patents, trademarks, software and other intellectual property to support our engineering and operational activities. We have 102 patents in force in 45 countries, and we currently have a portfolio of 145 additional developments under patent application. A limited number of our patents are held in common with other industrial partners. We also conduct some of our operations under licensing agreements allowing us to make use of specific techniques or equipment patented by third parties. However, we do not consider that any one patent or technology represents a significant percentage of our net operating revenue. As discussed under Item 8. "Financial Information—Legal Proceedings," we have recently settled a dispute with a competitor who claimed damages for infringement of a patented technology.

        Our research and development programs have concentrated both on the requirements of our customers, who are constantly seeking to develop oil and gas reserves in deeper waters, and increasing the efficiency of our offshore equipment and operations. We have research and development programs aimed at developing new and extending existing technology for the installation, repair and maintenance of offshore structures, particularly in ultra deep water (beyond 1,500 meters). Recent successes include the riser bundle tower system, which was designed, built, and installed in 1,400 meters of water for the Girassol project, which was a SURF project offshore Angola for a consortium led by Total Angola, and the MATIS™ pipeline connection system. Our research and development activities are typically carried out internally using both dedicated research personnel and as part of specific projects. Where appropriate, external research and development is performed either through strategic technological alliances or joint industry collaborative projects. Our expenditures on company-sponsored research and development were approximately $1 million in each of fiscal years 2003, 2002 and 2001.

Other Matters

Health, Safety & Environmental Management and Quality Assurance

        We conduct our business through a well-defined set of processes specified in our system to comply with the International Management Code for the Safe Operation of Ships and for Pollution Prevention ("Management System") to ensure the well-being and safety of our employees and others with whom we work, as well as giving the proper regard to the protection of the environment. Each of our managers is encouraged to take the necessary steps to create a culture of continuous improvement. Our Management System provides the necessary instructions, procedures and guidelines encompassing all areas of our operations so that we can assure the quality of our services to our customers. We maintain a stringent quality assurance program encompassing all areas of our operations in accordance with ISO 9001, an international standard established by the International Organization for Standardization to certify quality assurance systems. Each of our regional operations has dedicated safety and quality assurance staff who are responsible for overseeing the projects in that particular region. In addition, a quality assurance manager located in Aberdeen, Scotland formulates corporate quality assurance policies, and oversees the implementation and enforcement of such policies on a company-wide basis.

Risks and Insurance

        Our operations are subject to all the risks normally associated with offshore development and operations and could result in damage to or loss of property, suspension of operations or injury or death to employees or third parties. We insure our assets at levels which our management believes reflect their current market value, subject to appropriate self-insured deductibles. Such assets include all capital items such as ships, major equipment and land-based property. We believe our insurance should protect against, among other things, the impact on our business of the total or constructive total loss of a key asset.

        Our operations are conducted in hazardous environments where accidents involving catastrophic damage or loss of life could result, and litigation arising from such an event may result in us being named a defendant in lawsuits asserting large claims. We insure ourselves for liability arising from our operations, both onshore and offshore, including loss of or damage to third-party property, death or injury to employees or third parties, statutory workers' compensation protection and pollution. However, there can be no assurance that the amount of insurance we carry is sufficient to protect us fully in all events, and a successful liability claim for which we are under-insured or uninsured could have a material adverse effect on us.

Government Regulation

        Our business is subject to international conventions and governmental regulations that strictly regulate various aspects of our operations. The maritime laws and the diving, health and safety regulations of the jurisdictions in which we operate govern our operations in these areas. Our Management System, which describes all our business processes, is designed to meet best practice and covers all legislative requirements in the regions in which we operate. We closely follow the guidelines set by the International Marine Contractor Association.

        Our operations in the United Kingdom are subject to a variety of employee and European Union safety laws. The Health and Safety at Work Act of 1974, and regulations made thereunder, mandate general requirements for safe workplaces for all employees. Similar regulations apply in other countries in which we operate.

        In the United States, we are subject to the jurisdiction of the U.S. Coast Guard, the National Transportation Safety Board and the U.S. Customs Service, as well as private industry organizations such as the American Bureau of Shipping. The U.S. Coast Guard and the National Transportation Safety Board set safety standards and are authorized to investigate ship accidents and recommend improved safety standards. The U.S. Customs Service is authorized to inspect ships at will. The exploration and development of oil and gas properties located on the Outer Continental Shelf of the United States is regulated by the Minerals Management Service. Our U.S. operations are also affected by numerous federal, state, and local laws and regulations relating to safety and health of employees and protection of the environment including the Occupational Safety & Health Act of 1970, the Resource Conservation & Recovery Act of 1976, the Outer Continental Shelf Lands Act of 1953, the Federal Water Pollution Control Act of 1972 and the Oil Pollution Act of 1990.

        The International Maritime Organization has made the regulations of the International Safety Management ("ISM") Code mandatory. The ISM Code provides an international standard for the safe management and operation of ships, pollution prevention and certain crew and ship or barge certifications. We believe that we are in compliance with these standards to the extent they are applicable to our operations.

        Compliance with current health, environmental, safety and other laws and regulations is a normal part of our business. These laws change frequently and, as a normal part of our business, we incur costs to maintain compliance with such laws. Although these costs have not had a material impact on our financial condition or results of operations in recent years, there can be no assurance that they will not have such an impact in the future. Moreover, although it is our objective to maintain compliance with all such laws and regulations applicable to us, there can be no assurance that we will avoid material costs, liabilities and penalties imposed as a result of governmental regulation in the future.

        In addition, we are required by various governmental and other regulatory agencies, including the agencies referred to above, to obtain certain permits, licenses and certificates with respect to our equipment and operations. The kind of permits, licenses and certificates required in our operations depends upon a number of factors but are normally of a type required of all operators in a given jurisdiction. We believe that we have or can readily obtain all permits, licenses and certificates necessary to conduct our operations. Some countries require that we enter into joint venture or similar business arrangements with local individuals or businesses in order to conduct business in such countries.

        Our operations are affected from time to time and to varying degrees by political developments and federal and local laws and regulations. In particular, oil and gas production operations and economics are affected by price control, tax and other laws relating to the petroleum industry, by changes in such laws and by constantly changing administrative regulations. Such developments directly or indirectly may affect our operations and those of our customers.

        We conduct business in certain countries known to experience governmental corruption. Although we are committed to conducting business in a legal and ethical manner in compliance with local and international statutory requirements and standards applicable to our business, there is a risk that our employees or agents may take actions that violate either the U.S. Foreign Corrupt Practices Act or legislation promulgated pursuant to the 1997 OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or other applicable laws and regulations. Such violations could result in monetary or other penalties against us or our subsidiaries and could damage our reputation and, therefore, our ability to do business.

Inspection by a Classification Society and Drydocking

        The hull and machinery of most of our ships must be "classed" by a classification society authorized by its country of registry. The classification society certifies that the ship is safe and seaworthy in accordance with the classification rules as well as with applicable rules and regulations of the country of registry of the ship and the international conventions of which that country is a member. Certain of our ships are not required to be classed, but do comply with applicable regulations.

        Each classed ship is inspected by a surveyor of the classification society. A visual inspection is carried out annually to ascertain the general condition of the ship or relevant items. Intermediate surveys are carried out at the second or third annual survey. This survey includes a visual inspection of the hull structure, machinery and electrical installations and equipment. Renewal surveys which involve a major inspection of the hull structure, machinery installations and equipment are carried out at five-year intervals. A classed ship is also required to be drydocked every 30 to 36 months for inspection of the underwater parts of the ship. As a general policy, we drydock our classed ships every second year during the winter off-season. Should any non-compliance be found, the classification society surveyor will issue its report as to appropriate repairs which must be made by the ship owner within the time limit prescribed. Insurance underwriters make it a condition of insurance coverage that a classed ship be "in class," and all of our major classed ships currently meet that condition.

        Our U.S. flagged ships that are U.S. Coast Guard inspected but not classed are drydocked twice during each five-year cycle. The intermediate drydocking is due between the end of the second and third years of the cycle. Our U.S. flagged load line ships are drydocked according to the same schedule for condition surveys as required by the respective national load line regulations. The annual topside safety and equipment surveys are very similar to and parallel the traditional class surveys.

Organizational Structure

        Our principal shareholder is SNTG, a wholly owned subsidiary of SNSA. SNSA is a holding company which through its subsidiaries and associates has operations in various industries including transportation, fish farming, software development and contracting for the offshore oil and gas industry. In addition, through its parcel tanker, tank container, terminal, rail and barge services, SNTG provides integrated transportation for its customers. As of April 30, 2004, after completion of the Private Placement, the Share Conversion, the sale by SNTG of 2,000,000 of our Common Shares and the Debt Conversion, SNTG had an interest of approximately 49.4% in Stolt Offshore.

Significant Subsidiaries

        Our significant subsidiaries (excluding joint ventures) are set out in the table below.

Company name	Country of incorporation	Percentage of ownership
Stolt Offshore S.A.	France	100%
Stolt Offshore Services S.A.	France	100%
Stolt Offshore Inc.	U.S. (Louisiana)	100%
Stolt Comex Seaway Holdings Inc.	U.S. (Delaware)	100%
Stolt Offshore A/S	Norway	100%
Stolt Offshore M.S. Limited	Bermuda	100%
Stolt Offshore B.V.	The Netherlands	100%
Stolt Offshore Limited	United Kingdom (Scotland)	100%
ETPM DeepSea Limited	United Kingdom (England)	100%
SCS Shipping Limited	Isle of Man	100%
Class 3 Shipping Limited	Bermuda	100%
Hybris Inc	Panama	100%
Stolt Comex Seaway Finance B.V.	The Netherlands	100%
SCS Shipping Corp.	Liberia	100%
Stolt Offshore MS Ltd.	United Kingdom (Scotland)	100%

        In addition, we have part ownership of a number of joint ventures, which are further described in Item 5. "Operating and Financial Review and Prospects—Off-Balance Sheet Arrangements—Investments in and Long-Term Funding to Non-Consolidated Joint Ventures."

Description of Property

Major Assets

        The following table describes our major assets as of April 30, 2004:

Name	Capabilities	Year built/ Major upgrade	ROVs	Length overall (meters)	Owned/Chartered
Construction Support Ships
Seaway Harrier	Subsea construction	1985	1	84	Owned	(1)
Seaway Hawk	Subsea construction	1978	—	93	Owned	(1)
Seaway Osprey	Flexible flowline and umbilical lay, accepts coiled tubing, straightener for tubing, stern roller	1984/1992/1996/2003	1	102	Owned	(1)
Seaway Eagle	Flexible flowline lay, multi-purpose subsea construction	1997	2	140	Owned	(1)
Seaway Legend	ROV and hardsuit diving support, subsea construction	1985/1998	—	73	Owned	(1)
Discovery	Flexible flowline lay, subsea construction	1990	1	120	Chartered	(2)
Seaway Kingfisher	Diverless inspection, repair and maintenance	1990/1998	2	90	Chartered	(3, 7)
Seaway Explorer	Trenching ship	1984	—	80	Owned	(1, 7)

Flowline Lay Ships
Seaway Condor	Flexible flowline and umbilical lay, module handling system, trenching	1982/1994/1999/2002	2	141	Owned	(1)
Seaway Falcon	Rigid and flexible flowline and umbilical lay	1976/1995/1997/2001	2	162	Owned	(1)
Seaway Polaris	Deepwater derrick/pipelay barge	1979/1991/1996/1999/ 2002/2003	2	137	Owned	(1)
Seaway Kestrel	Rigid reel lay ship	1976/1991/1995/1998	2	99	Owned	(1, 7)
Survey/IRM Ships
Seaway Defender	ROV and hardsuit diving support, subsea construction	1976	1	67	Owned	(1)
Seaway Elang Laut	Multi-role shallow seismic/multibeam survey and geotechnical service ship	1978	—	35	Owned	(7)
Far Saga	ROV support, subsea construction	2001	2	89	Chartered	(4)
Seaway Petrel	Pipeline inspection, ROV survey and ROV light intervention activities	2003	1	76	Chartered	(5)
Anchored Construction and Maintenance Ships
American Pride	Four-point anchor system	1977/1992	—	59	Owned	(1)
American Constitution	Four-point anchor system, saturation diving, moonpool	1974	—	64	Owned	(1)
American Independence	Four-point anchor system	1970	—	52	Owned	(1)
American Star	Four-point anchor system, saturation diving	1967/1998	—	53	Owned	(1)
American Triumph	Four-point anchor system	1965/1997	—	53	Owned	(1)
American Victory	Four-point anchor system	1976/1997	—	50	Owned	(1)
American Liberty	Four-point anchor system	1974	—	33	Owned	(1)
American Diver	Diving support	1964	—	33	Owned	(1)

Heavy Lift Ships and Barges
Stanislav Yudin	Heavy lift, 2,500-ton crane	1985	—	183	Chartered	(6)
Arwana	Pipelay barge	1998	—	70	Owned
Jasamarin V (ex Sin Thai Hin IV)	Flat top barge fitted out for inshore diving/construction	1978	—	55	Owned
Seaway Orion	Pipelay barge	1977/1984/1997	—	85	Owned	(1)
DLB 801	Derrick lay barge	1978/1980/1989	—	107	Owned	(1)
LB200	Pipelay barge	1975/1996	—	168	Owned	(1)
CBL 103	Seagoing barge	1975/1985/1996	—	91	Owned
Tugs and Other
Golek	Transport barge	1983/1992	—	46	Owned
Polka	River tug and anchor handler	1971	—	12	Owned
Seaway Sabiá	Anchor Mooring support	2002	—	37	Owned
DLB 1	Barge	1956	—	91	Owned

(1)
Subject to mortgage under our Existing Credit Facility Agreements.

(2)
Chartered from Friary Ocean Surveyor NV through September 2004, with options to extend through 2011 and with options to purchase.

(3)
Chartered from Kingfisher DA, in which we have a 50.0% ownership. As of April 1, 2004, the ship has been chartered on a bareboat basis to Eidsvik for 12 months with four six-month extensions and an option to purchase. The ship is mortgaged to secure Kingfisher DA's obligations under finance facilities.

(4)
Chartered from Farstad Supply AS for five years beginning in 2002 with three one-year options to extend.

(5)
Chartered from Uksnoy Petrel AS for five years beginning April 2003 with fifteen one-year options to extend and with options to purchase.

(6)
Chartered to SHL by a subsidiary of Lukoil Kaliningradmorneft plc, through October 2010.

(7)
These ships are currently available for sale.

        The environmental regulations which affect the utilization of the assets listed above are described in "—Other Matters—Government Regulation."

Other Properties

        As of April 30, 2004, we owned or held under long-term leases the real estate property described below:

Location	Function	Office Space (square meters)	Work or Storage Space or Land (square meters)	Status
Aberdeen, Scotland
Bucksburn House	Offices, workshop and storage	6,558	64,960	Owned
NHC	Offices, workshop and storage	1,277	10,459	Owned(1)
Commerce Center	Offices, workshop and storage	1,034	923	Leased(2)
Total Aberdeen, Scotland		8,869	76,342
Ardersier, Scotland	Storage	—	42,694	Owned
Baku, Azerbaijan	Offices	66	—	Leased
Bergen, Norway	Offices	100	—	Leased
Cairo, Egypt	Offices	250	—	Leased(3)
Dhahran, Saudi Arabia	Offices and storage	330	750	Leased
East Kalimantan, Indonesia	Workshop and storage	—	190,267	Leased
Houston, Texas	Offices, workshop and storage	6460	9,467	Leased(4, 5)
Jakarta, Indonesia	Offices and storage	895	601	Leased(6)
Kristiansund, Norway	Offices and storage	120	800	Leased
Lagos, Nigeria	Offices	200	—	Leased
Lobito, Angola	Offices, fabrication and storage	5,945	554,431	Leased
Luanda, Angola	Offices and storage	153	690	Leased
Macae City, Brazil	Offices, workshop, fabrication and storage	1,286	21,651	Owned/Leased
Nanterre, France	Offices	24,654	—	Leased(7)
New Orleans, Louisiana	Offices, workshop and fabrication	347	52,609	Owned/Leased
Port Gentil, Gabon	Offices and storage	305	5,070	Owned/Leased
Port of Fourchon, Louisiana	Offices and workshop	52	39,256	Leased
Port of Iberia, Louisiana	Offices and workshop	1,999	97,373	Owned/Leased
Rio de Janeiro, Brazil	Offices	295	—	Owned
Rotterdam, The Netherlands	Storage	—	4,200	Leased
Rueil Malmaison, France	Offices	5,235	—	Leased
Sharjah, United Arab Emirates	Offices	1,570	—	Leased
Singapore	Offices, workshop and storage	928	4,606	Leased
Stavanger, Norway	Offices	7,721	562	Leased
Sunbury, England	Principal Executive Offices	765	—	Leased
Tananger, Norway	Offices and storage	250	26,000	Leased
Tchengue, Gabon	Offices and storage	1,486	414,000	Leased
Tehran, Iran	Offices	200	—	Leased
Warri, Nigeria	Offices, fabrication and storage	1,765	222,582	Leased

(1)
We are in the process of vacating this property, and we have offered for sale our subsidiary NHC, which owns the property.

(2)
557 square meters of office space and 500 square meters of work or storage space are sublet to a third party.

(3)
The office will be closed during the third quarter of fiscal year 2004.

(4)
The Houston operations are now in one building. Subsequently 10,105 square meters of office space and 25,738 square meters of storage space and land have been released. We incurred a $0.1 million early termination penalty under our lease in fiscal year 2003.

(5)
This excludes any real estate occupied by the Paragon companies, which are held for sale.

(6)
Available office space will be reduced to 640 square meters as from May 2004.

(7)
Paragon Litwin, which is being offered for sale (See Item 5. "Operating and Financial Review and Prospects—Factors Affecting our Results of Operations—Businesses and Assets Offered for Sale"), occupies approximately 5,922 square meters. There is an agreement that after vacating the offices, we will bill Paragon Litwin for 50% of the cost of this office space.

Item 5. Operating and Financial Review and Prospects.

Overview

        We, together with our subsidiaries, are one of the largest offshore services contractors in the world. We design, procure, build, install and service a range of offshore surface and subsurface infrastructure for the global oil and gas industry. We specialize in creating and applying innovative and efficient solutions in response to the technical complexities faced by offshore oil and gas companies as they explore and develop production fields in increasingly deeper water and more demanding offshore environments.

Operational Difficulties, Bank Discussions and Operational Changes

        During fiscal year 2002, we experienced unanticipated operational difficulties related to a number of major projects. Consequently, in fiscal year 2002 there was an aggregate negative impact of $58.8 million on our net income attributable to changes in original estimates on major projects. The most significant components of the adverse developments occurred on the Burullus, Shell EA, Bonga and Conoco CMS 3 projects, which are described below in "—Results of Operations—Summary of Major Projects for Fiscal Years 2003, 2002, 2001." With the exception of the Conoco CMS 3 project, all of these projects lie within the AFMED region. The operational difficulties resulted in increased costs being realized due to, among other factors: (i) extensive changes in work scope, trenching difficulties, fabrication and local logistics cost overruns with respect to the Burullus project; (ii) fabrication cost overruns caused by community unrest in our local yard at Warri, Nigeria, with respect to the Shell EA and Bonga projects; (iii) longer than expected offshore ship operations due to repairs and scope changes with respect to the Shell EA project; (iv) schedule changes, changes in installation scope and increased subcontractor costs with respect to the Bonga project; and (v) pipeline burial problems in the North Sea with respect to the Conoco CMS 3 project.

        Primarily as a consequence of these adverse developments, we announced in December 2002 that, as of 28 February 2003, we anticipated being potentially in breach of certain financial covenants contained in our Existing Credit Facility Agreements. In light of these developments, in December 2002 we sought, and by January 3, 2003 had obtained, amendments to these facilities to avoid financial covenant defaults. The amendments included revised financial covenants and a requirement that SNSA continue to provide financial support to us through the provision of a committed line of credit in the amount of $50 million until November 30, 2003 (the "SNSA Liquidity Line").

        In October 2002, we appointed Niels G. Stolt-Nielsen as interim Chief Executive Officer and Jan Chr. Engelhardtsen as interim Chief Financial Officer and commenced a search for new senior management.

New Management and Continuing Operational Difficulties

        In March 2003, we appointed Tom Ehret as Chief Executive Officer and Stuart Jackson as Chief Financial Officer, with the following objectives: to lead our commercial and financial recovery, to design and execute a financial recovery plan to sell and, in some cases, outsource non-essential businesses, to restructure our cost and asset base, and to raise new capital and secure new performance bond facilities. Mr. Ehret and Mr. Jackson commenced a comprehensive review of our major projects, operations and procedures and initiated a plan for restructuring our operations.

        In June 2003, we announced that our new senior management had reviewed our major projects and had identified substantially poorer than anticipated financial performance and cost overruns on three major projects and several smaller projects. Throughout the first and second quarters of fiscal year 2003, we continued to experience operating difficulties on major projects primarily in the AFMED region. We announced that these difficulties would have an additional negative impact on earnings, primarily as a result of the following: (i) poor performance of nominated subcontractors and delays in resolution of outstanding claims with respect to variation orders on the Burullus project, and (ii) higher than anticipated costs on the Bonga and OGGS projects due to late delivery of materials, adverse weather conditions and political unrest in the Niger Delta region that increased local support and logistics costs.

        As a result of these problems, we found it increasingly difficult to remain in compliance with the revised financial covenants under the Existing Credit Facility Agreements. Consequently, we engaged in further discussions with our lenders under these facilities regarding amendments to or additional waivers of these facilities to avoid defaults with respect to the financial covenants contained in the facilities. On July 1, 2003, we announced that we had obtained a waiver of potential defaults to the financial covenants contained in these facilities through November 30, 2003. The waivers included a requirement that our net losses for the second and third quarters of fiscal year 2003 would not exceed $75 million in the aggregate. As a condition to receipt of the waivers, SNSA agreed to provide to us a $50 million subordinated loan (the "Subordinated Note") and to extend the availability of the committed line of credit to November 2004. On July 9, 2003, we announced that on the basis of current projections we did not expect to be in compliance with the revised financial covenants at the end of fiscal year 2003 and had reclassified our long-term bank debt as short-term accordingly. We continued to experience significant deterioration in the second and third quarters of fiscal year 2003 with respect to major projects, particularly in the AFMED region. These operational problems were exacerbated by our continued inability to collect cost overruns believed to be owed to us by customers with respect to work performed on major projects. During this time, we engaged in numerous discussions with the lenders under our Existing Credit Facility Agreements regarding amendments to or additional waivers of these facilities to avoid defaults with respect to the financial covenants contained in these facilities.

        During the second half of fiscal year 2003, the cost overruns on major projects, the continued delay in our recovery of amounts owed to us, and the delayed settlement of claims and variation orders with respect to major projects had a significant negative impact on our liquidity. Consequently, while we were engaged in discussions with our primary creditors to amend the financial covenants in our Existing Credit Facility Agreements, we took measures to ensure that we had sufficient liquidity to fund our operations and to provide for a potentially protracted period of negotiation with certain major customers regarding settlement of claims and variation orders. These measures included borrowing to our maximum availability under our Existing Credit Facility Agreements and closing our positions under foreign exchange contracts, which had positive value.

        By July 2003, our new senior management had developed and begun to implement a strategy for financial recovery, which we have referred to from time to time as the "Blueprint business plan." This strategy includes a stronger operational focus on: (i) our capabilities in the design, installation and maintenance of SURF systems in deep water and harsh environments; (ii) Conventional services in shallow water environments where doing so is complementary to our deep water SURF business; and (iii) subsea IMR services to maintain an ongoing market presence in key deep water areas and adjacent shallow water environments. See Note 20 to our Consolidated Financial Statements for a detailed description of these service capabilities.

        The first stages of the plan for financial recovery, involving changes in our personnel, operating structure and business processes, were substantially completed in the second half of fiscal year 2003. The changes included the establishment of clear lines of regional accountability within the realigned operating structure, responsibility for project execution, the adoption of revised policies in connection with our tendering and contracting practices, changes in management, including the appointment of a corporate vice president of project controls, as well as regional project control managers to emphasize regional project responsibility and the implementation of new procedures for sales and marketing, project management, marine operations technology and engineering, strategic planning and supply chain management. We realigned our operating structure into five geographical regions: AFMED, NEC, NAMEX, SAM and AME. Our Corporate segment includes all activities that cover more than one region and also includes management and corporate services provided for the benefit of all our businesses. See "—Business Segments". Our senior management was restructured with new appointments to 30 out of 40 posts; a plan was commenced to reduce the total workforce by 21%

through disposals of businesses (1,100 posts) and headcount reduction (400 posts), and a 2004 target was set of a 15% ($15 million) reduction in selling, general, and administrative ("SG&A") costs.

        In addition, the new management team identified a number of businesses and assets for disposal that were not critical to the success of our refocused operations. We expect to receive $100 million to $150 million in proceeds by the end of fiscal year 2004, if we are able to dispose of certain non-core assets and businesses we have identified for sale, including Serimer DASA (our surface welding business), the Paragon companies, the survey business (the business whereby the seabed environment is surveyed as well as pipelines and structures installed on it, in order to determine their accurate position and condition), the ROV drill support business (a fleet of 44 remotely operated vehicles, controlled from the surface via an umbilical and designed to operate in depths of up to 3,000 meters; ROVS are used for construction or observation) and several ships. See further discussion in "—Factors Affecting Our Results of Operations—Businesses and Assets Offered for Sale".

        In September 2003, we announced that we expected higher than previously projected losses for fiscal year 2003, partially as a result of the continued earnings deterioration on the Burullus, Bonga and OGGS projects, but primarily resulting from decisions that were then under consideration relating to the implementation of our plan for financial recovery. As a result of these developments, we were in potential breach of the revised financial covenants under the waiver agreements we had obtained on July 1, 2003. We sought and obtained from our lenders under our Existing Credit Facility Agreements new waivers of these revised financial covenants. These new waivers would expire on October 15, 2003 and replaced the revised waivers that were set to expire on September 12, 2003. In addition, we announced that we were engaged in discussions with our principal lenders for the restructuring of our debt obligations.

        During the fourth quarter of fiscal year 2003, we continued to engage in restructuring discussions with our lenders, and received three subsequent covenant waiver extensions, including an extension announced on December 29, 2003, which provided for covenant relief through April 30, 2004 subject to certain conditions.

        For the fiscal year ended November 30, 2003, we reported a net loss of $418.1 million. There was an aggregate negative impact of $216.0 million on net income attributable to changes in original estimates on major projects. The most significant components of the adverse developments occurred on the Bonga, Burullus, Sanha Bomboco, OGGS, and the Duke Hubline projects, which are described below in "—Factors Affecting Our Results of Operations—Revisions of Estimates on Major Projects." Impairment charges totaling $176.5 million were recorded against the carrying value of a number of ships, barges, mobile assets and onshore equipment. A further charge of $9.1 million was recorded due to our share of impairment of tangible fixed assets owned by three equity joint ventures, NKT Flexibles, Kingfisher D.A. and Sonastolt.

The Private Placement, the Subsequent Issue and the Debt Conversion

        As part of our ongoing discussions with the lenders under our Existing Credit Facility Agreements, we also considered a number of alternatives for restructuring our debt obligations and reducing our overall debt levels. In February 2004, we issued and sold 45.5 million Common Shares in the Private Placement that raised gross proceeds of $100.1 million and are being traded on Oslo Børs. This will be followed by the issuances of Common Shares in the Subsequent Issue, which is expected to generate approximately $65.8 million in gross proceeds in fiscal year 2004. This issuance is expected to be completed in May 2004. On April 20, 2004, SNSA converted the $50 million Subordinated Note into equity, in accordance with the Debt Conversion. Together these measures would provide a potential $215 million increase in shareholders' equity before deduction of expenses. See "—Liquidity and Capital Resources—Equity and Funding Transactions Since November 30, 2003."

The New Bonding Facility and the Intercreditor Deed

        In February 2004, we entered into the new $100 million New Bonding Facility, which provides us with the ability to offer bank guarantees and other forms of surety that are often required in order to bid on and win new business. In addition, we entered into an intercreditor deed that incorporates changes to and supersedes the covenants and security arrangements in our Existing Credit Facility Arrangements. See "—Liquidity and Capital Resources—Equity and Funding Transactions Since November 30, 2003." and Item 10. "Additional Information—Material Contracts."

Outlook

        As described in Note 15 to our Consolidated Financial Statements, our credit facilities contain various financial covenants, including but not limited to, minimum consolidated tangible net worth, maximum consolidated debt to net worth and maximum consolidated debt to EBITDA. These financial covenants were revised by the Intercreditor Deed. Our latest forecasts for fiscal year 2004 indicate that there will be a narrow margin of compliance with the debt to EBITDA ratio covenant at the end of the fourth quarter of fiscal year 2004. Our ability to remain within our covenants is dependent on (i) our operating performance, (ii) the successful completion of the Subsequent Issue during the second quarter of fiscal year 2004, (iii) our ability to recover variation and claims from customers where additional contract costs are incurred and (iv) the success of our plans to divest certain assets and businesses.

        We have consequently made contingency plans in the event that we are unable to comply with our covenants as follows: (i) we have the option of raising unsecured debt finance as an alternative means of repaying bank facilities; (ii) we can defer discretionary capital expenditure; (iii) we have the option of raising further equity; and (iv) we can seek to obtain a waiver of covenant breaches if they were to arise.

        The majority of the loss-making projects have been completed and most disputes over claims and variation orders have been settled since the end of fiscal year 2003. These issues were resolved after year-end, but because they relate to events that occurred prior to November 30, 2003, the impact of the settlements on the OGGS and Burullus projects was accounted for as a receivable in fiscal year 2003. As noted in "—Other Subsequent Events," significant additional costs to completion have been identified on the Sanha Bomboco and Bonga projects in March 2004. However, there were some strong regional performances, particularly in the NEC region, where offshore activity was exceptionally high, and the SAM region.

        We were less successful in fiscal year 2003 than in previous years in winning new contracts to replenish our order book, and our backlog at February 17, 2004 stood at $849 million, of which $556 million is expected to be executed in fiscal year 2004. This compares to a backlog at February 17, 2003 of $1.5 billion, of which $1.0 billion was for fiscal year 2003. Starting in December 2003, we changed our definition of backlog to exclude future revenues from letters of intent and options and only to include signed agreements. As of March 31, 2004, we have in excess of $900 million of additional recently awarded contracts in fiscal year 2004, including the Langeled and Greater Plutonio contracts, as described in further detail in "—Other Subsequent Events."

Background and Recent History

        A publicly traded company since May 1993, we were established through the merger of the businesses of two leading diving support services companies, Comex Services S.A. and Stolt-Nielsen Seaway A/S, which were acquired by SNSA in separate transactions in 1992. At the time of acquisition, Comex Services S.A. was a leading world-wide subsea services contractor, which pioneered deepwater saturation diving and subsea construction using both manned and unmanned techniques. Stolt-Nielsen Seaway A/S operated principally in the North Sea and pioneered the development and use of specially designed, technologically sophisticated diving support ships and ROVs to support operations in hostile deepwater environments.

        In August 1998, we acquired the Ceanic, a publicly-traded subsea contractor, for approximately $219 million. Ceanic provided a range of subsea services and products to the offshore oil and gas industry in the Gulf of Mexico and inland underwater services to domestic and governmental customers. With this acquisition we acquired a substantial fleet of ships mostly designed for shallow water work, ROVs and other related technologies. Our acquisition of Ceanic was strategically important in that it provided significant operations in the Gulf of Mexico. These operations, combined with our deepwater technology and expertise, allow us to participate in the growing deepwater construction market in the Gulf of Mexico.

        In December 1998, we acquired the ROV business of Dolphin A/S for $16.9 million. This acquisition, which included 21 ROVs mostly on long-term contracts to Norwegian oil companies, strengthened our position in the ROV drill support market in Norway.

        On December 7, 1999, we completed a transaction to form a joint venture entity, NKT Flexibles, a manufacturer of flexible flowlines and risers for the offshore oil and gas industry. We own 49% of NKT Flexibles and the remaining 51% is owned by NKT Holdings A/S. The total consideration for our share in the joint venture was $36 million, funded partly by cash and partly by the issuance of Class A Shares. This investment secured our supply of flexible pipeline products. During fiscal year 2003, we contributed a further $12.6 million of capital.

        On December 16, 1999, we acquired ETPM, a wholly-owned subsidiary of Groupe GTM. Groupe GTM was subsequently acquired by Vinci. The total consideration for this acquisition, including debt assumed, was approximately $350 million, funded partly by cash and partly by the issuance of 6.1 million Common Shares at a guaranteed value of $18.50 per share. ETPM had a significant market position in West Africa (now a part of our AFMED region), which is now one of the fastest growing markets for our services. In order to fund these investments, in February and May 2000, we issued a total of 19.7 million Class A Shares to SNSA for approximately $200 million. These Class A Shares have since been converted to Common Shares on a one-for-one basis.

        On July 18, 2001, we acquired the Paris-based engineering company Ingerop Litwin S.A. from Vinci. On September 4, 2001, we acquired a controlling interest in the Houston-based engineering company Paragon Engineering Services, Inc. The consideration paid for these two acquisitions was $16.7 million, including deferred consideration in respect of Paragon. This included $4.3 million, which was the net present value of deferred consideration in relation to the Paragon companies, which is due for payment in March 2005 and is discussed further in "—Businesses and Assets Offered for Sale." The intent of these acquisitions at the time was to add conceptual design and detailed engineering skills as a stand-alone resource for us. These functions will in the future be performed by engineering departments embedded with the individual regions, rather than being provided by separate subsidiary companies. As described in "—Businesses and Assets Offered for Sale," these two companies have been identified for divestment.

        In August 2002, we sold the assets of Big Inch Marine Systems, Inc, a wholly-owned subsidiary located in Houston, Texas, specializing in the design and manufacture of connection flanges for large diameter subsea pipelines. This disposal realized $23.5 million of proceeds, and resulted in a gain on sale of $8.0 million.

        On February 20, 2004, we and the Sonastolt joint venture sold to Oceaneering International Inc. our ROV drill support business, consisting of a fleet of 44 ROVs and certain ancillary equipment, together with related contracts and employees, for approximately $48 million. Our share of net proceeds was $28 million, excluding proceeds due to the Sonastolt joint venture and transaction costs, and a gain of $5.5 million on disposal was recorded in the first quarter of fiscal year 2004.

Business Segments

        During fiscal year 2003, we realigned the geographical segments we use to manage our business. We consolidated our United Kingdom, Norwegian and eastern Canadian operations into the NEC region and redefined our remaining geographic segments. Each region is headed by a vice president who is responsible for managing all aspects of the projects within the region, from initial tender to completion. Under our new management structure, each region is accountable for profits and losses for such projects.

        Our operations are managed through seven regional offices: Nanterre, France (for the AFMED region); Aberdeen, United Kingdom (for the United Kingdom area) and Stavanger, Norway (for the Norwegian area) for the NEC region; Houston, Texas in the United States for the NAMEX region; Rio de Janeiro, Brazil for the SAM region; Jakarta, Indonesia for the AME region; and Sunbury, United Kingdom for Corporate activities. We assemble and construct offshore infrastructure equipment at fabrication yards in Nigeria, Angola and the United States (New Orleans, Louisiana).

        We have business segments based on the geographic distribution of the activities as follows:

Segment	Geographic Coverage
Africa, Mediterranean and the Caspian Sea Region (AFMED)	Includes all activities in Africa, the Mediterranean and the Caspian Sea, but excludes Azerbaijan
Northern Europe and Canada Region (NEC)	Includes all activities in Northern Europe, Eastern Canada, Greenland and Azerbaijan
North America and Mexico Region (NAMEX)	Includes activities in the United States, Mexico, Central America, and Western Canada
South America Region (SAM)	Includes all activities in South America and the islands of the southern Atlantic Ocean
Asia and the Middle East Region (AME)	Includes all activities in Asia Pacific, India, and the Middle East, but excludes the Caspian Sea
Corporate	Includes all activities that serve more than one region. These include:
•
Paragon Engineering Services, Inc., Paragon Litwin S.A., and Paragon Italia S.r.l. (a subsidiary of Paragon Litwin) which provide engineering services for the onshore and offshore oil and gas industry;
• NKT Flexibles, a joint venture that manufactures flexible pipeline and risers;
• SHL, a joint venture with a subsidiary of the Russian oil company Lukoil-Kaliningradmorneft plc, which operates the heavy lift ship "Stanislav Yudin";
• Serimer DASA, a contract surface welding services entity employed both onshore and offshore by pipelay contractors;
• Assets which have global mobility including construction and flowline lay support ships, ROVs, trenchers, ploughs, and other mobile assets that are not allocated to any one region; and
• Management and corporate services provided for the benefit of the entire organization.

Critical Accounting Policies

        Our significant accounting policies are described in Note 2 to our Consolidated Financial Statements. The preparation of our financial statements requires management to make estimates and judgments that affect the amounts reported in our consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. Management has identified the following policies as critical because they may involve a high degree of judgment and complexity.

Project Accounting—Revenue Recognition and the Use of the "Percentage-of-Completion" Accounting Method

        Substantially all of our projects are accounted for on the percentage-of-completion method, which is standard for our industry. Under the percentage-of-completion method, estimated contract revenues are accrued based on the ratio of costs incurred to date to the total estimated costs, taking into account the level of physical completion. Estimated contract losses are recognized in full when determined. Contract revenues and total cost estimates are reviewed and revised periodically as work progresses and as change orders are approved, and adjustments based on the percentage of completion are reflected in contract revenues in the reporting period, when these estimates are revised. To the extent that these adjustments result in a reduction or elimination of previously reported contract revenues or costs, we would recognize a charge against current earnings that may be significant depending on the size of the project or the adjustment.

        The percentage-of-completion method requires us to make reasonably dependable estimates of progress toward completion of such contracts, and contract costs. As discussed in "—Factors Affecting our Results of Operations—Revision of Estimates on Major Projects," in fiscal years 2002 and 2003, we experienced frequent and significant deterioration of results as compared with original estimates with respect to results relating to a number of projects, including the Conoco CMS 3, Bonga, Burullus and OGGS projects. Although actual results differed significantly from original estimates on these projects, we do not believe our original estimates were unreliable. Rather, we believe we sufficiently assess our business risks in a manner that allows us to evaluate the outcomes of projects for the purpose of making reasonably dependable estimates. Nevertheless, our business risks have involved, and will continue to involve, unforeseen difficulties, including weather, economic instability, labor strikes, localized civil unrest and engineering and logistical changes, particularly in major projects. We do not believe our business is subject to the types of inherent hazards described in AICPA Statement of Position ("SOP") No. 81-1 "Accounting for Performance of Construction-Type and Certain Production-Type Contracts," that would indicate that the use of the percentage-of-completion method is not preferable.

        If we were unable to make reasonably dependable estimates, we would be obliged to use the "zero-estimate-of-profit" method or the "completed contract" method. Under the "zero-estimate-of-profit" method, we would not recognize any profit before a contract is completed. Under the "completed contracts" method, all costs, revenues and profits are accumulated in balance sheet accounts until project completion. In order to centralize our expertise on making estimates of contract revenues and contract costs, we have established a separate estimating department in the AFMED region. If we continue to experience adverse developments in the AFMED region, we may not be able to establish that we can develop reasonably dependable estimates of our progress toward completion of such contracts, contract revenues and contract costs. If we are unable to continue to use the "percentage-of-completion" method of accounting, our earnings may be materially adversely impacted, resulting in, among other things, a potential default under our Existing Credit Facility Agreements.

Project Accounting—Revenue Recognition on Variation Orders and Claims

        A major portion of our revenue is billed under fixed-price contracts. Due to the nature of the services performed, variation orders and claims are commonly billed to the customers in the normal course of business and are recognized as contract revenue where recovery is probable and can be reasonably estimated. In addition, some contracts contain incentive provisions based upon performance in relation to established targets, which are recognized in the contract estimates when the targets are achieved. Many of the delays and cost overruns discussed in "—Factors Affecting our Results of Operations—Revisions of Estimates on Major Projects" were the subject of claims and variation orders. Throughout fiscal year 2003, we had significant difficulty resolving these claims and variation orders, and a significant amount of judgment was required to assess collectibility.

Tangible Fixed Assets, Goodwill and Other Intangible Assets

        This subject is included under "—Critical Accounting Policies" due to the subjectivity of the estimates used in determining fair values and preparing cash flow projections for assets over which there are impairment issues and because of the large net book value of such assets.

        Fixed assets are recorded at cost, and depreciation is recorded on a straight-line basis over the useful lives of the assets, except for ships, which are considered to have a residual value of 10%. Management uses judgment to estimate the remaining useful life of an asset, particularly when it has been upgraded.

        Goodwill represents the excess of the purchase price over the fair value of net assets acquired in a business combination, and is not subject to amortization. Rather the balance is reviewed for impairment on an annual basis or whenever events or changes in circumstances indicated that the carrying value may not be recoverable. The only goodwill in our balance sheet is $6.0 million in respect of the acquisition of the Paragon companies.

        In accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets," tangible fixed assets and other intangible assets subject to amortization are required to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, we estimate the future cash flows expected to result from the use of the asset and our eventual disposition. If the undiscounted future cash flow is less than the carrying amount of the asset, the asset is deemed impaired. The amount of the impairment is measured as the difference between the carrying value and the fair value of the asset. The fair value is determined either through the use of an external valuation, or by means of an analysis of future cash flows on the basis of expected utilization and daily charge-out rates. Where cash flow forecasts are used, any impairment charge is measured by comparing the net present value of future cash flows, discounted using our estimated weighted average cost of capital. Management's judgment is required to determine the appropriate business assumptions to be used in forecasting future cash flows. When we record an impairment charge, this creates a new cost base for the assets that have been impaired. We have discussed our significant impairment charges in fiscal years 2003, 2002, and 2001 in "—Results of Operations—Consolidated Results—Impairments."

        In addition, management's judgment was required in applying the criteria for classifying assets as held for sale as specified in paragraph 30 of SFAS No. 144. In particular, management was required to assess whether or not it was probable that the sale would be completed within one year, by carefully evaluating the status of negotiations with potential purchasers of each business and asset. Specifically, the lack of acceptable offers in respect of the ships that have been offered for sale has resulted in their being excluded from the total of assets held for sale. Nevertheless, these assets were separately tested for impairment as described above. Assets held for sale are valued at the lower of carrying amount and fair value less the cost to sell. Where fair value less costs to sell is lower than the cost, we record an impairment charge for the difference.

Recognition of Provisions for Legal Claims, Suits and Complaints

        We, in the ordinary course of business, are subject to various claims, suits and complaints. Management, in consultation with internal and external advisers, will provide for a contingent loss in the financial statements if the contingency had been incurred at the date of the financial statements and the amount of the loss can be reasonably estimated. In accordance with SFAS No. 5, "Accounting for Contingencies," as interpreted by FASB Interpretation No. 14 "Reasonable Estimation of the Amount of a Loss," if we have determined that the reasonable estimate of the loss is a range and that there is no best estimate within the range, we will provide for the lower amount of the range. The provision is subject to uncertainty and no assurance can be given that the amount provided in the financial statements is the amount that will be ultimately settled. Our results may be adversely affected if the provision proves not to be sufficient. The notable legal claims made against us are discussed fully in Note 25 to our Consolidated Financial Statements and are summarized in "—Legal Matters."

Income Taxes

        We account for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes" which requires that the deferred tax assets and liabilities be recognized using enacted tax rates for the effect of temporary differences between book and tax bases of recorded assets and liabilities. SFAS No. 109 also requires that the deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion of the entire deferred tax asset will not be realized.

        As a part of the process of preparing consolidated financial statements, we are required to estimate income taxes in each of the jurisdictions in which we operate. This process involves estimating the actual current tax exposure together with assessing deferred tax assets and liabilities based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities. We regularly review our deferred tax assets for recoverability and, if it is more likely than not that the deferred tax asset is irrecoverable, we establish a valuation allowance based on historical taxable income, projected future taxable income, and the expected timing of the reversals of existing temporary differences. If we continue to operate at a loss or is unable to generate sufficient future taxable income, or if there is a material change in the actual effective tax rates or time period within which the underlying temporary differences become taxable and deductible, we could be required to establish a valuation allowance, based on a test of recoverability, against all or a significant portion of its deferred tax assets resulting in a substantial increase in our effective tax rate and a material adverse impact on our operating results.

Accounting for Derivatives

        It is our policy to apply hedge accounting in accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" when accounting for derivative instruments such as forward currency contracts and currency swaps. This standard requires gains and losses resulting from changes in the market value of derivative contracts to be deferred in our accounts until such time the underlying transaction affects earnings. It also requires management to ensure that adequate documentation is in place at the inception of the hedging contract to support its treatment as an effective hedge for an underlying business transaction. The judgment of management is required to estimate the fair value of instruments that have no quoted market prices, and to forecast the probable date and value of the underlying transaction.

        During August 2003, we closed out the majority of our foreign exchange positions to ensure that we had sufficient liquidity to fund our operations and to provide for a potentially protracted period of negotiation with certain major customers regarding settlement of claims and variation orders. We realized a $28.2 million gain when these positions were closed. This gain was deferred in Other Comprehensive Income in the Consolidated Statement of Shareholders' Equity and is being released to the income statement in line with the underlying transactions. At November 30, 2003, the gain arising from the closing of the foreign exchange positions which was still deferred in Other Comprehensive Income was $16.8 million. At November 30, 2003, we did not hold a significant number of derivative instruments as financial institutions were unwilling to provide these instruments because of our weak financial position. As a result, we have a significant exposure to future foreign exchange fluctuations, as discussed in Item 11. "Quantitative and Qualitative Disclosures about Market Risk."

Factors Affecting our Results of Operations

Business Environment

        The market for our services is dependent upon the success of exploration and the level of investment in offshore exploration and production by the major oil companies. Such investment is cyclical in nature.

        Following a period of increasing oil prices in recent years, there has been a progressive increase in investment in offshore exploration and production by the major oil companies. The impact of this investment takes time to flow through to the offshore construction sector. We expect to see a continued expansion of demand in fiscal year 2004 for our services, with this trend continuing over the next few years. However, management believes that for offshore contractors to survive the oil companies which form their customer base will need to share more of the risks and rewards associated with offshore fixed price projects in challenging geographic areas. It is our strategy to be a fixed price contractor, but we will not accept contractually onerous terms, which we have in the past. As noted above, we were less successful in fiscal year 2003 than in previous years in winning new contracts to replenish our order book, particularly for execution during the third and fourth quarters of fiscal year 2004. This is partly attributable to the more stringent tendering practices adopted in fiscal year 2003 as well as other competitive factors. As a result, after eliminating other factors such as disposal of certain assets and businesses, revenues for fiscal year 2004 are expected to be lower than fiscal year 2003.

Seasonality

        Over the past three years, a significant portion of our revenue has been generated from work performed in the North Sea and North America. Adverse weather conditions during the winter months in these regions usually result in low levels of activity, although this is less apparent than in the past due to technological advances. Further, offshore West Africa, optimal weather conditions exist from October to April, and most offshore operations are scheduled for that period. As a result, full-year results are not likely to be a direct multiple of any particular quarter or combination of quarters. Additionally, during certain periods of the year, we may be affected by delays caused by adverse weather conditions such as hurricanes or tropical storms in the Gulf of Mexico. During periods of curtailed activity due to adverse weather conditions, we continue to incur operating expenses, but our revenues from operations are delayed or reduced.

Ship Utilization

        The following table sets forth the average ship utilization by quarter for our fleets of dynamically positioned deepwater and heavy construction ships, light construction and survey ships, and pipelay barges and anchor ships. The utilization rate is calculated by dividing the total number of days for which the ships were engaged in project-related work in a quarter by 87.5 days per quarter or 350 days annually, expressed as a percentage. The remaining 15 days are attributable to routine maintenance.

	Utilization Rate
For the year ended November 30,
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Year
Deepwater and Heavy Construction Ships
2003	79%	75%	92%	64%	77%
2002	72%	84%	82%	82%	80%
2001	80%	85%	93%	94%	88%
Light Construction and Survey Ships
2003	37%	68%	61%	53%	54%
2002	68%	52%	69%	57%	61%
2001	43%	52%	85%	84%	66%
Pipelay Barges and Anchor Ships
2003	67%	63%	61%	62%	63%
2002	63%	55%	31%	46%	48%
2001	34%	47%	66%	75%	56%

        The progressive decline over the past three years in the utilization of the deepwater and heavy construction ships and light construction and survey ships is evidence of surplus capacity in our fleet, which we have reflected in the impairment charges recorded in the fourth quarter of fiscal year 2003 and which is being addressed by the ship disposal program under way. The bases for recording these impairment charges are described in "—Results of Operations—Consolidated Results—Impairments."

        Utilization of deepwater and heavy construction ships was reduced in fiscal year 2003 because of several factors. The Seaway Kestrel had 55 days' unpaid transit from Egypt to North America via Norway and only 10 days' work in the fourth quarter of fiscal year 2003. An impairment charge has been recorded in respect of both the Seaway Kestrel and the Seaway Explorer, which only had three days' work in the fourth quarter of fiscal year 2003. The utilization of the Seaway Falcon dropped from working 234 to 175 days in fiscal year 2003, with 48 days of dry-dock and 8 days unpaid transit. The Northern Admiral went off charter at the beginning of fiscal year 2003.

        Utilization of light construction and survey ships was adversely affected in fiscal year 2003 by the Seaway Legend, which had 30 days of dry-dock and no work in the fourth quarter of fiscal year 2003. The Seaway Invincible, which had no utilization at all in fiscal year 2003, was offered for sale in September 2003 and sold in March 2004. Impairment charges were booked against both these ships. The Stephaniturm and the Seaway Commander went off charter at the start of fiscal year 2003.

        The increase in utilization of pipelay barges and anchor ships in fiscal year 2003 was attributable to the high level of activity for the Seaway Orion, the American Star and the DLB 801. Offsetting this was the LB200, which had only 75 days' work during the first quarter of fiscal year 2003, and was then laid-up. An impairment charge of $55.7 million has been recorded against the LB200 pipelay barge.

        In fiscal year 2002, the utilization of all ships was lower than fiscal year 2001 due to the following factors: utilization of deepwater and heavy construction ships was reduced due to a decrease in the utilization of the Seaway Falcon which had 50 days of unpaid transit, and the dry-docking of the Seaway Polaris. Utilization of light construction and survey ships was adversely affected by the eight-month lay-up of the survey ship the Seaway Invincible. The decrease in utilization of pipelay barges and anchor ships was due to reduced utilization of Gulf of Mexico and African fleets, including the DLB 801, which was laid up for most of the year, and the American Recovery, which was eventually sold later in fiscal year 2002.

        In fiscal year 2004, we expect ship utilization to decline further due to the lack of demand for certain ships and barges, most notably the LB200 pipelay barge, which is expected to have a dry-dock for approximately 60 days in fiscal year 2004 and to remain unutilized until the start of the Langeled project in 2005. The overall utilization rate is expected to improve if the current ship disposal program is successful in eliminating surplus ship capacity, but the outlook is not sufficiently favorable as to obviate the need to record impairment charges against certain assets which are held for use, notably the LB200, the Seaway Kestrel and the Seaway Explorer.

Revisions of Estimates on Major Projects

        During the course of major projects the original estimate for the current period and/or future periods may change. The effect of such a change, which can be positive or negative, is accounted for in the period of change. These revisions to estimates will not result in restating amounts in previous periods. Revisions of estimates are calculated on a regular basis.

        In fiscal year 2003, there was a negative impact of $216.0 million attributable to revisions of estimates on major projects as compared to $58.8 million negative impact in fiscal year 2002 and a positive impact of $2.4 million in fiscal year 2001. The most significant revision to estimates occurred on the following projects:

  •
  $67.8 million of losses were recorded on the Bonga project, which was the $200 million lump sum SURF project offshore Nigeria (AFMED region) for Shell Nigeria ("SNEPCO"), due primarily to the following factors: the Seaway Polaris was delayed on previous projects and arrived to perform the work later in the season than planned, involving more downtime for cargo barges and tugs; the customer required us to invest considerably more than expected in proving engineering solutions before their acceptance; the poor performance of the Seaway Polaris resulted in increased costs; and additional project management costs were incurred due to the extended duration on the project. This is a loss making contract and as of November 30, 2003 we have provided fully for the estimated loss. A $4.8 million negative revision to estimate also occurred on this project in fiscal year 2002. As of November 30, 2003, this project was 71% complete. As of the end of March 2004, this project was 79% complete.

  •
  $51.7 million of losses were recorded on the Burullus project, which was the $145 million Conventional project for the Burullus Gas Company in the Scarab/Saffron Field off the coast of Egypt. This downgrade was caused by a number of unforeseen difficulties, including the priority assigned by the client to meeting the promised first gas date, which resulted in 20 additional Seaway Hawk and Seaway Kestrel days; dewatering operations which led to 62 additional Seaway Hawk days and 16 additional Seaway Kestrel days; soil and trenching problems necessitated the mobilization of a new set of equipment; and an umbilical entanglement required 50 additional Seaway Kestrel days. There were overruns on project management, engineering, and logistics costs. This is a loss-making contract and as of November 30, 2003 we had provided fully for the estimated loss. A $35.2 million downgrade was also recorded on the Burullus project in fiscal year 2002. The project was completed in the third quarter of fiscal year 2003.

  •
  $41.5 million of losses occurred on the Sanha Bomboco project, which was the $240 million lump sum Conventional project offshore Angola (AFMED region) for Chevron Texaco, due to several factors: engineering costs exceeded budgeted costs because design and installation engineering had to be reworked due to the change of installation vessels (which had secondary impacts on procurement and fabrication), and the change of concept in favor of a single lift module; the electricity and instrumentation engineering involved rework, delay in completion and schedule clashes; and procurement for existing platforms overran due to underestimated work for module fabrication. Offshore operations overran due to a change of vessels; subcontractor problems were caused by under-estimating costs of contracts and changes in scope; there were overruns on transport, fabrication at Lobito and hook-up costs. This is a loss making contract and as of November 30, 2003 we had provided fully for the estimated loss. As of November 30, 2003, the project was 72% complete. As of the end of March 2004, this project was 92% complete.

  •
  $29.3 million of losses were recorded on the OGGS project, which was the $135 million lump sum Conventional offshore gas gathering system project offshore Nigeria (AFMED region) for Shell Petroleum Development Company of Nigeria Limited ("SPDC"), acting on behalf of itself and partners, including the Nigerian National Oil Company, due primarily to several unforeseen incidents and events which disrupted the project. These included community unrest and strikes which led to extended standby periods for the Seaway Orion and the LB200; a barge was beached with a cargo of pipes; the Challenger survey ship was hijacked for a week; and the supply of coated pipe to the LB200 from the subcontractor's yard was inadequate. This project was completed in the fourth quarter of fiscal year 2003.

  •
  $16.1 million of losses were recorded on the Duke Hubline project, which was the $83 million combined lump sum and day rate Conventional project in the United States (NAMEX region)

    for Algonquin Gas Transmission Company, a subsidiary of Duke Energy Field Services, LLC, due primarily to a disagreement with the client over responsibility for budget overruns on the cost-plus element of the project. As discussed in "—Legal Matters," this dispute was settled in February 2004, in line with the $37 million receivable recorded as of November 30, 2003, and the project was completed in the fourth quarter of fiscal year 2003.

        During fiscal year 2003, we modified our estimating, tendering and contracting procedures in order to reduce the amount of unanticipated costs and improve our ability to recover costs from our customers. Greater selectivity is exercised in choosing which tenders to respond to, and a thorough analysis of the commercial and operational risks as well as a detailed tender budget is prepared in order to facilitate the decision to tender. Careful consideration is given to vessel schedule conflicts and to the current backlog to ensure we have sufficient resources to perform our obligations.

        Under these revised procedures, when a target project is identified by our regional marketing staff, the decision to prepare and submit a competitive bid is taken by management in accordance with delegated authority limits. Cost estimates are prepared on the basis of a detailed standard costing manual, and the selling price and contract terms are based on our minimum commercial standards and market conditions. Before the tender package is submitted to the customer, it is subject to detailed review; this review is performed by representatives of regional, legal and finance departments; major project tenders are also subject to approval by our senior management, and very large tenders are also subject to approval by the Chief Operating Officer, the Chief Executive Officer or our board of directors. The information required to be contained in the internal review packages is uniform across our company, in order to allow management to consistently weigh the risks and benefits of tenders for various projects. A separate Estimating Department has been created in the AFMED region to centralize the expertise on making reasonably dependable estimates of contract revenues and contract costs.

        Management strictly applies its strengthened contracting principles in respect of not undertaking variations to work scope without prior agreement of scope, schedule and price.

Businesses and Assets Offered for Sale

        As a part of our new strategic focus, we identified a number of assets and businesses which we no longer consider essential to be performed in-house in order to execute core operations. Services such as surveying, surface welding and ROV drill support services are not central to our focus on the SURF market. Nevertheless, such services will remain part of our project bidding and when customers in the future require such services, we will purchase them from third parties. Further, we have reorganized our engineering functions and integrated them into the regional structure. Consequently, we no longer require engineering services to be provided by the Paragon companies, which have been offered for sale. These businesses do not meet the criteria for disclosure as discontinued operations, either because we expect to sign an agreement for continuing utilization of those businesses on an outsourced basis, or because the operations will continue to be performed in house at a lower level of operation. In addition, we have designated a number of other operating assets that we consider duplicative or that could be more cost-effectively procured through outsourcing.

        The business and assets offered for sale as of November 30, 2003 are further discussed as follows:

  •
  ROV drill-support: This business involves around 200 employees world-wide, 44 ROVs and certain ancillary equipment, together with related contracts, and is operated from bases in West Africa, South America and the North Sea. On February 20, 2004, we and our Sonastolt joint venture in Angola with Sonangol, which is majority owned (55%) by us and provides local offshore support personnel and equipment, sold this business to Oceaneering International, Inc. for a sale price of approximately $48 million. We received approximately $28 million in cash after settling the interests of Sonangol, our joint venture partners in Angola, and transaction costs.

  •
  Serimer DASA: This is a wholly owned specialized surface welding services and welding equipment manufacturing company with its head office near Paris, France. In addition, we have a sales office in Texas, United States. Serimer DASA provides automatic surface welding services primarily to offshore pipelaying contractors. We have reached an agreement in principle with a potential purchaser which provides for us to continue to utilize the services of Serimer DASA over the next three years. Subject to the completion of final documentation, we expect the disposal to take place before the end of the second quarter of fiscal year 2004. The related assets and liabilities are classified as held for sale in the Consolidated Financial Statements.

  •
  Paragon companies: This includes Paragon Engineering Holdings Inc., Paragon Engineering Services Inc, Paragon Litwin, and Paragon Italia S.r.l. These engineering businesses, which were acquired in fiscal year 2001, are expected to be sold by the end of the third quarter of fiscal year 2004. Certain of the engineering services they have provided to us will be re-integrated into our business, and we expect to retain approximately 100 engineers from the Paragon companies.

  •
  Survey Business: This business consists of two owned ships (the Seaway Legend and the Seaway Elang Laut), one ship on charter (the Seaway Petrel), their marine equipment, spare parts and additional equipment, including five survey ROVs. We intend to sell this business by the end of the third quarter of fiscal year 2004. We intend to outsource our survey work to the buyer of this business.

  •
  Assets in the Lobito Yard, Angola: A large quantity of equipment located in the Lobito Yard on long-term lease to Sonamet Industrial S.A.R.L. ("Sonamet"), a joint venture with Sonangol in which we have a 55% interest, was under negotiation for sale to Sonamet at 30 November 2003. The sale was completed in the first quarter of fiscal year 2004 for no gain or loss.

  •
  Since November 30, 2003, we have disposed of the Annette, the Seaway Rover, the Seaway Invincible, and the Seaway Pioneer. Proceeds from these sales were $3.0 million and were received during the first and second quarters of fiscal year 2004, and a gain of $0.6 million in total was recorded.

Ships

        We have identified the following ships for sale as of January 30, 2004:

  •
  The Seaway Kingfisher, a 90 meter dedicated inspection, maintenance and repair construction ship, which was acquired in fiscal year 1998 through a joint venture in which we own a 50% interest.

  •
  The Seaway Kestrel, a 98 meter dynamically positioned reeled flex-lay, pipelay and diving support ship, which we acquired as part of the ETPM acquisition in fiscal year 1999.

  •
  The Seaway Explorer, an 81 meter dynamically positioned subsea construction ship, which we acquired as part of the ETPM acquisition in fiscal year 1999.

        We are not confident of selling the Seaway Kestrel and the Seaway Explorer within 12 months, because the market for dynamically positioned offshore support ships over ten years old is limited, and our goal is to obtain an acceptable price for the ships. For that reason not all ships that are described as offered for sale meet the criteria requiring them to be included in the total of assets held for sale.

        Furthermore, the American Eagle was sold in the fourth quarter of fiscal year 2003 and the Annette, the Seaway Rover, the Seaway Pioneer and the Seaway Invincible were sold in the first and second quarters of fiscal year 2004, resulting in a gain of $0.6 million.

Exchange Rates

        We report our financial results in U.S. dollars. We have foreign currency denominated expenses, assets and liabilities. As a consequence, movements in exchange rates can affect our profitability, the comparability of our results between periods and the carrying value of our assets and liabilities.

        When we incur expenses that are not denominated in the same currency as the related revenues, foreign exchange rate fluctuations could adversely affect our profitability. The majority of our net operating expenses are denominated in the functional currency of the individual operating subsidiaries. The U.S. dollar is the functional currency of the most significant subsidiaries within the AFMED, NAMEX, SAM and AME regions. In the NEC region, the functional currencies are the Norwegian kroner, Canadian dollars, U.S. dollar, and the British pound sterling. Our exposure to currency rate fluctuations results from our net investments in foreign subsidiaries, primarily in the United Kingdom, Norway, France and Brazil, and from our share of the local currency earnings in our operations in the AFMED and NEC regions. We are also exposed to fluctuations in several other currencies resulting from operating expenditures and one-off liabilities. With the exception of the AFMED region, our operating expenses are generally denominated in the same currency as associated revenues, thereby mitigating the impact of exchange rate movements on operating profit. In the case of the AFMED region, where revenues are substantially all in U.S. dollars, and expenditures are principally in euros, we may use derivative instruments to hedge the foreign exchange exposure. See Item 11. "Quantitative and Qualitative Disclosures about Market Risk."

        In addition, even where revenues and expenses are matched, we must translate non-U.S. dollar denominated results of operations, assets and liabilities to U.S. dollars to prepare our consolidated financial statements. To do so, balance sheet items are translated into U.S. dollars using the relevant exchange rate at the fiscal year end for assets and liabilities, and income statement and cash flow items are translated using exchange rates which approximate the average exchange rates during the relevant period. Consequently, increases and decreases in the value of the U.S. dollar versus other currencies will affect our reported results of operations and the value of assets and liabilities in our consolidated balance sheet even if our results of operations or the value of those assets and liabilities has not changed in their original currency.

        Our major foreign currency exposures are to the euro, British pound sterling and Norwegian kroner. Until August 2003, we managed these exposures by entering into derivative instruments. During August 2003, we closed out the majority of our foreign exchange positions. At November 30, 2003, we did not hold a significant number of derivative instruments as financial institutions were unwilling to provide these instruments because of our weak financial position. As a result, we have a significant exposure to future foreign exchange fluctuations. See Note 26 to our Consolidated Financial Statements.

Impairment Charges

        As discussed in "—Results of Operations—Consolidated Results—Impairments," we recognized aggregate impairment charges of $176.5 million in fiscal year 2003 in respect of our tangible fixed assets.

Restructuring Charges

        As described in "—Results of Operations—Consolidated Results—Restructuring Charges," $16.2 million was incurred in connection with our plan for financial recovery, which included the elimination of non-essential businesses or businesses that can be outsourced, and the restructuring of our cost and asset base.

Results of Operations

Summary of Major Projects for Fiscal Years 2003, 2002, and 2001

Angostura project	A lump sum Conventional project offshore Trinidad and Tobago (NAMEX region), under execution during 2003 to 2004 for BHP Billiton.
Bonga project	A lump sum SURF project offshore Nigeria (AFMED region), executed during 2001 to 2004 for SNEPCO.
Burullus project	A lump sum SURF project offshore Egypt (AFMED region) executed during 2001 to 2003 for the Burullus Gas Company.
Conoco CMS 3 project	A lump sum SURF project offshore the United Kingdom (NEC region) executed during 2001 to 2003 for ConocoPhillips (UK) Ltd.
Duke Hubline project
A combined lump sum and day rate Conventional project in the United States (NAMEX region), executed during 2002 to 2003 for Algonquin Gas Transmission Company, a subsidiary of Duke Energy Field Services LLC.
Erha project	A lump sum SURF project offshore Nigeria (AFMED region), to be executed during 2002 to 2006 for ExxonMobil Nigeria ("EEPNL").
Girassol project
A lump sum SURF project offshore Angola (AFMED region), comprising the building and installation of two riser towers in 1,400 meters of water and the installation of associated pipelines and umbilicals, executed during 1998 to 2003 for a consortium led by Total Angola. This project was performed as a joint venture with Saipem S.A.
OGGS project
A lump sum Conventional offshore gas gathering system project offshore Nigeria (AFMED region), executed during 2002 to 2004 for Shell Petroleum Development Company of Nigeria Limited ("SPDC"), acting on behalf of itself and partners, including the Nigerian National Oil Company.
Sanha Bomboco project	A lump sum Conventional project offshore Angola (AFMED region) under execution during 2002 to 2004 for ChevronTexaco led by Cabinda Gulf Oil Company ("CABGOC").
Shell EA project	A lump sum SURF project executed during 2001 to 2003 for Shell in Nigeria (AFMED region).
Skirne Byggve project	A lump sum SURF project offshore Norway (NEC region) executed during 2002 to 2003 for Total.
Yokri project
A lump sum Conventional project in Nigeria (AFMED region) under execution during 2001 to 2004 jointly with a local partner for SPDC, acting on behalf of itself and partners, including the Nigerian National Oil Company.

Business Segment Results

        The following tables show annual net operating revenue and net (loss) income before tax (after minority interests) for each of our business segments for the past three fiscal years.

	For the year ended November 30,
	2003		2002		2001
	$	%	$	%	$	%
	(in millions, except percentages)
Net operating revenue
AFMED	673.8	45.4	702.7	48.9	520.2	41.5
NEC	387.6	26.2	335.6	23.3	325.3	25.9
NAMEX	200.6	13.5	190.5	13.3	276.7	22.0
SAM	56.0	3.8	52.0	3.6	50.5	4.0
AME	26.8	1.8	25.7	1.8	39.4	3.1
Corporate	137.5	9.3	131.0	9.1	43.8	3.5

Total	1,482.3	100.0	1,437.5	100.0	1,255.9	100.0

	For the year ended November 30,
	2003		2002		2001
	$	%	$	%	$	%
	(in millions, except percentages)
Net (Loss) income before tax (after minority interests)
AFMED	(285.2)	(68.0)	(36.6)	(25.5)	24.5	382.8
NEC	23.1	5.5	10.8	7.5	13.0	203.1
NAMEX	(32.2)	(7.8)	(116.0)	(80.7)	(36.2)	(565.5)
SAM	18.5	4.3	5.5	3.8	5.5	85.9
AME	(6.6)	(1.6)	(3.4)	(2.3)	0.0	0.0
Corporate	(136.0)	(32.4)	(4.0)	(2.8)	(0.4)	(6.3)

Total	(418.7)	(100.0)	(143.7)	(100.0)	6.4	100.0

Africa, Mediterranean and the Caspian Sea Region (AFMED)

  Net Operating Revenue

        AFMED's net operating revenue decreased marginally in fiscal year 2003 by $28.9 million to $673.8 million. The continued high level of activity in West Africa on the major Conventional and SURF projects (the OGGS and Yokri projects for SPDC, the Bonga project for SNEPCO and the Sanha Bomboco project for ChevronTexaco) were the main drivers for the sustained high level of revenue, generating 64% of the revenues for fiscal year 2003. The Burullus and OGGS projects were completed in fiscal year 2003 and ongoing disputes with the respective customers settled in the first quarter of fiscal year 2004 in line with the reported position at November 30, 2003. It is anticipated that the Bonga, Sanha Bomboco and Yokri projects will be completed in fiscal year 2004, while the Erha project will continue until fiscal year 2006.

        Net operating revenue in fiscal year 2002 was $702.7 million, up from $520.2 million in fiscal year 2001. This increase was largely due to high levels of activity in Nigeria with the Shell EA, Yokri and OGGS projects running in conventional water depths for Shell, and the TotalFinaElf Amenam project close to completion. Some of these projects had negative margins due to problems with tendering, execution, Nigerian fabrication/sourcing obligations, and logistics. Much activity took place in Egypt on the Burullus project. Turnover in Angola was down from its fiscal year 2001 level due to lower activity on the Girassol project.

        Revenue for fiscal year 2004 is expected to be more in line with lower fiscal year 2001 levels, as the major ongoing projects of the last couple of years are fully completed, and the start-up phase commences on the BP Greater Plutonio project See "—Other Subsequent Events." As a result, the offshore activity levels are expected to significantly decrease in the second half of the fiscal year, with a sharp drop in the utilization of key assets such as the Seaway Polaris. A significant increase in offshore activity is foreseen for fiscal year 2005 although the senior management of the AFMED region is seeking to target a turnover of around $500-$550 million per annum while project management resources are strengthened and other key organizational issues relating to the recent headcount reduction are tackled.

  Net (Loss) Income Before Tax

        In fiscal year 2003 AFMED reported a net loss before tax of $285.2 million. This is mainly due to $65.1 million of fixed asset impairment charges together with negative revisions on several large loss-making contracts, including the OGGS, Sanha Bomboco, Bonga and Burullus projects. As discussed in "—Factors Affecting our Results of Operations—Revisions of Estimates on Major Projects," settlement on all outstanding claims and variation orders on the OGGS and Burullus projects was achieved with the respective customers in fiscal year 2004, and the impact has been fully reflected in fiscal year 2003 results because the settlements related to work completed before November 30, 2003.

        The net result before tax for fiscal year 2002 was a loss of $36.6 million compared with a net income before tax of $24.5 million in fiscal year 2001. This degradation in trading performance was due to loss-making turnkey projects, mainly the OGGS and Burullus projects.

        We believe that AFMED's prospects for fiscal year 2004 are better than in fiscal year 2003, assuming the remaining loss-making contracts (including the Bonga, Sanha Bomboco and Yokri projects) can be successfully concluded. Although the anticipated losses at completion of these projects have been provided for in the fiscal year 2003 accounts, there are considerable risks with the remaining work to be performed on these projects, and any losses over and above those provided in fiscal year 2003 will affect the fiscal year 2004 results. As noted in "—Other Subsequent Events," significant additional costs to completion have been identified on the Sanha Bomboco and Bonga projects in March 2004. The offshore activities of projects with more acceptable margins, including the Benguela Belize, Erha, and Okpoho projects, are expected to have a positive impact on the results for fiscal year 2004. However the lower level of ship utilization anticipated in the second half of fiscal year 2004 will depress the overall results for the AFMED region. We are trying to secure short-term charter work to minimize this effect.

Northern Europe and Canada Region (NEC)

  Net Operating Revenue

        NEC's net operating revenue increased by $52.0 million to $387.6 million in fiscal year 2003. Offshore activity was particularly high in the Norwegian sector of the North Sea with the Vigdis Extension and Skirne Byggve projects being completed during the year. In the Dutch sector the NAM K7 and K15 SURF project for Nederlandse Aardolie Maatschappij B.V. was also satisfactorily completed during fiscal year 2003. Revenue from our long-term IMR contract for BP was lower than the previous year. Other significant projects performed during the year included Draugen for Norsk Shell A/S and Lyse Rogass for Lyse Rogass A/S in the Norwegian sector and Cleaver Bank for Shell UK Exploration in the U.K. sector.

        Fiscal year 2003 ended on a commercially successful note with the Langeled contract award from the Ormen Lange license group for a North Sea pipeline that will be the longest in the world. This contract, which is worth approximately $250 million, represents full utilization of the LB200 pipelay barge in 2005 and 2006.

        Net operating revenue increased to $335.6 million in fiscal year 2002 from $325.3 million in fiscal year 2001. In the Norwegian sector, there was a difficult market situation in both fiscal years 2002 and 2001, with no significant Conventional lump sum or pipelay projects. The small increase in fiscal year 2002 revenue was mainly related to the activity level in the subsea construction market. In the U.K. sector in fiscal year 2002 there was a continuation of the increased project activity from fiscal year 2001, including a number of SURF projects (notably the Conoco CMS 3 project, ATP Helvellyn for Bluewater Industries Inc. and Mirren and Madoes for BP Exploration), as well as the ongoing IMR contracts.

        We expect NEC's revenue in fiscal year 2004 to be lower than in fiscal year 2003 due to the lack of larger SURF projects in the current backlog, with the majority of the SURF projects to be executed in fiscal year 2004 being for shorter duration with lower revenue levels. Current indications are that activity levels on the various IMR frame agreements within the NEC region will be similar to fiscal year 2003.

  Net Income (Loss) before Tax

        In fiscal year 2003, NEC reported net profit before tax of $23.1 million, which included $0.1 million for fixed asset impairment charges and unbilled receivables of $6.1 million on the Conoco CMS 3 project written off in fiscal year 2003. Technical problems were encountered on the Skirne Byggve project and it is anticipated that the rectification works associated with these will result in insurance claims being submitted in fiscal year 2004. The anticipated expenditure associated with the rectification work has been estimated at $10.0 million and has been fully provided for in the fiscal year 2003 results pending the outcome of these claims. The Allseas Corrib project terminated as a consequence of the ultimate customer not having received all of the planning permissions required for the project to proceed. Termination negotiations are completed and we have recovered all costs incurred, but will lose the revenues and profits that we expected.

        The net result before tax for fiscal year 2002 was a profit of $10.8 million compared with a net income before tax of $13.0 million in fiscal year 2001. This included an adverse variance attributable to the Conoco CMS 3 project. Seabed soil conditions encountered during the project differed significantly from those that had been anticipated, leading to significant increases in the duration of work and associated expenditures. The figures for fiscal year 2001 included two Norwegian loss-making projects with a total loss of $4.9 million.

        We anticipate that the net income before tax for fiscal year 2004 of the NEC region will improve in comparison with fiscal year 2003, based on current backlog figures and forecasted margins.

North America and Mexico Region (NAMEX)

  Net Operating Revenue

        NAMEX's net operating revenue in fiscal year 2003 increased by $10.1 million to $200.6 million. The major Conventional project undertaken and completed in the year was the Duke Hubline project, and the region commenced the start-up phase on the Conventional Angostura project for BHP Billiton in Trinidad and Tobago. The level of SURF activity was lower than the previous year due to lack of a dedicated SURF ship available in the NAMEX region. However, IMR activity levels were higher than prior years as a result of continued hurricane repair work in the first quarter related to damage to offshore installations from Hurricane Lili in the Gulf of Mexico.

        Net operating revenue in fiscal year 2002 decreased to $190.5 million from $276.7 million in fiscal year 2001. This was due to reduced activity on the pipelay project for Gulfstream Natural Gas LLC that was completed in early fiscal year 2002, and reduced subsea construction activity as a result of depressed market conditions. There was an upturn in activity in the fourth quarter of fiscal year 2002 to repair damage caused by Hurricane Lili.

        We expect NAMEX's revenue prospects for fiscal year 2004 to be slightly lower than for fiscal year 2003, because the projects to be performed are smaller than in fiscal year 2003. Our potential for SURF work in fiscal year 2004 has improved as a result of the addition of a year-round dedicated ship in the region. In addition, our work on the second phase of the Angostura project will continue, and the segment is actively pursuing other Conventional projects in the Caribbean.

  Net (Loss) Income Before Tax

        Net loss before tax for NAMEX was $32.3 million in fiscal year 2003, which included $12.4 million of tangible fixed asset impairment charges compared to a net loss before tax of $116.0 million in fiscal year 2002. The majority of this loss in fiscal year 2003 was generated in the Conventional business segment and is attributable to the Duke Hubline project, where unexpected extreme weather conditions, poor sub-contractor performance and changes in site conditions resulted in disputes over the level of charges invoiced to the customer on a cost plus basis. The region's reported net loss for fiscal year 2003 reflected the full impact of the settlement that was achieved with Duke Energy on all outstanding invoices, receivables and claims.

        The net result before tax for fiscal year 2002 was a loss of $116.0 million compared with a net loss before tax of $36.2 million in fiscal year 2001. This is largely due to the $103.0 million goodwill impairment charge relating to the 1998 acquisition of Ceanic. Offsetting the impairment charge in fiscal year 2002 were the gain of $8.0 million on the asset sale of Big Inch Marine Systems, as well as improved results on subsea construction projects. There was a neutral result on the Gulfstream project.

        We expect NAMEX's net results for fiscal year 2004 to improve now that the loss-making Duke Hubline project is now completed and due to, among other things, changes implemented by us with respect to managing contract risks.

South America Region (SAM)

  Net Operating Revenue

        SAM's net operating revenue increased in fiscal year 2003 by $4.0 million to $56.0 million. The increase was mainly due to the very high ship utilization on the two long-term charter contracts operating in the SAM region. Moreover, the other regional assets operating in Brazil, including contracts for ROV drill support and survey, also performed well in fiscal year 2003, with improved utilization levels compared to fiscal year 2002.

        Since fiscal year 2002, when our office in Argentina was closed, all of the revenues of the SAM region have been generated in Brazil. Net operating revenue in fiscal year 2002 increased slightly to $52.0 million from $50.5 million in fiscal year 2001 due to the continued good performance and stable utilization levels of the long-term charters.

  Net Income (Loss) before Tax

        Net profit before tax for SAM was $18.2 million in fiscal year 2003, an increase of $12.8 million from fiscal year 2002. The increase was primarily attributable to the increasing benefits of performing recurring work under long-term contracts, allowing the segment to benefit from cumulative years of operational experience and knowledge in specialized services that reduced contract risks and improve performance year on year. The net profit for fiscal year 2002 of $5.4 million was virtually unchanged from the fiscal year 2001 result. The increase of regional profitability for fiscal year 2003, compared to both fiscal years 2002 and 2001, was due to a number of factors including a record level of asset utilization, a reassessment of future maintenance requirements, and a change in the basis of allocation of certain ship fixed costs, including depreciation.

        Revenue in SAM for fiscal year 2004 is expected to be marginally lower than in fiscal year 2003 and the level of operating profits is also expected to be lower than the exceptional level achieved in fiscal year 2003, but both still are expected to be higher than the historical levels of fiscal years 2002 and 2001.

Asia and the Middle East Region (AME)

  Net Operating Revenue

        AME's net operating revenue increased marginally in fiscal year 2003 by $1.1 million to $26.8 million. The majority of the revenue in fiscal year 2003 continued to be derived in Indonesia from shallow water IMR, Conventional and Survey projects, where the activity levels were still lower than expected and well below the high level achieved in fiscal year 2001.

        Net operating revenue in fiscal year 2002 decreased by $13.7 million to $25.7 million from $39.4 million in fiscal year 2001 due to a downturn in the market for construction and shallow water work in Indonesia and drill support ROV work throughout the AME region.

        We expect revenue in AME for fiscal year 2004 to be higher than those experienced in fiscal year 2003, as several larger projects in Indonesia are already in hand and are due to be executed in fiscal year 2004. In addition, the AME region has been expanded and strengthened commercially to take responsibility for the growing markets of India and the Middle East.

  Net (Loss) Income before Tax

        AME's net result before tax was a loss of $6.6 million compared to a net loss before tax of $3.3 million in fiscal year 2002. This was mainly attributable to the low volume of overall activity in Indonesia, which resulted in an under-utilization of certain regional assets, as well as continuing competitive pricing pressures, which depressed project margins. The deterioration in the net loss to $3.3 million in fiscal year 2002 from a break-even result in 2001 was partly attributable to a write-down of assets due to a goodwill impairment charge of $1.6 million in respect of the Indonesian subsidiary, and to a drop in market conditions for construction and drill support ROVs.

        We believe that AME will achieve improved net results in fiscal year 2004, as AME expects to see higher activity levels and improved asset results, due to the disposal of several underperforming assets (eight ROVs, three air dive units, and two small drilling rigs) which took place in the first quarter of fiscal year 2004.

Corporate

  Net Operating Revenue

        Net operating revenue increased marginally in fiscal year 2003 by $6.5 million to $137.5 million. This was attributable to higher sales achieved by Serimer DASA on offshore welding work for customers other than us and stable revenue levels in the Paragon companies.

        Net operating revenue increased in fiscal year 2002 to $131.0 million from $43.8 million in 2001. Of this increase, $68.7 million was attributable to the inclusion of revenues from both Paragon Engineering Services, Inc. and Paragon Litwin for a full financial year. In fiscal year 2001, these businesses were only consolidated for part of the year subsequent to each respective acquisition.

        Corporate's revenue prospects for fiscal year 2004 are expected to be significantly lower than for fiscal year 2003 levels due to the planned divestment of non-core businesses, including Serimer DASA and the Paragon companies, in fiscal year 2004.

  Net (Loss) Income before Tax

        Corporate reported a net loss before tax for fiscal year 2003 of $136.0 million, compared to a net loss before tax of $4.0 million in fiscal year 2002. The majority of the overall loss was due to asset write-offs of $99.0 million on certain group ships (notably the Seaway Kestrel and the Seaway Explorer), mobile assets and the radial friction welding ship-mounted welding system, as well as a further net loss of $10.0 million, being our share of losses from the NKT Flexibles joint venture investment. In addition, restructuring charges totaling $4.5 million were recorded in Corporate in respect of redundancies, real estate exit costs, and professional fees. External consultancy fees in relation to our financial restructuring were $6.2 million. The remaining losses attributable to Corporate were the result of insufficient revenue earned by certain ships and equipment to cover fixed costs, including depreciation.

        Corporate reported a net loss before tax for fiscal year 2002 of $4.0 million, compared with a net loss before tax of $0.4 million, in fiscal year 2001. The increased loss in fiscal year 2002 was primarily due to certain non-recurring items related to asset impairments of $8.1 million and goodwill impairment charges of $1.8 million on the NKT Flexibles joint venture. Fiscal year 2002 was also affected by under-recoveries of costs on group ships totaling $18.0 million.

        The expected net income before tax for Corporate for fiscal year 2004 is dependent upon the successful divestment of Serimer DASA and the Paragon companies, the expenses relating to the refinancing and external advisors' fees, and the level of utilization of group assets.

Consolidated Results

Net Operating Revenue

        Net operating revenue increased slightly to $1,482.3 million in fiscal year 2003 from $1,437.5 million in fiscal year 2002, as we worked through our high level of backlog. Net operating revenue in fiscal year 2002 increased to $1,437.5 million from $1,255.9 million in fiscal year 2001. This reflects the continued growth in the market for our services, particularly on major projects in AFMED, in addition to increased year-on-year revenue from Paragon Engineering Services and Paragon Litwin, which were acquired during fiscal year 2001, and which are expected to be sold in fiscal year 2004.

Equity in Net Income of Non-Consolidated Joint Ventures

        Equity in net income of non-consolidated joint ventures in fiscal year 2003 was $0.4 million, compared to income of $5.3 million and $11.7 million in fiscal years 2002 and 2001, respectively. The results for fiscal year 2003 were negatively impacted by our share of losses of $10.0 million from the investment in NKT Flexibles, which included $6.6 million with respect to our share of tangible fixed assets impairment charges. See "—Results of Operations—Consolidated Results—Impairments."

        Income in fiscal year 2002 was adversely affected by our share of losses in the NKT Flexibles joint venture of $14.0 million, which included $8.1 million of tangible fixed asset impairment charges. This was partially offset by $7.0 million of income in respect of our share of the net income of the Sonamet non-consolidated joint venture, resulting from improved performance of the Lobito Yard in fiscal year 2002.

Selling, General, and Administrative ("SG&A") Expenses

        SG&A expenses in fiscal year 2003 were $102.5 million, compared to $89.7 million and $81.3 million in fiscal years 2002 and 2001, respectively. The increase in fiscal year 2003 was mainly due to external advisors' fees incurred in connection with the financial restructuring program. The increase in fiscal year 2002 over fiscal year 2001 was due to the introduction of a new management performance incentive scheme, a small number of senior executive redundancy and severance payments, professional fees in connection with an aborted share offering, and increased salary costs for newly hired corporate staff. Following a review of the various types of expenses included in the operating and overhead expense categories, we decided that it would be more appropriate for the cost associated with tendering and product line management to be taken out of operating expenses and into the renamed category "Selling, general and administrative expenses." At the same time it was decided that the cost associated with health, safety and environment and quality should be taken from SG&A into operating expenses. The rationale for these changes is that tendering is a sales-related activity, and, under the new organizational structure, the management of our regions is focused on our general management. We have reclassified reported amounts in prior years for comparability. We reclassified health, safety and environment and quality costs because they are incurred in relation to project work. See Note 2 of our Consolidated Financial Statements.

Impairments

        In accordance with SFAS No. 144, long-lived assets, to be held in use, are tested for recoverability whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Assets held for sale are measured at the lower of cost and fair value less cost to sell. We recognized aggregate impairment charges of $176.5 million in fiscal year 2003 in respect of our tangible fixed assets, as set forth in the following table:

Charges for Impairment of Company-Owned Tangible Fixed Assets	$
(in millions)
Ships:

A sales brochure was published in September 2003 by Derrick Offshore, a shipbroker acting for us, offering several of our ships for sale. These included the Seaway Kestrel, the Seaway Explorer, the Seaway Invincible, and the Seaway Rover. The broker provided guidance as to the prices that could be obtained under current market conditions. These prices were at a level substantially below the carrying values of the ships, and were confirmed by a formal valuation in January 2004. An impairment charge was recorded against the carrying value of several owned ships, measured on the basis of the broker's valuation.
Two categories of assets have been identified based upon the criteria under SFAS No. 144
1. Held for sale:	2.2

The Seaway Invincible and the Seaway Rover meet the "held for sale" criteria under SFAS No. 144, on the basis that they have been marketed for sale since the fourth quarter of fiscal year 2003 and they have been sold since November 30, 2003, for no gain or loss.
2. Held for use:	42.0

The Seaway Kestrel and the Seaway Explorer are being actively marketed, but no sales agreement has yet been concluded, and management does not consider that it will be probable to sell these ships within one year.

LB200 Pipelay Barge	55.7

As part of the business restructuring initiated by our new management team, a separate trunkline business unit was established in the fourth quarter of fiscal year 2003, specifically dedicated to the marketing and operation of the LB200 pipelay barge. An in-depth review was then performed to determine the predicted world-wide demand for trunkline lay, and the available barges capable of performing this type of work. The outcomes from bid processes during the fourth quarter of fiscal year 2003 were also evaluated. This review resulted in a revised forecast of utilization and future daily charge-out rates for the LB200. We estimated that future cash flows attributable to the LB200 pipelay barge were less than its carrying value, and an impairment charge was recorded on the basis of a fair value calculation using discounted cash flows. An external ship-broker reviewed this calculation at our request and validated the underlying market assumptions.
Radial Friction Welding, abandoned	42.7

The radial friction welding program was started in June 1995 to design and fabricate a high quality ship-mounted welding system for use on 6- to 12-inch flowlines, at a production rate of 200 pipe joints per day. The system was designed not only for welding normal high tensile carbon steels, but also for the emerging premium market for corrosion resistant alloys. However, it proved too large and complex to install on one of our existing ships and fabrication was suspended in December 2000. In fiscal year 2002, we launched a joint feasibility study with a third party ship-owner to install the equipment on an existing ship, which would be operated as a specialized deep-sea construction ship by a joint venture. The study indicated that adaptation of the existing ship would necessitate substantial additional investment, so we commissioned an agent to identify and attract a further outside investor. We received a status note from this agent on November 28, 2003, confirming that he had been unable to attract any further investors to join the project, which meant that the proposed joint venture could not proceed. Although efforts to find alternative uses for the radial friction welding will continue, the asset is not expected to generate future cash flows from use or from sale. It is therefore no longer appropriate to carry this asset other than at scrap value, and an impairment charge has been recorded to reduce the carrying value to nil, which represents the fair value as at November 30, 2003.
Other Ships and Offshore Equipment	28.8

At the time of preparation of the annual operating budget for fiscal year 2004 and three-year plan in October 2003, our senior management assessed the level of expected future utilization of all our long-lived assets in the light of the business strategies established in the new management's business plan, and a number of assets are expected to be under-utilized in new management's plans. The major items included a ship (the Seaway Defender), three remote-operated MATIS™ pipe-connectors, nine ROVs, the Smartleg platform-deck installation equipment, three trenchers/ploughs, hardsuit diving equipment, and four pipe carousels. We estimated that future cash flows attributable to these assets were less than their carrying values and an impairment charge was recorded on the basis of fair value calculations performed by our using discounted cash flows.
Lobito Yard Assets	5.1

This category comprises a large quantity of our equipment located at the Lobito fabrication yard on long-term lease to Sonamet, including cranes, tractors, cutting and welding equipment, generators, and vehicles. A buy-out proposal from Sonamet to acquire the equipment was received in the fourth quarter of fiscal year 2003, and the carrying amount was reduced to the expected sales price. The assets were sold to Sonamet at that price after the end of fiscal year 2003.

Total charges for impairment of company-owned tangible fixed assets	$176.5

        The fiscal year 2002 charge of $4.0 million for impairment of fixed assets was made up of adjustments to the carrying value of several small fixed assets.

        In addition to the above, included in "—Equity in Net Income of Non-Consolidated Joint Ventures" in fiscal year 2003 are charges totaling $9.1 million in respect of our share of tangible fixed asset impairments booked by three of our equity joint ventures, as follows:

Charges for Impairment of Tangible fixed assets in Equity Joint Ventures	$
(in millions)
NKT Flexibles I/S	6.6

An impairment charge of $6.6 million was recorded in respect of our 49% share of the impairment of the fixed assets of NKT Flexibles I/S, which identified excess manufacturing capacity following a reduction in its anticipated future revenue and market share in the fourth quarter of fiscal year 2003. The impairment was measured on the basis of discounted cash flows prepared by the NKT Flexibles joint venture.
Kingfisher D.A.	1.4

An impairment charge was recorded in the books of the joint venture that owns the Seaway Kingfisher, following an outside valuation of the ship. Our 50% equity share of this impairment charge was $1.4 million.
Sonastolt	1.1

This joint venture owns seven ROVs that were sold at a loss in February 2004 in connection with the sale of the ROV drill support business to Oceaneering International, Inc. The impairment was based on the difference between the carrying value of the ROVs and the net proceeds agreed under the sale contract.

Total charges for impairment of tangible fixed assets in equity joint ventures	$9.1

        The fiscal year 2002 charge of $8.1 million represented our share of a fixed asset impairment loss booked by the NKT Flexibles joint venture. During fiscal year 2002, NKT management revised its strategy to focus on efficiency on the basis of slower growth in the next few years than initially forecast. We performed an impairment test based on the cash flow projections in the business plan, and determined that the goodwill was fully impaired.

        No impairment charges with respect to our joint ventures were recorded in fiscal year 2001.

Impairment of Goodwill and Other Intangible Assets

        No charges for impairment of goodwill or other intangible assets were recorded in fiscal year 2003. Goodwill at November 30, 2003 amounted to $6.0 million in respect of the acquisition of Paragon Engineering Services in fiscal year 2001. Impairment tests performed during the first six months of fiscal year 2003 under SFAS 142 indicated, in light of the subsidiary's continuing profitability, the value of goodwill was not impaired. We updated this exercise at November 30, 2003 when Paragon Engineering Services met the "held for sale" criteria. No impairment charge was required. In fiscal year 2002, the continuing poor returns obtained on certain investments made in 1998 and 1999 led us to perform an impairment review of all goodwill recognized on past acquisitions. As a result, impairment charges totaling $106.4 million were recorded against goodwill, of which $103.0 million related to the entire remaining goodwill on the 1998 acquisition of Ceanic. The remainder of the charge eliminated the outstanding goodwill of $1.8 million on the acquisition of Danco A/S, which holds our investment in NKT Flexibles, and of $1.6 million in respect of our Indonesian subsidiary, PT Komaritim.

        Several factors were taken into account in the analysis and supporting projected cash flows that resulted in the impairment charge of $103.0 million to eliminate the entire remaining goodwill on the acquisition of Ceanic. The acquisition was made in fiscal year 1998 as part of a strategy to establish a presence in one of the world's most important offshore markets, at a price that reflected rising oil prices and favorable investment conditions. Since then the Gulf of Mexico offshore contractor market has experienced an unprecedented downturn. As a result, our former North America region was loss-making in fiscal years 2000 and 2001, and again performed below management's expectations in fiscal year 2002. Market analysts' reports indicated that the major oil companies were directing their development funds away from U.S. waters and towards overseas targets, particularly West Africa, where the per-barrel recovery costs are lower. We foresaw no significant upturn in demand in the Gulf of Mexico market and revised earlier assumptions of long-term market growth in its impairment model and eliminated the remaining goodwill. Our strategy is still to maintain a strong competitive presence in the Gulf of Mexico, and is planning to expand our service offering to the ultra-deepwater market in this and other regions. The goodwill in connection with the acquisition of Ceanic was previously amortized over 25 years.

        The NKT Flexibles joint venture has been loss-making since we acquired our 49% share in fiscal year 2000, and the market for flexible pipes has not grown as quickly as expected. As a consequence, the joint venture has suffered from excess production capacity and has not met its performance targets. During fiscal year 2002, NKT Flexibles' management revised its strategy to focus on efficiency and predicted slower growth in the next few years than initially forecast. We performed an impairment test for the goodwill in Danco A/S based on the cash flow projections in the NKT Flexibles business plan, and determined that the goodwill was fully impaired. An impairment adjustment of $1.8 million was recorded in fiscal year 2002. This goodwill was previously amortized over 10 years on a straight-line basis.

        The PT Komaritim subsidiary in Indonesia was loss-making for several years, and in fiscal year fiscal year 2002 once again underperformed management's expectations. The Indonesian market continues to be characterized by high competition in the shallow water sector, an environment in which we are unable to fully leverage our technology and core expertise. We determined, on the basis of projected cash flows, that the goodwill was fully impaired, and a charge of $1.6 million was recorded in the year ended November 30, 2002. This goodwill was previously amortized over 20 years on a straight-line basis.

        In fiscal year 2001, we recorded a charge of $7.9 million for the write-down of the Comex trade name.

Restructuring Charges

        In fiscal year 2003, restructuring charges of $16.2 million were incurred in connection with our plan for financial recovery, which included the elimination of non-essential businesses and businesses that can be outsourced, and the restructuring of our cost and asset base.

        As discussed in Note 18 of our Consolidated Financial Statements, real estate costs of $2.7 million were incurred in the AFMED region, where a provision of $1.8 million was recorded for the accrued rental fees of office space vacated by Paragon Litwin. The balance of $0.9 million of unamortized leasehold improvements for these offices was also written off in fiscal year 2003 as the fair value was determined to be nil.

        Personnel and redundancy costs of $13.2 million were incurred for severance payments, vacation paid-in-lieu and outplacement fees, and were principally incurred in the AFMED, NEC and NAMEX regions due to the need to reduce staffing levels in the Aberdeen, Stavanger, Nanterre, and Houston offices to reflect lower levels of business expected in these regions in fiscal year 2004. We expect the majority of the provision outstanding as of November 30, 2003 to be paid before November 30, 2004, although this is dependent on the outcome of consultative processes with works councils in France and Norway that commenced in fiscal year 2003 and that the law in those countries requires to be fully complete before the restructuring can be regarded as closed.

        External advisors' fees totaling $0.3 million were incurred in fiscal year 2003 in connection with our asset disposals.

        There were no restructuring charges in fiscal years 2002 or 2001.

(Loss) Gain on Sale of Fixed Assets

        In fiscal year 2003, the loss of $0.3 million resulted from the disposal of surplus equipment in the AME region. The gain of $8.0 million in fiscal year 2002 represented the gain from the sale of the assets of Big Inch Marine Systems, Inc. In fiscal year 2001, we recognized a gain of $1.2 million on the sale of the assets of Hard Suits Inc., a specialized diving company.

Other Operating (Loss) Income, Net

        In fiscal year 2003, we incurred other operating losses of $1.1 million compared to other operating income of $0.1 million in fiscal year 2002 and other income of $1.1 million in fiscal year 2001. No significant individual transactions are included in these results.

Net Interest Expense

        In fiscal year 2003, net interest expense increased to $24.8 million from $18.2 million in fiscal year 2002. This resulted from increased borrowings from SNSA under the Subordinated Note, and from the decision to fully draw down our Existing Credit Facility Agreements in August 2003 in order to assure liquidity during the restructuring process. This included additional borrowings in August 2003 of $10 million under the $55/45 Million Credit/Guarantee Facility, which is described in "—Liquidity and Capital Resources—Description of Indebtedness."

        The decrease in fiscal year 2002 from $26.8 million in fiscal year 2001 resulted largely from lower interest rates. We also exercised an option on a finance lease to purchase two ships, the Seaway Polaris and DLB 801, and refinanced them with bank borrowings at a lower interest rate.

Foreign Currency Exchange (Losses) Gains

        During fiscal year 2003, we recorded a foreign exchange related loss of $8.9 million compared to a $0.2 million gain in fiscal year 2002. This loss resulted from the weakening of the U.S. dollar against the euro, the British pound sterling, and the Norwegian kroner in the second half of fiscal year 2003. For every $0.01 change in the exchange rate between the U.S. dollar and the euro, the impact on our results is approximately $2 million.

Income Tax Benefit (Provision)

        We recorded a net tax benefit of $0.7 million in fiscal year 2003, as compared to net tax charges of $8.2 million and $20.6 million in fiscal years 2002 and 2001, respectively.

        The tax benefit in fiscal year 2003 comprised a net release to current tax of $0.03 million, a charge for revenue-based withholding taxes of $6.6 million, and a deferred tax benefit of $7.3 million. We have recognized deferred tax assets for Net Operating Losses carried forward ("NOLs") in Scandinavia and the United Kingdom. While we have NOLs in several other countries, we have recorded valuation allowances against the corresponding deferred tax assets in those instances where management does not consider it more likely than not that future taxable profits to realize the corresponding tax benefit exist.

        Under United Kingdom tonnage tax legislation, a portion of tax depreciation previously claimed by us may be subject to tax in the event that a significant number of vessels are sold without being replaced. This contingent liability reduces progressively to nil over the seven years following entry into the tonnage tax regime. Management has made no provision for the contingent liability relating to ships that management does not consider that it is probable that we will sell. The contingent liability in respect of all these ships as of November 30, 2003 was $33.7 million.

        In the normal course of our business our activities become subject to enquiry and audit by tax authorities across a number of jurisdictions. During fiscal year 2003, two of these enquiries were in Norway and The Netherlands. The Norway enquiry was concluded and in fiscal year 2004 we received a Norwegian kroner tax refund of $7.8 million equivalent. The enquiry in The Netherlands is on-going and is expected to be concluded in fiscal year 2004. Management is actively working to close out this and all other open tax enquiries and believes that it has adequate reserves to cover any taxes that may become payable in respect of such enquiries.

        We recorded a net tax charge of $8.2 million in fiscal year 2002, compared to a net tax charge of $20.6 million in fiscal year 2001. The tax charge in fiscal year 2002 included withholding taxes of $14.0 million imposed by tax authorities in certain countries. Additionally, in the NAMEX region, we did not recognize a deferred tax asset for the losses incurred, and took a further $10.8 million valuation allowance against the deferred tax asset brought forward from fiscal year 2001 because of the continuing losses in the region. We also reviewed our position under the U.K. tonnage tax regime whereby taxable income is calculated by reference to the tonnage of the vessel, and released a further $21.3 million of deferred tax liability in respect of fixed asset timing differences. This liability is not expected to materialize due to our intention to remain permanently in the tonnage tax regime. This was partially offset by a valuation allowance against our net operating losses, due to the uncertainty of our ability to generate sufficient future taxable earnings to realize the tax benefit of offsetting the prior operating losses.

Depreciation and Amortization

        Depreciation and amortization in fiscal year 2003 remained relatively static at $93.5 million compared to $92.1 million in fiscal year 2002 and $91.8 million in fiscal year 2001.

Net (Loss) Income before Tax

        The Net (Loss) Income before Tax was adversely affected by a number of significant charges/(credits), which are summarized in the following table.

Significant Charges/(Credits)	2003 $	2002 $	2001 $
	(in millions)
Revisions of estimates on major projects	216.0	58.8	(2.4)
Charge for impairment of company-owned tangible fixed assets	176.5	4.0	—
Share of impairment charge of tangible fixed assets in equity joint ventures	9.1	8.1	—
Charge for impairment of goodwill and other intangible assets	—	106.4	7.9
Restructuring charge	16.2	—	—
Increase in provision for the Technip patent settlement (See "—Legal Matters" below)	7.8	—	—
Loss/(gain) on sale of fixed assets	0.3	(8.0)	(1.2)
Total Significant Charges	$425.9	$169.3	$4.3

Liquidity and Capital Resources

Cash Requirements, Contractual Obligations and Commercial Commitments

        Our primary cash uses are to fund working capital, acquisitions of fixed assets, expenditures and dry-dock costs.

        During the second half of fiscal year 2003, cash requirements increased significantly due to cost overruns on certain major projects, the continued delay in the recovery of amounts owed to us, and the delayed settlement of claims and variation orders with respect to major projects. Consequently, while engaged in discussions with our primary creditors to amend the financial covenants in our Existing Credit Facility Agreements, we also took measures to ensure that we had sufficient liquidity to fund our operations and to provide for a potentially protracted period of negotiation with certain major customers regarding settlement of claims and variation orders. These measures included borrowing to the maximum availability under our Existing Credit Facility Agreements and closing out positions under foreign exchange contracts.

        The following table sets forth our contractual obligations and other commercial commitments as of November 30, 2003:

Contractual obligations	Total $	Less than 1 year $	1-3 years $	4-5 years $	After 5 years $
	(in millions)
Long-term debt(1)(2)(3)	385.0	91.5	293.5	—	—
Operating lease obligations	96.6	25.8	39.4	17.7	13.7
Other(4)	324.9	150.2	159.9	14.8	—

(1)
Represents principal amounts, but not interest. See Note 15 to our Consolidated Financial Statements.

(2)
For a description of our long-term debt, refer to "—Description of Indebtedness" and Note 15 to our Consolidated Financial Statements.

(3)
Excludes SNSA Subordinated Note of $50.0 million, which is summarized in "—Description of Indebtedness" below.

(4)
Other includes performance bonds, bid bonds, advance payment bonds, guarantees or standby letters of credit in respect to our performance obligation. For further information regarding bank guarantees, see "—Off-Balance Sheet Arrangements".

        During fiscal year 2004, we expect to pay approximately $23 million for interest payable on our debt, and miscellaneous cash outflows are expected to be approximately $13 million. While cash provided from operations is expected to be approximately $55 million and, as described in "—Equity and Funding Transactions since November 30, 2003," we intend to raise additional cash through equity offerings. In addition to funding the cash outflows above, the cash provided from these activities is expected to be used to repay $91.5 million of bank debt in fiscal year 2004, detailed as follows:

        As of March 31, 2004 $45.0 million has been repaid under the $440 Million Credit Facility. This includes $15.0 million from the Duke Hubline settlement. We are committed to repaying the equivalent of 50% of the proceeds of the Subsequent Issue, which is expected to be completed in May 2004. The estimated gross proceeds from the Subsequent Issue are approximately $65.8 million if all shares are subscribed, resulting in a repayment of $32.9 million. Furthermore under the terms of the $55/45 Million Credit/Guarantee Facility twice yearly repayments of $10.0 million each are to be made in January and July.

Cash Management Constraints

        Our cash operations are managed under central treasury department control, and cash surpluses and requirements are identified using consolidated cash flow forecasts. These treasury operations are subject to two principal constraints. First, under the terms of our New Bonding Facility, we must maintain in a restricted account cash equal to 50% of the amount of all bank guarantees under the facility and, all surplus cash in excess of $75 million is required to be retained in a reserved bank account. Second, we do not always have the ability to freely transfer funds across international borders. For example, approval from the central bank of Brazil is required in order to obtain remittances from Brazil.

        The main uncertainties with respect to our primary sources of funds are as follows: the ability to obtain borrowings from financial institutions at commercially acceptable terms; the ability to issue share capital at terms acceptable to us; the ability to agree, in a timely fashion, with customers the amounts due as claims and variation orders; the availability of cash flows from joint ventures; and the timing of asset or business disposals through its divestment program. In addition, due to the uncertainties associated with the timings of cash flows from project contracts, and the uncertainties referred to earlier, it is difficult to accurately forecast the timing of inflows and outflows of cash.

Future Compliance with Debt Covenants

        As described in Note 15 to our Consolidated Financial Statements, our credit facilities contain various financial covenants, including but not limited to, minimum consolidated tangible net worth, maximum consolidated debt to net worth and maximum consolidated debt to EBITDA. Our latest forecasts for fiscal year 2004 indicate that there will be a narrow margin of compliance with the debt to EBITDA ratio covenant at the end of the fourth quarter of fiscal year 2004. Our ability to remain within our covenants at the end of the second and third quarters of fiscal year 2004 is dependent on (i) our operating performance; (ii) the successful completion of the Subsequent Issue during the second quarter of fiscal year 2004; (iii) our ability recover variation orders and claims from customers where additional contract costs are incurred; and (iv) the success of our plans to divest certain assets and businesses.

        We have consequently made contingency plans in the event that the operational results for the year fall below the latest updated estimates as follows: (i) we have the option of raising unsecured debt finance as an alternative means of repaying bank facilities, (ii) we have identified discretionary capital expenditures that can be deferred, (iii) we have the option of raising further equity, and (iv) we can seek to obtain a waiver of covenant breaches if they were to arise.

Sources of Cash

        Our principal sources of funds since the beginning of fiscal year 2003 have been cash from operations, borrowings from commercial banks and SNSA, and the issuance of share capital. Also, we monetized substantially all of our open forward contracts in August 2003 in order to provide $28.2 million of additional liquidity during the restructuring period. As of April 30, 2004, apart from the facilities which were negotiated and agreed as described in "—Equity and Funding Transactions since November 30, 2003," we have no other borrowing facilities available, and we have limited ability to pledge assets to secure new credit facilities. SNSA has indicated that it can no longer provide financial support to us beyond our existing guarantees of certain of our outstanding bank guarantees.

        Therefore, our only readily available funds for ongoing operations are, firstly, the available borrowings under our Existing Credit Facility Agreements, which are fully drawn and are expected to remain fully drawn, and secondly, our cash on hand and cash flows from operations going forward in excess of the amount that we are required to maintain in the restricted cash accounts. Our New Bonding Facility, as a condition to its availability, requires us to maintain in a restricted account a cash amount equal to 50% of all bank guarantees under this facility. This requirement is in addition to the requirement to have all unrestricted cash in excess of $75 million retained in a reserved bank account.

        As at November 30, 2003, we had $81.9 million of unrestricted cash on hand and as of April 30, 2004, we had $63.0 million of unrestricted cash on hand.

        As of April 30, 2004, we have deposited $136.3 million into the restricted accounts.

Summary Cash Flows	2003 $	2002 $	2001 $
	(in millions)
Net cash (used in) provided by operating activities	(27.5)	84.7	16.7
Net cash (used in) provided by investing activities	(12.7)	(76.4)	(83.4)
Net cash (used in) provided by financing activities	109.4	(8.4)	72.5
Effect of exchange rate changes on cash	1.1	0.1	(0.4)
Cash and Cash Equivalents at the End of the Year	81.9	11.7	11.7

Cash Flows (used in) provided by Operating Activities

        Cash flow from operations is derived principally from the collection of receivables due from customers under project contracts. The timing of invoice preparation for long-term contracts is typically based on progress towards the completion of work, either defined as agreed project "milestones" or an otherwise agreed staged payment schedule. Cash flows do not always coincide with the recognition of revenues, as customers are generally required to make advance payments at project commencement. It is our intention, when negotiating a contract, to arrange for cash to be received from the customer in advance of the requirement to pay suppliers, thus ensuring a neutral impact on liquidity.

        Net cash used in operating activities during fiscal year 2003 was $27.5 million compared to net cash provided by operating activities of $84.7 million during fiscal year 2002. This resulted from cash used in operations of $135.1 million, only partially offset by a reduction in working capital of $93.5 million and dividends of $14.1 million received from non-consolidated joint ventures. In fiscal year 2002, cash provided by operating activities was due to positive cash flow from operations of $48.9 million, a reduction in working capital of $22.6 million, and dividends of $13.2 million from non-consolidated joint ventures. Average accounts receivable decreased to 99 days at November 30, 2003 from 114 days at November 30, 2002. Average accounts payable days decreased to 102 at November 30, 2003 from 120 in fiscal year 2002.

        The other year-to-year fluctuations in cash flows from operating activities are due to fluctuations in net operating income as discussed under "—Results of Operations—Business Segment Results."

Cash Flows (used in) provided by Investing Activities and Capital Expenditures

        Net cash used in investing activities in fiscal year 2003 was $12.7 million compared to net cash used in investing activities of $76.4 million in fiscal year 2002. This mainly comprised net cash inflows of $31.9 million in respect of repayments from and advances to joint ventures, other investments and other non-current financial assets partially offset by the payment of $12.5 million for the final settlement of the NKT Flexibles share price guarantee, a further investment in the Sonamet and NKT Flexibles joint ventures of $14.2 million, asset sales proceeds of $4.0 million and the purchase of fixed assets of $21.9 million.

        In addition to capital expenditure outflows, which are project specific and which are typically included in the contract price, we, in the normal course of our business, makes routine capital expenditures. The table below sets forth information with respect to our capital expenditures for fixed assets in each of the last three fiscal years. The ongoing capital expenditures will be funded with cash from operations.

Category of Capital Investment	2003 $	2002 $	2001 $
	(in millions)
Equipment and Asset Development	8.1	28.9	38.0
Capacity Upgrades to Ships and Other Equipment	12.3	24.1	21.2
Other	1.5	1.6	3.7

Total Capital Investment	21.9	54.6	62.9

        The four largest capital expenditure projects during fiscal year 2003 are set out in the table below.

Asset	Description of Capital Expenditure project	$
		(in millions)
Mobile Assets	SCR pull-in system	3.7
Seaway Polaris	J-Lay tower upgrade	5.1
Seaway Osprey	New knuckle jib crane	2.6
Computer software	Asset supply chain management system	1.8

Total		$13.2

        The reduction of capital expenditure in fiscal year 2003 reflects the cash constraints under which we operated in fiscal year 2003, which caused us to defer non-essential capital expenditures. Management expects capital expenditures in fiscal year 2004 to amount to approximately $50.8 million, of which $2.7 million was committed as of April 30, 2004.

        Net cash used in investing activities in fiscal year 2002 was $76.4 million compared to $83.4 million in fiscal year 2001. This mainly comprises the payment of $58.9 million to Vinci in respect of the partial settlement of the share price guarantee issued in connection with the acquisition of ETPM, and the payment of $1.7 million for the settlement of the NKT Flexibles share price guarantee. This was partially offset by $23.5 million from the sale of the assets, including those of Big Inch Marine Systems, Inc. Investments made in the purchase of fixed assets were $54.6 million, and $15.2 million was received in respect of investments in non-consolidated joint ventures.

        In fiscal year 2001, the acquisition of Paragon Engineering Services and Paragon Litwin accounted for $0.1 million, net of cash acquired, $62.9 million was used to purchase fixed assets, and $26.1 million was paid in respect of investments in non-consolidated joint ventures.

Cash Flows (used in) provided by Financing Activities

        Net cash provided by financing activities in fiscal year 2003 was $109.4 million, compared to net cash used by financing activities in fiscal year 2002 of $8.4 million. Sources of financing in fiscal year 2003 were a net increase of $149.6 million in long-term debt and the monetization of hedges with proceeds of $16.8 million. These funds were used to repay bank overdrafts of $13.8 million, to pay dividends to a minority shareholder in one of our subsidiaries of $2.2 million and to repurchase treasury shares of $1.0 million. Furthermore, outstanding SNSA funding was reduced by $40.0 million.

        Net cash used in financing activities in fiscal year 2002 was $8.4 million, compared to net cash provided by financing activities of $72.5 million in fiscal year 2001. Sources of financing in fiscal year 2002 were the receipt of a $64.0 million loan from SNSA to fund settlement of share price guarantees and an increase in bank overdrafts of $10.2 million. These funds were used to repay capital lease purchase obligations totaling $23.7 million on the Seaway Polaris and DLB 801, and repurchase shares from SNSA for $56.5 million. In fiscal year 2001, net cash provided by financing activities comprised an increase in long-term debt of $70.0 million, a $3.3 million additional drawdown on short-term facilities, a $2.6 million decrease of restricted cash and a $3.8 million repayment of capital lease obligations.

Description of Indebtedness

        As part of our financing arrangements, we have the following facilities outstanding as of November 30, 2003:

The $440 Million Credit Facility

        Our principal credit facility is an amended $440 million secured multi-currency five-year term facility. The facility was entered into on September 22, 2000 with a syndicate of banks, led by DnB NOR Bank ASA, Bank of America Securities LLC, Salomon Brothers International Limited, HSBC Bank plc and ING Barings LLC, Bank of America N.A. and Citibank N.A. as syndication agents and joint book managers, ING Barings LLC as documentation agent and DnB NOR Bank ASA as facility agent and security trustee. The available amount under the facility reduced to $330.0 million on August 31, 2003, in accordance with scheduled reductions. This facility bore a variable interest rate of up to LIBOR + 3.25%. In February and March 2004, we made pre-payments under the facility of $45 million such that the available amount of the facility reduced to $285.0 million. We expect that we will prepay additional amounts prior to the termination date, including 50% of the gross proceeds resulting from the Subsequent Issue, such that the available amount will further reduce.

        All amounts outstanding under this facility are secured by a full and unconditional guarantee provided by us and the execution of certain security documents by us, including mortgages on certain ships owned by us. The facility contains affirmative and negative covenants, including financial covenants relating to our minimum tangible net worth, ratio of consolidated debt to consolidated tangible net worth and ratio of consolidated debt to earnings before interest, tax, depreciation and amortization ("EBITDA"). These covenants have been changed or are superseded under the terms of the Intercreditor Deed. See "—Equity and Funding Transactions since November 30, 2003."

The $55/45 Million Credit/Guarantee Facility

        On July 9, 2002, we entered into an amended $55/45 million credit/guarantee facility agreement with a term of four years. This facility permitted us to borrow up to $55 million and to request the provision of bank guarantees in relation to our performance obligations of up to $45 million. As of November 30, 2003 the $55 million credit portion of this facility was fully drawn and $9.7 million was available for issuance of new bank guarantees under the guarantee portion. The amount available for borrowing was reduced by $10 million in January 2004, in accordance with a scheduled reduction of this facility. Amounts available for borrowings or guarantees will be further reduced by $10 million on each consecutive six-month period ending thereafter until the termination of this facility in July 2006. We can allocate the $10 million reduction between the credit portion of this facility and the guarantee portion of this facility. SNSA and SNTG have jointly and severally guaranteed our obligations to the banks providing bank guarantees pursuant to the guarantee portion of this facility.

        All amounts outstanding under this facility are secured by a full and unconditional guarantee provided by us and the execution of certain security documents by us, including mortgages on certain ships owned by us. The affirmative and negative covenants and events of default contained in this facility are substantially identical to those contained in the $440 Million Credit Facility described above.

The $44 Million Guarantee Facility

        We are a party to the $44 million secured guarantee facility ("$44 Million Guarantee Facility") as guarantor. Under this facility, Citibank N.A., certain other financial institutions as banks and DnB NOR Bank ASA, as facility agent, security trustee and issuing bank agreed to the issuance of bank guarantees. As of November 30, 2003, $23.5 million was outstanding, having been drawn in fiscal year 2003 under this facility, which ceased to be available for further drawings on November 30, 2003 and is therefore considered as fully drawn. This facility is jointly and severally guaranteed by SNSA and SNTG providing bank guarantees pursuant to this facility. In addition, ships owned by the subsidiaries of SNTG (Bermuda) are also pledged in support of the bank guarantees.

The $28 Million Reimbursement Facility

        We entered into an amended and restated secured reimbursement agreement dated August 27, 2003, between us, as borrower, and DnB NOR Bank ASA as bank (the "$28 Million Reimbursement Facility"). Under this facility, DnB NOR Bank ASA, as bank, agreed to extend the term of a letter of credit until September 15, 2004. The letter of credit was issued in connection with the Duke Hubline project. As our contractual dispute relating to the Duke Hubline project has been settled, this facility will no longer be required, and the letter of credit, and our obligations under the $28 Million Reimbursement Facility, are expected to be released before the end of the second quarter of fiscal year 2004.

Other Bank Guarantee Arrangements

        We have arrangements with a number of financial institutions to issue bank guarantees on our behalf. As of November 30, 2003, the aggregate amount of guarantees issued under these facilities was $238.1 million and at April 30, 2004 it was $181.2 million. Of this amount, $3.8 million was guaranteed by SNSA. The bonds under these facilities were issued to guarantee our project performance and that of our subsidiaries and joint ventures to third parties in the normal course of business. As of April 21, 2004, we have no bank guarantee capacity available under these arrangements.

The Subordinated Note

        Under our existing credit facilities, we are permitted to borrow up to $100.0 million from SNSA provided that this debt is subordinate and junior to all indebtedness due under the $440 Million Credit Facility, the $55/45 Million Credit/Guarantee Facility and the $44 Million Guarantee Facility (described below). On May 30, 2003, pending the formal agreement of this borrowing arrangement, we borrowed $50.0 million from SNSA which remained outstanding at November 30, 2003. On June 30, 2003, as a condition to the receipt of waivers of potential defaults and amendments to the financial covenants contained in our Existing Credit Facility Agreements, SNTG signed a formal agreement with us for a $50.0 million subordinated loan (the "Subordinated Note") bearing an interest rate of 12% per annum. This Subordinated Note is fully subordinated to all indebtedness owed under and pursuant to the $440 Million Credit Facility, the $55/45 Million Credit/Guarantee Facility and the $44 Million Guarantee Facility. We and SNTG irrevocably agreed to convert the Subordinated Note in return for the issuance of 22,727,272 Common shares. The conversion of the Subordinated Note was completed on April 20, 2004.

The SNSA Liquidity Line

        SNSA has extended to us a committed line of credit in the amount of $50 million pursuant to a facility agreement, dated as of June 30, 2003 and restated as of August 21, 2003 for working capital and other corporate purposes. This line remains available to us until November 28, 2004. However, SNSA has informed us that SNTG's ability to fund a draw down under the SNSA Liquidity Line is limited by the terms of SNSA's existing credit facilities and may be prohibited in certain circumstances. We have advised SNSA that we do not expect to utilize this liquidity line.

Interest Rates

        We pay a variable interest rate on outstanding borrowings, except the SNSA Subordinated Note, at a rate equal to LIBOR plus 3.25% per annum. We are permitted to repay all or any portion of the principal amount outstanding, along with any accrued interest, at any time. However, the SNSA Liquidity Line will become fully subordinated to the $440 Million Credit Facility and the $55/45 Million Credit/Guarantee Facility upon the occurrence of an event of default under those facilities. In addition, we are prohibited under the terms of our Existing Credit Facility Agreements from repaying any amounts under the SNSA Liquidity Line at any time that an event of default or potential event of default has occurred and is continuing or, as a result of such payment, would occur under our Existing Credit Facility Agreements. The SNSA Liquidity Line may be utilized for working capital and other corporate purposes. As of November 30, 2003, there were no amounts outstanding under the SNSA Liquidity Line.

Covenants and Restrictions

        The financial covenants contained in our credit facilities, and the waivers obtained during fiscal year 2003, are summarized in Note 15 to our Consolidated Financial Statements. These have been amended by the Intercreditor Deed, which is discussed in "—Equity and Funding Transactions since November 30, 2003" and Item 10. "Additional Information—Material Contracts."

        As described in Note 15 to our Consolidated Financial Statements, our credit facilities contain various financial covenants, including but not limited to, minimum consolidated tangible net worth, ratio of consolidated debt to consolidated tangible net worth and ratio of consolidated debt to EBITDA. We announced in December 2002 that we were potentially in breach of certain financial covenants contained in our Existing Credit Facility Agreements. In light of these developments, in December 2002, we sought, and by January 3, 2003 obtained, amendments as of November 20, 2002 to these facilities to avoid financial covenant defaults. The amendments included revised financial covenants and a requirement that SNSA continue to provide financial support through the provision of the SNSA Liquidity Line.

        As a result of certain operational problems on major projects, we found it increasingly difficult to remain in compliance with the revised financial covenants under our Existing Credit Facility Agreements. Consequently, we engaged in further discussions with our banks for amendments to or waivers of financial covenants. On July 1, 2003, we announced that we had obtained a waiver of potential defaults and amendments to the financial covenants contained in these facilities through November 30, 2003.

        On September 17, 2003, we announced that we expected higher than previously projected losses for fiscal year 2003. As a result, we were in potential breach of the revised financial covenants under the waiver agreements obtained on July 1, 2003. We sought and obtained from our lenders under our Existing Credit Facility Agreements new waivers of these revised financial covenants. These new waivers expired on October 15, 2003 and replaced the original waivers, which were set to expire on November 30, 2003.

        During late 2003, we continued to engage in restructuring discussions with our lenders under our Existing Credit Facility Agreements. As part of these ongoing discussions, we received four subsequent covenant waiver extensions, which provided for covenant relief for the period October 15, 2003 through April 30, 2004 subject to certain conditions.

Scheduled Repayments of Long-Term Debt

        Set forth below are scheduled repayments for the following five fiscal years for those of our facilities that are currently in place and drawn on.

		Repayments
As of February 29, 2004	Outstanding balance
		2004	2005	2006	2007	2008
	(in $ millions)
$440 Million Credit Facility	330.0	(71.5)	(258.5)	—	—	—
$55/45 Million Credit/Guarantee Facility	45.0	(10.0)	(20.0)	(15.0)	—	—

Equity and Funding Transactions since November 30, 2003

        On February 12, 2004, we and certain of our subsidiaries entered into the New Bonding Facility with certain financial institutions for the issuance of bank guarantees of up to $100 million. As described in more detail in Note 28 to our Consolidated Financial Statements, the issuance of bank guarantees under this New Bonding Facility is subject to a number of conditions. This facility is available to us for a period of 18 months.

        We also entered into the Intercreditor Deed, which among other things: (i) allowed us to pledge existing collateral for the New Bonding Facility; (ii) provided for certain prepayments under the $440 Million Credit Facility (discussed above); and (iii) re-set the financial covenants to better reflect our business and financial performance. See Note 28 to our Consolidated Financial Statements.

        In addition to entering into the New Bonding Facility and the Intercreditor Deed, we have taken a number of steps to improve our financial position, liquidity and gearing. Since November 30, 2003, we have:

  •
  issued and sold 45.5 million Common Shares in the Private Placement, raising gross proceeds of $100.1 million, which was completed on February 13, 2004. We are using the net proceeds from the Private Placement as follows: (i) to provide cash collateral for the New Bonding Facility; (ii) working capital; (iii) pre-payment of certain amounts under the $440 Million Credit Facility and scheduled repayments of existing debt obligations; (iv) capital expenditures; and (v) general corporate purposes.

  •
  converted on April 20, 2004 the $50 million Subordinated Note into 22,727,272 Common Shares. Following the completion of the conversion, our outstanding debt was reduced by $50.0 million.

  •
  obtained shareholder approval to raise approximately $65.8 million in gross proceeds through the Subsequent Issue of 29,900,000 Common Shares, expected to be completed in May 2004. Of the gross proceeds from the Subsequent Issue, 50% will be used for prepayments under the $440 Million Credit Facility.

  •
  reduced our debt by prepayments under the $440 Million Credit Facility and other credit facilities. As of March 30, 2004, we had prepaid our debt by approximately $55 million since November 30, 2003.

Off-Balance Sheet Arrangements

        We do not engage in off-balance sheet financing in the form of special purpose entities or similar arrangements. We engage in operating leases in the normal course of our business in respect of ship charter hire, office facilities and equipment.

        We also arrange for bank guarantees, which collectively refers to performance bonds, bid bonds, advance payment bonds, guarantees or standby letters of credit in respect of our performance obligation to be provided to our customers in connection with our work on specific projects. These guarantees are issued under the $55/45 Million Credit/Guarantee Facility, the $44 Million Guarantee Facility, the $28 Million Reimbursement Facility, and other bank guarantee arrangements. The total amount outstanding in respect of bank guarantees as of November 30, 2003 was $324.9 million. The purpose of the bank guarantees generally is to enable our customers to recover cash paid to us in advance of performing its obligations under the contract or to obtain cash compensation should we be unable to fulfill our performance obligations under our contracts.

Investments in and Long-Term Funding to Non-Consolidated Joint Ventures

        We offer heavy lift floating crane services through SHL. SHL charters the heavy lift barge Stanislav Yudin from a subsidiary of Lukoil Kaliningradmorneft plc, our joint venture partner in SHL. The barge operates world-wide providing heavy lift services to a range of offshore companies, including occasional projects for us. The charter hire period was recently extended for a further five-year period until 2010.

        We also manufacture flexible flowlines and dynamic flexible risers through NKT Flexibles. During fiscal year 2002, and again in fiscal year 2003, NKT Flexibles management revised the joint venture's strategy and downgraded expectations for growth in future years. Our equity share of the net loss in NKT Flexibles in fiscal year 2003 included $6.6 million and in fiscal year 2002 included $8.1 million in respect of fixed asset impairment charges recorded by the joint venture. On December 3, 2002, we made a capital contribution of $12.6 million in cash to NKT Flexibles. On the same date, NKT Flexibles repaid an outstanding loan for $12.6 million due to us. In addition, a 100% provision was recorded in November 2003 in respect of advances of $3.1 million made to NKT Flexibles during fiscal year 2003.

        Our joint ventures in Angola with Sonangol (conducted via Sonamet) provide strategic access to the offshore Angolan market through the operation of the Sonamet fabrication yard at Lobito. The Sonamet fabrication yard enables us to offer locally manufactured structures and components for offshore projects. The provision of local content is an important strategic advantage in the West African offshore market, as there are local content requirements. In addition to local manufacturing materials, we also provide local-offshore support personnel and equipment through Sonastolt.

        We created a joint venture with Technip and Saipem S.A. ("Saipem") to bid for work on the Dalia field development in Block 17 offshore Angola, which we were awarded in May 2003 by Total E&P Angola. The joint venture has responsibility for project management, engineering, procurement, onshore commissioning and offshore hook-up of the FPSO. The total contract value amounts to approximately $430 million, of which our share is 27.5%. As of November 30, 2003, the percentage of completion of the project was too low to require any profit to be included in our consolidated statement of operations for fiscal year 2003.

        The remainder of our joint ventures have been formed either with a national oil company, such as the State Oil Company of the Azerbaijan Republic ("SOCAR") in Azerbaijan, or on a project-specific basis to enhance the range of services provided to the customer. We typically have interests ranging from 27.5% to 50% in these joint ventures. Where joint ventures are project specific, we will typically be obliged to contribute our proportionate share of funding requirements. In addition, we may be liable for the failure of our joint venture partners to fulfill their obligations. We will normally also have an obligation to meet our proportionate share of funding needs in long-term joint ventures. However such joint venture investments would require unanimity among joint venture partners.

        As of November 30, 2003 and November 30, 2002, our investments in and long-term funding to non-consolidated joint ventures comprised the following:

	Geographical Location	Segment	Ownership %	2003	2002
				(in $ thousands)
NKT Flexibles	Denmark	Corporate	49.0%	10,987	5,827
Mar Profundo Girassol	West Africa	AFMED	50.0%	100	8,618
Sonamet	West Africa	AFMED	55.0%	7,406	(501)
Sonastolt	West Africa	AFMED	55.0%	9,623	6,331
SHL	Cyprus	Corporate	30.0%	4,312	2,600
Stolt/Subsea 7	Norway	NEC	50.0%	2,133	1,551
Kingfisher D.A.	Norway	NEC	50.0%	3,777	4,346
Dalia FPSO	West Africa	AFMED	27.5%	4,624	—
Other	Various	AFMED, NEC		—	2

Total				42,962	28,774

        The investments in the Sonamet and Sonastolt joint ventures, where we own more than 50% of the voting interest, but our ability to control the operation of the investees is restricted by the significant participating interest held by another party, are not consolidated but rather are accounted for under the equity method of accounting.

        We accrue losses in excess of the investment value in a joint venture when we are committed to provide ongoing financial support to the joint venture.

        Taxation in respect of joint ventures, which have a legal status of partnership, has been included in the results of the relevant subsidiaries, which hold the investments in the joint ventures. Undistributed reserves of all other joint ventures will not be taxed on distribution.

        The tables below set out a summary of audited financial information for fiscal years 2003, 2002 and 2001 for our non-consolidated joint ventures, representing 100% of the respective amounts included in the joint ventures' audited financial statements:

	For the year ended November 30,
Income statement data
	2003	2002	2001
	(in $ thousands)
Net operating revenue	323,519	298,212	296,305
Gross profit	29,009	37,930	27,599
Net income	3,518	9,203	24,329
	As of November 30,
Balance sheet data
	2003	2002
	(in $ thousands)
Current assets	469,205	159,033
Non-current assets	88,055	97,621
Current liabilities	464,666	161,283
Long-term liabilities	7,610	12,833

Legal Matters

Technip

        In 1996, Coflexip SA and Coflexip Stena Offshore Limited (now known as Technip S.A. and Technip Offshore Limited) ("Technip"), commenced legal proceedings in the U.K. High Court against three of our subsidiaries for infringement of a certain patent held by Technip on flexible flowline laying technology. The claim related to our use of the flexible lay system on the Seaway Falcon. The claim was heard by the U.K. High Court in 1998 and on January 27, 1999 the disputed patent was held valid in favor of Technip. Following this judgment, Technip claimed damages relating to lost profit for five projects, plus legal costs and interest. However, the damages claim was stayed pending the appeal by both parties against the January 1999 decision. The Court of Appeal dismissed the defendant's appeal and maintained the validity of the patent. We applied for leave to appeal the Court of Appeal decision to the House of Lords, which was denied. As a result, the equipment part as well as the process part of the patent was held valid.

        During fiscal year 2001, Technip submitted an amended claim for damages claiming the lost profits on a total of 15 projects. In addition there was a claim for alleged price depreciation on certain other projects. The total claim was for GBP 63 million (approximately $118 million), plus interest, legal fees and a royalty for each time that the flexible lay system tower on the Seaway Falcon was brought into U.K. waters. We estimated that the total claim would be approximately GBP 88 million (approximately $165 million). In the alternative, Technip claimed a reasonable royalty for each act of infringement, interest and legal costs. Technip did not quantify the claim.

        During fiscal year 2003, the U.K. High Court held that the same patent, the subject of the proceedings against us, was invalid in a separate and unrelated litigation between a company of the Halliburton group and Technip. That decision has been appealed by Technip.

        In light of the decision in the Halliburton case, we applied to the U.K. High Court to stay the damages inquiry in the Stolt Offshore case, pending the resolution of the Halliburton case. The High Court denied the request. We appealed this decision to the Court of Appeal and the Court of Appeal, subsequent to a hearing in January 2004, decided that we could not benefit from the patent being revoked in the Halliburton case. However, the Court of Appeal did not decide on whether or not to stay the damages inquiry, nor on whether or not to recommend that leave to appeal to the House of Lords be given. These two issues were expected to be considered by the Court of Appeal after the decision in the Halliburton case was known. The damages inquiry in the infringement case with Technip was scheduled to be heard beginning in late April 2004.

        As of November 30, 2002, we, in consultation with our advisers, had assessed that the range of possible outcomes for the resolution of damages was $1.5 million to $130.0 million and determined that no amount within the range was a better estimate than any other amount. Consequently, in accordance with SFAS No. 5, "Accounting for Contingencies," as interpreted by FASB Interpretation No.14 "Reasonable Estimation of the Amounts of a Loss," we provided $1.5 million in the financial statements, being the lower amount of the range.

        As of November 30, 2003, we, in consultation with our advisers, provided for an increased contingency reserve of $9.3 million related to this litigation on the basis of the best estimate of the expected settlement.

        On March 18, 2004, we announced that we and Technip had reached a settlement of this matter. The settlement involves (i) a cash payment by us of an amount within the amount of our contingency reserve described above, (ii) Technip's grant of a license to us for the use of the allegedly infringing technology covering the North Sea area for future periods for an annual fee, (iii) the termination of arbitration proceedings in the United States with respect to an unrelated matter, with neither party making payment to the other, and (iv) a transfer to Technip of a portion of our equity interest in a project joint venture involving Technip and us. We estimate that the reduction in future profits from the transfer of this interest is approximately $6.0 million. Technip has not granted to us a license to use the allegedly infringing technology or process in any other jurisdiction.

Duke Hubline Project

        In October 2003, we commenced arbitration proceedings against Algonquin Gas Transmission, claiming approximately $57.8 million in unpaid invoices for work performed on the Duke Hubline project on an offshore gas pipeline off the coast of Massachusetts, U.S. Algonquin Gas Transmission, the owner of the pipeline, challenged its obligation to pay any of the invoice amounts and asserted counterclaims totaling an additional $39.0 million for alleged mismanagement and inadequate performance by us. Due to Algonquin Gas Transmission's non-payment of invoiced amounts, we were unable to pay certain of our subcontractors employed to work on the pipeline, three of which filed lawsuits against us in Louisiana, U.S. state courts for non-payment of amounts invoiced. These same subcontractors claimed liens over the pipeline, which liens are the subject of proceedings commenced by them against us and Algonquin Gas Transmission in Massachusetts, U.S. state court.

        Our dispute with Algonquin Gas Transmission was referred to mediation in late January 2004, at which the parties reached a "settlement in principle" whereby (i) Algonquin Gas Transmission agreed to pay us $37.0 million in full and final settlement of the parties' claims and counterclaims and (ii) we agreed to withdraw the arbitration proceedings and use our best efforts to secure the release of the above-mentioned subcontractor liens. The settlement of $37.0 million has been included in our reported results for fiscal year 2003. A definitive settlement agreement was executed on February 26, 2004 reflecting the terms of the "settlement in principle" and Algonquin Gas Transmission paid the settlement amount to us in March 2004. We have also reached agreements in principle to settle the related subcontractor litigation. See "—Description of indebtedness—The $28 Million Reimbursement Facility."

Other Legal Matters

        In connection with a major West African contract, we received a letter dated December 12, 2003 from the customer notifying us of a potential claim for an unspecified amount of liquidated damages. The claim relates to delays in completion of certain milestones. We believe that the customer does not have a valid case for liquidated damages, and on that basis has not recorded a provision. A similar notification letter received from the customer in December 2002 on a different project was settled amicably in our favor during fiscal year 2003.

        In addition, in the course of our business, we become involved in contract disputes from time to time due to the nature of our activities as a contracting business involved in several long-term projects at any given time. We make provisions to cover the expected risk of loss to the extent that negative outcomes are likely and reliable estimates can be made. However, the final outcomes of these contract disputes are subject to uncertainties as to whether or not they develop into a formal legal action and therefore the resulting liabilities may exceed the liability we may anticipate.

        Furthermore, we are involved in legal proceedings from time to time incidental to the ordinary course of our business. Litigation is subject to many uncertainties, and the outcome of individual matters is not predictable with assurance. It is reasonably possible that the final resolution of any litigation could require us to make additional expenditures in excess of reserves that we may establish. In the ordinary course of business, various claims, suits and complaints have been filed against us in addition to the ones specifically referred to above. Although the final resolution of any such other matters could have a material effect on our operating results for a particular reporting period, we believe that they should not materially affect our consolidated financial position.

        For accounting purposes, we expense legal costs as they are incurred.

Other Subsequent Events

        Below is a summary of events that occurred after November 30, 2003, which we consider to be of significance.

        We have been informed by the SEC that it is conducting an informal inquiry into our revenue recognition policies and practices with respect to claims and variation orders. The SEC has requested that we voluntarily produce information and documents in response to the inquiry and we are cooperating fully with the SEC.

        On December 18, 2003, an agreement was reached with the customer on the OGGS project in Nigeria. The agreement covers all claims of whatever nature, whether formally made or not and all facts and circumstances as at November 30, 2003 which may give rise to any claims whatsoever under the contract. In addition, it was agreed that we should perform our outstanding work as stipulated under the contract. A total of $43.8 million in cash has been received under the terms of the agreement. Because it relates to conditions that existed prior to November 30, 2003, the impact of this settlement was accounted for as a receivable in fiscal year 2003.

        On December 31, 2003, the pipelay ship the Seaway Polaris dropped a pipe, which it was laying for the Bonga project in Nigeria. We believe we will successfully obtain reimbursement of the costs (estimated at up to $20 million) under the customer's all risk insurance policy and we believe the net cost to us in respect of this incident will not be material. There will be an additional loss of potential income of up to $5 million as a result of non-achievement of milestone bonuses, none of which had yet been booked as income as of November 30, 2003. The Bonga project was 71% complete as at November 30, 2003, with an estimated revenue at completion of $249.5 million, including $15.0 million of potential revenue related to an incentive scheme which will take effect in fiscal year 2004. This is a loss making contract, and therefore the forecast loss at completion is accrued in the fiscal year 2003 result.

        An agreement was reached on January 28, 2004 with Burullus Gas Company of Egypt for the settlement of unagreed variation orders. The impact of this settlement has been included in our results for fiscal year 2003 as part of the outstanding receivables at of November 30, 2003. As of March 31, 2004, substantially all of the proceeds from the settlement have been received in cash, and were included in receivables as of November 30, 2003. The settlement includes notice of final acceptance for all work except for our obligation to complete repairs to the 24-inch export pipeline for an additional agreed contracted sum.

        On February 18, 2004, we announced the award of the Greater Plutonio contract. The contract was awarded by BP to a consortium we formed with Technip, and represents the largest contract ever to be awarded to us. The total value of the contract was $730 million, of which our share is approximately $550 million. The Greater Plutonio project involves the engineering, procurement, fabrication, and installation of umbilicals, risers and flowlines for the development of Bloc 18 offshore Angola (the AFMED region). Many of the construction activities will take place at depths of 1,200 to 1,500 meters. We expect that activities on this project will continue through 2007.

        On February 20, 2004, we and our Sonastolt joint venture sold to Oceaneering International, Inc. our ROV Drill Support Business, consisting of a fleet of 44 ROVs and certain ancillary equipment, together with related contracts and employees, for approximately $48 million. The sale realized approximately $28 million in cash to us after settling the interests of Sonangol, our joint venture partners in Angola and transaction costs. Further cash was received from the joint venture in the form of dividends and loan repayments.

        On February 25, 2004, SNSA completed the sale of 2,000,000 of our Common Shares in offshore transactions with institutional investors at the market price of NOK 24.00 per share (approximately $3.46 per share at current exchange rates).

        On February 26, 2004, we reached a final settlement agreement with Algonquin Gas Transmission relating to our claims for payment of unpaid invoices relating to the Duke Hubline project. The cash element of this settlement has been provided for in our results for fiscal year 2003 and should therefore not affect our results for fiscal year 2004. See "—Legal Matters—Duke Hubline Project."

        On March 18, 2004, we announced the settlement of the patent litigation with Technip. We do not expect the settlement to have a material impact on our results for fiscal year 2004. See "—Legal Matters—Technip."

        On March 22, 2004, we announced that, in addition to the 2005 Langeled pipelay work scope awarded to us in November 2003, the Langeled Group, with Norsk Hydro as operator, had exercised its option to award us the 2006 work scope for the Langeled pipeline, which on completion, will be the longest offshore pipeline in the world. We will be responsible for the installation of 362 kilometers of 42-inch diameter pipeline. The two-year program is valued at approximately $250 million and will keep the LB200 pipelay barge occupied throughout fiscal years 2005 and 2006.

        In March 2004, we significantly increased our estimate of the range of costs to complete two major West African projects, Bonga and Sanha Bomboco, due to unexpected delays in completing offshore work and events outside the normal exposure and risk aspects of the contracts. We expect to recover a substantial portion of the increased expenditure through agreed variation orders.

        On April 20, 2004, SNSA completed a previously announced debt for equity swap, under which SNTG subscribed for an additional 22,727,272 Common Shares in consideration for the cancellation of the Subordinated Note. Following this conversion, the number of Common Shares in issue was 161,489,487. Through its wholly owned subsidiary SNTG, SNSA retains approximately a 49% holding following the completion of the Debt Conversion. Upon completion of the Subsequent Issue, SNSA expects to own, directly or indirectly, approximately 43% of our outstanding Common Shares.

        In addition to the foregoing, we have disposed of certain assets and businesses as part of our divestment program, as described in "Factors Affecting our Results of Operations—Businesses and Assets Offered for Sale." Also, as described under "—Equity and Funding Transactions since November 30, 2003," we increased our equity by approximately $150 million (before transaction related expenses) in 2004.

Research and Development and Intellectual Property

        To support our engineering and operational activities, we hold a number of patents, trademarks, software and other intellectual property. We have 102 patents in force in 45 countries and currently a portfolio of 145 additional developments under patent application. A limited number of our patents are held in common with other industrial partners. We also conduct some of our operations under licensing agreements, allowing us to make use of specific techniques or equipment patented by third parties. We do not consider that any one patent or technology represents a significant percentage of our net operating revenue. As discussed under "—Legal Matters," we recently settled a dispute with a competitor who was claiming damages for infringement of a patented technology.

        Our research and development programs have concentrated both on the requirements of our customers, who are constantly seeking to develop oil and gas reserves in deeper waters, and increasing the efficiency of our offshore equipment and operations. We have research and development programs aimed at developing new and extending existing technology for the installation, repair and maintenance of offshore structures, particularly in ultra deep water (beyond 1,500 meters). Recent successes include the riser bundle tower system, which was designed, built, and installed in 1,400 meters of water for the Girassol project in Angola, and the MATIS™ pipeline connection system. Our research and development activities are in general carried out internally using both dedicated research personnel and as part of specific projects. Where appropriate, external research and development is performed either through strategic technological alliances or joint industry collaborative projects. Our expenditures on company-sponsored research and development were approximately $1 million in each of fiscal years 2003, 2002 and 2001.

Inflation

        Our business transactions in high-inflation countries such as Brazil and Nigeria are substantially denominated in stable currencies, such as the U.S. dollar, and inflation therefore does not materially affect our consolidated financial results.

Impact of New Accounting Standards

        In December 2003, the Financial Accounting Standards Board ("FASB") issued a revision to Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin ("ARB") No. 51" ("FIN 46R" or the "Interpretation"). FIN 46R clarifies the application of ARB No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. FIN 46R requires the consolidation of these entities, known as Variable Interest Entities ("VIEs"), by the primary beneficiary of the entity. The primary beneficiary is the entity, if any, that will absorb a majority of the entity's expected losses, receive a majority of the entity's expected residual returns, or both.

        Among other changes, the revisions of FIN 46R (a) clarified some requirements of the original FIN 46, which had been issued in January 2003, (b) eased some implementation problems, and (c) added new scope exceptions. FIN 46R deferred the effective date of the interpretation for public companies, to the end of the first reporting period ending after March 15, 2004, except that all public companies must at a minimum apply the provisions of the interpretation to entities that were previously considered "special-purpose entities" under FASB literature prior to the issuance of FIN 46R by the end of the first reporting period ending after December 15, 2003. We are currently assessing the impact of the adoption of FIN 46 on our financial position, cash flows and results of operations.

        On adoption of FIN 46R, it is reasonably possible we will consolidate two VIEs, Sonamet and Sonastolt. We have 55% majority ownership of these two joint ventures in Angola, but they are not currently consolidated due to the significant participating influence of the other main shareholder, Sonongal. Sonamet operates a fabrication yard at Lobito, which manufactures structures and components for offshore projects. This offers us a strategic advantage in the West African offshore market, where contractors are often required to utilize a specified proportion of local resources. Sonastolt is a provider of local and offshore support personnel and equipment.

	Sonamet	Sonastolt
	(in millions)
Total Assets	$176.2	$91.1
Maximum Exposure to Loss	$7.4	$32.4

        The maximum exposure to loss refers to the maximum loss that we could be required to record in our income statement as a result of our involvement with a VIE. We do not consider the probability of such losses actually being incurred.

        In December 2003, the revised Statement of Financial Accounting Standard ("SFAS") 132 "Employers' Disclosures about Pensions and Other Postretirement Benefits—an amendment of SFASs No. 87, 88, and 106" ("SFAS 132R"). This Statement revises employers' disclosures about pension plans and other postretirement benefit plans. It does not change the measurement or recognition of those plans required by SFAS No. 87, "Employers' Accounting for Pensions", No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits", and No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions". SFAS No. 132(R) This Statement retains the disclosure requirements contained in SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits", which it replaces. It requires additional disclosures to those in the original SFAS No. 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The required information should be provided separately for pension plans and for other postretirement benefit plans. We will adopt the disclosure requirements of SFAS 132R during fiscal year 2004.

Changes in Share Capital

        During fiscal year 2003, we settled the minimum share price guarantee in respect of the remaining 879,121 Class A Shares (subsequently converted to Common Shares) issued to NKT Holdings A/S as consideration for our purchase of our share in NKT Flexibles. The 879,121 shares had been previously issued to NKT Holdings A/S with a minimum guaranteed price averaging $15.30 per share. In March 2003, we repurchased the shares for cash of $13.5 million. $1.0 million of the outlay represented the market price at the date of repurchase by us, and the remaining $12.5 million represented the settlement of the guarantee. The 879,121 Common Shares were held as treasury shares as of November 30, 2003.

        During fiscal year 2002, we settled the minimum share price guarantee in respect of the 6,142,857 Class A Shares (subsequently converted to Common Shares) issued to Vinci as consideration for the acquisition of ETPM S.A. Under the terms of the sale and purchase agreement, these shares were issued to Vinci with a minimum guaranteed price of $18.50 per share. In May 2002, we repurchased these shares for cash of $113.6 million to settle the guarantee. $54.7 million of the outlay represented the market price of the shares repurchased by us, and the remaining $58.9 million represented the settlement of the guarantee.

        During fiscal year 2002, we settled the minimum share price guarantee in respect of 249,621 of the 1,758,242 Class A Shares (subsequently converted to Common Shares) issued to NKT Holdings A/S as consideration for our purchase of our share in NKT Flexibles. The 249,621 shares had been previously issued to NKT Holdings A/S with a minimum guaranteed price of $13.65 per share. In February 2002, we repurchased the shares for cash of $3.4 million. $1.8 million of the outlay represented the market price at the date of repurchase by us, and the remaining $1.6 million represented the settlement of the guarantee.

        As of November 30, 2003, we had outstanding 76.3 million Common Shares and 34.0 million Class B Shares (which were economically equivalent to 17.0 million Common Shares and were all owned by SNTG) for a total of 92.4 million Common Share equivalents.

        In February 2004, as described in Note 28 to our Consolidated Financial Statements, the Private Placement of 45.5 million Common Shares raised gross proceeds of $100.1 million, and the 34.0 million Class B Shares held by SNTG were converted into 17.0 million Common Shares on a two-for-one basis. This share conversion has the effect of aligning the economic and voting interests of our shareholders, as there is now only one class of shares issued by us. Further, on April 20, 2004 SNSA completed the Debt Conversion of $50 million of subordinated debt in return for the issuance of 22,727,272 Common Shares.

Related Party Transactions

Corporate Services Agreement

        Pursuant to a corporate services agreement, SNSA supplies through its subsidiaries, financial, risk management, public relations and other services to us for an annual fee based on costs incurred in rendering those services. The fee is subject to negotiation and agreement between us and SNSA on an annual basis. The fees of these management services were $3.4 million, $3.2 million and $3.7 million for fiscal years 2003, 2002 and 2001, respectively.

Captive Insurance Company

        SNSA owns Marlowe Insurance Ltd., a Bermuda captive insurance company through which our assets and activities are insured. We own a separate class of non-voting preference shares which gives us an entitlement to receive a dividend in respect of profits earned by Marlowe Insurance Ltd. in respect of our policies. The relationship among the shareholders and the obligations of each shareholder are set forth in a shareholder's agreement. We do not intend, and we are not currently aware of any intention on the part of SNSA, to change this relationship in the future.

Other Services

        SNSA provides various services to us, including insurance, payroll administration, information technology, and charges us on an arm's length basis.

Registration Rights Agreement

        We have entered into a registration rights agreement with SNTG, which gives SNTG the right to require us (a "demand right") to file up to five registration statements under the U.S. Securities Act of 1933, as amended, covering SNTG's Common Shares, subject to the limitations on such demand rights contained in the agreement. Additionally, SNTG has the right to include its Common Shares in registration statements that we may file on our behalf or on behalf of other shareholders.

Service Mark Agreement

        We and SNSA are parties to an agreement under which we have been granted the right to use the Stolt name and logo, without payment of any royalty, so long as SNSA or its affiliates own more than one-third of our voting shares.

Default in Certain Credit and Guarantee Facilities

        As described in more detail in Note 27 to our Consolidated Financial Statements, SNSA has guaranteed $4.8 million of bank guarantees issued under Other Bank Guarantee Arrangements, while SNSA and SNTG jointly and severally have guaranteed bank guarantees issued under the guarantee portion of the $55/45 Million Credit/Guarantee Facility, as well as bank guarantees issued under the $44 Million Guarantee Facility. Additionally, certain actions or events undertaken by SNSA and SNTG including without limitation, incurring un-permitted liens, defaulting under certain debt facilities, and failing to comply with non-appealable court orders, will result in a default under these facilities.

Other Matters

        As described in Note 15 to our Consolidated Financial Statements, on June 30, 2003, as a condition to the receipt of waivers of potential defaults and amendments to the financial covenants contained in our Existing Credit Facility Agreements, SNTG agreed to provide us with a $50.0 million subordinated loan bearing an interest rate of 12% per annum. The subordinated debt is fully subordinated to all indebtedness owed under and pursuant to our Existing Credit Facility Agreements. Subsequent to November 30, 2003, we and SNTG irrevocably agreed to convert, before December 31, 2004, the subordinated debt in return for the issuance of 22,727,272 Common Shares to SNTG or a subsidiary thereof, representing a conversion price of $2.20 per share. This conversion was completed on April 20, 2004.

        As described in Note 21 to our Consolidated Financial Statements, in May 2002 SNSA advanced $64.0 million to us in order to assist us to repurchase the 6,142,857 Common Shares previously issued to Vinci and to settle the share price guarantee. We subsequently issued these and other shares to SNSA during fiscal year 2002. The proceeds of $38.4 million from the issue of the shares were used to repay the debt due to SNSA. In November 2002, we issued 6,019,287 Common Shares to SNSA for proceeds of $25.6 million to repay the remaining outstanding portion of the $64.0 million loan.

        In February 2003, we made a single drawdown of $50.0 million against the SNSA Liquidity Line discussed in "—Description of Indebtedness." This amount was repaid in March 2003. Similarly in June 2003, we made a drawdown of $15 million against the SNSA Liquidity Line. This amount was repaid in the third quarter of 2003.

        During each fiscal year 2003, 2002 and 2001, we made a payment of $50,000 for marketing services to a company in which a non-executive director has an interest.

        In the light of the fact that, after the completion of the Private Placement, the Share Conversion and the Debt Conversion, we will no longer be a majority-owned subsidiary, SNSA has informed our Board of Directors that SNSA will be subject to certain contractual restrictions under our Existing Credit Facility Agreements on its ability to make investments and provide guarantees or other financial support to us.

        We routinely engage in transactions with a range of other related parties whose relationship with us arises through the joint ventures discussed above in "—Off-Balance Sheet Arrangements—Investments in and Long-Term Funding to Non-Consolidated Joint Ventures."

        In December 2002, we made a capital contribution of $12.6 million in NKT Flexibles. In the same month, NKT Flexibles repaid an outstanding loan for $12.6 million due to us.

        As discussed in "—Results of Operations—Consolidated Results—Impairments", we received a proposal from Sonamet in the fourth quarter of fiscal year 2003 to acquire a large quantity of our equipment located at the Lobito fabrication yard, which were leased to Sonamet on a long-term basis. The carrying amount was reduced to the expected sales price, and the assets were sold to Sonamet at that price after the end of fiscal year 2003.

        On March 25, 2004, we invested $5.0 million in NKT Flexibles. The joint venture subsequently repaid an outstanding loan of $3.3 million.

Item 6. Directors, Senior Management and Employees.

Board of Directors

        Our board of directors comprises the following persons:

Name	Year of Birth	Position
Jacob Stolt-Nielsen	1931	Chairman of the Board
Mark Woolveridge	1935	Deputy Chairman of the Board (from February 18, 2002; Director since 1993)
James B. Hurlock	1933	Director
Haakon Lorentzen	1954	Director
J. Frithjof Skouverøe	1944	Director
Niels G. Stolt-Nielsen	1965	Director
Tom Ehret	1952	Director (from November 10, 2003) and Chief Executive Officer (from March 17, 2003)

        Jacob Stolt-Nielsen has served as Chairman of our board of directors since 1993. He is also currently Chairman of the board of directors of SNSA and served as Chief Executive Officer of SNSA from 1959 until 2000. He founded Stolt-Nielsen Seaway A/S (which is now known as Stolt Offshore S.A.) in 1973. He holds a degree from the Handelsgymnasium, Haugesund, Norway. Mr. Stolt-Nielsen is the father of Niels G. Stolt-Nielsen. Mr. Stolt-Nielsen is a Norwegian citizen and lives in London, England.

        Mark Woolveridge has been a director since 1993, and has served as Deputy Chairman of our board of directors since 2002. He held a number of positions with BP since 1968 and most recently served as Chief Executive Officer of BP Engineering from 1989 until his retirement in 1992. He was also General Manager, Oil and Gas Developments, responsible for field development projects in the U.K. and Norwegian sectors of the North Sea, and served on the board of directors of BP Oil Ltd. He holds a Masters degree from Cambridge University and is a Fellow of the Royal Academy of Engineering and of the Institute of Mechanical Engineers. Mr. Woolveridge is a British citizen and lives in Buckinghamshire, England.

        James B. Hurlock has served as a director since 2002. Mr. Hurlock has been interim Chief Executive Officer of SNTG since July 29, 2003. He is a retired partner from the law firm of White & Case LLP and served as chairman of its management committee from 1980 to 2000. He participated in the formation and served on the board of directors of Northern Offshore Ltd. which during the 1970s operated diver lock-out submarines and provided other services to the offshore oil industry. He is also a member of the board of Orient Express Hotels. He holds a BA degree from Princeton University, a MA Jurisprudence from Oxford University and a JD from Harvard Law School. Mr. Hurlock is a U.S citizen and lives in Connecticut, United States.

        Haakon Lorentzen has served as a director since 2002. He is Managing Director of Lorentzen Empreendimentos SA of Rio de Janeiro, a diversified holding company with investments in Aracruz Celolose SA, Cia. Navegaçoa Norsul and a diversified IT portfolio. He is also director of Aracruz Celulose, Cia. Navegaçoa Norsul, Ideiasnet, Advicenet, CEAL, and WWF Brazil. He holds a Bachelors degree in Economics from Pontificia Universidade Católica do Rio de Janeiro and a post-graduate degree from Harvard Business School. Mr. Haakon Lorentzen is a Norwegian citizen and lives in Rio de Janeiro, Brazil.

        J. Frithjof Skouverøe has been a director since 1993. He is owner and Chairman of Concentus AS, a Norwegian/Swedish industrial group. He is also a member of the board of directors of Ocean Rig ASA, an offshore drilling contractor listed on Oslo Børs. He was Chairman of the board of directors and Chief Executive Officer of Stolt-Nielsen Seaway A/S from 1990 until it was acquired by SNSA in 1992. From 1985 to 1990, he was President and Second Vice Chairman of Stolt-Nielsen Seaway A/S. He served as President of Seaway Stolt-Nielsen Contracting A/S, a predecessor of Stolt-Nielsen Seaway
A/S, from 1982 until 1985. He holds an MBA from INSEAD and a Masters degree in Mechanical Engineering from the Technical University of Norway. Mr. Skouverøe is a Norwegian citizen and lives in Oslo, Norway.

        Niels G. Stolt-Nielsen has been a director since 1999 and served as interim Chief Executive Officer between October 2002 and March 2003. He has also served on the board of directors of SNSA since 1996 and has served as Chief Executive Officer of SNSA since 2000. From 1996 until 2001 he held the position of Chief Executive Officer of Stolt Sea Farm. Mr. Stolt-Nielsen previously worked in SNTG. He graduated from the Hofstra University in 1990 with a BSc in Business and Finance. Mr. Stolt-Nielsen is the son of Mr. Jacob Stolt-Nielsen. Mr. Stolt-Nielsen is a Norwegian citizen and lives in London, England.

        Tom Ehret was appointed to our board of directors in November 2003 and has served in the position of Chief Executive Officer of Stolt Offshore since March 2003. He has had experience working with Comex, a predecessor to Stolt Offshore, holding design engineering and project management positions between 1975 to 1978 and Managing Director of Comex Houlder Diving between 1982 and 1989. In 1978, he joined the FMC Corporation, where he became a member of the executive committee of FMC Europe. In 1989 Mr. Ehret became Chief Executive Officer at Stena Offshore. Between 1989 and 2002 he held a number of key senior management positions within the Coflexip Stena Offshore and Technip groups and was ultimately Vice Chairman of the Management Board of the Technip group and President of its offshore branch. Mr. Ehret holds a Masters degree in Mechanical Engineering at Ecole des Arts et Métiers, Paris. Mr. Ehret is a French citizen and lives in London, England.

        The following individuals were directors during fiscal year 2003 but have since resigned:

Name	Position
Fernand Poimbeuf	Director (from 1998 to May 8, 2003)
Bernard Vossier	Director (from 2000 to June 25, 2003)

Senior Management

        Stolt Offshore is a Luxembourg holding company and does not have officers as such. In July 2003, we created a new corporate management organization by changing the existing regional structure from six to five regions and integrating the product lines into the regional organizations. Corporate vice presidents were appointed to support the regional organization and to develop coherent methods, systems, processes and standards, through strengthened functional lines.

Name	Year of Birth	Position
Tom Ehret	1952	Chief Executive Officer
Stuart Jackson	1960	Chief Financial Officer
Bruno Chabas	1964	Chief Operating Officer
Jean-Luc Laloë	1951	Corporate Vice President Strategic Planning
Keith Tipson	1958	Corporate Vice President Human Resources
Johan Rasmussen	1956	Corporate Vice President and General Counsel
Alan West	1958	Corporate Vice President Marine Operations
Allen Leatt	1954	Chief Technology Officer
Mark Preece	1958	Corporate Vice President Business Development

        Tom Ehret (information is provided above in "—Board of Directors").

        Stuart Jackson was appointed Chief Financial Officer of Stolt Offshore in April 2003. He joined Marathon Oil in 1983 as a financial analyst before moving to LASMO in 1985 where he managed corporate finance activities in London, before working in operating company finance positions based in the Far East and North Africa. In 1995 he joined Humber Power as Commercial and Finance Director before moving to NRG Energy Inc. in 2000 as Managing Director and Vice President of the U.K. operations. Mr. Jackson holds a BSc in Accounting and Financial Management from Loughborough University and he is a Fellow of the Chartered Institute of Management Accountants. He is a British citizen and lives in Hertfordshire, England.

        Bruno Chabas was appointed Chief Operating Officer of Stolt Offshore in October 2002 and is responsible for the day-to-day commercial and operational activity of our five regional offices as well as our trunkline business. He joined Comex in 1992, working first in business development project analysis in Marseille, then in Aberdeen, Scotland as General Manager of Sogetram and Deputy General Manager of our former SEAME region. From June 1999 to 2002, he served as Chief Financial Officer of Stolt Offshore. Mr. Chabas holds an MA in Economics from the University of Science at Aix-en-Provence and an MBA from Babson College in Massachusetts. He is a French citizen and lives in Henley-on-Thames, England.

        Jean-Luc Laloë was appointed Corporate Vice President Strategic Planning of Stolt Offshore in May 2003 and is responsible for managing the development and implementation of the Blueprint business plan. Mr. Laloë began his career as a naval architect. He has held a broad variety of positions at several international locations with Technip including Executive Vice President North America in Houston; Managing Director—United Kingdom in London; Vice President—Special Projects in Paris; Chief Financial Officer for Brazil in Rio de Janeiro; and Vice President—Strategic Planning in Paris. Mr. Laloë holds a Masters degree in Aeronautical & Space Engineering from Ecole Nationale Supérieure de l'Aéronautique et de l'Espace, France. He is a French citizen and lives in Saint-Germain-en-Laye, France.

        Keith Tipson was appointed Corporate Vice President Human Resources of Stolt Offshore in November 2003 and is responsible for developing and implementing the human resources strategy for Stolt Offshore and its subsidiaries. He previously worked in the Aerospace Division with the Dowty Group as Personnel & Training Manager from 1980 to 1988. Before joining Stolt Offshore, from 1988 to 2003 he worked for the Alstom group where he held the position of Senior Vice President Human Resources, Power Sector based in Paris. Mr. Tipson holds a BA in Business from Thames Valley University. He is a British citizen and lives in London, England.

        Johan Rasmussen serves as Corporate Vice President and General Counsel of Stolt Offshore. He first joined Stolt-Nielsen Seaway A/S in 1988 as an in-house legal advisor and was promoted to the position General Counsel of Stolt Offshore in March 1996. Prior to joining Stolt Offshore, he served with a subdivision of the Norwegian Ministry of Defense and as a Deputy Judge in the Haugesund District Court from 1986 to 1988. Mr. Rasmussen has a Masters Degree in Law from the University of Oslo in Norway. He is a Norwegian citizen and lives in Stavanger, Norway.

        Alan West holds the position of Corporate Vice President Marine Operations and is responsible for the management and maintenance of our ships and assets. He is also responsible for marine operations, technical support and staffing of offshore operations. He is functionally responsible for overseeing onshore and offshore marine and project operational people. Mr. West has a degree in Mechanical Engineering, an MSc in Marine Technology and an MBA from University of Aberdeen. He is a Chartered Mechanical Engineer and is a Member of the Royal Institute of Naval Architecture. He has extensive experience as a Project Engineer, progressing to Project Manager and then to Vice President of our Subsea Construction product line in 1995, a position he held prior to his present one. He is an Irish citizen and lives in Aberdeen, Scotland.

        Allen Leatt was appointed Chief Technology Officer of Stolt Offshore at the end of September 2003 and is responsible for the Engineering and Supply Chain Management standards as well as the research and development program. He previously worked as a marine civil engineer with John Laing Construction Ltd. from 1977 to 1982. In 1982, he joined SubSea Offshore Ltd. and in 1988 he joined the former Stena Offshore Ltd., where he held various positions within the Technip-Coflexip group in what is now the Offshore Branch of the Technip organization. Prior to joining Stolt Offshore, he served as Executive Vice President of Technip for the SURF Product Line based in Paris from 2002. Mr. Leatt holds a BSc in Engineering from Aston University and an MBA from Cranfield School of Management. Mr. Leatt is also professionally qualified as a Chartered Engineer. He is a British citizen and lives in London, England.

        Mark Preece joined Stolt Offshore in February 2004 as Corporate Vice President, Business Development. Before joining Stolt Offshore, he was Managing Director for Bibby Line Ltd., in which he was responsible for its shipping, offshore and floating accommodation businesses. Prior to joining Bibby Line Ltd., he worked with Stena Offshore/Technip-Coflexip for 13 years, where he held various positions, including Project Manager, Sales and Marketing Manager, General Manager—Business Development and Managing Director, Caspian and Canada. Mr. Preece holds an MBA from Henley Management College. He is a British citizen and lives in Teddington, England.

        The following individuals have performed executive and administrative functions during fiscal year 2003 but have since relinquished their positions:

Name	Position
Niels G. Stolt-Nielsen	Interim Chief Executive Officer (from October 2002 to March 17, 2003)
Jan Chr. Engelhardtsen	Interim Chief Financial Officer (from October 7, 2002 to April 22, 2003)
Jean Coombes	Corporate Vice President Human Resources (resigned effective October 31, 2003)

Compensation of Directors and Officers

        As described above, we employ certain persons to perform executive and administrative functions for the combined business of our subsidiaries. In addition to annual base compensation, such officers are eligible for an annual bonus and may participate in a profit sharing plan, both of which depend on the performance of the individual as described in detail in "—Incentive Plans." The aggregate annual compensation paid to our current members of senior management listed above performing such executive functions for fiscal year 2003 (including certain benefits) was $1,809,071. In addition, $144,558 was contributed on behalf of such officers to defined contribution pension plans. These figures should be read in the context of the significant number of changes in senior management during the past year. By way of comparison, the estimated base salary packages for fiscal year 2004 is $2,499,616.

        The compensation to our Chief Executive Officer for fiscal year 2003 was EUR 373,905 (approximately $448,500), covering the period from March 17, 2003, when he joined us, until November 30, 2003. An additional EUR 200,000 (approximately $239,900) in performance bonus was paid to him during March 2004 with respect to fiscal year 2003. His current annual base salary is EUR 500,000 (approximately $599,750).

        During fiscal year 2003, our directors who were affiliated with us or a subsidiary of SNSA received no compensation for their services, but received reimbursement of out-of-pocket expenses for attendance at meetings of the board of directors and board committee meetings. Each of our non-executive directors (Mark Woolveridge, James B. Hurlock, Haakon Lorentzen and J. Frithjof Skouverøe) received an annual fee of $30,000 plus reimbursement of out-of-pocket expenses in fiscal year 2003. In addition, each of our non-executive directors who is a member of the audit committee receives an annual fee of $5,000 and each non-executive director on the compensation committee receives an annual fee of $5,000. The annual directors' fees are prorated for the period in office.

Service Contracts

        Mr. Ehret's contract of employment as Chief Executive Officer provides for benefits on termination of employment by us (except in the case of gross misconduct) amounting to two years' total salary including an amount equivalent to the average of the profit share payments made in the two years prior to his termination. No other officer or director has a service contract that provides for benefits upon termination.

Board Practices

Committees of the Board of Directors

        The standing committees of our board of directors consist of an audit committee and a compensation committee.

Audit Committee

        The audit committee, formed in 1993, has the overall responsibility for overseeing our accounting and financial processes and is directly responsible for the appointment, compensation and oversight of our external auditor.

        In particular, the main duties of the audit committee include:

  •
  To approve the appointment of the external auditor, the audit fee and any questions of resignation or dismissal of the external auditor.

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  To oversee the work of our external auditor, approve in advance the scope of the audit services and ensure coordination if more than one audit firm is involved.

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  To oversee the resolution of any disagreements between management and our external auditor.

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  To approve, in advance, all non-audit services provided by our external auditor that are not prohibited by law and to enforce the restriction on prohibited non-audit services.

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  To review the quarterly and annual financial statements before their approval by the board of directors or the chairman of the board, acting on its behalf. The review is to focus in particular on: all critical accounting policies and practices; any changes in accounting policies and practices; major judgment areas; significant adjustments resulting from the annual audit; compliance with all disclosure requirements and duties; compliance with accounting standards; and compliance with SEC and other legal requirements.

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  To oversee all aspects of the work of our internal audit function including the review and approval of the audit program, discussion of the major findings of audit reviews together with management's responses and ensuring coordination between the internal and external auditor.

  •
  To continually review the effectiveness of internal controls over financial reporting and disclosure controls and procedures relating to necessary disclosures, and to ensure that management takes appropriate action with regard to any significant control deficiencies and incidences of fraud.

  •
  To establish and maintain procedures for receiving, obtaining and investigating complaints received directly or through management and the confidential, anonymous submission by our employees regarding accounting, financial reporting, internal controls and auditing issues.

        The current members of the audit committee are Mark Woolveridge (Chairman), James B. Hurlock and J. Frithjof Skouverøe. We are required to make certain changes to the composition of the audit committee on or before September 30, 2004. See "—Corporate Governance Requirements."

Compensation Committee

        The compensation committee, formed in 1993, reviews and approves salaries for the executive officers, salary parameters for all other staff, profit sharing awards. if any, pursuant to our profit sharing plan and stock option awards under our stock option plans, including the 2003 Plan and the French Plan as described in "—Incentive Plans."

        Prior to a board meeting on January 29, 2004, the compensation committee was comprised of executive officers and directors of SNSA. In this meeting, the board resolved to elect a compensation committee comprised of only non-executive directors. The new members of the compensation committee will be elected at a meeting scheduled to be held on or about June 3, 2004, subsequent to our annual general meeting of shareholders in May 2004. It is anticipated that the new compensation committee will be chaired by J. Frithjof Skouverøe. In the interim, the duties of the compensation committee will be exercised by the non-executive members of the board of directors.

Corporate Governance Requirements

        SNSA has historically had control over the election of our directors. We are required by the terms of our New Bonding Facility to appoint to our board before the end of May 2004 two directors that are independent as that term is defined under the corporate governance rules of Nasdaq. In addition, our New Bonding Facility requires us to establish, on or before September 30, 2004, the following in accordance with the Nasdaq listing requirements applicable to foreign private issuers that are not "controlled companies," although compliance is not required by Nasdaq's corporate governance rules until July 31, 2005:

  •
  a board of directors consisting of a majority of independent directors, as defined under Nasdaq's corporate governance rules;

  •
  an audit committee consisting of at least three members who are independent, as defined under Nasdaq's corporate governance rules; and

  •
  at least one member of the audit committee who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication.

        At our annual general meeting in May 2004, the board will put forward the nomination of two new independent directors. With the election of these new directors, the board of directors will increase in number from seven to nine directors. Of these nine members, five will be independent, thus providing the requisite majority under Nasdaq rules.

        We will also be required to make changes to our audit committee membership prior to September 30, 2004 to ensure our compliance with the audit committee independence criteria contained in Nasdaq's corporate governance rules.

Incentive Plans

        We have a profit-sharing plan and, during 2002, we introduced a new incentive compensation plan, which provides for annual cash awards to officers and employees.

Performance Bonus

        The performance bonus provides for annual cash rewards to employees. The determination of an employee's individual award will be based on salary and individual performance measured against set criteria. The compensation committee administers the policy. A charge of $1.7 million has been recorded in respect of fiscal year 2003.

Net Profit Sharing

        During 1993 we adopted a profit sharing plan which distributes 10.0% of net income, after specific adjustments, to certain of our officers and employees worldwide, on the basis of performance. The determination of an employee's individual award will be based on salary and overall contribution to us. The compensation committee administers this plan. No charge in respect of profit sharing has been included in the statement of operations for each of fiscal years 2003, 2002 and 2001.

Employee Stock Option Plans

  1993 Plan

        Our 1993 Stock Option Plan (the "1993 Plan") covered 7.7 million shares represented by Common Shares, Class A Shares or any combination thereof not exceeding 7.7 million shares. Since March 7, 2001 (when we reclassified our non-voting Class A Shares as Common Shares on a one-for-one basis), all Class A Share options, when exercised, are automatically converted into Common Shares. Options granted under the 1993 Plan are exercisable for periods of up to ten years at an exercise price not less than the fair market value per share at the time the option was granted. Options vest 25.0% on the first anniversary of the grant date, with an additional 25.0% vesting on each subsequent anniversary.

        As of April 30, 2004, a total of 6.4 million options for Common Shares had been granted under the 1993 Plan. As of the same date, approximately 4.0 million options remain outstanding under the 1993 Plan, of which 1.8 million options are currently exercisable. The outstanding options are exercisable at their respective prices set forth below and expire as indicated:

Range of Exercise Price	Options Outstanding	Weighted average remaining contractual life	Weighted average exercise price	Number exercisable as of April 30, 2004	Weighted average exercise price
		(years)	($)		($)
Common Shares
$12.13 - 16.58	672,800	6.42	14.33	415,375	14.81
$ 7.82 - 11.21	26,000	7.76	9.19	6,500	9.19
$ 4.38 - 7.38	777,600	7.12	6.25	283,713	6.12
$ 1.19 - 3.00	1,346,080	8.36	1.44	136,900	2.77

Total	2,822,480	7.54	6.11	842,558	10.14

Class A Shares
$12.13 - 16.58	100,250	4.46	16.16	98,625	16.22
$ 7.82 - 11.21	932,112	5.89	10.21	791,809	10.20
$ 4.38 - 7.38	53,750	3.0	5.74	53,750	5.74
$ 1.19 - 3.00	47,250	1.54	2.76	47,250	2.76

Total	1,133,362	5.30	10.32	991,434	10.21

Combined Total	3,955,842			1,833,922

        No further options are being granted under the 1993 Plan. When the 1993 Plan was wound up in April 2003, the balance of the 7.7 million shares available for award but not utilized in the 1993 Plan was rolled forward into the 2003 Plan (described below).

        Of the approximately 4.0 million options remaining outstanding, options for 2.19 million Common Shares and options for 0.14 million Class A Shares have been granted to employees who are currently our directors and executive officers. Each of our directors and executive officers holds options exercisable for shares representing less than 1.0% of outstanding Common Shares.

  Ceanic Option Plan

        As part of the acquisition of Ceanic, holders of Ceanic share options were entitled to exercise all vested and one-third of their unvested Ceanic options or to convert any portion thereof to vested Stolt Offshore options under the 1993 Plan. The remaining two-thirds of unvested Ceanic options were automatically converted into unvested Stolt Offshore options at the date of the acquisition. A total of

621,810 of these options were outstanding and exercisable as of April 30, 2004. The outstanding options are exercisable at their respective prices set forth below and expire as indicated:

Range of Exercise Price	Options Outstanding	Weighted average remaining contractual life	Weighted average exercise price	Number exercisable as of April 30, 2004	Weighted average exercise price
		(years)	($)		($)
Common Shares
$7.82 - 11.21	523,674	3.28	10.75	523,674	10.75
$4.38 - 7.38	98,136	3.14	6.28	98,136	6.28

Total	621,810	3.59	10.05	621,810	10.05

  2003 Plan

        The 1993 Plan expired in April 2003 and a revised plan was approved by the annual general meeting of shareholders held on May 8, 2003 to replace it (the "2003 Plan"). The 2003 Plan covers up to but not exceeding 6.3 million Common Shares.

        Options may be granted under the 2003 Plan exercisable for periods of up to ten years at an exercise price not less than the fair market value per share at the time the option is granted. Options vest 25.0% on the first anniversary of the grant date, with an additional 25.0% vesting on each subsequent anniversary.

        As of April 30, 2004, a total of 2.0 million options for Common Shares had been granted from the 2003 Plan. As of the same date, 2.0 million options are outstanding, none of which are currently exercisable. The outstanding options are exercisable at their respective prices set forth below and expire as indicated:

Range of Exercise Price	Options Outstanding	Weighted average remaining contractual life	Weighted average exercise price	Number exercisable as of April 30, 2004	Weighted average exercise price
		(years)	($)		($)
Common Shares
$2.24	1,950,000	9.8	2.24	0	2.24

        Of the total remaining outstanding, options for 0.75 million Common Shares have been granted to employees who are currently our directors and executive officers. Each of our directors and executive officers holds options exercisable for shares representing less than 1.0% of outstanding Common Shares.

  The French Plan

        A stock option plan for our key employees and directors resident in France (the "French Plan"), was approved by the annual general meeting of shareholders held on May 8, 2003. It covers up to but not exceeding 501,000 Common Shares. Options may be granted under the French Plan exercisable for periods of up to ten years at an exercise price not less than the fair market value per share at the time the option is granted. Options vest 25.0% on the first anniversary of the grant date, with an additional 25.0% vesting on each subsequent anniversary.

        As of April 30, 2004, a total of 501,000 options for Common Shares had been granted from the French Plan, all of which remain outstanding and none of which are currently exercisable. The outstanding options are exercisable at their respective prices set forth below and expire on the dates indicated:

Range of Exercise Price	Options Outstanding	Weighted average remaining contractual life	Weighted average exercise price	Number exercisable as of April 30, 2004	Weighted average exercise price
		(years)	($)		($)
Common Shares
$2.24	501,000	9.8	2.24	0	2.24

        Of the total remaining outstanding options, options for 55,000 Common Shares have been granted to employees who are currently our directors and executive officers resident in France. Each of our directors and executive officers holds options exercisable for shares representing less than 1.0% of outstanding Common Shares.

Administered by the Compensation Committee

        The compensation committee of the board of directors administers the 1993 Plan, the 2003 Plan and the French Plan. The compensation committee awards options from the 2003 Plan and the French Plan based on the grantee's position in Stolt Offshore, degree of responsibility, seniority, contribution to us and such other factors as it deems relevant under the circumstances.

Vesting upon Change of Control

        The 2003 Plan and the French Plan provide that all options issued thereunder will vest upon the occurrence of certain change of control events, including (i) the acquisition by any person unaffiliated with us of 20.0% or more of our voting securities, (ii) the merger of Stolt Offshore with another corporation, in which Stolt Offshore is not the surviving entity, and (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors cease for any reason to constitute at least a majority thereof without the approval of at least two thirds of the directors then still in office who were directors of the beginning of such period.

Accounting

        We account for awards granted to directors and key employees under Accounting Principles Board ("APB") Opinion 25. No compensation costs have been recognized because all of the options have been granted at the market price at the date of grant.

Key Staff Retention Plan

        As part of the New Bonding Facility, we agreed with our banks to implement not later than April 30, 2004, which was subsequently extended to May 14, 2004, a key staff retention package to retain certain members of our management. As of the date of this Report, the package is being developed and is expected to be submitted to our board of directors for approval.

Share Ownership

        As of April 30, 2004, our directors and executive officers as a group directly and indirectly owned 346,200 of our Common Shares, representing approximately 0.25% of all issued Common Shares. The individual share ownership of each of our current directors and executive officers as of April 30, 2004 is set forth below:

Name	Number of Common Shares
Jacob Stolt-Nielsen	313,400
Mark Woolveridge	2,800
James B. Hurlock	1,000
Haakon Lorentzen	—
J. Frithjof Skouverøe	3,000
Niels G. Stolt-Nielsen	23,200
Tom Ehret	—
Stuart Jackson	—
Bruno Chabas	5,000
Jean-Luc Laloë	—
Keith Tipson	—
Johan Rasmussen	—
Alan West	2,700
Allen Leatt	—
Mark Preece	—

        As of April 30, 2004, options for 2,989,992 Common Shares have been granted to our directors and executive officers, as set forth in the table below. Each of our current directors and executive officers holds options exercisable for shares representing less than 1.0% of our outstanding Common Shares.

Name	Date of Grant	Number	Option Price	Date of Expiry
			($)
Jacob Stolt-Nielsen	June 15, 1998	3,000	16.58	June 14, 2008
	May 18, 1999	2,500	10.13	May 17, 2009
	May 1, 2000	4,000	10.25	April 30, 2010
	May 9, 2001	3,200	13.56	May 8, 2011
	December 3, 2001	3,200	6.25	December 2, 2011
	March 17, 2003	3,500	1.19	March 16, 2013
Niels G. Stolt-Nielsen	May 18, 1999	2,500	10.13	May 17, 2009
	May 1, 2000	4,000	10.25	April 30, 2010
	May 9, 2001	3,200	13.56	May 8, 2011
	December 3, 2001	3,200	6.25	December 2, 2011
	March 17, 2003	5,000	1.19	March 16, 2013
Mark Woolveridge	June 15, 1998	3,000	16.58	June 14, 2008
	May 18, 1999	2,500	10.13	May 17, 2009
	May 1, 2000	4,000	10.25	April 30, 2010
	May 9, 2001	3,200	13.56	May 8, 2011
	December 3, 2001	3,200	6.25	December 2, 2011
	March 17, 2003	3,500	1.19	March 16, 2013
J. Frithjof Skouverøe	June 15, 1998	3,000	16.58	June 14, 2008
	May 18, 1999	2,500	10.13	May 17, 2009
	May 1, 2000	4,000	10.25	April 30, 2010
	May 9, 2001	3,200	13.56	May 8, 2011
	December 3, 2001	3,200	6.25	December 2, 2011
	March 17, 2003	3,500	1.19	March 16, 2013
Haakon Lorentzen	March 17, 2003	3,500	1.19	March 16, 2013

James B. Hurlock	March 17, 2003	3,500	1.19	March 16, 2013
Tom Ehret	March 17, 2003	450,000	1.53	March 16, 2013
	December 5, 2003	300,000	2.24	December 4, 2013
Stuart Jackson	April 22, 2003	20,000	1.36	March 21, 2013
	December 5, 2003	150,000	2.24	December 4, 2013
Bruno Chabas	June 15, 1995	1,500	2.79	June 14, 2005
	March 5, 1996	4,500	2.71	March 4, 2006
	March 5, 1997	4,500	5.79	March 4, 2007
	June 15, 1998	9,000	16.58	June 14, 2008
	May 18, 1999	10,000	10.13	May 17, 2009
	May 1, 2000	25,000	10.25	April 30, 2010
	May 9, 2001	20,000	13.56	May 8, 2011
	December 3, 2001	20,000	6.25	December 2, 2001
	March 17, 2003	35,000	1.19	March 16, 2013
	December 5, 2003	75,000	2.24	December 4, 2013
Johan Rasmussen	April 22, 1994	750	3.0	April 21, 2004
	June 15, 1995	1,500	2.79	June 14, 2005
	May 18, 1999	8,000	10.13	May 17, 2009
	May 1, 2000	15,000	10.25	April 30, 2010
	May 9, 2001	10,000	13.56	May 8, 2011
	December 3, 2001	12,000	6.25	December 2, 2001
	March 17, 2003	15,000	1.19	March 16, 2013
	December 5, 2003	55,000	2.24	December 4, 2013
Alan West	March 5, 1996	4,500	2.71	March 4, 2006
	March 5, 1997	12,000	5.79	March 4, 2007
	June 15, 1998	12,000	16.58	June 14, 2008
	May 18, 1999	10,000	10.13	May 17, 2009
	May 1, 2000	15,000	10.25	April 30, 2010
	May 9, 2001	9,392	13.56	May 8, 2011
	June 27, 2001	608	13.56	June 26, 2011
	December 3, 2001	10,000	6.25	December 2, 2001
	March 17, 2003	15,000	1.19	March 16, 2013
	December 5, 2003	40,000	2.24	December 4, 2013
Jean-Luc Laloë	May 20, 2003	10,000	1.36	March 18, 2013
	December 5, 2003	55,000	2.24	December 4, 2013
Keith Tipson	November 3, 2003	10,000	1.75	November 2, 2013
	December 5, 2003	30,000	2.24	December 4, 2013
Allen Leatt	September 25, 2003	10,000	1.62	September 24, 2013
	December 5, 2003	30,000	2.24	December 4, 2013
Mark Preece	February 2, 2004	35,000	2.60	February 1, 2014

Total		2,989,992

Employees

        Our workforce varies based on the workload at any particular time. The following table presents the breakdown of permanent employees by business segment for the last three fiscal years and temporary employees for the last fiscal year.

	Year ended November 30,
	2003 Permanent	2003 Temporary	2002 Permanent	2001 Permanent
AME	256	163	260	238
NAMEX	626	205	621	818
NEC	858	427	1299	1153
AFMED	1,532	657	926	984
SAM	426	31	415	350
Corporate (including stand-alone businesses)	1,194	468	1,163	1,165

Total	4,892	1,951	4,684	4,708

        As of March 31, 2004, we had a total of 6,262 employees (4,644 permanent and 1,618 temporary).

        A significant number of our offshore employees are represented by labor unions. As part of the normal course of business, a number of union agreements come up for annual renegotiation in 2004. We believe that we maintain a good relationship with our employees and their unions. In addition, many workers, including most of our divers, are hired on a contract basis and are available on short notice.

        As part of our plan for financial recovery, which we began implementing in the second half of fiscal year 2003, we announced that we would reduce our headcount by approximately 1,500 from the number of employees we had as of November 30, 2003. Of these employees, we expect that 1,100 will be transferred out of Stolt Offshore as part of the sale of certain of our businesses. For example, the sale of our ROV drill support business to Oceaneering International Inc. resulted in the transfer of approximately 200 employees out of Stolt Offshore, and the sale of the Paragon companies is expected to result in the transfer of approximately 630 employees. The remaining 400 of the approximately 1,500 positions will be eliminated through streamlining of our operations and project completions. We expect to reduce our headcount (including contract personnel) by approximately 300 in our regional office in Nanterre, France by November 2004, in accordance with the formal procedures mandated by French labor regulations.

Item 7. Major Shareholders and Related Party Transactions.

Major Shareholders

        Except as set forth below, we are not, directly or indirectly, owned by another corporation or by any government. There are no arrangements known to us, the operation of which may at a subsequent date result in a change in control of Stolt Offshore.

        Set forth below is information concerning the share ownership of all persons who beneficially owned 5.0% or more of the Common Share equivalents, as of April 30, 2004.

Name of Beneficial Owner	Number of Common Shares Owned		Percentage of Common Shares Owned	Number of Class B Shares Owned(1)	Percentage of Class B Shares Owned(1)	Percentage of Economically Equivalent Shares Owned
Holdings as at April 30, 2004
SNTG	79,414,260	(2)	49.2%	—	—	49.2%
Odin	11,862,020	(3)(4)	7.4%	—	—	7.4%
Holdings as at March 31, 2003
SNTG	41,686,988		55.3%	34,000,000	100%	63.5%
Holdings as at May 31, 2002
SNTG	29,275,223		45.9%	34,000,000	100%	57.2%

(1)
SNTG owned 34,000,000 Class B Shares, constituting 100.0% of that class, prior to February 13, 2004. Each Class B Share represented one-half of the economic interest of one Common Share (with dividend and liquidation rights equivalent to one-half of a Common Share) and was convertible into Common Shares on a two-for-one basis at any time at the option of the holder. On February 13, 2004, we converted all 34,000,000 of our outstanding Class B Shares held by SNTG on a two-for-one basis as provided for in our Articles of Incorporation into 17,000,000 of our Common Shares. As a result, the total number of Common Shares held by SNTG increased to 58,686,988.

(2)
On February 25, 2004, SNTG sold 2,000,000 Common Shares. Upon the completion of the Debt Conversion on April 20, 2004, SNTG received 22,727,272 of our Common Shares.

(3)
It should be noted that the information provided above was compiled from publicly available information and data provided by third parties and accordingly we are not able to confirm the accuracy of this information. We are not able to determine the number of record holders in Luxembourg or the number of Common Shares held in Luxembourg. The numbers provided were compiled from returns filed as at May 6, 2004.

(4)
Includes 6,730,520 Common Shares owned by Odin Norden, 4,000,000 Common Shares owned by Odin Norge and 1,131,500 owned by Odin Offshore Odin Forvaltning AS.

        As of March 20, 2003, the record date for the annual general meeting, all of our 76,262,215 Common Shares were registered in the Verdipapirsentralen ("VPS"), the Norwegian Central Securities Depository, in the names of 794 shareholders. Excluding outstanding Common Shares registered in the name of the SNTG and outstanding Common Shares registered in the name of Citibank N.A. as depositary for the ADSs and treasury shares, held by one of our subsidiaries, it is estimated that the free float of Common Shares on Oslo Børs is 12,977,975.

Relationship with SNSA

Share Ownership

        Upon completion of the Debt Conversion, SNSA owns, directly and indirectly, 49.2% of our issued Common Shares and 49.4% of our outstanding Common Shares. SNSA has informed us that, as of April 30, 2004, the Stolt-Nielsen family (including Jacob Stolt-Nielsen and Niels G. Stolt-Nielsen), directly and indirectly through Fiducia Ltd., controlled approximately 54.69% of the outstanding shares of SNSA entitled to vote generally on matters brought to a vote of shareholders of SNSA. Upon completion of the Subsequent Issue (assuming that 29,900,000 new Common Shares are issued, SNTG's direct and indirect current ownership level does not change, and our share capital does not otherwise change), SNTG will own, directly and indirectly, approximately 41.5% of our issued Common Shares and 41.7% of our outstanding Common Shares.

        SNSA has historically had control over the election of our directors. We are required by the terms of our New Bonding Facility to appoint to our board before the end of May 2004 two directors that are independent as that term is defined under Nasdaq's corporate governance rules. In addition, our New Bonding Facility requires us to establish, on or before September 30, 2004, the following in accordance with the Nasdaq listing requirements applicable to foreign private issuers that are not "controlled companies": a board consisting of a majority of independent directors, as defined under Nasdaq's corporate governance rules; an audit committee consisting of at least three members who are independent, as defined under Nasdaq's corporate governance rules; and at least one member of the audit committee who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication.

        Even after the completion of the Subsequent Issue, SNSA will continue to exercise significant influence over matters requiring shareholder approval. See Item 3. "Key Information—Risk Factors—Operational Risks—SNSA exercises a significant influence over matters requiring shareholder approval, which could prevent a change of control."

Financial Interaction

        SNSA, SNTG and Stolt Offshore have a number of financial relationships which are described below and which are described further in Item 10. "Additional Information—Material Contracts."

  SNSA Guarantees

        SNSA and/or SNTG have guaranteed the obligations of Stolt Offshore and/or our subsidiaries to the banks providing guarantees pursuant to the following agreements: (i) the $28 Million Reimbursement Agreement in respect of a letter of credit; (ii) the $45 million guarantee facility portion of the $55/45 Million Credit/Guarantee Facility; and (iii) a $29 million uncommitted guarantee facility, of which SNSA has guaranteed up to approximately NOK 27 million (approximately $3.8 million as at April 30, 2004). We arranged these bank guarantees and/or letters of credit in connection with projects, including the Duke Hubline project, the Langeled project, the Dalia project, the Vigdis project, and various other projects. If the banks are required to make payments under the bank guarantees or letters of credit and we do not reimburse the banks for such payments as we are obligated to do, SNSA and/or SNTG would be obligated to make such payments to the banks in connection with the bank guarantees or letter of credit as direct obligors. The banks who provided us with the bank guarantees or letter of credit required this support from SNSA and/or SNTG as a condition to providing the bank guarantee or letter of credit. The SNSA and SNTG guarantees of our obligations in connection with these bank guarantees and letters of credit, as the case may be, will continue until the underlying bank guarantees and letters of credit, as the case may be, are terminated.

        Additionally, in connection with the New Bonding Facility, SNSA and SNTG have agreed to guarantee up to $96 million of our obligations under certain facilities. The maximum amount of this guarantee is reduced at any time by the amount of SNSA guarantees outstanding from time to time in connection with the bank guarantees and letters of credit, as the case may be, described in clauses (i) through (iii) of the immediately preceding paragraph. The provision of this guarantee was a condition to the New Bonding Facility. The SNSA and SNTG guarantee of our obligations under the New Bonding Facility will continue until our obligations under the New Bonding Facility are terminated or satisfied or until we have maintained a minimum tangible net worth of at least $300 million as reflected in our consolidated financial statements for two consecutive fiscal quarters.

  $50 Million Liquidity Line (the SNSA Liquidity Line)

        SNTG has extended to us a committed line of credit (the "SNSA Liquidity Line") in the amount of $50 million. The SNSA Liquidity Line remains available to us until November 28, 2004. SNSA has informed us, however, that SNTG's ability to fund a draw down under the SNSA Liquidity Line is limited by the terms of SNSA's existing credit facilities and may be prohibited in certain circumstances (and, in fact, currently is prohibited). We do not expect to need to utilize the SNSA Liquidity Line prior to its termination and have so informed SNSA. A variable interest rate is charged on outstanding borrowings at a rate equal to the London InterBank Offered Rate ("LIBOR") plus 3.25% per annum. We are permitted to repay all or any portion of the principal amount outstanding, along with any accrued interest, at any time, however, the SNSA Liquidity Line is fully subordinated to the $440 Million Credit Facility and the $55/45 Million Credit/Guarantee Facility upon the occurrence of an event of default under either of those facilities. In addition, we are prohibited under the terms of our Existing Credit Facility Agreements from repaying any amounts under the SNSA Liquidity Line at any time that an event of default or potential event of default has occurred and is continuing or, as a result of such payment, would occur under our Existing Credit Facility Agreements. The SNSA Liquidity Line is available for working capital and other corporate purposes. As of the date of this Report, there were no amounts outstanding under the SNSA Liquidity Line.

  The Subordinated Note

        On June 30, 2003, as a condition to the receipt of waivers of potential defaults and amendments to the financial covenants contained in the Existing Credit Facility Agreements, SNTG agreed to make a $50 million subordinated loan available to us. We subsequently drew the full amount available and entered into the Subordinated Note, which remained outstanding as of November 30, 2003. The Subordinated Note is fully subordinated to all indebtedness owed under and pursuant to the $440 Million Credit Facility, the $55/45 Million Credit/Guarantee Facility and the $44 Million Guarantee Facility. We converted the Subordinated Note in return for the issuance of 22,727,272 Common Shares to SNTG or a subsidiary thereof on April 20, 2004. See Item 5. "Operating and Financial Review and Prospects—Liquidity and Capital Resources."

Other Arrangements and Transactions with SNSA

        We and SNSA have developed a number of arrangements and engage in various transactions as affiliated companies. We believe that these arrangements and transactions, taken as a whole, are based on arm's length principles to accommodate our respective interests in a manner that is fair and beneficial to both parties. However, because of the scope of the various relationships between us and SNSA (and our respective subsidiaries), we cannot assure you that each of the agreements and transactions, if considered separately, has been or will be effected on terms no less favorable to us than could have been obtained from unaffiliated third parties.

        All material arrangements with SNSA are reviewed by the audit committee of our board of directors. Existing material arrangements include agreements with an affiliate of SNSA under which the affiliate provides certain management, administrative, accounting, financial and other services to us.

  Corporate Services Agreement

        Pursuant to a corporate services agreement, SNSA supplies through its subsidiaries, financial, risk management, public relations and other services to us for an annual fee based on costs incurred in rendering those services. The fee is subject to negotiation and agreement between us and SNSA on an annual basis. The fees for fiscal years 2003, 2002 and 2001 were approximately $3.4 million, $3.2 million and $3.7 million, respectively. The expected fee for fiscal year 2004 is approximately $3.2 million. The services agreement is automatically renewed for additional one-year terms. However, both we and

SNSA may terminate the agreement if we are collectively unable to agree on the annual fees payable. The services agreement may also be terminated by either party on the occurrence of certain events, including the other party's: failure to pay amounts due under the services agreement within 15 days after notice; breach of any material obligation under the services agreement and failure to cure any breach within 30 days after notice; and bankruptcy or related proceedings.

  Captive Insurance Company

        SNSA owns Marlowe Insurance Ltd., a Bermuda captive insurance company through which our assets and activities are insured. We own a separate class of non-voting preference shares, which gives us an entitlement to receive a dividend in respect of profits earned by Marlowe Insurance Ltd. in respect of our policies. The relationship among the shareholders and the obligations of each shareholder are set forth in a shareholder's agreement. We do not intend, and we are not currently aware of any intention on the part of SNSA, to change this relationship in the future.

  Other Services

        SNSA provides various services to us, including insurance, payroll administration, information technology, and charges us on an arm's length basis.

  Cross-Default in Certain Credit and Guarantee Facilities

        Certain of our credit and guarantee facilities contain cross-default provisions relating to us and SNSA. See Item 10. "Additional Information—Material Contracts."

  Registration Rights Agreement

        We have entered into a registration rights agreement with SNTG, which gives SNTG the right to require us to file up to five registration statements under the Securities Act covering SNTG's Common Shares, subject to the limitations on such demand rights contained in the agreement. Additionally, SNTG has the right to include its Common Shares in registration statements that we may file on our behalf or on behalf of other shareholders.

  Service Mark Agreement

        We and SNSA are parties to an agreement under which we have been granted the right to use the Stolt name and logo, without payment of any royalty, so long as SNSA or its affiliates own more than one-third of our voting shares.

  Other Matters

        In the light of the fact that, as a result of the completion of the Private Placement, the Share Conversion and the Debt Conversion, we will no longer be a majority-owned subsidiary, SNSA has informed the board that SNSA will be subject to certain contractual restrictions under existing credit arrangements on its ability to make investments and provide guarantees or other financial support to us.

Intercompany Payments

        The table below sets out our payments to and receipts from SNSA and its subsidiaries for fiscal years 2003, 2002, 2001 and 2000.

	For the year ended November 30 (in millions)
	2003	2002	2001	2000
	($ in millions)
Corporate services agreement	3.4	3.2	3.7	3.3
Interest charges	3.5	0.6	0.4	3.6
Insurance premia payable to captive insurance company	6.6	2.8	—	—
Receipts under captive insurance policy	(3.0)	(2.8)	—	—
Other services	8.0	5.6	3.8	—

        Short-term payables due to SNSA of $18.4 million as of November 30, 2003 (2002: $0.6 million) relate primarily to outstanding insurance related activities, restructuring charges and management service charges.

        In May 2002, SNSA advanced $64 million to us in order to assist our repurchase of the 6,142,857 Common Shares previously issued to Vinci and to settle the ETPM share price guarantee. See Item 4. "Information on the Company—History and Development of Stolt Offshore" and Note 21 to our Consolidated Financial Statements. We subsequently drew the full amount available and entered into the Subordinated Note, which remained outstanding as of November 30, 2003. We subsequently issued these Common Shares and other shares to SNSA during 2002. The proceeds from the issue of the shares were used to repay the advance due to SNSA.

        We had a commitment from SNSA to provide a subordinated credit line of $50 million. On May 30, 2003, we drew the full amount on this facility. This subordinated credit line was converted into 22,727,272 Common Shares on April 20, 2004 upon the completion of the Debt Conversion, as described in Item 5. "Operating and Financial Review and Prospects—Liquidity and Capital Resources."

Board Representation

        Jacob Stolt-Nielsen, Chairman of the board of directors of SNSA, is currently the Chairman of our board of directors. James B. Hurlock, currently interim Chief Executive Officer of SNTG, has served on our board of directors since 2002. Niels G. Stolt-Nielsen, currently Chief Executive Officer of SNSA, has served on our board of directors since 1999. See Item 6. "Directors, Senior Management and Employees—Board of Directors."

Other Related Party Transactions

        For commercial reasons, we have structured certain contractual services through joint ventures. The following table is a summary of our transactions with these joint ventures. See further information in Item 5. "Operating and Financial Review and Prospects—Off-Balance Sheet Arrangements—Investments in and Long-Term Funding to Non-Consolidated Joint Ventures."

Income statement data:

	Year ended November 30,
	2003	2002	2001
	($ in millions)
Income received for services provided to the joint ventures	60.6	53.4	65.6
Payments made for services received from the joint ventures	55.3	29.4	39.5

Balance sheet data:

	As of November 30,
	2003	2002	2001
	($ in millions)
Short term accounts receivable from the joint venture	27.6	50.4	61.1
Long term accounts receivable from the joint venture	6.7	6.7	—
Short term loan to the joint venture (NKT Flexibles)	—	12.0	—
Accounts payable to the joint venture	29.8	5.4	9.7

        On December 3, 2002, we made a capital contribution of $12.6 million in cash to NKT Flexibles, the same date that NKT Flexibles repaid an outstanding loan for $12.6 million due to us. A 100.0% provision was recorded in November 2003 in respect of advances of $3.1 million made to NKT Flexibles during fiscal year 2003.

        We received a proposal from Sonamet in the fourth quarter of fiscal year 2003 to acquire a large quantity of our equipment located at the Lobito fabrication yard, which leased to Sonamet on a long-term basis. The carrying amount was reduced to the expected sales price and the assets were sold to Sonamet at that price after the end of fiscal year 2003.

        During fiscal year 2003 loans were outstanding to the following related parties:

  •
  NKT Flexibles: A loan amount of $3.1 million was outstanding as of November 30, 2003. The maximum amount outstanding during fiscal year 2003 was $12.6 million. The loan was converted to equity in March 2004 and is no longer outstanding. The purpose of the loan was to fund the working capital requirements of the joint venture, and it was subject to an interest rate of 4.0% per annum.

  •
  Sonastolt: A loan amount of $6.8 million was outstanding as of November 30, 2003. The maximum amount outstanding during fiscal year 2003 was $6.8 million. The purpose of the loan was to fund partners' initial purchase of shares in Sonastolt, and it was subject to an interest rate of LIBOR + 1% per annum. The loan was repaid in full in February 2004, following the disposal of the ROVs to Oceaneering Inc.

Transactions with Directors, Officers and Employees

        Our Articles of Incorporation provide that any director who has a personal interest in a transaction must disclose such interest, must abstain from voting on such transaction and may not be counted for purposes of determining whether a quorum is present at the meeting. Such director's interest in any such transaction must be reported at the next general meeting of shareholders. A director who owns less than 5.0% of our capital stock or of the other party whose transaction with us is being submitted to our board of directors for its approval is not subject to the provisions of this paragraph.

        Although this is no longer the practice, historically we have provided loans to our senior management for relocation expenses. As of April 30, 2004, there are no such loans outstanding.

        In fiscal year 2003 we made a payment of $50,000 for marketing services to a company in which one of our directors, J. Frithjof Skouverøe, has an interest.

        In compliance with Nasdaq's corporate governance rules, after January 2003, all related party transactions are reported to our audit committee for approval.

Item 8. Financial Information.

Consolidated Financial Statements

        See Item 18. "Financial Statements."

Legal Proceedings

        See Item 5. "Operating and Financial Review and Prospects—Legal Matters."

Dividend Policy

        We have never paid dividends on our share capital, and currently intend to retain any earnings for the future operation and growth of the business. The board of directors will review this policy from time to time in light of our earnings, financial condition, prospects, tax considerations and foreign exchange rates.

        Under the terms of the New Bonding Facility, we are effectively precluded from paying dividends until such time as (i) the New Bonding Facility is fully cash collateralized, and (ii) our outstanding obligations under the $440 Million Credit Facility are fully discharged. In no event are we permitted to pay dividends prior to September 2005.

Significant Changes

        Except as otherwise disclosed in Item 5. "Operating and Financial Review and Prospects—Other Subsequent Events" and elsewhere in this Report, there has been no material change in our financial position since November 30, 2003.

Item 9. The Offer and Listing

Trading Markets

        Our Common Shares trade in the form of American Depositary Shares ("ADSs") in the United States on Nasdaq under the symbol "SOSA" and are listed in Norway on Oslo Børs under the symbol "STO."

        The following table sets forth the high and low last reported sale prices for our ADSs reported on Nasdaq and the closing prices for our Common Shares reported on Oslo Børs during the indicated periods.

	ADSs* Nasdaq		Common Shares Oslo Børs
	High	Low	High	Low
	($)		(NOK)
Annual Highs and Lows
1999	14.94	6.13	117.00	48.00
2000	16.38	9.13	150.00	85.50
2001	15.88	6.15	141.00	57.00
2002	9.29	1.14	80.00	8.50
2003	2.75	1.11	20.30	7.85
Quarterly Highs and Lows
Fiscal Year 2002
First Quarter	9.29	6.25	80.00	54.50
Second Quarter	9.17	6.80	80.00	60.50
Third Quarter	7.90	4.76	64.00	39.50
Fourth Quarter	5.04	1.14	37.50	8.50
Fiscal Year 2003
First Quarter	1.88	1.12	12.20	7.91
Second Quarter	2.08	1.11	13.30	7.85
Third Quarter	2.66	1.32	20.00	8.70
Fourth Quarter	2.75	1.45	20.30	10.00
Fiscal Year 2004
First Quarter	3.70	2.23	25.50	14.50
Monthly Highs and Lows
Fiscal Year 2003
November	2.60	1.75	17.5	11.9
December	2.46	2.23	16.9	14.5
Fiscal Year 2004
January	3.20	2.45	21.8	16.2
February	3.70	2.50	25.5	17.0
March	3.66	2.90	25.00	19.50
April	3.06	2.56	20.20	17.50

*
Prior to March 7, 2001, Common Shares did not trade in the form of ADSs on Nasdaq, but traded as Common Shares. All share prices have been adjusted to reflect the reclassification of Class A Shares to Common Shares on a one-for-one basis on March 7, 2001.

        The bid prices reported for these periods reflect inter-dealer prices, rounded to the nearest cent, and do not include retail mark-ups, markdowns or commissions, and may not represent actual transactions.

        On May 10, 2004, the last reported sale price of our ADSs on Nasdaq was $2.25 per ADS, and the closing price of our Common Shares on Oslo Børs was NOK 16.30 per share.

Item 10. Additional Information.

Organization and Register

        Stolt Offshore S.A. is a "Société Anonyme Holding," organized in the Grand Duchy of Luxembourg under the Company Law of 1915, as amended. We were incorporated in Luxembourg in 1993 as the holding company for all of our activities.

        Our registered office is located at 26, rue Louvigny, L-1946 Luxembourg and we are registered in the Companies' Register of the Luxembourg District Court under the designation "R.C. Luxembourg B 43172."

Share Capital

New Share Capital and Number of Shares Issued

        As of the date of this Report, our issued share capital is $322,978,974 represented by 161,489,487 Common Shares, par value $2.00 per share, all of which have been fully paid.

        After the Subsequent Issue (assuming 29,900,000 Common Shares are issued and sold), our issued share capital would be $382,778,974 represented by 191,389,487 Common Shares, par value $2.00 per share, all of said shares being fully paid.

        The Articles require all shares to be issued in registered form.

        All Common Shares are freely transferable by the holder thereof, subject to the restrictions on shareholdings provided for in our Articles, described below under "—Articles of Incorporation—Shareholders' Reports—Restrictions on Shareholders," and subject to any contractual limitations or restrictions on transfer imposed by applicable securities law (including U.S. securities law).

Share Capital Development

        The table below sets forth the share capital development since November 30, 2000.

	Date of Transaction	Common Shares	Class A Shares	Class B Shares	Treasury Shares	Total outstanding Shares
		(in $ millions, except share data)
Balance, November 30, 2000		45.4	94.9	68.0	—	208.3
Reclassification of Class A Shares to Common Shares	March 2001	94.9	(94.9)	—	—	0.0
Exercise of share options	Varies	0.2	—	—	—	0.2
Balance, November 30, 2001		140.5	—	68.0	—	208.5
Purchase of 6,392,478 Treasury Shares at market value(a)	March 2002 and May 2002	—	—	—	(56.5)	(56.5)
Sale of 6,392,478 Treasury Shares	June 2002 and November 2002	—	—	—	56.5	56.5
Issuance of 6,019,287 Common Shares	November 2002	12.0	—	—	—	12.0
Exercise of share options	Varies	0.0	—	—	—	0.0
Balance, November 30, 2002		152.5	—	68.0	—	220.5
Purchase of 879,121 Treasury Shares at market value(b)	March 2003	—	—	—	(1.0)	(1.0)
Balance, November 30, 2003		152.5	0.0	68.0	(1.0)	219.5
Conversion of Class B Shares into Common Shares	February 13, 2004	34.0	—	(68.0)	—	(34.0)
Private placement of new Common Shares	February 13, 2004	91.0	—	—	—	91.0
Debt Conversion	April 20, 2004	45.5	—	—	—	45.5
Balance as of the date of this Report		323.0	0.0	0.0	(1.0)	322.0

(a)
Purchase of 6,392,478 Treasury Shares from NKT Holdings A/S and Vinci.

(b)
Purchase of 879,121 Treasury Shares from NKT Holdings A/S.

        Set forth below is information concerning the share ownership of our twenty largest shareholders of record in the VPS, as of May 6, 2004.

Name of Registered Shareholder		Number of Common Shares Owned	Percentage of Common Shares Owned
1.	Stolt-Nielsen Transportation Group (SNTG)	79,414,260	49.18%
2.	Citibank, N.A.(a)	35,729,679	22.13%
3.	Odin Norden	6,730,520	4.17%
4.	Deutsche Bank AG London	4,023,100	2.49%
5.	Odin Norge	4,000,000	2.48%
6.	CitiGroup Global Markets inc.	2,956,750	1.83%
7.	Institusjonen Fritt Ord	1,985,700	1.23%
8.	Skandinaviska Enskildabanken	1,664,905	1.03%
9.	Verdipapirfondet Avanse NOR	1,500,000	0.93%
10.	Folketrygdfondet	1,269,000	0.79%
11.	Commerzbank AG London Principal Account	1,260,485	0.78%
12.	JP Morgan Chase Bank Clients Treaty Account	1,172,600	0.73%
13.	Credit Suisse First (Europe) Prime Broke	1,167,860	0.72%
14.	Odin Offshore Odin Forvaltning AS	1,131,500	0.70%
15.	State Street Bank	861,400	0.53%
16.	Nordea Avkastnig V/Nordea Fondene AS	781,350	0.48%
17.	DNB Nor Markets, Aks Market-Making Deriva	600,373	0.37%
18.	Citigroup Global Mar House Safekeeping: Conf	470,000	0.29%
19.	Nordea Vekst Aksjefondet V/Nordea Fondene AS	469,730	0.29%
20.	Gambak C/O Gambak Fondsforv	450,000	0.28%

=	Total	147,639,212	91.42%

(a)
These Common Shares are held on deposit by Citibank, N.A., as depositary for our ADSs.

        Upon completion of the Subsequent Issue, assuming 29,900,000 new Common Shares are issued and that SNTG does not purchase any shares in or outside the Subsequent Issue, SNSA will own, directly and indirectly, approximately 41.5% of our issued Common Shares and 41.7% of our outstanding Common Shares. SNTG is entitled to participate in the Subsequent Issue, but may only purchase shares that are not otherwise subscribed for by shareholders of record at 11:59 p.m. (Central European Time) on January 20, 2004. See Item 3. "Key Information—Risk Factors—Operational Risks—SNSA exercises significant influence over matters requiring shareholder approval, which could prevent a change of control."

        As of May 6, 2004, all of our 161,489,487 Common Shares were registered in the VPS in the names of 1,064 shareholders. Excluding outstanding Common Shares registered in the name of the SNTG and outstanding Common Shares registered in the name of Citibank, N.A. as depositary for the ADSs and treasury shares, held by one of our subsidiaries, it is estimated that the free float of Common Shares on Oslo Børs is 46,345,548.

        As of May 6, 2004, a total of 35,729,679 ADSs were registered in the names of 27 shareholders having U.S. addresses (although some of such ADSs may be held on behalf of non-U.S. persons). Based on communications with banks and securities dealers who hold our ADSs in street name for individuals, we estimate the number of beneficial owners of ADSs is approximately 1,900. Excluding ADSs held as treasury shares by one of our subsidiaries, it is estimated that the free float of our ADSs on Nasdaq is 34,850,558.

Articles of Incorporation

        Set forth below is a description of the material provisions of our Articles of Incorporation and the Luxembourg Company Law. The following summary is qualified by reference to the Articles of Incorporation and applicable Luxembourg law. Our Articles of Incorporation were amended and restated pursuant to our extraordinary general meeting of shareholders held on February 11, 2004. The full text of the Articles of Incorporation is available at our registered office and is contained in Exhibit 1.1 to this Report.

Objective and Purposes

        The Articles of Incorporation set forth our objective as a holding company, namely to invest in subsidiaries which will provide subsea construction, maintenance, inspection, survey and engineering services, predominantly for the offshore oil and gas industry. More generally, we may participate in any manner in all commercial, industrial, financial and other enterprises of Luxembourg or foreign nationality through the acquisition by participation, subscription, purchase, option or by other means of all shares, stocks, debentures, bonds or securities; the acquisition of patents and licenses which we will administer and exploit; we may lend or borrow with or without security, provided that any money so borrowed may only be used for the purposes of Stolt Offshore or companies that are subsidiaries of or associated with or affiliated with Stolt Offshore; and in general to undertake any operations directly or indirectly connected with such objects as permitted by the Luxembourg Holding Company Law of 1929.

Directors

        Under the Articles of Incorporation, our board of directors is to be comprised of not less than three members, elected by a simple majority of our outstanding shares represented at a general meeting of shareholders for a period not exceeding six years and until their successors are elected. It is our customary practice that directors are elected for terms of one year at the annual general meeting of shareholders held each year in Luxembourg.

        Our Articles of Incorporation do not mandate the retirement of directors under an age limit requirement. Our Articles of Incorporation do not require board members to be shareholders in us.

        Under Luxembourg law the members of the board owe a duty of loyalty and care to us. They must exercise the standard of care of a prudent and diligent business person.

        Our Articles of Incorporation provide that any director who has a personal interest in a transaction must disclose such interest, must abstain from voting on such transaction and may not be counted for purposes of determining whether a quorum is present at the meeting. Such director's interest in any such transaction shall be reported at the next general meeting of shareholders. A director who owns less than 5.0% of our capital stock or of the other party whose transaction with us is being submitted to our board for its approval is not subject to the provisions of this paragraph.

Authorized Shares

        Our authorized share capital consists of 230,000,000 Common Shares, par value $2.00 per share, and consists of Common Shares only. According to our Articles of Incorporation, after the Private Placement, the Share Conversion and the Debt Conversion, our board of directors, or delegate(s) duly appointed by our board of directors, will be authorized to issue additional Common Shares, at such times and on such terms and conditions, including issue price, as our board of directors or its delegates may in its or their discretion resolve, up to a maximum of 230,000,000 Common Shares (less the amount of Common Shares already issued at such time), par value $2.00 per share. When doing so, our board of directors may suppress the preferential subscription rights of our existing shareholders to the extent it deems advisable. This authorization granted to the board of directors shall lapse five years after publication of the amendment of our Articles of Incorporation in the Luxembourg Official Gazette—Memorial C. The amendments of the Articles of Incorporation regarding the above quoted authorized capital were approved at an extraordinary general meeting of shareholders held on February 11, 2004 and publication of such amendment in the Official Gazette is expected to take place shortly after the date of this Report. From time to time we take such steps that are required to continue the authorized capital in effect.

        Pursuant to our Articles of Incorporation, our board of directors was authorized to issue additional Common Shares, from time to time, up to the maximum authorized number. The Articles of Incorporation required all shares to be issued in registered form. All shares, when issued, were fully paid and non-assessable. All shares were freely transferable by the holder thereof.

        As a general rule, shareholders are entitled to preemptive rights under Luxembourg law in respect of the issuance of shares for cash, unless the Articles of Incorporation provide otherwise. Our Articles of Incorporation authorize our board of directors to deny shareholders' preemptive rights for a period of five years and our board of directors has done so with respect to all authorized but unissued Common Shares. Upon the expiration of authorized but unissued shares as described above, the suppression of preemptive rights will also terminate and shareholders will be entitled to preemptive rights once again unless the board recommends denying further such rights and such recommendation is approved by the shareholders. As a result, Common Shares will not be entitled to preemptive rights for a period of at least five years after publication of the amendments of the Articles of Incorporation approved on February 11, 2004.

        According to our Articles of Incorporation, there are also authorized 1,500,000 Class A Shares, par value $2.00 per share. Such Class A Shares have been authorized for the sole purpose of options granted under our existing stock option plans in respect of our shares, and may not be used for any other purpose. The rights, preferences and priorities of such Class A Shares are set forth in our Articles of Incorporation. All such Class A Shares shall convert to Common Shares immediately upon issuance. The maximum amount of shares to be issued under this authorization are included in the above noted maximum amount of Common Shares to be issued. Such authorized Class A Shares shall exist only until December 31, 2010 and shall expire, without further action, on such date.

Authority to Acquire Own Shares (Treasury Shares)

        At the annual general meeting of shareholders on May 8, 2003, the resolutions passed by the shareholders authorized us, or any wholly-owned subsidiary, to acquire Common Shares from time to time in the open market and in privately negotiated transactions, at a price reflecting such open market price and on such other terms as shall be determined by the board, provided such purchases are in conformity with Article 49-2 of the Luxembourg Company Law. The authorization was granted for purchases completed on or before August 31, 2004. Such authorizations have customarily been renewed at our annual general meetings of shareholders.

        The board authorization is not limited to a certain amount of Common Shares. However, Luxembourg Company Law require that we may not hold more than 10% of our own shares. Furthermore, we may not purchase our own shares if and to the extent this will reduce our net assets below the aggregate of our share capital and legal reserve.

Treasury Shares

        On March 10, 2003, we paid NKT Holdings A/S $13.5 million in respect of the settlement of the outstanding share price guarantee for 879,121 Common Shares owned by NKT Holdings A/S. These shares were initially issued to NKT Holdings A/S as partial consideration for our acquisition of 49.0% of NKT Flexibles in December 1999. As of April 1, 2004, all of the 879,121 Common Shares are held as treasury shares through our indirect subsidiary Stolt Offshore Investing Limited.

        Under applicable provisions of the Luxembourg Company Law, these Common Shares held as treasury shares remain issued but are not entitled to vote. In computing earnings per Common Share, these shares are not considered part of outstanding Common Shares. The costs of these shares is being accounted for as a deduction from shareholders' equity.

Shareholders' Rights

  Preferential Subscription Rights (Pre-emptive Rights)

        As a general rule, shareholders are entitled to preferential subscription rights under Luxembourg law in respect of the issuance of shares for cash. When issuing new shares out of the total authorized shares, the board may however suppress the preferential subscription rights of shareholders to the extent it deems advisable. The authorization by our Articles of Incorporation to issue new shares out of the total authorized shares granted to the board will remain in effect until October 26, 2009. Upon the expiration of this authorization, the suppression of preferential subscription rights will also terminate and shareholders will be entitled to preferential subscription rights once again unless the board recommends the renewal of the authorization granted to it or deny the preferential subscription rights of shareholders and such recommendation is approved by the shareholders in accordance with Luxembourg law.

  Voting Rights

        Each of our shares is entitled to one vote. Shareholders holding shares registered in the VPS, the central depository of Oslo Børs, or other such depository may attend and vote at our general meetings. Under Luxembourg law, shareholder action can generally be taken by a simple majority of Common Shares present or represented at a meeting, without regard to any minimum quorum requirements. Three exceptions to the law are (i) to amend the Articles of Incorporation which requires (x) a two-thirds vote of those Common Shares present or represented, and (y) when the meeting is first convened, a quorum of 50% of the outstanding shares entitled to vote; (ii) to change our country of incorporation to a country other than Luxembourg or to increase the contribution of the shareholders, which require the affirmative vote of 100% of the Common Shares; and (iii) any action for which the Articles of Incorporation require more than a majority vote or a quorum.

  Shareholder Meetings and Notice

        Under the Articles of Incorporation, we are required to hold a general meeting of shareholders in Luxembourg each year, on the third Thursday in April. In addition, the board may call any number of extraordinary general meetings, which may be held in Luxembourg or elsewhere, although any extraordinary general meeting convened to amend the Articles of Incorporation will be held in Luxembourg. The board is further obliged to call a general meeting of shareholders to be held within thirty days after receipt of a written demand therefore by shareholders representing at least one-fifth of the issued and outstanding shares entitled to vote thereat.

        The Articles of Incorporation require notice of any general meeting to be sent by first class mail, postage prepaid, to all shareholders at least twenty days prior to such meeting. Shareholders may be represented by written proxy, provided the written proxy is deposited with us at our registered office in Luxembourg, or with any director, at least five days before the meeting.

  Dividends

        Interim dividends can be declared up to three times in any fiscal year by the board. Interim dividends can be paid, but only six months after the close of preceding fiscal year and after the prior year's financial statements have been approved by the shareholders at a general meeting.

        Other Luxembourg legal requirements apply to the payment of interim dividends. The satisfaction of all legal requirements must be certified by an independent auditor. Final dividends are declared once a year at the annual general meeting of the shareholders. Interim and final dividends on Common Shares can be paid out of earnings, retained and current, as well as paid in surplus after satisfaction of the legal reserve as referred to hereinafter.

        Luxembourg law authorizes the payment of stock dividends if sufficient surplus exists to pay for the par value of the shares issued in connection with any stock dividend.

        Luxembourg law requires that 5.0% of our unconsolidated net profit each year be allocated to a legal reserve before declaration of dividends. This requirement continues until the reserve is 10.0% of our issued capital, after which no further allocations are required until further issuance of shares.

        The legal reserve may also be satisfied by allocation of the required amount at the time of issuance of shares or by a transfer from paid-in surplus. The legal reserve is not available for dividends. The legal reserve for all existing Common Shares has been satisfied to date and appropriate allocations will be made to the legal reserve account at the time of each new issuance of Common Shares.

  Liquidation Preference

        Under the Articles of Incorporation, in the event of a liquidation, all of our debts and obligations must first be paid, and thereafter all of our remaining assets are to be paid to the holders of Common Shares.

  Restrictions on Shareholders

        Our Articles of Incorporation provide that in recognition of the fact that certain shareholdings may threaten us with "imminent and grave damage," which term includes adverse tax consequences, a hostile takeover attempt or adverse governmental sanctions, (i) no U.S. Person (as defined in our Articles of Incorporation) shall own, directly or indirectly, more than 9.9% of our outstanding shares, (ii) all shareholders of any single country may not own, directly or indirectly, more than 49.9% of our outstanding shares, and (iii) no person may own, directly or indirectly, more than 20.0% of our outstanding shares unless a majority of the board shall have authorized such shareholding in advance.

        The Articles of Incorporation provide that the foregoing restrictions shall not apply to any person who was a shareholder as of March 10, 1993, or certain Affiliates or Associates (as such terms are defined in the Articles of Incorporation) of such person.

        In addition, according to the Articles of Incorporation, the board is authorized to restrict, reduce or prevent the ownership of our shares if it appears to the board that such ownership may threaten us with "imminent and grave damage." We have been advised by our Luxembourg counsel, Elvinger, Hoss & Prussen, that there are no Luxembourg judicial interpretations of such phrase, but that situations involving hostile takeovers, adverse tax consequences to us or governmental sanctions are likely to be among the situations covered by that phrase.

        In order to enforce the foregoing restrictions, the Articles of Incorporation empower the board to take certain remedial action including causing us: (i) to decline to register any prohibited transfer; (ii) to decline to recognize any vote of a shareholder precluded from holding shares; (iii) to require any shareholder on our register of shareholders or any prospective shareholder to provide information to determine whether such person is precluded from holding shares; and (iv) upon the issuance of a notice, to require the sale of shares to us at the lesser of (A) the amount paid for the shares if acquired within the twelve months immediately preceding the date of the notice, and (B) the last quoted sale price for the shares on the day immediately preceding the day on which the notice is served (provided that our board of directors may in its discretion pay the amount calculated under (B) in situations where (A) would otherwise apply and result in a lower purchase price, if the board determines it equitable after taking into account specified factors); and to remove the name of any shareholder from the register of shareholders immediately after the close of business on the day the notice is issued and payment is made available. The foregoing defensive measures may have the effect of making more difficult a merger involving us, or a tender offer, open-market purchase program or other purchase of our shares, in circumstances that could give shareholders the opportunity to realize a premium over the then prevailing market price for their shares.

        There are no limitations currently imposed by Luxembourg law on the rights of non-resident shareholders to hold or vote their shares.

  Change in Control

        Except as described above, there are no provisions in our Articles of Incorporation that would have the effect of delaying, deferring or preventing a change in control of Stolt Offshore and that would only operate with respect to a merger, acquisition or corporate restructure involving us or any of our subsidiaries. However, it should be noted that the 2003 Plan and the French Plan provide that all options issued thereunder will vest upon the occurrence of certain change of control events. See Item 6. "Director, Senior Management and Employees—Incentive Plans—Vesting Upon Change of Control."

  No Mandatory Bid Requirements

        Our Articles of Incorporation do not contain any provision requiring a shareholder who reaches a certain threshold of shares to make a mandatory bid for the other outstanding shares in Stolt Offshore.

Material Contracts

Credit and Guarantee Facilities

        The following sets out a summary of the material credit and guarantee facilities available to us as of the date of this Report.

  The $440 Million Credit Facility

        We are a party to the $440 Million Credit Facility. In February and March 2004, we made a voluntary pre-payment of $45 million in total. We expect that we will prepay additional amounts prior to the termination date such that the available amount will further reduce. As of April 30, 2004, we had borrowed $285 million, the maximum amount available under this credit facility.

        All amounts outstanding under this credit facility are secured by a full and unconditional guarantee provided by us and the execution of certain security documents, including mortgages on certain ships owned by our subsidiaries. This credit facility contains affirmative and negative covenants, including financial covenants relating to our minimum tangible net worth, ratio of consolidated debt to consolidated tangible net worth and ratio of consolidated debt to EBITDA. During fiscal years 2003 and 2004, these ratios have been amended to prevent an event of default from occurring under the terms of the credit facility. In exchange for these amendments, the interest rate on outstanding borrowings was increased such that it varies between 1.0% and 3.25% over LIBOR, depending on our ratio of consolidated debt to EBITDA. These covenants and the subsequently revised covenants contained in waivers under this credit facility have been superseded by the covenants contained in the Intercreditor Deed described below. This credit facility also contains a cross-default provision and other events of default (which include payment defaults, breach of covenants, breach of representations and warranties, insolvency proceedings, insolvency events, illegality, curtailment of business, loss of vessel, reduction of capital, war, notice of termination of any shipowning guarantee, claims against our assets, appropriation of our assets and final judgments) upon the occurrence of which amounts outstanding under this credit facility could be declared immediately due and payable.

        All financial covenants under this facility have been replaced by the financial covenants under the Intercreditor Deed (which is described below).

  The $55/45 Million Credit/Guarantee Facility

        On July 9, 2002, we entered into the $55/45 Million Credit/Guarantee Facility. This facility initially permitted Comex Finance to borrow up to $55 million and to request the provision of bank guarantees of up to $45 million. The amount available for borrowings was reduced by $10 million in January 2004, in accordance with a scheduled reduction of this facility. Amounts available for borrowings or guarantees will be further reduced by $10 million on each consecutive six month period ending thereafter until the termination of this facility in July 2006. We can allocate the $10 million reduction between the credit portion of this facility and the guarantee portion of this facility. As of April 30, 2004, the credit portion of this facility is fully drawn and $3.9 million is available for issuance of new bank guarantees under the guarantee portion.

        All amounts outstanding under this facility are secured by a full and unconditional guarantee provided by us and the execution of certain security documents, including mortgages on certain ships owned by our subsidiaries. The affirmative and negative covenants and events of default contained in the facility are substantially identical to those contained in the $440 Million Credit Facility described above.

        During fiscal years 2003 and 2004, the financial covenants contained in this facility were amended to prevent an event of default from occurring. In exchange for these amendments, the interest rate on outstanding borrowings was increased such that it varies between 1.0% and 3.25% over LIBOR, depending on our ratio of consolidated debt to EBITDA. These covenants and the subsequently revised covenants contained in waivers under this agreement have been superseded by the covenants contained in the Intercreditor Deed described below.

        The $55/45 Million Credit/Guarantee Facility also contains events of default which are similar to the events of default under the $440 Million Credit Facility (including payment defaults; breach of covenants; breach of representations and warranties; insolvency proceedings; insolvency events; illegality; conditions subsequent; curtailment of business; cross default; loss of vessel, reduction of capital; war; notice of termination of any shipowning guarantee; claims against our, SNSA's and SNTG's assets; appropriation of our, SNSA's and SNTG's assets; change of ownership of Stolt Comex Seaway Finance B.V.; and final judgments).

        SNSA and SNTG have jointly and severally guaranteed our obligations to the banks providing bank guarantees pursuant to the guarantee portion of this facility.

        For a further description of the risks relating to the $55/45 Million Credit/Guarantee Facility, see Item 3. "Key Information—Risk Factors—Financial Risks."

  The $44 Million Guarantee Facility

        We are party to the $44 Million Guarantee Facility. Under this facility, Citibank N.A. and certain other financial institutions as banks and DnB NOR Bank ASA (formerly Den norske Bank ASA) as facility agent, security trustee and issuing bank agreed to the issuance of bank guarantees, with Comex Finance as an indemnifier and Stolt Offshore as guarantor. The purpose of the $44 Million Guarantee Facility was to provide for the issuance of bank guarantees. As of November 30, 2003, $23.5 million was outstanding under this facility. There is no further availability for bank guarantees to be issued under this facility.

        In order for bank guarantees to be issued under the $44 Million Guarantee Facility, certain conditions precedent and condition subsequent needed to be satisfied. These conditions include providing usual corporate authorities, vessel documents, certain security documents, legal opinions and certain management agreements. In addition, this facility contains (i) representations and warranties from us; (ii) affirmative covenants (including in relation to registering vessels, additional security and financial reporting and other information); (iii) negative covenants (including in relation to third party rights, chartering, no change in management, merger or amalgamation and no sale of ships); and (iv) financial covenants which have been replaced by financial covenants set out in the Intercreditor Deed (which is described below).

        The $44 Million Guarantee Facility also contains events of default similar to those contained in the $440 Million Credit Facility (including payment defaults; breach of covenants; breach of representations and warranties, insolvency proceedings; insolvency events; illegality; curtailment of business; acceleration of indebtedness relating to us, Comex Finance, certain of our other subsidiaries and SNSA and SNTG; loss of vessel; reduction of capital; war; notice of termination of any shipowning guarantee, claims against our, SNSA's or SNTG's assets; appropriation of our, SNSA's or SNTG's assets; and final judgments).

        Certain provisions of the $44 Million Guarantee Facility have been overridden by the Intercreditor Deed as more fully explained below. In particular, the Intercreditor Deed provides for the creation of additional encumbrances so as to enable the execution of the New Bonding Facility and the provision of cash collateral of up to $25 million for future bonding, the sale of assets so as to permit certain permitted disposals under the New Bonding Facility, replacing the financial covenants as referred to above and replacing the term "Permitted Indebtedness" defined therein so as to be consistent with the New Bonding Facility.

        SNSA and SNTG have jointly and severally guaranteed our obligations to the banks providing bank guarantees pursuant to this facility. In addition, ships owned by the subsidiaries of SNTG (Bermuda) are also pledged in support of the bank guarantees.

  The $28 Million Reimbursement Agreement

        We are a party to the $28 Million Reimbursement Facility. Under this facility, DnB NOR Bank ASA, as bank, agreed to extend the term of a letter of credit (the "Letter of Credit") until September 15, 2004 and, in consideration for this, certain ship-owning subsidiaries of SNTG (Bermuda) agreed to execute certain security documents and grant pledges over certain ships in favor of DnB NOR Bank ASA and SNSA has agreed to provide a parent company guarantee. In addition the parties also agreed to certain amendments to the original reimbursement agreement.

        In order for the Letter of Credit to be issued, certain conditions precedent needed to be satisfied. These conditions included providing usual corporate authorities, vessel documents, the SNSA guarantee referred to above, payment of certain fees and legal opinions. In addition, this facility contains events of default including payment defaults, breach of representations, warranties or statements, suspension or curtailment of business, cross-default, loss of vessel and default in respect of any vessel mortgage and final judgments.

        Certain provisions of the $28 Million Reimbursement Agreement and the parent company guarantee have been overridden by the Intercreditor Deed as more fully explained below but, in particular, in relation to the creation of additional encumbrances so as to enable the execution of the New Bonding Facility and the provision of cash collateral of up to $25 million for future bonding.

        The Letter of Credit was issued in connection with the Duke Hubline project. Our contractual dispute with Algonquin Gas Transmission relating to the Duke Hubline project has been settled and we expect the Letter of Credit, and our obligations under the $28 Million Reimbursement Agreement, to terminate. See further description in Item 5. "Operating and Financial Review and Prospects—Other Subsequent Events" and "—Legal Matters."

  The New Bonding Facility

        We are party to the New Bonding Facility. Under this facility, HSBC Bank plc and certain other financial institutions as issuing banks agreed to the issuance of bank guarantees of up to $100 million to certain of our subsidiaries as indemnifiers, with certain other of our subsidiaries acting as guarantors. The purpose of the New Bonding Facility is to provide for the issuance of bank guarantees to support the performance obligations of those of our subsidiaries required to provide indemnification in respect of certain contracts and projects. The New Bonding Facility will be available to provide bank guarantees for 18 months from execution of the facility, or on that date on which the commitments are reduced to zero.

        In order for the bank guarantees to be issued under the New Bonding Facility, certain conditions precedent and conditions subsequent must be satisfied. These conditions include the provision of a guarantee and security package which covers (i) a guarantee from SNSA and SNTG, (ii) share pledges in respect of the shares in certain of our subsidiaries, and (iii) first and second ranking charges over ships owned by certain of our subsidiaries and second ranking charges over ships owned by certain shipowning subsidiaries of SNTG (Bermuda) and cash collateral arrangements. As of April 30, 2004, all of the conditions precedent but not all of the conditions subsequent have been satisfied. In addition, security has been granted over two accounts of one of our subsidiaries under a cash management system. Pursuant to this cash management system, we must ensure that, in one bank account (Lock Box 1) $20 million has been deposited prior to the issue of any bank guarantee. We must maintain a balance in Lock Box 1 equal to or greater than 50.0% of the bank guarantees outstanding under the New Bonding Facility. Thereafter, any cash collateral provided as security for the issue of a bank guarantee, any net disposal proceeds (that is, the disposal proceeds relating to the sale or disposal of an asset owned by us or other shipowning guarantor, net of reasonable fees and expenses, value added tax ("VAT"), any other tax and any other creditor claim which has priority) and insurance proceeds (that is, the insurance proceeds relating to the total loss of a ship) shall be paid into this account.

        No withdrawals may be made from this account unless HSBC Bank plc, as agent, consents or, following the end of the availability of the New Bonding Facility, existing bank guarantees are reduced or cancelled. The other bank account, Lock Box 2, is to be used for depositing excess cash of the Stolt Offshore group over $75 million. Transfers in and out of these accounts are strictly controlled and we must comply with certain monthly information reporting requirements in relation to both bank accounts.

        The New Bonding Facility contains (i) representations and warranties from us and certain of our subsidiaries, (ii) both affirmative and negative covenants (including in relation to financial reporting, satisfying agreed disposal targets and complying with the cash management system referred to above) and negative covenants (including a prohibition on incurring indebtedness and the disposal of assets, save as expressly permitted) and (iii) a financial covenant in relation to maintaining an agreed level of minimum consolidated tangible net worth. The New Bonding Facility also contains provisions relating to Disclosed Permitted Disposals which are disposals of certain of our assets which do not require the consent of the financial institutions as banks under this facility. The assets constituting Disclosed Permitted Disposals will automatically be released from any security interest to allow its disposal. In addition, certain thresholds in respect of disclosed permitted disposals are required to be satisfied. By May 31, 2004 disclosed permitted disposals must be at least $50 million and by August 31, 2004 disclosed permitted disposals must be at least $75 million.

        The New Bonding Facility also contains events of default which include payment defaults, breach of covenants, breach of representations and warranties, insolvency proceedings, insolvency events, illegality, conditions subsequent, curtailment of business, acceleration of indebtedness, loss of vessel, reduction of capital, war, notice of termination of any shipowning guarantee, claims against an obligor's assets, appropriation of an obligor's assets, final judgments, cross-defaults, change of our executive management, material adverse change, auditor's qualification, repudiation and litigation.

        While SNSA and SNTG are required to provide certain guarantees, they and their respective subsidiaries are excluded from the contractual obligations contained in the representations and warranties, covenants and defaults of this facility.

        Finally, the New Bonding Facility also contains various provisions concerning fees, including, the payment of a waiver fee of $10,000 to certain financial institutions, bank guarantee commission of 3.0% per annum on the non cash collateralized portion and 1.0% on the cash collateralized portion of any bank guarantee, a commitment fee of 1.5% per annum, a bank guarantee issue fee of $1,500 per bank guarantee, a fronting fee of 0.25% per annum on each bank guarantee, a front end fee of 1.0% of the New Bonding Facility amount and certain arrangement and agency fees.

        As of April 30, 2004, we had not utilized this facility.

Other Bank Guarantee Arrangements

        Certain financial institutions, including some of the financial institutions that are party to our Existing Credit Facility Agreements, have issued bank guarantees on our behalf. As of April 30, 2004, the aggregate amount issued by these financial institutions amounted to $181.2 million. Of this amount, $3.8 million is guaranteed by SNSA. The bonds under these facilities were issued to guarantee our project performance and that of our subsidiaries and joint ventures to third parties in the normal course of business. As of April 30, 2004, we have no bank guarantee capacity available under these arrangements.

  The SNSA Liquidity Line

        The SNSA Liquidity Line remains available to us until November 28, 2004. SNSA has informed us, however, that SNTG's ability to fund a draw down under the SNSA Liquidity Line is limited by the terms of SNSA's existing credit facilities and may be prohibited in certain circumstances (and, in fact, currently is prohibited). We do not expect, however, to need to utilize the SNSA Liquidity Line prior to its termination, and we have so informed SNSA. We pay a variable interest rate on outstanding borrowings at a rate equal to LIBOR plus 3.25% per annum. We are permitted to repay all or any portion of the principal amount outstanding, along with any accrued interest, at any time, however, the SNSA Liquidity Line will become fully subordinated to the $440 Million Credit Facility and the $55/45 Million Credit/Guarantee Facility upon the occurrence of an event of default under those facilities. In addition, we are prohibited under the terms of our Existing Credit Facility Agreements from repaying any amounts under the SNSA Liquidity Line at any time that an event of default or potential event of default has occurred and is continuing or, as a result of such payment, would occur under our Existing Credit Facility Agreements. The SNSA Liquidity Line is available for working capital and other corporate purposes. As of April 30, 2004, there were no amounts outstanding under the SNSA Liquidity Line.

  The Intercreditor Deed

        On February 12, 2004, we and certain of our subsidiaries entered into the Intercreditor Deed with certain financial institutions as creditors under the Existing Credit Facility Agreements, HSBC Bank plc in its various capacities under the New Bonding Facility, and certain financial institutions as creditors under the New Bonding Facility.

        The Intercreditor Deed contains provisions that override certain provisions of the Existing Credit Facility Agreements. These provisions waive compliance with certain obligations under the Existing Credit Facility Agreements so as to allow, among other things, (i) the New Bonding Facility and up to

$25 million of cash collateral for future bonding requirements in addition to the arrangements under existing bonding facilities and (ii) disposals in accordance with our planned divestitures and in accordance with the disposal requirements of the New Bonding Facility.

        In addition, we have agreed to comply with the following financial covenants (i) consolidated tangible net worth (excluding the effect of the Private Placement and the Debt Conversion) not to be less than $100 million as at May 31, 2004, August 31, 2004 and February 28, 2005 and not less than $85 million as at November 30, 2004, (ii) subject to certain exceptions, the ratio of consolidated debt to consolidated tangible net worth not to exceed 1.25:1 at the end of each of its fiscal quarters through the fiscal quarter ending November 30, 2004, and (iii), subject to certain exceptions, consolidated debt to EBITDA not to exceed 5.0:1. To the extent that these covenants are breached, this will also constitute an event of default under our Existing Credit Facility Agreements. We have also agreed to re-set the financial covenants referred to in the Intercreditor Deed for fiscal year 2004, beginning on December 1, 2004, at levels approved by an instructing group. Failure to comply with the re-set financial covenants by February 28, 2005 will cause the $440 Million Credit Facility and the $55/45 Million Credit/Guarantee Facility to be placed on demand and, in the case of the guarantee facility under the $55/45 Million Credit/Guarantee Facility, cash collateralized. In addition, we have agreed that (i) 100.0% of the net cash proceeds of the sale of any ship under the $440 Million Credit Facility and the $55/45 Million Credit/Guarantee Facility shall be applied in prepayment of the relevant facility and failure to do so will result in an event of default thereunder and (ii) the $440 Million Credit Facility shall be prepaid by certain amounts as stated in the Intercreditor Deed. If such prepayments do not occur an event of default will arise thereunder. Also, in relation to the acceleration of indebtedness events of default under the $55/45 Million Credit/Guarantee Facility and the $44 Million Guarantee Facility, SNSA and SNTG have been specifically excluded from the definition of "Security Parties" under these facilities so as to prevent any cross-default in respect of these two entities from triggering these events of default.

        Further, the override provisions require that we appoint two independent non-executive directors to our board of directors and require that we comply with the relevant Nasdaq listing requirements applicable to foreign private issuers that are not "controlled companies." In addition, the assignment and transfer provisions have been standardized across our Existing Credit Facility Agreements and we have agreed to provide a risk management report and a contract report to the finance parties under the $440 Million Credit Facility. Further, in the event that the $440 Million Credit Facility and the $55/45 Million Credit/Guarantee Facility are not prepaid by $90 million by December 1, 2004, then the interest rate margin applicable to these facilities will increase retroactively to February 12, 2004. The Intercreditor Deed also contains certain pre-consents from our creditors in relation to future bonding finance parties sharing in certain assets secured in favor of our creditors subject to there being no material impairment to such creditor's rights.

        The Intercreditor Deed also contains customary provisions regulating the priority and the enforcement of security interests between those financial institutions of our creditors that are a party to the Intercreditor Deed. In addition, the Intercreditor Deed provides provision for the application of the proceeds of any enforcement over the assets secured in favor of our creditors towards the payment and discharge of indebtedness under the Existing Credit Facility Agreements and the New Bonding Facility.

Taxation

Luxembourg Taxation

        The following is intended only as a general summary of material tax considerations affecting dividend payments by us relevant to prospective investors. It does not constitute and should not be construed to constitute legal or tax advice to any such investor. Prospective investors are therefore urged to consult their own tax advisers with respect to their particular circumstances. Double taxation treaties may contain rules affecting the description in this summary.

  Luxembourg Taxation of Stolt Offshore

        We are a company incorporated under Luxembourg law, and as such we enjoy the special tax status granted to billionaire holding companies under the Law of July 31, 1929 and the Grand Ducal Decree of 17 December 1938. These companies can carry out a limited number of activities, including the holding of shares and securities and the financing of affiliated companies.

        As a billionaire holding company, we are not subject to any income tax, municipal tax, wealth tax or withholding tax (except for a contribution tax of 1% on issues of share capital) in Luxembourg and are not subject to the subscription tax for holding companies.

        We are subject to a special tax which is assessed on certain payments we make. An annual tax on all amounts paid by us on interest payments made on bonds or debentures issued by us would be levied at the rate of 3.0% on such interest payment. Since we have not and do not contemplate issuing bonds and debentures, the tax of 3.0% of interest payments made by us is unlikely to become relevant. The special tax to be paid by us should therefore be equal to 3.0% of the first EUR 2.4 million of the dividends distributed to shareholders and of the fees paid to non-resident directors, plus 1.8% of the second EUR 1.2 million of the dividends distributed to shareholders and of the fees paid to non-resident directors, plus 0.1% on the remaining portion of such dividends and fees. The special tax cannot be less than EUR 48,000 per year. These taxes are paid by us. Assuming we would not have paid any dividends since our incorporation, we so far would only have been subject to the minimum annual tax.

        Most treaties concluded by Luxembourg with other countries are not applicable to us as a holding company subject to the Law of July 31, 1929, because such companies are specifically excluded from the scope of the application of these treaties.

  Luxembourg Taxation of Shareholders

  Withholding Tax

        Due to its special tax status, dividends that we distribute are not subject to withholding tax in Luxembourg, whoever the beneficiaries of those dividends may be.

  Tax residence

        Holders of the Common Shares will not become resident or be deemed to be resident in Luxembourg by reason only of the holding of the Common Shares.

  Shareholders not residents of Luxembourg

        Tax on dividends    Holders of the Common Shares who are not residents of Luxembourg and who do not hold the Common Shares through a permanent establishment in Luxembourg are not liable to Luxembourg income tax on dividends that we distribute.

        Tax on capital gains    Holders of Common Shares who are not-residents of Luxembourg and who do not hold the Common Shares through a permanent establishment in Luxembourg will be taxed in Luxembourg upon any gain deriving from the sale of the Common Shares, if the Common Shares are held less than 6 months from the acquisition of the Common Shares, provided the relevant holder (i) has held more than 10.0% of our share capital at one time during the 5 years preceding the disposal of the Common Shares, or (ii) was a Luxembourg resident taxpayer during more than 15 years and has become a non-resident taxpayer less than 5 years before the moment of the disposal of the Common Shares.

  Resident Shareholders of Luxembourg Fully Taxable

        Tax on dividends    Holders of Common Shares resident in Luxembourg or non-resident holders of Common Shares, who have a permanent establishment in Luxembourg with whom the holding of the Common Shares is connected, must for income tax purposes include any dividend received in their taxable income.

        Tax on capital gains    Capital gains realized upon a disposal of Common Shares by a Luxembourg resident individual shareholder are not subject to taxation in Luxembourg, unless the transfer occurs less than 6 months after the acquisition of Common Shares or, the transfer occurs more than 6 months after the acquisition of Common Shares or the shareholder has held more than 10.0% of our share capital of at any time during the five preceding years. Capital gains realized upon the sale of Common Shares by a fully taxable Luxembourg resident company, or a foreign entity of the same type which has a Luxembourg permanent establishment, are fully taxable in Luxembourg.

  Net wealth tax

        Luxembourg net wealth tax will be levied on a holder of the Common Shares, if (i) such holder of the Common Shares is an individual resident in Luxembourg; or (ii) the Common Shares are attributable to an enterprise or part thereof which is carried on by a Luxembourg resident company or through a permanent establishment or a permanent representative in Luxembourg of a non-resident company.

  Residents of Luxembourg who enjoy a special tax regime in Luxembourg

        Dividends distributed to holding companies subject to the law of July 31, 1929 and to undertakings for collective investments are not subject to any Luxembourg tax. Capital gains realized upon the sale of the Common Shares by holding companies subject to the law of July 31, 1929 and by undertakings for collective investments are not subject to any Luxembourg tax. Common Shares held by holding companies subject to the law of July 31, 1929 and by undertakings for collective investments are not subject to net wealth tax.

  Other Taxes

        There is no Luxembourg registration tax, stamp duty or any other similar tax or duty payable in Luxembourg by a holder of the Common Shares as a consequence of the issuance of the Common Shares, nor will any of these taxes be payable as a consequence of a subsequent transfer or repurchase of the Common Shares.

        No gift, estate or inheritance taxes are levied on the transfer of the Common Shares upon the death of a holder of the Common Shares in cases where the deceased was not a resident of Luxembourg for inheritance tax purposes.

        By issuing shares, we do not carry on an activity falling into the scope of application of the Luxembourg VAT Law and do not become a VAT payer. Luxembourg VAT may however be payable in respect of fees charged for certain services rendered to us if, for Luxembourg VAT purposes, such services are rendered or are deemed to be rendered in Luxembourg and an exemption from Luxembourg VAT does not apply with respect to such services.

U.S. Federal Income Taxation

        The following is a description of the material U.S. federal income tax consequences that may be relevant with respect to the acquisition, ownership and disposition of Common Shares or ADSs. This description addresses only the U.S. federal income tax considerations of holders that will hold Common Shares or ADSs as capital assets. This description does not address tax considerations applicable to:

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  holders of Common Shares or ADSs that may be subject to special tax rules, such as financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, dealers or traders in securities or currencies, tax-exempt entities,

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  taxpayers that have elected to use mark-to-market accounting,

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  persons that received Common Shares or ADSs as compensation for the performance of services,

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  persons that will hold Common Shares or ADSs as part of a "hedging" or "conversion" transaction or as a position in a "straddle" for U.S. federal income tax purposes,

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  persons that have a "functional currency" other than the U.S. dollar, or

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  holders that own, or are deemed to own, 10.0% or more, by voting power or value, of the stock of Stolt Offshore.

        Moreover, this description does not address the U.S. federal estate and gift or alternative minimum tax consequences of the acquisition, ownership and disposition of Common Shares or ADSs. This description is based on:

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  the Internal Revenue Code of 1986, as amended (the "Code"),

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  U.S. Treasury Regulations issued under the Code, and

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  judicial and administrative interpretations of the Code and regulations,

each as in effect and available on the date of this Report. This description is also based in part on the representations of the depositary and the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.

        The U.S. Treasury Department has expressed concern that depositaries for ADRs, or other intermediaries between the holders of shares of an issuer and the issuer, may be taking actions that are inconsistent with the claiming of U.S. foreign tax credits by U.S. holders of such receipts or shares. Accordingly, the analysis regarding the availability of a U.S. foreign tax credit for Luxembourg taxes and sourcing rules described below could be affected by future actions that may be taken by the U.S. Treasury Department.

        For purposes of this description, a U.S. Holder is a beneficial owner of Common Shares or ADSs that, for U.S. federal income tax purposes, is:

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  a citizen or resident of the United States,

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  a partnership or corporation created or organized in or under the laws of the United States or any state thereof, including the District of Columbia,

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

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  a trust if such trust validly elects to be treated as a U.S. person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

        A Non-U.S. Holder is a beneficial owner of Common Shares or ADSs that is not a U.S. Holder.

        If a partnership (including any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of Common Shares or ADSs the treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that holds Common Shares or ADSs you should consult your tax advisor.

        We urge you to consult your own tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning or disposing of Common Shares or ADSs.

  Ownership of ADSs in General

        For U.S. federal income tax purposes, a holder of ADSs generally will be treated as the owner of the Common Shares represented by such ADSs.

  Distributions

        If you are a U.S. Holder, the gross amount of any distribution by us of cash or property, other than certain distributions, if any, of Common Shares distributed pro rata to all of our shareholders, including holders of ADSs, with respect to Common Shares or ADSs will be includible in your income as dividend income to the extent such distributions are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Non-corporate U.S. Holders generally will be taxed on such distributions at the lower rates applicable to long-term capital gains (i.e., gains from the sale of capital assets held for more than one year) with respect to taxable years beginning on or before December 31, 2008. However, such dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders. To the extent, if any, that the amount of any distribution by us exceeds our current and accumulated earnings and profits as determined under U.S. federal income tax principles, it will be treated first as a tax-free return of your adjusted tax basis in the Common Shares or ADSs and thereafter as capital gain. We do not maintain calculations of our earnings and profits under U.S. federal income tax principles.

        Dividends received by you with respect to Common Shares or ADSs will be treated as foreign source income, which, if you are a U.S. Holder, may be relevant in calculating your foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us generally will constitute "passive income," or, in the case of certain U.S. Holders, "financial services income."

        Subject to the discussion below under "—Backup Withholding Tax and Information Reporting Requirements," if you are a Non-U.S. Holder of Common Shares or ADSs, generally you will not be subject to U.S. federal income or withholding tax on dividends received on Common Shares or ADSs, unless such income is effectively connected with your conduct of a trade or business in the U.S.

  Sale or Exchange of Common Shares or ADSs

        If you are a U.S. Holder, you will generally recognize gain or loss on the sale or exchange of Common Shares or ADSs equal to the difference between the amount realized on such sale or exchange and your adjusted tax basis in the Common Shares or ADSs. Such gain or loss will be capital gain or loss. If you are a noncorporate U.S. Holder, the maximum marginal U.S. federal income tax rate applicable to such gain will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income (other than certain dividends) if your holding period for such Common Shares or ADSs exceeds one year (i.e., it is a long-term capital gain). If you are a U.S. Holder, gain or loss, if any, recognized by you generally will be treated as U.S. source income or loss, as the case may be, for U.S. foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

        If you are a U.S. Holder, your initial tax basis of Common Shares will be the U.S. dollar value of the Norwegian kroner denominated purchase price determined on the date of purchase. If the Common Shares are treated as traded on an "established securities market," and you are a cash basis U.S. Holder (or, if you elect, an accrual basis U.S. Holder), you will determine the dollar value of the cost of such Common Shares by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The conversion of U.S. dollars to Norwegian kroners and the immediate use of that currency to purchase Common Shares generally will not result in taxable gain or loss for a U.S. Holder. If you are a U.S. Holder, the initial tax basis of the ADSs will be the U.S. dollar denominated purchase price determined on the date of purchase.

        With respect to the sale or exchange of Common Shares, the amount realized generally will be the U.S. dollar value of the payment received determined on (1) the date of receipt of payment in the case of a cash basis U.S. Holder and (2) the date of disposition in the case of an accrual basis U.S. Holder. If the Common Shares are treated as traded on an "established securities market," a cash basis taxpayer, or, if it elects, an accrual basis taxpayer, will determine the U.S. dollar value of the amount realized by translating the amount received at the spot rate of exchange on the settlement date of the sale.

        If you are a Non-U.S. Holder of Common Shares or ADSs, subject to the discussion below under "—Backup Withholding Tax and Information Reporting Requirements," you will generally not be subject to U.S. federal income or withholding tax on any gain realized on the sale or exchange of such Common Shares or ADSs unless (1) such gain is effectively connected with your conduct of a trade or business in the U.S. or (2) if you are an individual Non-U.S. Holder, you are present in the U.S. for 183 days or more in the taxable year of the sale or exchange and certain other conditions are met.

  Backup Withholding Tax and Information Reporting Requirements

        U.S. backup withholding tax and information reporting requirements generally apply to certain payments to certain noncorporate holders of stock. Information reporting generally will apply to payments of dividends on, and to proceeds from the sale or redemption of, Common Shares or ADSs made within the U.S. to a holder of Common Shares or ADSs, other than an "exempt recipient," including a corporation, a payee that is not a U.S. person that provides an appropriate certification and certain other persons. A payor will be required to withhold backup withholding tax from any payments of dividends on, or the proceeds from the sale or redemption of, Common Shares or ADSs within the U.S. to a holder, other than an "exempt recipient," if you fail to furnish your correct taxpayer identification number or otherwise fail to comply with, or establish an exemption from, such backup withholding tax requirements. The backup withholding tax rate is 28% for years through 2010.

        The above description is not intended to constitute a complete analysis of all tax consequences relating to acquisition, ownership and disposition of Common Shares or ADSs. We urge you to consult your own tax advisor concerning the tax consequences of your particular situation.

Documents on Display

        We are subject to the informational requirements of the Securities Exchange Act of 1934 applicable to foreign private issuers and, in accordance with these requirements, we file reports with the Securities and Exchange Commission. As a foreign private issuer, we are exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

        You may read and copy any documents that we file with the Securities and Exchange Commission, including this Report and the related exhibits, without charge at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the public reference room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. In addition, the registration statement and the documents incorporated by reference into this Report are publicly available through the web site maintained by the Securities and Exchange Commission at www.sec.gov.

        Documents concerning Stolt Offshore that are referred to in this Report may be inspected at our principal executive offices, c/o Stolt Offshore M.S. Ltd, Dolphin House, Windmill Road, Sunbury-on-Thames TW16 7HT England.

Item 11. Quantitative and Qualitative Disclosures about Market Risk.

        We are exposed to market risk, including changes in interest rates and currency exchange rates. To manage the volatility relating to these exposures on a consolidated basis, wherever possible we enter into derivative instruments to hedge currency exposures in accordance with our company policies. The financial impact of these instruments is offset by corresponding changes in the underlying exposure being hedged. We do not hold or issue derivative instruments for trading purposes.

Foreign-Exchange Risk Management

        Our reporting currency is the U.S. dollar. The majority of net operating expenses are denominated in the functional currency of the individual operating subsidiaries. The U.S. dollar is the functional currency of the most significant subsidiaries within the AFMED, NAMEX, SAM and AME regions. In the NEC region, the functional currencies are the Norwegian kroner, the British pound sterling, Canadian and U.S. dollars. Our exposure to currency rate fluctuations results from our net investments in foreign subsidiaries, primarily in the United Kingdom, Norway, France and Brazil, and from our share of the local currency earnings in our operations in the AFMED, NEC and SAM regions. We do not use derivative instruments to hedge the value of investments in foreign subsidiaries. The net translation of adjustments arising on the above currency exposures were gains of $25.4 million, $41.7 million and $4.4 million for fiscal years 2003, 2002 and 2001, respectively. These are recorded in Other Comprehensive Income in the Consolidated Statement of Shareholders' Equity.

        We are also exposed to fluctuations in several other currencies resulting from operating expenditures and one-off liabilities. Our currency rate exposure policy prescribes the range of allowable hedging activity. We primarily use forward exchange contracts to hedge capital expenditures and operational non-functional currency exposures on a continuing basis for periods consistent with our committed exposures. All of the instruments used are hedged against forecasted underlying operating exposures and are designated as cash flow hedges. We do not engage in currency speculation. There is a greater risk of foreign exchange fluctuations affecting our operating results in fiscal year 2004 due to our inability to gain access to forward, exchange contract facilities.

Interest-Rate Risk Management

        Our exposure to third-party interest rate fluctuations result primarily from floating-rate credit facilities tied to the LIBOR.

        We use a value-at-risk ("VAR") model to estimate the maximum potential loss on financial instruments that could occur from adverse movements in either interest rates or foreign exchange rates. The VAR model uses historical foreign exchange rates and interest rates to estimate the volatility and correlation of these rates in future periods. It estimates a potential one-day loss in the fair market value of the instruments using statistical modeling techniques and including substantially all market risk exposures, specifically excluding joint venture investments. The VAR model estimates were made assuming normal market conditions and a 95% confidence level.

        The 95% confidence level signifies our degree of confidence that actual losses would not exceed the estimated losses shown in the table below. The amounts shown here disregard the possibility that interest rates and foreign currency rates could move favorably. The VAR model assumes that all movements in these rates would be adverse. Actual experience has shown that gains and losses tend to offset each other over time, and it is highly unlikely that we could experience losses such as these over an extended period of time. These amounts should not be considered to be projections of future losses, since actual results may differ significantly depending upon activity in the global financial markets.

        The fair value losses shown in the table below have no impact on our results or financial condition.

	VAR
	As of November 30,
	2003	2002
	($ in millions)
Interest rates	0.1	0.2
Foreign exchange rates	2.1	2.4

        The decrease in the VAR in connection with foreign exchange rates from $2.4 million to $2.1 million is attributable to increased volatility in the exchange rates between the U.S. dollar and each of the Euro, British pound sterling and Norwegian kroner, which was more than offset by a significant reduction in the financial instruments held by us during the second half of fiscal year 2003.

        A discussion of our accounting policies for financial instruments is included in Item 5. "Operating and Financial Review and Prospects—Critical Accounting Policies—Accounting for Derivatives" and in Note 2 to our Consolidated Financial Statements. Disclosure relating to financial instruments is included in Note 26 to our Consolidated Financial Statements.

        Based on our overall interest rate exposures as of April 30, 2004, a near-term change in interest rates would not materially affect our consolidated financial position, results of operations, or cash flows.

Other Financial Instruments

        All of our derivative activities are over the counter instruments entered into with major financial credit institutions to hedge our committed exposures. Our derivative instruments are primarily standard foreign exchange forward contracts which subject us to a minimum level of exposure risk and have maturities of less than 24 months. We do not consider that we have a material exposure to credit risk from third parties failing to perform according to the terms of derivative instruments

Item 12. Description of Securities Other than Equity Securities.

        Not applicable.

PART II

Item 13. Defaults, Dividend Arrearages and Delinquencies.

        None.

Item 14. Material Modifications to the Rights of Security Holders and Use of Proceeds.

        None.

Item 15. Controls and Procedures.

        The term "disclosure controls and procedures" is defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act. These rules refer to the controls and other procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that are filed under the Exchange Act is recorded, processed, summarized and reported within required time periods. Our Chief Executive Officer and our Chief Financial Officer have evaluated the effectiveness of our disclosure controls and procedures as of the end of the period covered by this Report and they have concluded that such controls and procedures were effective as of that date to achieve their intended objectives.

        However, as we have disclosed elsewhere in this Report, we have identified certain matters involving internal controls and operations of several major projects, particularly in the AFMED region, including cost overruns on major projects, delay in our recovery of amounts owed to us, and the delayed settlement of claims and variation orders with respect to major projects that had a significant negative impact on our liquidity.

        As a result, we have implemented the following remedial measures:

  •
  adoption of revised policies and procedures in connection with our tendering practices and contract terms;

  •
  establishment of clear regional accountability, including responsibility for project execution;

  •
  changes in management, including the appointment of a corporate vice president of project controls, as well as regional project controls managers to emphasize regional project responsibility; and

  •
  implementation of new procedures for project management, marine operations, strategic planning and supply chain management.

        Except for the above-mentioned changes, there has been no change in our internal control over financial reporting that occurred during the period covered by this Report that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Item 16. Reserved.

Item 16A. Audit Committee Financial Expert.

        Our audit committee does not currently include a financial expert as defined under the rules and regulations of the SEC. Pursuant to the terms of the New Bonding Facility, we are in the process of recruiting an additional independent non-executive director, who will be designated a member of our audit committee as an audit committee financial expert on or before September 30, 2004. In the meantime, we believe the skills, experience and education of the audit committee members qualifies them to carry out their duties as members of the audit committee. In addition, the audit committee has the ability on its own to retain independent accountants, financial advisors or other consultants, advisors and experts whenever it deems appropriate.

Item 16B. Code of Ethics.

        We have adopted a code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions. We undertake to provide any person without charge, upon request, a copy of such code of ethics. Any questions may be directed as follows:

Julian Thomson
Group Manager Communications
Stolt Offshore M.S. Limited
Bucksburn House
Howes Road,
Aberdeen AB16 7QU
United Kingdom
Tel: +44 1221 718436
+1 877 603 0267 (US Toll Free)
Fax: +44 1224 715957
Email: julian.thomson@stoltoffshore.com

        No changes have been made to the code of ethics since its adoption and no waivers have been granted to the officers mentioned above. Any waivers or amendments to this code of ethics will be timely disclosed on our website.

PART III

Item 17. Financial Statements.

        We have elected to provide financial statements for the fiscal year ended November 30, 2003 and the related information pursuant to Item 18.

Item 18. Financial Statements.

        See pages F-1 to F-73, S-1 and S-2, which are incorporated herein by reference.

  A.
  Consolidated Financial Statements

    Independent Auditors' Report

    Consolidated Statements of Operations for the fiscal years ended November 30, 2003, 2002 and 2001.

    Consolidated Balance Sheets as of November 30, 2003 and 2002.

    Consolidated Statements of Shareholders' Equity for the fiscal years ended November 30, 2003, 2002 and 2001.

    Consolidated Statements of Cash Flows for the fiscal years ended November 30 2003, 2002 and 2001.

    Notes to Consolidated Financial Statements.

  B.
  Financial Statements of Mar Profundo Girassol

    Balance Sheets at December 31, 2003 (unaudited) and 2002 (unaudited).

    Income Statements for the years ended December 31, 2003 (unaudited) and 2002 (unaudited) and 2001.

    Statement of Cash Flows for the years ended December 31, 2003 (unaudited) and 2002 (unaudited) and 2001.

    Notes to Financial Statements.

  C.
  Financial Statement Schedule

    Report of Independent Auditors.

    Schedule II Valuation and Qualifying Accounts.

Item 19. Exhibits.

1.1	Amended and Restated Articles of Incorporation, dated as of February 13, 2004.
2.1
Amended and Restated Deposit Agreement among Stolt Offshore, Citibank, N.A., as Depositary, and the holders and beneficial owners from time to time of American Depositary Shares. Incorporated by reference to Stolt Offshore's Registration Statement on Form F-6 (File No. 333-90470) filed with the Securities and Exchange Commission on June 10, 2002.
2.2	Form of American Depositary Receipt (included in Exhibit 2.1).
2.3
Form of Indenture for the issuance of senior debt securities (including the form of senior debt securities). Incorporated by reference to Exhibit 4.1 of Stolt Offshore's registration statement on Form S-3/A (Registration No. 333-86288), filed with the Securities and Exchange Commission on June 30, 2002.
2.4
Form of Indenture for the issuance of subordinated debt securities (including the form of subordinated debt securities). Incorporated by reference to Exhibit 4.2 of Stolt Offshore's registration statement on Form S-3/A (Registration No. 333-86288), filed with the Securities and Exchange Commission on August 29, 2002.
4.1
Loan Facility Agreement, dated September 22, 2000, among Stolt Comex Seaway Finance B.V., Stolt Offshore, Den norske Bank ASA and the banks listed therein (the "$440 Million Credit Facility Agreement"). Incorporated by reference to Exhibit 4.1 of Stolt Offshore's Annual Report on Form 20-F for the fiscal year ended November 30, 2000, filed with the Securities and Exchange Commission on May 30, 2001.
4.2
Letter Agreement, dated December 20, 2002 to the $440 Million Credit Facility Agreement. Incorporated by reference to Exhibit 99.6 of Stolt Offshore's current report on Form 6-K, filed with the Securities and Exchange Commission on February 26, 2003.
4.3
Secured Multi-Currency Revolving Loan Facility Agreement, dated July 9, 2002, among Stolt Offshore, Stolt Comex Seaway Finance B.V., Nordea Bank Norge ASA, Grand Cayman Branch and the banks listed therein (the "$55/45 Million Credit/Guarantee Facility Agreement"). Incorporated by reference to Exhibit 99.4 of Stolt Offshore's current report on Form 6-K, filed with the Securities and Exchange Commission on February 26, 2003.
4.4
First Supplemental Agreement, dated January 3, 2003 to the $55/45 Million Credit/Guarantee Facility Agreement. Incorporated by reference to Exhibit 99.5 of Stolt Offshore's current report on Form 6-K, filed with the Securities and Exchange Commission on February 26, 2003.
4.5
$44 million Secured Bank Guarantee Facility Agreement, dated August 21, 2003, among Stolt Comex Seaway Finance B.V., as indemnifier, Stolt Offshore S.A., as guarantor, Citibank N.A., DnB NOR Bank ASA, HSBC Bank PLC Nordea Bank Norge ASA and Grand Cayman Branch, as banks, and DnB NOR Bank ASA, as facility agent, security trustee and issuing bank.
4.6	Amended and Restated Reimbursement Agreement, dated August 27, 2003, between Stolt Offshore Inc., as borrower, and DnB NOR Bank ASA as bank.
4.7
$100,000,000 Secured Bank Guarantee Facility Agreement, dated February 12, 2004, between Seaway (UK) Limited, Stolt Offshore S.A., Stolt Offshore Services S.A., Stolt Offshore AS, Stolt Offshore Limited, Stolt Offshore West Africa S.A.S.U., Sotraplex S.A., Stolt Offshore B.V., ETPM Deepsea Limited and Stolt Offshore Inc., as indemnifiers, Stolt Offshore S.A. and various of its subsidiaries as guarantors, HSBC Bank PLC, as arranger, Credit Lyonnias, HSBC Bank PLC, and DnB NOR Bank ASA (formerly Den Norske Bank ASA), as issuing banks.

4.8	Subordinated Loan Agreement, dated as of June 30, 2003 and amended and restated as of August 21, 2003, between Stolt-Nielsen Transportation Group Ltd. (Liberia) and Stolt Offshore S.A.
4.9	Intercreditor, Override and Security Trust Deed, dated February 12, 2004, among Stolt Offshore S.A. and certain of its subsidiaries, and various financial institutions as creditors.
8.1	Significant subsidiaries as of the end of the year covered by this Report: see "Significant Subsidiaries" under Item 4. "Information on the Company."
9.1	Consent of Deloitte & Touche LLP, Independent Auditors.
12.1	Certification of the principal executive officer required by Rule 13a-14(a) or Rule 15d-14(a), pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
12.2	Certification of the principal financial officer required by Rule 13a-14(a) or Rule 15d-14(a), pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
13.1	Certification of the Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*
13.2	Certification of the Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*
14.1	Consent of Elvinger, Hoss & Prussen.

*
This document is being furnished in accordance with SEC Release Nos. 33-8212 and 34-47551.

SIGNATURES

        The registrant hereby certifies that it meets all of the requirements for filing on Form 20-F and that it has duly caused and authorized the undersigned to sign this annual report on its behalf.

STOLT OFFSHORE S.A.
	By:	/s/ MARK WOOLVERIDGE
		Name:	Mark Woolveridge
		Title:	Deputy Chairman of the Board of Directors
	By:	/s/ STUART JACKSON
		Name:	Stuart Jackson
		Title:	Chief Financial Officer
Date: May 11, 2004

Independent auditors' report

To Stolt Offshore S.A.

        We have audited the accompanying consolidated balance sheet of Stolt Offshore S.A. (a Luxembourg company) and its subsidiaries as of 30 November 2003 and 2002, and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended 30 November 2003 and 2002. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit. The consolidated financial statements of the Company for the year ended 30 November 2001, before the reclassification and inclusion of disclosures discussed in Note 2 to the financial statements, were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements in their report dated 30 January 2002.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Stolt Offshore S.A. and subsidiaries as of 30 November 2003 and 2002 and the consolidated results of its operations and its cash flows for the years ended 30 November 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

        As discussed above, the consolidated financial statements of the Company for the year ended 30 November 2001 were audited by other auditors who ceased operations. As described in Note 2, these consolidated financial statements have been revised to reflect reclassifications and disclosures to conform to the 2003 presentation. Our audit procedures with respect to the reclassifications included agreeing the previously reported line items or disclosure amounts to the Company analyses, comparing reclassification amounts in the analyses to supporting documentation and testing the mathematical accuracy of the analyses into the previously issued financial statements. Our audit procedures with respect to the disclosures included agreeing the additional disclosures to the Company's underlying records obtained from management. In our opinion such reclassifications and disclosures are appropriate and have been properly applied. However, we were not engaged to audit, review or apply any procedures to the 2001 consolidated financial statements of the Company other than with respect to such reclassifications and disclosures and, accordingly, we do not express an opinion or any other form of assurance on the 2001 consolidated financial statements taken as a whole.

Deloitte & Touche LLP
Glasgow, United Kingdom
29 April 2004

Independent auditors' report

To Stolt Offshore S.A.

        We have audited the accompanying consolidated balance sheets of Stolt Offshore S.A. (a Luxembourg company) and its subsidiaries as of 30 November 2001 and 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended 30 November 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stolt Offshore S.A. and subsidiaries as of 30 November 2001 and 2000 and the results of their operations and their cash flows for each of the three years in the period ended 30 November 2001, in conformity with accounting principles generally accepted in the United States.

Arthur Andersen(1)
Glasgow, United Kingdom
30 January 2002

(1)
This report is a copy of the previously issued report covering the years ended 30 November 2001, 2000 and 1999. The predecessor auditors have not reissued their report.

Consolidated statements of operations

For the year ended 30 November (in thousands, except per share data)		2003 $	2002 $	2001 $

Net operating revenue		1,482,273	1,437,488	1,255,938

Operating expenses		(1,566,524)	(1,374,354)	(1,144,290)

Gross (loss) profit —$		(84,251)	63,134	111,648

—%		(5.7% )	4.4%	8.9%

Equity in net income of non-consolidated joint ventures		403	5,287	11,655

Selling, general, and administrative expenses ("SG&A")	Note 2	(102,508)	(89,678)	(81,306)

Impairment of tangible fixed assets	Note 9	(176,522)	(3,983)	—

Impairment of goodwill	Note 10	—	(106,435)	—

Impairment of intangible assets	Note 10	—	—	(7,932)

Restructuring charges	Note 18	(16,233)	—	—

(Loss) gain on sale of fixed assets		(328)	8,003	1,234

Other operating (loss) income, net		(1,056)	65	1,066

Net operating (loss) income		(380,495)	(123,607)	36,365

Non-operating (expense) income

Interest expense		(27,886)	(18,873)	(29,271)

Interest income		3,093	633	2,451

Foreign currency exchange (losses) gains, net		(8,905)	212	(323)

(Loss) income before minority interests and taxes		(414,193)	(141,635)	9,222

Minority interests		(4,549)	(2,062)	(2,806)

(Loss) income before income taxes		(418,742)	(143,697)	6,416

Income tax benefit (provision)	Note 12	655	(8,158)	(20,619)

Net loss		(418,087)	(151,855)	(14,203)

Earnings per Common share

Net loss per Common share and Common share equivalent:

Basic		(4.51)	(1.79)	(0.16)

Diluted		(4.51)	(1.79)	(0.16)

Weighted average number of Common shares and Common share equivalents outstanding

Basic	Note 22	92,624	85,010	87,201

Diluted	Note 22	92,624	85,010	87,201

        The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

Consolidated balance sheets

As of 30 November (in thousands)		2003 $	2002 $

Assets

Current assets

Cash and cash equivalents		81,910	11,672

Restricted cash deposits	Note 4	2,108	1,732

Trade receivables (net of allowance for doubtful debt of $15.772 million in 2003 and $5.861 million in 2002)	Note 5	358,330	428,102

Inventories and work-in-progress	Note 6	22,100	17,525

Receivables due from related parties and short-term advances to non-consolidated joint ventures	Note 11	27,565	62,438

Forward contracts	Note 26	957	23,438

Prepaid expenses and other current assets		34,654	45,468

Assets held for sale	Note 8	106,152	—

Total current assets		633,776	590,375

Fixed assets, at cost	Note 9	933,336	1,188,607

Less accumulated depreciation and amortisation	Note 9	(418,731)	(405,764)

Total fixed assets, net		514,605	782,843

Goodwill	Note 10	5,999	5,999

Other intangible assets	Note 10	248	4,717

Deposits and non-current receivables		33,381	38,548

Investments in and advances to non-consolidated joint ventures	Note 11	42,962	28,774

Deferred taxes	Note 12	8,314	3,101

Prepaid pension asset	Note 13	3,375	4,247

Total assets		1,242,660	1,458,604

Liabilities and shareholders' equity

Current liabilities

Bank overdrafts and lines of short-term credit	Note 14	2,473	15,966

Short-term payables due to Stolt-Nielsen S.A. "SNSA"	Note 17	18,394	633

Subordinated note due to SNSA	Note 15	50,000	—

Current maturities of long-term debt and capital lease obligations	Note 15	91,504	17

Accounts payable and accrued liabilities	Note 16	430,772	387,634

Accrued salaries and benefits		36,988	51,853

Advance billings		33,181	40,168

Deferred short-term taxes	Note 12	4,471	—

Other current liabilities		67,932	59,509

Liabilities held for sale	Note 8	57,855	—

Total current liabilities		793,570	555,780

Long-term debt and capital lease obligations	Note 15	293,506	335,007

Deferred long-term taxes	Note 12	2,000	7,189

Other long-term liabilities		26,408	26,886

Accrued pension liability	Note 13	9,726	9,326

Minority interests		10,175	7,359

Commitments and contingencies	Note 25

Shareholders' equity	Note 21

Common shares, $2.00 par value—140,000,000 shares authorised (2002: 140,000,000), 76,262,215 shares issued and 75,383,094 Shares outstanding (2002: 76,262,215 shares issued and outstanding)		152,524	152,524

Class "B" shares, $2.00 par value—34,000,000 shares authorised, issued and outstanding (2002: 34,000,000)		68,000	68,000

Treasury shares 879,121 Common shares (2002: nil)		(1,002)	—

Paid-in surplus		404,230	416,677

Deficit		(535,579)	(117,492)

Accumulated other comprehensive income (loss)		19,102	(2,652)

Total shareholders' equity		107,275	517,057

Total liabilities and shareholders' equity		1,242,660	1,458,604

        The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

Consolidated statement of shareholders' equity

(in thousands, except share data)	Common shares $	Class A shares $	Class B shares $	Paid-in surplus $	Retained earnings (Deficit) $	Treasury shares $	Accumulated other Comprehensive loss $	Total Shareholders' equity $	Comprehensive income (loss) $

Balance, 30 November, 2000	45,446	94,860	68,000	463,379	66,639	—	(68,875)	669,449

Reclassification of Class A shares to Common shares	94,860	(94,860)	—	—	—	—	—	—

Net loss	—	—	—	—	(14,203)	—	—	(14,203)	(14,203)

Translation adjustment in respect of SFAS No.133	—	—	—	—	—	—	(2,238)	(2,238)	(2,238)

Gain on hedging reclassified into earnings	—	—	—	—	—	—	2,238	2,238	2,238

Translation adjustments, net	—	—	—	—	—	—	4,389	4,389	4,389

Comprehensive loss	—	—	—	—	—	—	—	—	(9,814)

Exercise of share options	151	—	—	236	—	—	—	387

Balance, 30 November, 2001	140,457	—	68,000	463,615	52,436	—	(64,486)	660,022

Purchase of 6,392,478 Treasury shares at market value(a)	—	—	—	—	—	(56,493)	—	(56,493)

Settlement of share price guarantee(a)	—	—	—	(60,557)	—	—	—	(60,557)

Sale of 6,392,478 Treasury shares	—	—	—	—	(18,073)	56,493	—	38,420

Issuance of 6,019,287 Common shares	12,038	—	—	13,542	—	—	—	25,580

Net loss	—	—	—	—	(151,855)	—	—	(151,855)	(151,855)

Net gains in respect of derivative instruments, net of tax of $3,184	—	—	—	—	—	—	22,169	22,169	22,169

Translation adjustments, net	—	—	—	—	—	—	41,700	41,700	41,700

Minimum pension liability adjustment, net of tax of $915	—	—	—	—	—	—	(2,035)	(2,035)	(2,035)

Comprehensive loss	—	—	—	—	—	—	—	—	(90,021)

Exercise of share options	29	—	—	77	—	—	—	106

Balance, 30 November 2002	152,524	—	68,000	416,677	(117,492)	—	(2,652)	517,057

Purchase of 879,121 Treasury shares at market value(b)	—	—	—	—	—	(1,002)		(1,002)

Settlement of share price guarantee(b)	—	—	—	(12,447)	—	—	—	(12,447)

Net loss	—	—	—	—	(418,087)	—	—	(418,087)	(418,087)

Net losses in respect of derivative instruments, net of tax of $1,068	—	—	—	—	—	—	(362)	(362)	(362)

Minimum pension liability adjustment, net of tax of $326	—	—	—	—	—	—	(3,282)	(3,282)	(3,282)

Translation adjustments, net	—	—	—	—	—	—	25,398	25,398	25,398

Comprehensive loss	—	—	—	—	—	—	—	—	(396,333)

Balance, 30 November 2003	152,524	—	68,000	404,230	(535,579)	(1,002)	19,102	107,275

(a)
Purchase of 249,621 Treasury Shares from NKT Holdings A/S and 6,142,857 Treasury shares from Vinci. Further details are provided in Note 3.

(b)
Purchase of 879,121 Treasury Shares from NKT Holdings A/S. Further details are provided in Note 3.

        The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

Consolidated statements of cash flows

For the year ended 30 November (in thousands)	2003 $	2002 $	2001 $

Cash flows (used in) provided by operating activities

Net loss	(418,087)	(151,855)	(14,203)

Adjustments to reconcile net loss to net cash (used in) provided by operating activities

Depreciation and amortisation	93,499	92,110	91,750

Impairment of goodwill and other intangibles	—	106,435	7,932

Impairment of tangible fixed assets	176,522	3,983	—

Amortisation of dry-dock costs	13,967	15,378	8,441

Undistributed equity in net income of non-consolidated joint ventures	(403)	(5,287)	(11,655)

Dividends from non-consolidated joint ventures	14,054	13,195	12,235

Minority interest in consolidated subsidiaries	4,548	2,062	2,806

Deferred tax	(5,514)	(5,906)	(4,433)

Loss (gain) on sale of fixed assets	328	(8,003)	(1,234)

Changes in operating assets and liabilities, net of acquisitions

Decrease (Increase) in trade receivables	109,349	43,980	(141,003)

Decrease (Increase) in prepaid expenses, other current assets and long-term receivables	8,922	(18,198)	10,024

Net realised and unrealised mark to market hedging transactions	(11,469)	—	—

(Increase) Decrease in inventories and work-in-progress	(3,940)	2,965	8,241

(Decrease) Increase in accounts and notes payable	(59,666)	(11,992)	91,021

(Decrease) Increase in accrued salaries and benefits	(7,173)	5,295	635

Increase (Decrease) in other short-term and other long-term liabilities	68,858	21,147	(25,928)

Payments of dry-dock costs	(11,315)	(20,632)	(17,893)

Net cash (used in) provided by operating activities	(27,520)	84,677	16,736

Cash flows provided by (used in) investing activities

Acquisition of subsidiaries, net of cash acquired	—	—	(61)

Settlement of share price guarantees	(12,447)	(60,557)	—

Purchase of fixed assets	(21,895)	(54,634)	(62,868)

Proceeds from sale of tangible fixed assets	3,961	23,526	5,590

Investment in non-consolidated equity investees	(14,248)	—	—

Increase in investments and other long-term financial assets	(2,382)	—	(26,715)

Decrease in investments and other long-term financial assets	34,306	15,217	626

Net cash provided by (used in) investing activities	(12,705)	(76,448)	(83,428)

Cash flows provided by (used in) financing activities

Net (decrease) increase in bank overdraft	(13,846)	10,184	3,332

Drawdown of existing bank credit lines	230,000	—	69,985

Repayments of existing bank credit facilities	(80,000)	—	—

(Increase) decrease in restricted cash deposits securing capital lease, long-term debt	(361)	(146)	2,628

Proceeds form monetisation of hedges	16,827	—	—

Repayments of capital lease obligations	(18)	(23,657)	(3,845)

Drawdown of short-term SNSA funding	15,000	64,000	—

Repayment of short-term SNSA funding	(55,000)	—	—

Repurchase of treasury shares	(1,002)	(56,493)	—

Exercise of share options	—	106	387

Dividends paid to minority interests	(2,194)	(2,352)	—

Net cash provided by (used in) financing activities	109,406	(8,358)	72,487

Effect of exchange rate changes on cash	1,057	131	(440)

Net increase in cash and cash equivalents	70,238	2	5,355

Cash and cash equivalents at beginning of year	11,672	11,670	6,315

Cash and cash equivalents at end of year	81,910	11,672	11,670

Details of non-cash transactions are provided in Note 2.

        The accompanying notes to the consolidated financial statements are an integral part of these consolidated financial statements.

Notes to the consolidated financial statements

1.    The company

        Stolt Offshore S.A., a Luxembourg company, together with its subsidiaries (collectively, "the Company") is one of the largest offshore services contractors in the world. The Company designs, procures, builds, installs and services a range of offshore surface and subsurface infrastructure for the global oil and gas industry. The Company specialises in creating and applying innovative and efficient solutions in response to the technical complexities faced by offshore oil and gas companies as they explore and develop production fields in increasingly deeper water and more demanding offshore environments.

        The market for the Company's services is dependent upon the success of exploration and the level of investment in offshore exploration and production by the major oil companies. Such investment is cyclical in nature.

2.    Accounting policies

Going concern

        The financial statements have been prepared on the basis that the Company is a going concern. The Company's latest forecasts for fiscal year 2004 indicate that there will be a narrow margin of compliance with the debt to EBITDA ratio covenant at end of the fourth quarter of 2004. The Company's ability to remain within its covenants at the end of the second and third quarters of fiscal year 2004 is dependent on (i) its operating performance, (ii) the successful completion of the Subsequent Issue ("Subsequent Issue") during the second quarter of fiscal year 2004, (iii) its ability to recover variation orders and claims from customers where additional contract costs are incurred, and (iv) the success of the Company's plans to divest certain assets and businesses.

        The Company has consequently made contingency plans in the event that it is unable to comply with its covenants as follows: (i) the Company has the option of raising unsecured debt finance as an alternative means of repaying bank facilities, (ii) the Company can defer discretionary capital expenditure, (iii) the Company has the option of raising further equity, and (iv) the Company can seek to obtain a waiver of covenant breaches if they were to arise.

Principles of consolidation

        The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and include the accounts of all majority-owned companies in which the Company has operating control. All significant inter-company transactions and balances have been eliminated.

        The Company has invested in several joint ventures. These include Seaway Heavy Lifting ("SHL") and NKT Flexibles I/S ("NKT Flexibles"), Sonamet, Sonastolt and project-specific joint ventures. In these joint ventures, the Company has economic and voting interests of 27.5% to 55%. The Company accounts for its investments in non-consolidated joint ventures under the equity method, including circumstances where the Company owns more than 50% of the voting interest, but the Company's ability to control the operation of the investee is restricted by the significant participating interest held by another party. This applies to Sonamet and Sonastolt where certain operating decisions require unanimous agreement of the board, which has equal representation from the two principal joint venture partners.

Presentation of financial statements

        The 2002 and 2001 consolidated financial statements have been revised to reflect reclassifications and disclosures to conform with the 2003 presentation as follows:

•
Following a review of the various types of expenses included in the operating and overhead expense categories, it was decided that it would be more appropriate for the cost associated with tendering and product line management to be taken out of Operating expenses and into the renamed category "Selling, general and administrative expenses" ("SG&A"). At the same time it was decided that the cost associated with Health, Safety, Environment and Quality ("HSE&Q") should be taken from SG&A into Operating expenses. The rationale for these changes is that tendering is a sales-related activity, and under the new group organisational structure, the regional management is focused on the general management of the Company. Prior year reported amounts have been reclassified for comparability. HSE&Q costs are reclassified because they are incurred in relation to project work.

•
There has been a reclassification of selling costs of $16.7 million and $17.3 million in 2002 and 2001 respectively, from "Operating expenses" to SG&A in the consolidated statement of operations. The changes are a result of the costs associated with tendering and product line management taken out of Operating expenses and into SG&A ($19.0 million and $18.9 million respectively for 2002 and 2001) and the cost associated with Health, Safety, Environment and Quality from SG&A to Operating expenses ($2.3 million and $1.6 million respectively for 2002 and 2001).

•
There has been a reclassification of $4.0 million for 2002 from "Operating expenses" to "Impairment of tangible fixed assets".

•
There has been a reclassification of components making up the balance of $17.5 million for 2002 in "Inventories and Work in progress".

•
Reclassifications within the tables for 2002 and 2001 respectively in Note 20 "Segment and related information" to reflect the redefined regional structure and the redefined service capabilities.

•
Reclassification of gains on disposals of assets of $1.2 million in 2001 from "Non-operating (expense) income" to "Gain on sale of fixed assets" in the consolidated statement of operations.

•
Reclassification of other income (loss) of $1.1 million in 2001 from "Non-operating (expense) income" to "Other operating income (loss), net" in the consolidated statement of operations.

•
Reclassification of "Dividends from non-consolidated joint ventures" of $12.2 million in 2001 from "Net cash used in investing activities" to "Net cash provided by operating activities"; and reclassification of $0.6 million in 2001 from "Increase in investments and other non-current financial assets" to "Decrease in investments and other non-current financial assets" in the consolidated statements of cash flows.

•
Reclassifications within the table reconciling the Company's effective tax rate to the statutory tax rate in 2001 in Note 12, "Income taxes".

Use of estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the dates of the financial statements and reported amounts of revenues and expenses during the year.

        In the preparation of these consolidated financial statements, estimates and assumptions have been made by management including costs to complete projects, an assessment of percentage of completion of projects, recognition of revenue in respect of variation orders and claims, the selection of useful lives of tangible and intangible fixed assets, expected future cash flows from long-lived assets to support impairment tests, provisions necessary for trade receivables, the carrying value of non-consolidated joint ventures, income tax valuation allowances, provisions for legal disputes, assessment of the probability of occurrence of hedged transactions and other similar evaluations. Actual results could differ from those estimates.

Revenue recognition

        Long-term contracts are accounted for using the percentage-of-completion method. The Company applies Statement of Position 81-1 "Accounting for Performance of Certain Construction-Type Projects". Revenue and gross profit are recognised each period based upon the advancement of the work-in-progress unless the stage of completion is insufficient to enable a reasonably certain forecast of gross profit to be established. In such cases, no gross profit is recognised during the period. The percentage-of-completion is calculated based on the ratio of costs incurred to date to total estimated costs. The percentage-of-completion method requires the Company to make reasonably dependable estimates of progress toward completion of such contracts and contract costs. Provisions for anticipated losses are made in the period in which they become known.

        A major portion of the Company's revenue is billed under fixed-price contracts. However, due to the nature of the services performed, variation orders and claims are commonly billed to the customers in the normal course of business and are recognised as contract revenue where recovery is probable and can be reasonably estimated. In addition, some contracts contain incentive provisions based upon performance in relation to established targets, which are recognised in the contract estimates when deemed realisable. As at 30 November 2003, no significant revenue relating to unagreed claims or disputed receivables was included in reported turnover or receivables that has not been subsequently collected in full.

        During the course of multi-year projects the accounting estimate for the current period and/or future periods may change. The effect of such a change, which can be upward as well as downward, is accounted for in the period of change. These revisions to estimate will not result in restating amounts in previous periods. Revisions of estimates are calculated on a regular basis.

        The financial reporting of the Company's contracts depends on estimates, which are assessed continually during the term of these contracts. Recognised revenues and profits are subject to revisions as the contract progresses to completion and refinements in estimates are reflected in the period in which the facts that give rise to the revision become known. Additional information that enhances and refines the estimating process that is obtained after the balance sheet date but before the issuance of the financial statements is reflected in the financial statements. The net (adverse)/positive effect on net loss of significant revisions to contract estimates was $(216.0) million in 2003, $(58.8) million in 2002 and $2.4 million in 2001. The net effect of these revisions on net (loss) income per share was $(2.23) in 2003, $(0.69) in 2002 and $0.03 in 2001

Translation of inter-company balances

        Long-term inter-company balances, which are not planned or anticipated to be settled in the foreseeable future are revalued. In accordance with Statement of Financial Accounting Standard ("SFAS") No. 52, these results are included under other comprehensive income (loss) ("OCI").

Cash and cash equivalents

        Cash and cash equivalents include time deposits and certificates of deposit with an original maturity of three months or less.

Inventory

        In determining the cost of inventory the weighted average cost method is used. Inventory is valued at the lower of cost and net realisable value, with adequate provisions made against slow-moving and obsolete items.

Assets held for sale

        The Company classifies assets and disposal groups as being held for sale in accordance with SFAS No. 144, "Accounting for the Impairment or the Disposal of Long-Lived Assets", when the following criteria are met: management has committed to a plan to sell the asset (disposal group); the asset (disposal group) is available for immediate sale in its present condition; an active program to locate a buyer and other actions required to complete the plan to sell the asset (disposal group) have been initiated; the sale of the asset (disposal group) is probable, and transfer of the asset (disposal group) is expected to qualify for recognition as a completed sale within one year; the asset (disposal group) is being actively marketed for sale at a price that is reasonable in relation to its current fair value and actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.

        Long-lived assets or disposal groups classified as held for sale are measured at the lower of their carrying amount or fair value less cost to sell. These assets are not depreciated once they meet the criteria to be held for sale.

Fixed assets

        Fixed assets are recorded at cost. Interest costs incurred between the date that financing is provided for an asset and the date that the asset is ready for use are capitalised. No interest was capitalised for the years-ended 30 November 2003, 2002 or 2001.

        Depreciation of fixed assets is recorded on a straight-line basis over the useful lives of the assets as follows:

Construction support ships, to be held for use:
• Deepwater heavy construction ships	9 to 25 years
• Light construction and survey ships	10 years
• Pipelay barges and anchor ships	7 to 20 years
Operating equipment	7 to 10 years
Buildings	20 to 33 years
Other assets	5 to 10 years

        Ships are depreciated to a residual value of 10% of acquisition cost, which reflects management's estimate of salvage or otherwise recoverable value. No residual value is assumed with respect to other fixed assets.

        Costs for fitting out construction support ships are capitalised and amortised over a period equal to the remaining useful life of the related equipment.

        Depreciation expense was $91.2 million for the year ended 30 November 2003 (2002: $85.7 million and 2001: $86.0 million).

Drydocking costs

        The Company accounts for dry-dock costs on a deferral basis. Capitalised dry-dock costs are amortised over the period between vessel dockings, which is typically between two and five years. Amortisation of capitalised dry-dock costs was $14.0 million for the year ended 30 November 2003 (2002: $15.4 million and 2001: $8.4 million). The unamortised portion of capitalised dry-dock costs of $24.8 million (2002: $27.4 million) is included in "Deposits and non-current receivables" in the accompanying consolidated balance sheets.

        Maintenance and repair costs, which are expensed as incurred, were $48.3 million for the year ended 30 November 2003 (2002: $43.6 million and 2001: $42.1 million).

Impairment of long-lived assets

        In accordance with SFAS No. 144, long-lived assets and intangibles with finite lives are tested for recoverability whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. In performing the review for impairment, the Company estimates the future cash flows expected to result from the use of the asset and its eventual disposition. If the undiscounted future cash flow is less than the carrying amount of the asset, the asset is deemed impaired. The amount of the impairment is measured as the difference between the carrying value and the fair value of the asset.

Goodwill and other intangible assets

        Goodwill represents the excess of the purchase price over the fair value of net assets acquired in a business combination. Goodwill arising on acquisitions prior to 30 June 2001 was amortised on a straight-line basis over 10 to 30 years and goodwill is reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Goodwill arising on acquisitions after 30 June 2001 is not amortised but is tested for impairment annually or earlier, whenever impairment indicators arise.

        Intangibles with indefinite lives are not amortised, but tested for impairment annually or earlier, whenever impairment indicators arise.

        In accordance with SFAS No.142, "Goodwill and Other Intangible Assets", from 1 December 2002, goodwill arising on acquisitions prior to 1 July 2001 is no longer amortised but is tested for impairment annually or earlier, whenever impairment indicators arise.

Impairment of goodwill

        The Company tests goodwill for impairment annually and on an interim basis when conditions require. The first impairment test on adoption of SFAS No. 142 was performed in the second quarter of 2003. The impairment test is performed at the reporting unit level. The goodwill impairment test has two steps. The first one identifies potential impairment by comparing the fair value of a reporting unit with its carrying value including goodwill. If the fair value of the reporting unit exceeds the carrying amount, goodwill is not impaired and the second step is not necessary. If the carrying value exceeds the fair value, the second step calculates the possible impairment loss by comparing the implied fair value of goodwill with the carrying amount. If the implied goodwill is less than the carrying amount, a write-down is required.

Impairment of investments in non-consolidated joint ventures

        The Company reviews its investments in non-consolidated joint ventures periodically to assess whether there is a decline, other than temporary, in the carrying value of the investment. The Company considers whether there is an absence of an ability to recover the carrying value of the investment. This is assessed by reference to projected undiscounted cash flows for the joint venture.

Income taxes

        The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes". SFAS No.109 requires recognition of deferred tax assets and liabilities for the estimated future tax consequences of events attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted rates in effect for the year in which the differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognised in income from continuing operations for the period that includes the enactment date. Deferred tax assets are reduced through the establishment of a valuation allowance at such time as, based on available evidence, it is more likely than not that the deferred tax assets will not be realised.

Debt costs

        Costs incurred in connection with issuance of debt such as facility fees, are treated as a deferred charge and classified as a non-current asset. Such costs are amortised over the life of the debt as additional interest. If the debt expires or is terminated, the deferred costs are expensed immediately.

Restructuring charges

        The Company accounts for restructuring charges in respect of existing post-employment plans, which includes statutory legal requirements to pay redundancy costs, under SFAS No. 112 "Employer's Accounting for Post Employment Benefits". In these circumstances the Company recognises a provision for redundancy costs at the date that it is probable that the employee will be entitled to the benefits and when these can be reasonably estimated.

        Where the termination costs are of a "one-time" involuntary nature the Company applies SFAS No. 146 "Accounting for Costs Associated with Exit and Disposal Activities". This includes costs for redundancies, which are over and above the statutory requirements, and the costs for vacated property. The Company provides for these costs at fair value at the date the termination plans are communicated to employees and when the Company is committed to the plan, and it is unlikely that significant changes will be made to the plan.

Recognition of provisions for legal claims, suits and complaints

        The Company, in the ordinary course of business, is subject to various claims, suits and complaints. Management, in consultation with internal and external advisers, will provide for a contingent loss in the financial statements if the contingency had been incurred at the date of the financial statements and the amount of the loss can be reasonably estimated. In accordance with SFAS No. 5, "Accounting for Contingencies", as interpreted by FASB Interpretation No. 14 "Reasonable Estimation of the Amount of a Loss", if the Company has determined that the reasonable estimate of the loss is a range and that there is no best estimate within the range, the Company will provide the lower amount of the range.

Research and development expenditure

        The costs of research and development are expensed as incurred.

Minority interest

        The Company records minority interest expense, which reflects the portion of the earnings of the consolidated operations that are applicable to the minority interest partners. The minority interest amounts recorded in the accompanying consolidated financial statements primarily represent the share of minority partners' interest of 33 1/3% in Alto Mar Girassol and the minority partners' 37% interest in Paragon Engineering Holdings Inc., the acquisition of which is discussed further in Note 3.

Treasury shares

        Capital stock acquired, that is not retired, is treated as if it had been retired or carried at cost and reflected as a separate reduction from shareholders' equity. As at 30 November 2003, 879,121 Common shares (2002: nil) were held as treasury shares by an indirect, wholly owned subsidiary of the Company.

Earnings per share

        Earnings per share are computed using the weighted average number of Common and Class B shares and equivalents outstanding during each period. Class B shares have only 50% of the economic rights of Common shares.

Stock-based compensation

        The Company has elected to account for its stock-based compensation awards to employees and Directors under Accounting Principles Board ("APB") Opinion No. 25 and to provide the disclosures required by SFAS No. 123, "Accounting for Stock Based Compensation" in Note 23. Under APB Opinion No. 25, compensation cost is measured at intrinsic value, which is the difference between the exercise price and the market price at the date of grant.

        The Company accounts for awards granted to Directors and key employees under APB Opinion No. 25; no compensation cost has been recognised because options are granted at the market price at the date of grant. Had compensation cost for all share option grants in fiscal years 2003, 2002 and 2001 been determined consistent with SFAS No. 123, the Company's net loss and net loss per share would be changed to the following pro forma amounts:

For the year ended 30 November (in thousands, Except per share data)	2003 $	2002 $	2001 $

Net loss, as reported	(418,087)	(151,855)	(14,203)
Stock based compensation included in reported net income	—	—	—
Total stock based employee compensation expense determined under the fair value method, net of tax	(2,499)	(3,239)	(3,534)
Net loss pro forma	(420,586)	(155,094)	(17,737)
Loss per share, as reported
Basic	(4.51)	(1.79)	(0.16)
Diluted	(4.51)	(1.79)	(0.16)
Loss per share pro forma
Basic	(4.54)	(1.82)	(0.20)
Diluted	(4.54)	(1.82)	(0.20)

Foreign currency translation

        The Company, incorporated in Luxembourg, operates primarily in a US dollar economic environment given the nature of its business. As a result, the Company's reporting currency and functional currency is the US dollar.

        The Company translates the financial statements of its subsidiaries from their functional currencies (usually local currencies) into US dollars. Assets and liabilities denominated in foreign currencies are translated at the exchange rates in effect at the balance sheet date. Revenue and expenses are translated at exchange rates which approximate the average exchange rates prevailing during the period. The resulting translation adjustments are recorded in a separate component of accumulated other comprehensive loss as "Translation adjustments, net" in the accompanying consolidated statements of shareholders' equity. Exchange gains and losses resulting from transactions denominated in a currency other than that of the functional currency are included in "Foreign currency exchange gains (losses), net" in the accompanying consolidated statements of operations. The functional currencies of the companies that comprise the NEC region are dependent upon on the geographical location of the activities and are either Norwegian kroner, British pounds, Canadian dollars, or U.S. dollars. The US dollar is the functional currency of the most significant subsidiaries within the AFMED, NAMEX, SAM, and AME regions. During 2003, the Company changed the functional currency of one of its entities which performs contracts in AFMED from Euros to U.S. dollars, reflecting the increased significance of U.S. dollar cash flows. The Company believes that the U.S. dollar is the currency of the primary economic environment in which it operates.

        Foreign exchange gains and losses on inter-company transactions of a long-term nature are reported as "Translation adjustment net".

Derivatives and hedges

        The Company uses derivative instruments, primarily foreign exchange forward contracts, to reduce its exposure to currency fluctuations. All of the instruments used are hedges against forecasted underlying operating exposures, which are designated as cash flow hedges. The Company does not enter into open speculative positions. The Company accounts for derivatives in accordance with SFAS

No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended, which requires that all derivative instruments be reported on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships. If the derivative is designated as a cash flow hedge, the effective portions of the changes in the fair value of the derivative instrument are recorded in other comprehensive income ("OCI") in the consolidated statement of shareholders' equity until the hedged item affects earnings, and ineffective portions of changes in cash flow hedges are recognised in the consolidated statement of operations immediately. If the derivative instrument is terminated or settled prior to the expected maturity or realisation of the underlying item, hedge accounting is discontinued prospectively.

Consolidated statements of cash flows

        The following table sets forth non-cash financing and investing activities and selected cash flow information. The table summarises acquisitions accounted for under the purchase method in respect of the Paragon and Litwin acquisitions the issue of shares to Stolt-Nielsen S.A. ("SNSA") in return for reduction of debt; the monetisation of forward contracts, which in part settled trade payables and short-term funding due to SNSA; the replacement of external debt with SNSA short-term funding and Subordinated Note; and an increase in the investment in Sonamet, a non-consolidated joint venture.

For the year ended 30 November (in thousands)	2003 $	2002 $	2001 $

Estimated fair value of tangible assets acquired less liabilities assumed or created	—	—	(4,755)

Goodwill and identifiable intangible assets acquired	—	—	11,389

Cash acquired	—	—	10,020

Purchase price

Cash	—	—	(9,959)

Deferred consideration	—	—	(6,695)

Sale of 6,392,478 Common shares to SNSA	—	38,420	—

Issuance of 6,019,287 Common shares to SNSA	—	25,580	—

Repayment of loan due to SNSA	—	(64,000)	—

Monetisation of forward contracts	11,392	—	—

Payment of SNSA trade payables	(1,392)	—	—

Repayment of short-term SNSA funding	(10,000)	—	—

Repayment of existing bank credit facilities	(100,000)	—	—

Drawdown of SNSA subordinated note	50,000	—	—

Drawdown of short-term SNSA funding	50,000	—	—

Reduction in receivables from Sonamet joint venture	4,513	—	—

Increase in investment in non-consolidated joint ventures	(4,513)	—	—

Interest paid	(18,291)	(16,306)	(27,200)

Income taxes paid	(9,299)	(11,006)	(13,709)

        Interest paid includes $0.3 million paid to SNSA in the year ended 30 November 2003 (2002: $0.6 million, 2001: $0.4 million).

Impact of new accounting standards

        In December 2003, the FASB issued a revision to Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46R" or the "Interpretation"). FIN 46R clarifies the application of ARB No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. FIN 46R requires the consolidation of these entities, known as Variable Interest Entities ("VIEs"), by the primary beneficiary of the entity. The primary beneficiary is the entity, if any, that will absorb a majority of the entity's expected losses, receive a majority of the entity's expected residual returns, or both.

        Among other changes, the revisions of FIN 46R (a) clarified some requirements of the original FIN 46, which had been issued in January 2003, (b) eased some implementation problems, and (c) added new scope exceptions. FIN 46R deferred the effective date of the Interpretation for public companies, to the end of the first reporting period ending after 15 March 2004, except that all public companies must at a minimum apply the provisions of the Interpretation to entities that were previously considered "special-purpose entities" under the FASB literature prior to the issuance of FIN 46R by the end of the first reporting period ending after 15 December 2003. The Company is currently assessing the impact of the adoption of FIN 46R on its financial position, cash flows and results of operations.

        On adoption of FIN 46R, it is possible the Company will consolidate two VIEs, Sonamet and Sonastolt. The Company has 55% majority ownership of these two joint ventures in Angola, but they are not currently consolidated due to the significant participating influence of the other main shareholder, Sociedade Nacional de Combustiveis de Angola—Sonongal U.E.E. ("Sonongal"). Sonamet operates a fabrication yard at Lobito, which manufactures structures and components for offshore projects. This offers the Company a strategic advantage in the West African offshore market, where contractors are often required to utilise a specified proportion of local resources. Sonastolt is a provider of local and offshore support personnel and equipment.

(in millions)	Sonamet	Sonastolt

Total Assets	$176.2	$91.1

Maximum Exposure to Loss	$7.4	$32.4

        The maximum exposure to loss refers to the maximum loss that the Company could be required to record in its income statement as a result of its involvement with a VIE. It does not consider the probability of such losses actually being incurred.

        In December 2003, the FASB revised SFAS No. 132 "Employers' Disclosures about Pensions and Other Postretirement Benefits—an amendment of FASB Statements No. 87, 88, and 106" ("SFAS 132R"). This Statement revises employers' disclosures about pension plans and other postretirement benefit plans. It does not change the measurement or recognition of those plans required by SFAS No. 87, "Employers' Accounting for Pensions", No. 88, "Employers' Accounting for Settlements and Curtailments of

Defined Benefit Pension Plans and for Termination Benefits", and No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions". This Statement retains the disclosure requirements contained in SFAS No. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits, which it replaces. It requires additional disclosures to those in the original SFAS No. 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The required information should be provided separately for pension plans and for other postretirement benefit plans. The Company will adopt the disclosure requirements of SFAS No. 132R during the fiscal year 2004.

3.    Business acquisitions

        On 30 March 2001, the Company acquired 82% of the voting rights and 63% of the economic rights of a newly created company, Paragon Engineering Holdings, Inc. ("PEH"). PEH subsequently, in fiscal year 2001, purchased 60% of the share capital of Paragon Engineering Services, Inc. ("Paragon"), a Houston-based engineering service company. On 18 July 2001, the Company purchased the entire share capital of the Paris-based engineering company Ingerop Litwin ("Litwin"). The consideration, including acquisition costs, paid to acquire PEH, Paragon and Litwin was $16.7 million of which $4.3 million was the net present value at the date of acquisition of the deferred consideration payable on the Paragon acquisition by 30 March 2005. Additionally, from 30 March 2005, the Paragon sale agreement provides for a further payment to be made to a former shareholder of Paragon. This payment is contingent upon a multiplier of the future earnings of Paragon, as defined in the agreement, exceeding the deferred consideration. No recognition of the contingent payment has been made in the financial statements of the Company as it is not certain beyond reasonable doubt that this payment will be made and currently it is not possible to quantify the amount.

        PEH, Paragon, and Litwin are currently held for sale. See Note 8 "Assets held for sale" below. It is expected that the liability for the final payment to be made to the former Paragon shareholder will be transferred to the purchaser of the Paragon companies, because the obligation to make this payment resides with PEH, which is held for sale and included in the Paragon disposal group.

        The results of PEH and Paragon have been included in the consolidated results of operations from 4 September 2001, when the Company assumed effective control of the entity. The amount, which represents the minority shareholders' interests in the results of Paragon, effectively 63%, has been recorded as minority interest expense in the results of operations of the Company. The results of Litwin have been included in the consolidated results of operations from 18 July 2001.

        An external valuation during fiscal year 2002 indicated the Company's share of the fair value of the acquired intangible assets to be $5.2 million. Of this $5.2 million, $1.7 million was allocated to the "Paragon" trade name which is considered to have an indefinite useful life; $1.4 million was allocated to order backlog which is being amortised over the period to 30 November 2004; and $1.2 million was allocated to non-compete agreements, which are being amortised over the period to 31 March 2005. The remaining $0.9 million of acquired intangible assets relating to software patents and a favourable leasehold have a weighted-average useful life of approximately six years. The Company considers each reporting period whether a useful life can be determined for the trade name and reviews the trade name for impairment at least annually. No impairment charge has been recorded during fiscal year 2003 in respect of the Paragon and Litwin companies. As the Paragon and Litwin companies are now held for sale, amortisation was discontinued as of 30 November 2003, when the held for sale criteria were met.

        On 10 March 2003 and on 20 February 2002, the Company settled share price guarantees to NKT Holdings A/S. NKT Holdings A/S is the Company's joint venture partner in NKT Flexibles. NKT Holdings A/S originally acquired the Company's shares in exchange for a 49% interest in NKT Flexibles in December 1999. The difference between the share price guarantees and the market prices on the settlement dates of $12.4 million and $1.6 million respectively were paid in cash and similar amounts were deducted from paid-in surplus.

        On 3 May 2002, the Company settled a share price guarantee to Groupe Vinci S.A. ("Vinci"), which was issued in 1999 as part of the Company's consideration in acquiring an interest in the French offshore and construction company ETPM S.A.. The difference between the share price guarantee and the market price on the settlement date of $58.9 million was paid in cash and a similar amount was deducted from paid in surplus.

4.    Restricted cash balances

        Restricted cash balances comprise both funds held in a separate Company bank account, which will be used to settle accrued taxation liabilities, and deposits made by the Company as security for certain third-party obligations. There are no other significant conditions on the restricted cash balances.

5.    Trade receivables

        Trade receivables at 30 November 2003 of $358.3 million (2002: $428.1 million) are net of allowances for doubtful accounts of $15.8 million (2002: $5.9 million). Included in trade receivables at 30 November 2003 was $168.0 million (2002: $261.9 million) of unbilled receivables. As at 30 November 2003, the amount included in unbilled trade receivables with respect to disputed variation orders and claims was $nil (2002: $46.2 million). Of the $46.2 million related to disputed variation orders and claims, as at 30 November 2002, $6.1 million was written off during 2003. Cash has been collected in settlement of the remaining disputed variations orders and claims at 30 November 2002.

        As of 30 November 2003, an amount of $37.0 million was included in Trade receivables in respect to invoiced work on the Duke Hubline project. As described in Note 25—Commitments and contingencies, a settlement was reached with Algonquin Gas Transmission whereby payment of the invoices was included as a part of a negotiated settlement.

Concentration of credit risk

        Substantially all of the Company's trade accounts receivable are from companies in the oil and gas exploration and production sector. The Company performs ongoing credit evaluations of its customers' financial condition and limits the amount of credit extended when deemed necessary but generally requires no collateral.

        As at 30 November 2003 accounts receivable include $116.3 million (2002: $102.9 million) in respect of the largest customer and $36.6 million (2002: $35.9 million) in respect of the second largest customer.

6.    Inventories and work-in-progress

        Inventories and work-in-progress are stated at the lower of cost or market value and comprise the following:

As of 30 November (in thousands)	2003 $	2002 $

Materials and Spares	13,648	11,710

Consumables	7,677	5,107

Work-in-progress and mobilisations	775	708

Total(a)	22,100	17,525

(a)
Net of reserve of $8.0 million as of 30 November 2003 (2002: $6.3 million)

        Mobilisations relate to costs incurred to prepare and mobilise vessels for new contracts. These costs are recognised as operating expenses over the estimated primary term of the contract.

7.    Employee loans

        Included in prepaid expenses and other current assets are loans to employees of $2.1 million (2002: $2.3 million). Included in deposits and non-current receivables are loans to employees of $0.1 million (2002: $0.1 million).

8.    Assets held for sale

        As a part of the Company's new strategic focus the Company is actively seeking to dispose of certain assets that are not essential to the Company's core business. As at 30 November 2003 the following assets and asset disposal groups are classified as "Held for sale" in accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long-lived Assets":

1.
ROV drill-support: This business involves around 200 employees worldwide, 44 ROVs and certain ancillary equipment, together with related contracts, and is operated from bases in West Africa, South America and the North Sea. On 20 February 2004, the Company and a non-consolidated equity investee, Sonastolt sold the business to Oceaneering International, Inc. for a sale price of approximately $48 million. The Company received approximately $28 million in cash after settling the interests of Sonangol, its joint venture partners in Angola, and transaction costs. The sale resulted in a gain of $5.5 million being recorded in the first quarter of fiscal year 2004.

2.
Serimer DASA: This is a wholly owned specialised surface welding services and surface welding equipment manufacturing company with its head office near Paris, France. In addition the Company has a sales office in Texas, United States. Serimer DASA provides automatic surface welding services primarily to offshore pipelaying contractors. The Company expects to dispose of this business by the end of the second quarter of fiscal year 2004.

3.
Paragon companies: This includes Paragon Engineering Holdings Inc., Paragon Engineering Services Inc, Paragon Litwin, and Paragon Italia S.r.l. These engineering businesses, which were acquired in 2001, are expected to be sold by the end of the second quarter of fiscal year 2004. Certain of the engineering services they have provided will be re-integrated into the Company's business, and the Company expects to retain approximately 100 engineers from the Paragon Companies.

4.
Survey Business: This business consists of two owned ships (the Seaway Legend and the Elang Laut), one ship on charter (the Seaway Petrel), their marine equipment, spare parts and additional equipment, including five survey ROVs. The Company expects to sell this business by the third quarter of fiscal year 2004. The Company intends to outsource its survey work to the buyer of this business.

5.
Assets in the Lobito Yard, Angola: A large quantity of equipment located in the Lobito Yard on long term lease to Sonamet, a non-consolidated equity investee of the Company, was under negotiation for sale to Sonamet at 30 November 2003. The sale was completed in the first quarter of fiscal year 2004 for net proceeds of $5.4 million at no gain or loss. An impairment charge was recorded against these assets during fiscal year 2003, as described in Note 9.

6.
Since 30 November 2003 the Company has disposed of the Annette, the Seaway Rover, the Seaway Invincible, and the Seaway Pioneer. Proceeds from these sales were $3.0 million and were received during the first and second quarter of fiscal year 2004, and a gain of $0.6 million was recorded.

        These assets do not meet the criteria for disclosure as discontinued operations, either because (i) the Company expects to sign an agreement for continuing utilisation of those businesses on an outsourced basis, or (ii) the operations and cash flows from the disposal groups will not be eliminated from the Company's operations because they will continue to be performed in house at a lower level of operation or purchased from third parties when required.

        As at 30 November 2003 the Company's disposal groups held for sale comprised assets of $106.2 million and liabilities of $57.9 million, detailed as follows:

Assets	$ (in thousands)

Trade Receivables	42,427

Receivables due from related parties and joint ventures	30

Prepayments and other current assets	8,079

Net fixed assets	52,400

Deposits and non current receivables	646

Goodwill and other intangible assets	2,570

Total assets held for sale	106,152

Liabilities	$ (in thousands)

Short term payables due to SNSA	29

Accounts payable and accrued liabilities	26,352

Accrued salaries and benefits	12,317

Advance billings	3,016

Other current liabilities	6,742

Deferred taxes	414

Other long term liabilities	7,265

Accrued pension liability	1,720

Total liabilities held for sale	57,855

        The allocation of assets held for sale to segments is as follows:

Segment	Assets	Liabilities
	$ (in thousands)

AFMED	10,410	—

NEC	3,650	—

NAMEX	1,865	—

SAM	3,210	—

AME	1,249	—

Corporate	85,768	57,855

Total assets held for sale	106,152	57,855

9.    Fixed assets, net

        Fixed assets comprise the following:

As of 30 November (in thousands)	2003 $	2003%	2002 $	2002%

Construction support ships	618,562	66	768,400	65

Operating equipment	277,287	30	354,402	30

Land and buildings	24,196	3	20,625	2

Other assets	13,291	1	45,180	3

Subtotal	933,336	100	1,188,607	100

Less: Accumulated depreciation and amortisation	(418,731)		(405,764)

Total	514,605		782,843

        The Company recognised aggregate impairment charges of $176.5 million in fiscal year 2003 in respect of its tangible fixed assets, as set forth in the following table:

$ (in millions)

Ships:
A sales brochure was published in September 2003 by Derrick Offshore, a shipbroker acting for the Company, offering several of the Company's ships for sale. These included the Seaway Kestrel, the Seaway Explorer, the Seaway Invincible, and the Seaway Rover The broker provided guidance as to the prices that could be obtained under current market conditions. These prices were at a level substantially below the carrying values of the ships, and were confirmed by a formal valuation in January 2004. An impairment charge was recorded against the carrying value of certain ships, measured on the basis of the broker's valuation.
Two categories of assets have been identified based upon the criteria under SFAS No. 144
1) Held for sale:	2.2
The following two ships included here meet the "held for sale" criteria under SFAS No. 144. They have been marketed for sale since the final quarter of the fiscal year 2003 and they have been sold since 30 November 2003, at no gain or loss.
The Seaway Invincible, and the Seaway Rover.
2) Held for use:	42.0
The following two ships are being actively marketed, but no sales agreement has yet been concluded, and management does not consider that it will be probable that these ships will be sold within one year.
The Seaway Kestrel and the Seaway Explorer

LB200 pipelay barge, held for use	55.7
As part of the business restructuring initiated by the Company's new management team, a separate trunkline business unit was established in the fourth quarter of fiscal year 2003, specifically dedicated to the marketing and operation of the LB200 pipelay barge. An in-depth review was then performed to determine the predicted worldwide demand for trunkline lay, and the available barges capable of performing this type of work. The outcomes from bid processes during the fourth quarter of fiscal year 2003 were also evaluated. This review resulted in a revised forecast of utilisation and future daily charge-out rates for the LB 200, and an impairment charge was recorded on the basis of a fair value calculation using discounted cash flows. An external shipbroker reviewed this calculation at the Company's request and validated the underlying market assumptions.

Radial friction welding (RFW), held for use	42.7
The RFW program was started in June 1995 to design and fabricate a high quality ship-mounted welding system for use on 6- to 12-inch flowlines, at a production rate of 200 pipe joints per day. The system was designed not only for welding normal high tensile carbon steels, but also for the emerging premium market for corrosion resistant alloys. However, it proved too large and complex to install on one of the Company's existing ships and fabrication was suspended in December 2000. In fiscal year 2002, the Company launched a joint feasibility study with a third party ship-owner to install the equipment on an existing ship, which would be operated as a specialised deep-sea construction ship by a joint venture. The study indicated that adaptation of the existing ship would necessitate substantial additional investment, so the Company commissioned an agent to identify and attract a further outside investor. The Company received a status note from this agent on 28 November 2003, confirming that he had been unable to attract any further investors to join the project, which meant that the proposed joint venture could not proceed. Although efforts to find alternative uses for the RFW will continue, the market trend has moved away from corrosion-resistant alloys, and more competitive welding technologies have emerged. It is no longer appropriate to carry this asset other than at scrap value, which management considers to be close to $nil, and an impairment charge has been recorded to reduce the carrying value to $nil.

Other Ships and Offshore Equipment, held for use	28.8
At the time of preparation of the annual operating budget for fiscal year 2004 and three-year plan in October 2003, the Company's senior management assessed the level of expected future utilisation of all its assets in the light of the business strategies established in the new management's business plan, and a number of assets were found to be under-utilised. The major items included a ship (the Seaway Defender), three remote-operated MATIS™ pipe-connectors, nine remotely operated vehicles ("ROVs"), the Smartleg platform-deck installation equipment, three trenchers/ploughs, hardsuit diving equipment, and four pipe carousels. An impairment charge was recorded on the basis of fair value calculations performed by the Company using discounted cash flows.

Lobito yard assets, held for sale	5.1
This category comprises a large quantity of the Company's equipment located at the Lobito fabrication yard on long-term lease to Sonamet, a non-consolidated equity investee company in which the Company holds a 55% interest. The equipment includes cranes, tractors, cutting and welding equipment, generators, and vehicles. A buy-out proposal from Sonamet to acquire the equipment was received in the fourth quarter of fiscal year 2003, and an impairment charge was recorded to reduce the carrying value to the expected sales price. The assets were sold to Sonamet at that price after the end of fiscal year 2003.

Total impairment charges in respect of Company-owned fixed assets	$176.5

        The fiscal year 2002 charge of $4.0 million for impairment of fixed assets was made up of adjustments to the carrying value of several small fixed assets.

10.    Goodwill and other intangible assets.

        As at 30 November 2003, there was goodwill of $6.0 million (2002: $6.0 million). Intangible assets of $2.6 million are classified as assets held for sale at 30 November 2003 as they relate to the Paragon

Companies. (See Note 8 "Assets held for sale" above.) There are intangible assets of $0.2 million at 30 November 2003 (2002: $4.7 million).

        The amortisation expense for the year ended 30 November 2003 was $2.3 million (2002: $6.4 million and 2001: $5.7 million) and related to other intangible assets with finite lives.

        The goodwill at 30 November 2003, relates to Paragon (see Note 3). As the acquisition was made after 1 July 2001, goodwill has not been amortised in the current or prior periods in accordance with SFAS No. 141.

Impairment

        There was no impairment charge recorded for goodwill during fiscal year 2003. Impairment charges recorded for 2002 and 2001 were $106.4 million for goodwill and $7.9 million for intangible assets as discussed below.

        In fiscal year 2002, the continuing poor returns obtained on certain investments made in 1998 and 1999 led the Company to perform an impairment review of all goodwill on acquisition in accordance with SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". As a result, impairment charges totalling $106.4 million were recorded against goodwill, of which $103.0 million related to the entire remaining goodwill on the 1998 acquisition of Ceanic Corporation. The remainder of the charge eliminated the outstanding goodwill of $1.8 million on the acquisition of Danco A/S, which holds the Company's investment in NKT Flexibles, and of $1.6 million in respect of the Company's Indonesian subsidiary, PT Komaritim.

        Several factors were taken into account in the analysis and supporting projected cash flows that resulted in the impairment charge of $103.0 million to eliminate the entire remaining goodwill on acquisition of Ceanic Corporation. The acquisition was made in 1998 as part of a strategy to establish a presence in one of the world's most important offshore markets, at a price that reflected rising oil prices and favourable investment conditions. Since then the Gulf of Mexico offshore contractor market has experienced an unprecedented downturn. As a result, the Company's North America region was loss making for the two years ended 30 November 2001, and again performed below management's expectations in fiscal year 2002. Market analysts' reports, at the end of fiscal year 2002, indicated that the major oil companies were directing their development funds away from US waters and towards overseas targets, particularly West Africa, where the per-barrel recovery costs are lower. The Company forecast no significant upturn in demand in the Gulf of Mexico market in 2003 and had therefore revised earlier assumptions of long-term market growth in its impairment model and eliminated the remaining goodwill. The Ceanic goodwill was previously amortised over 25 years.

        The NKT Flexibles joint venture has been loss making since the Company acquired its 49% share in 2000, and the market for flexible pipes has not grown as quickly as expected. As a consequence, the joint venture has suffered from excess production capacity and has not met its performance targets. During fiscal year 2002, NKT Flexibles management revised its strategy to focus on efficiency and predicted slower growth in the next few years than initially forecast. The Company performed an impairment test for the goodwill in Danco A/S based on the cash flow projections in the NKT Flexibles business plan, and determined that the goodwill was fully impaired. An impairment charge of $1.8 million was recorded in November 2002. This goodwill was previously amortised over 10 years on a straight-line basis.

        The PT Komaritim subsidiary in Indonesia was loss making for several years, and in fiscal year 2002 once again underperformed management's expectations. The Indonesian market continued to be characterised by high competition in the shallow water sector, an environment in which the Company is unable to fully leverage its technology and core expertise. The Company determined, on the basis of projected cash flows, that the goodwill was fully impaired, and a charge of $1.6 million was recorded in the year ended 30 November 2002. This goodwill was previously amortised over 20 years on a straight-line basis.

        During the year ended 30 November 2001, in light of the increased worldwide recognition of the Stolt Offshore name, the Company reviewed the carrying value of its former trade name Comex for possible impairment in accordance with SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". The Company determined that the value of the trade name had been impaired and recorded a charge of $7.9 million in its results of operations for the write-down of the trade name.

11.    Investments in and advances to non-consolidated joint ventures

As of 30 November (in thousands)	Geographical location	Business Segment	Ownership %	2003 $	2002 $

NKT Flexibles I/S ("NKT Flexibles")	Denmark	Corporate	49%	10,987	5,827
Mar Profundo Girassol	West Africa	AFMED	50%	100	8,618
Sonamet	West Africa	AFMED	55%	7,406	(501)
Sonastolt	West Africa	AFMED	55%	9,623	6,331
Seaway Heavy Lifting Limited	Cyprus	Corporate	30%	4,312	2,600
Stolt/Subsea 7	Norway	NEC	50%	2,133	1,551
Kingfisher D.A.	Norway	NEC	50%	3,777	4,346
Dalia FPSO	West Africa	AFMED	27.5%	4,624	—
Other		AFMED & NEC		—	2

Total				42,962	28,774

        The Company accrues losses in excess of the investment value when the Company is committed to provide ongoing financial support to the joint venture.

        In December 2002, the Company made a cash investment of $12.6 million in NKT Flexibles. In the same month, NKT Flexibles repaid $12.6 million of debt to the Company.

        During fiscal year 2003 $4.5 million of the Company's receivables from Sonamet were converted into an equivalent amount of equity in this joint venture. The Company also invested a further $1.7 million of cash in return for equity. The other partners also made contributions and the percentage of ownership of the respective investors was maintained.

        In addition to the above, included in "Equity in net income of non-consolidated joint ventures" are charges totalling $9.1 million in respect of tangible fixed asset impairments booked in relation to three of the Company's equity joint ventures, as follows:

Share of impairment charges in respect of tangible fixed assets owned by joint ventures

$ (in millions)

NKT Flexibles	6.6
The Company's portion of an impairment charge recorded in respect of the fixed assets of NKT Flexibles, which identified excess manufacturing capacity following a reduction in its anticipated future revenue and market share in the fourth quarter of fiscal year 2003. The impairment was measured on the basis of discounted cash flows prepared by the joint venture.

Kingfisher D.A.	1.4
The Company's portion of an impairment charge recorded on the Seaway Kingfisher, which is owned by Kingfisher D.A., following an outside valuation of the ship.

Sonastolt	1.1
The Company's portion of an impairment charge in connection with the sale of the Company's ROV drill support business based on the difference between the carrying value of the ROVs and the net proceeds agreed under the sale contract with Oceaneering (See Note 8).

Total impairment charges in respect of tangible fixed assets owned by joint ventures	9.1

        The fiscal year 2002 charge of $8.1 million was the Company's share of a fixed asset impairment loss booked by the NKT Flexibles I/S joint venture.

        Taxation in respect of joint ventures, which have a legal status of partnership, has been included in the results of the relevant subsidiaries, which hold the investments in the joint ventures. Undistributed reserves of all other joint ventures will not be taxed on distribution.

        Summarised financial information for the Company's non-consolidated joint ventures, representing 100% of the respective amounts included in the joint ventures' financial statements, is as follows:

Income statement data

For the year ended 30 November (in thousands)	2003 $	2002 $	2001 $

Net operating revenue	323,519	298,212	296,305

Gross profit	29,009	37,930	27,599

Net income	3,518	9,203	24,329

Balance sheet data

As of 30 November (in thousands)	2003 $	2002 $

Current assets	469,205	159,033

Non-current assets	88,055	97,621

Current liabilities	464,666	161,283

Long-term liabilities	7,610	12,833

        For commercial reasons, the Company has structured certain contractual services through its joint ventures. The income statement data for the non-consolidated joint ventures presented above includes the following expenses related to transactions with the Company in 2003, 2002 and 2001 respectively: charter hire of $2.9 million, $16.7 million and $5.1 million and other expenses of $59.7 million, $36.7 million and $60.5 million. The joint ventures also received revenue of $55.3 million, $29.4 million and $39.5 million from the Company. The balance sheet data includes amounts payable to joint ventures by the Company of $29.8 million and $5.4 million, short-term amounts receivable by the Company of $27.6 million and $62.4 million, and long-term receivables of the Company of $6.7 million at both 30 November 2003 and 2002 respectively.

        Details of guarantees provided to third parties by the Company in respect of performance by joint ventures are disclosed in Note 27 "Guarantees", below.

12.    Income taxes

        The income tax benefit (provision) is as follows:

For the year ended 30 November (in thousands)	2003 $	2002 $	2001 $

Current	(6,638)	(14,064)	(25,052)
Deferred	7,293	5,906	4,433
Income tax benefit (provision)	655	(8,158)	(20,619)

        For the year to 30 November 2003 $3.6 million of deferred tax was debited to other OCI (2002: $2.2 million, 2001: $nil)

        The tax effects of temporary differences and net operating loss carry forwards ("NOLs") at 30 November 2003 and 2002 are as follows:

As of 30 November (in thousands)	2003 $	2002 $

Deferred tax assets:
Net operating loss carry forwards, accrued expenses and provisions not currently deductible	136,740	96,015
Less: valuation allowance	(109,175)	(74,275)

Net deferred tax assets	27,565	21,740

Deferred tax liabilities:
Fixed asset timing differences (net)	(25,669)	(25,828)

Net deferred tax asset (liability)	1,896	(4,088)

Short-term deferred tax asset	53	—
Short-term deferred tax liability	(4,471)	—
Long-term deferred tax asset	8,314	3,101
Long-term deferred tax liability	(2,000)	(7,189)

	1,896	(4,088)

        The Company accounts for income taxes in accordance with SFAS No.109, "Accounting for Income Taxes". SFAS No.109 requires that the tax benefit of such NOLs be recorded as an asset to the extent that management assesses the utilisation of such NOLs to be "more likely than not".

United States

        The Company recorded an additional valuation allowance of $9.6 million against a deferred tax asset for fixed asset and other timing differences. The Company has recognised no deferred tax benefit against the results for fiscal year

2003. Therefore the Company has continued to recognise a 100% valuation allowance. At 30 November 2003 the Company has estimated NOLs of $87.0 million, none of which expire within 10 years.

Scandinavia

        The Company has recognised a net long-term deferred tax asset of $8.1 million, after recording a valuation allowance of $10.1 million in respect of 2003. The net deferred tax asset represents NOLs in Norway, net of fixed asset and other timing differences. At 30 November 2003 the Company has estimated NOLs of $56.2 million, which will expire within 6 to 10 years.

        Based on the history of operating profits and expectations of the future, management has determined that the operating income of the Company will more likely than not be sufficient to realise the net deferred tax asset of $8.1 million. The valuation allowance has been created in respect of long-term timing differences that are not expected to crystallise as taxable deductions in the near future.

United Kingdom

        At 30 November 2003 the Company had approximately $88.0 million of losses, future interest deductions and other short-term timing differences that could lead to a future tax deduction. Included in this total are $11.3 million in respect of NOLs, none of which expire within 5 years. However the Company does not believe that these will all materialise as tax deductible items and therefore has adjusted the Valuation Allowance to only recognise a net deferred tax asset of $9.7 million. This asset is set against deferred tax liabilities of $9.7 million carried in respect of fixed asset timing differences in respect of non-tonnage tax activities.

        The withholding and local taxes relate to non-U.K. activities undertaken by some of the Company's subsidiaries against which the deferred tax assets cannot be offset. The Company is looking at ways to realise the value of such tax assets. It has not recognised any benefit for non-U.K. tax losses incurred by its U.K. subsidiaries.

        The Company's U.K. shipping subsidiaries continued to be taxed under the U.K. tonnage tax regime, whereby taxable income is computed by reference to the tonnage of the vessels rather than by reference to profit. In prior years the Company released part of its deferred tax liability for the ships within the tonnage tax regime on the basis that the former management had no intention of selling the ships. The new management does intend to sell a ship and has therefore re-instated its deferred tax liability for the ship within the tonnage tax regime. The Company recorded a net benefit in the year of $1.0 million, as a result of being taxable under the Tonnage Tax Regime.

        The tax effect of the impaired shipping assets (as described in Note 9) is $13.6 million. In prior years the Company had released its deferred tax liability for the anticipated use of those assets within the tonnage tax regime. For this reason, instead of adjusting its Valuation Allowance, the Company has made a separate disclosure for the tax effect of the impaired assets that are within the Tonnage Tax regime.

        Under U.K. tonnage tax legislation, a proportion of tax depreciation previously claimed by the Company may be subject to tax in the event that a significant number of vessels are sold and are not replaced. This contingent liability decreases over the first seven years following entry into the tonnage tax regime, to $nil. Management has made no provision for the contingent liability for ships that management does not consider probable to be sold. The contingent liability in respect of these ships at 30 November 2003 was $33.7 million (2002: $46.2 million).

France

        The Company's subsidiaries in France have operated in countries where the taxes are computed by reference to turnover from business operations, rather than by reference to profits.

        In relation to its French based activities, the Company has estimated French NOLs of $75.2m at 30 November 2003 which begin to expire from 2005 onwards. Management has recorded a 100% valuation allowance against the French NOLs as they do not consider it more likely than not of having taxable profits to realise the asset.

Other

        The Company has NOLs of approximately $9.0m in Australia at 30 November 2003. Management has recorded a 100% valuation allowance against these NOLs as they do not consider it more likely than not of having taxable profits to realise the asset.

        The Company's net operating losses expire as follows:

(in thousands)	2003 $	2002 $

2003	—	809
2004	—	12,677
2005	15,483	15,248
2006	—	187
2007	18,683	7.645
2008	2,883	—
Thereafter	201,631	149,424

        Withholding and remittance taxes have not been recorded on the undistributed earnings of the Company's subsidiaries primarily because, under the current tax laws of Luxembourg and the countries in which substantially all of the Company's subsidiaries are incorporated, no taxes would be assessed upon the payments or receipt of dividends. Earnings retained by subsidiaries incorporated in those countries, which impose withholding, or remittance taxes are considered by management to be permanently reinvested in such subsidiaries. The undistributed earnings of these subsidiaries as of 30 November 2003 were not significant.

        The income tax benefit (provision) at the Company's effective tax rate differs from the income tax benefit (provision) at the statutory rate. Principal reconciling items include the following:

For the year ended 30 November 2003 (in thousands)	US $	Scandinavia $	U.K. $	France $	Other $	Total $

Loss before income taxes and minority interest	(32,665)	(47,751)	(68,341)	(214,040)	(51,396)	(414,193)
Statutory tax rate	34.0%	28.0%	30.0%	35.3%	33.7% (a)

Tax at statutory rate	11,106	13,370	20,502	75,660	17,339	137,977
Profits (losses) subject to turnover-based taxes	—	—	—	(68,499)	10,090	(58,409)
Withholding and local taxes	(158)	—	(1,770)	(711)	(3,374)	(6,013)
Change in valuation allowance	(9,948)	(9,452)	(5,667)	(6,491)	(2,106)	(33,664)
U.K. Tonnage Tax	—	—	29	—	—	29
Non-deductible amortisation	(1,086)	—	—	—	—	(1,086)
Non-deductible impairment charge	—	—	(13,605)	—	(22,961)	(36,566)
Profits subject to tonnage tax regime	—	—	1,014	—	—	1,014
Other permanent differences	(32)	204	(98)	(430)	(2,271)	(2,627)

Income tax benefit (provision)	(118)	4,122	405	(471)	(3,283)	655

For the year ended 30 November 2002 (in thousands)	US $	Scandinavia $	U.K. $	France $	Other $		Total $

Loss before income taxes and minority interest	(121,410)	(2,898)	(9,156)	(29,952)	21,781		(141,635)
Statutory tax rate	34%	28%	30%	35%	32	%(a)

Tax at statutory rate	41,279	812	2,747	10,428	(6,895)		48,371
Profits (losses) subject to turnover-based taxes	—	—	—	(8,053)	7,685		(368)
Withholding and local taxes	(410)	—	(2,846)	(13,923)	3,208		(13,971)
Change in valuation allowance	(15,551)	(515)	(8,317)	(1,317)	(4,442)		(30,142)
U.K. tonnage tax	—	—	(56)	—	—		(56)
Profits subject to tonnage tax regime	—	—	4,458	—	—		4,458
Non-deductible amortisation	(2,510)	—	—	—	—		(2,510)
Change in tax regime	—	—	21,307	—	—		21,307
Non-deductible impairment charge	(35,016)	—	—	—	(1,172)		(36,188)
Other permanent differences	86	79	(1,607)	1,880	503		941

Income tax benefit (provision)	(12,122)	376	15,686	(10,985)	(1,113)		(8,158)

For the year ended 30 November 2001 (in thousands)	US $	Scandinavia $	U.K. $	France $	Other $		Total $

(Loss) income before income taxes and minority interest	(45,886)	(3,221)	7,333	(21,910)	72,906		9,222
Statutory tax rate	34%	28%	30%	36%	40	%(a)

Tax at statutory rate	15,601	902	(2,200)	7,982	(29,162)		(6,877)
Profits subject to turnover-based taxes	—	—	—	—	26,353		26,353
Withholding and local taxes	—	—	(1,212)	173	(8,484)		(9,523)
Change in valuation allowance	(13,587)	—	(7,075)	(7,642)	(18,117)		(46,421)
Change in tax regime	—	—	15,200	—	—		15,200
Imputed interest deduction	—	—	—	—	5,381		5,381
Non-deductible amortisation	(1,682)	—	(382)	(2,920)	—		(4,984)
Other permanent differences	(332)	123	(62)	(467)	990		252

Income tax benefit (provision)	—	1,025	4,269	(2,874)	(23,039)		(20,619)

(a)
The statutory tax rate for the "other" category represents a weighted average of various local statutory tax rates including certain revenue-based income taxes.

13.    Pension commitments

        The Company operates both defined contribution and defined benefit pension plans, depending on location, covering certain qualifying employees. Contributions under the defined contribution pension plans are determined as a percentage of gross salary. The expense relating to these plans for the years ended 30 November 2003, 2002 and 2001 was $4.5 million, $4.5 million and $1.6 million, respectively.

        The Company operates both funded and unfunded defined benefit pension plans. The benefits under the defined benefit pension plans are based on years of service and salary levels. Plan assets of the funded schemes are primarily comprised of marketable securities.

        The following tables provide a reconciliation of benefit obligation and plan assets for the U.K. and Norwegian schemes. These are primarily funded schemes, although these also include the benefit obligations in relation to an unfunded Norwegian state pension plan.

As of 30 November (in thousands)	2003 $	2002 $

Change in benefit obligation
Benefit obligation at beginning of year	27,277	20,900
Service cost	2,842	2,107
Members' contributions	73	—
Interest cost	1,774	1,392
Actuarial loss (gains)	1,085	(635)
Foreign currency exchange rate changes	2,606	3,911
Benefits paid from plan assets	(561)	(398)

Benefit obligation at end of year	35,096	27,277

Change in plan assets
Fair value of plan assets at beginning of year	22,782	18,474
Actual return on plan assets	(377)	(1,511)
Members' contributions	73	—
Foreign currency exchange rate changes	1,461	3,473
Company contributions	2,781	2,692
Benefits paid from plan assets	(561)	(398)
Plan amendments	—	52

Fair value of plan assets at end of year	26,159	22,782

        The following table sets forth the funded status of the funded defined benefit fspension plans and a reconciliation to prepaid benefit cost:

For the year ended 30 November (in thousands)	2003 $	2002 $

Funded status of the plans	(8,937)	(4,495)
Unrecognised net loss	12,341	8,773
Unrecognised prior service benefit	242	273
Unrecognised net transition obligation	(271)	(304)

Prepaid pension asset	3,375	4,247

        The weighted average assumptions used are as follows:

For the year ended 30 November	2003%	2002%	2001%

Discount rate	5.9	6.2	6.2
Expected return on plan assets	6.9	7.0	7.0
Rate of compensation increase	3.2	3.2	3.2

        Net periodic pension benefit costs for funded defined benefit schemes include the following components:

For the year ended 30 November (in thousands)	2003 $	2002 $	2001 $

Service cost	2,820	2,107	1,735
Interest cost	1,793	1,392	1,165
Expected return on plan assets	(1,661)	(1,394)	(1,308)
Amortisation of transition obligation	(52)	557	(41)
Recognised net actuarial losses	675	42	38
Amortisation of prior service benefit	49	(303)	86

Benefit cost	3,624	2,401	1,675

        Included in the above at 30 November 2003, are funded pension plans, which had accumulated benefit obligations in excess of plan assets. The projected benefit obligations of these plans were $30.9 million at 30 November 2003 (2002: $13.4 million) and the fair value of assets under these plans were $21.3 million (2002: $8.6 million). The accumulated benefit obligations under the plans were $26.2 million at 30 November 2003 (2002: $10.6 million).

        For the year ended 30 November 2003, the Company has recorded an adjustment for minimum liability of $6.0 million (2002: $2.9 million), which is included in the accrued pension liability balance, for one of its plans. This is prescribed by SFAS No.87, "Employers' Accounting for Pensions", when the accumulated benefit obligation in the plan exceeds the fair value of the underlying plan assets. The corresponding entry of $5.4 million (net of deferred tax of $0.6 million), (2002: $2.0 million and $0.9 million respectively) was recorded as a component of accumulated other comprehensive income.

        The following tables provide a reconciliation of the benefit obligation and accrued pension liability of the unfunded plans. As the plans are unfunded, the benefit obligation is equal to the unfunded status of the plans and the accrued pension liabilities.

For the year ended 30 November (in thousands)	2003 $	2002 $

Benefit obligation at beginning of year	6,376	4,992
Service cost	483	489
Actuarial losses	12	—
Plan amendments	(3,652)	—
Interest cost	395	302
Benefits paid from plan assets	(22)	(119)
Foreign currency exchange rate changes	1,220	712

Benefit obligation at end of year(a)	4,812	6,376

(a)
The benefit obligation at 30 November 2003 of $4.8 million includes liabilities held for sale of $1.7 million.

        The weighted average assumptions used are as follows:

For the year ended 30 November	2003%	2002%	2001%

Discount rate	5.0	5.0	6.2
Expected return on plan assets	N/A	N/A	N/A
Rate of compensation increase	2.1	3.8	3.0

        Net periodic pension benefit costs include the following components:

For the year ended 30 November (in thousands)	2003 $	2002 $	2001 $

Service cost	483	489	301
Interest cost	395	302	223
Plan amendment	3,652	—	—

Benefit cost	4,530	791	524

        In Indonesia, retirement indemnities, for which the Company has accrued $0.6 million at 30 November 2003 (2002: $0.4 million), are paid as a lump sum upon retirement. They are primarily based upon the employees' years of service and salary levels. Accrued retirement indemnities are classified in other long-term liabilities.

14.    Bank overdraft and lines of short-term credit

        As of 30 November 2003, the Company has available committed and uncommitted, third-party bank overdrafts and lines of credit and short-term loan notes totalling $8.5 million (2002: $57.3 million). Amounts borrowed pursuant to these facilities bear interest at the rate of 11.4% as at 30 November 2003. The weighted average interest rate was 6.0% and 3.5% for the years ended 30

November 2003 and 2002 respectively. As of 30 November 2003 short-term borrowings under these facilities totalled $2.5 million (2002: $16.0 million).

15.    Long-term debt and capital lease obligations

        Long-term debt and capital lease obligations, excluding borrowings from SNSA, comprises the following:

As of 30 November (in thousands)		2003 $	2002 $

Credit agreements with a weighted average interest rate of 4.45% (2002: 2.97%)
$440 million credit facility, outstanding balance	$330 million
$55/45 million credit/guarantee facility, outstanding balance	$55 million	385,000	335,000
Capital lease obligation		10	24

Total long-term debt and capital lease obligations		385,010	335,024

Less: current portion			—
$440 million credit facility, scheduled repayment	$71.5 million(a)
$55/45 million credit/guarantee facility, scheduled repayment	$20 million(a)	91,500
Capital lease obligation		4	17

Total current portion		91,504	17

Long-term bank debt
$440 million credit facility, outstanding balance	$258.5 million
$55/45 million credit/guarantee facility, outstanding balance	$35 million	293,500	335,000
Capital lease obligation		6	7

Total long-term portion		293,506	335,007

(a)
As of 31 March 2004 $45.0 million has been repaid under the $440 million credit facility. The Company is committed to repaying the equivalent of 50% of the proceeds of the Subsequent Issue, which is expected to be completed by the end of May. The estimated gross proceeds from the Subsequent Issue are approximately $53.0 million, resulting in a repayment of $26.5 million. Furthermore under the terms of the $55/45 million credit/guarantee facility twice yearly repayments of $10.0 million each are made in January and July.

        The net book value of ships collateralising this debt was $339 million as of 30 November 2003. Commitment fees for any unused lines of credit expensed in the year ended 30 November 2003 totalled $0.9 million (2002: $0.4 million, 2001: $0.4 million).

        Minimum annual principal repayments of debt for the fiscal years subsequent to 30 November 2003 are as follows:

For the year ending 30 November (in thousands)	$

2004	91,500

2005	278,500
2006	15,000

385,000

Facilities

The $440 million credit facility

        The Company's principal credit facility is an amended $440 million secured multi-currency five-year revolving facility. The facility was entered into on 22 September 2000 with a syndicate of banks, led by DnB NOR Bank ASA, Bank of America Securities LLC, Salomon Brothers International Limited, HSBC Bank plc and ING Barings LLC, Bank of America N.A. and Citibank N.A. as syndication agents and joint book managers, ING Barings LLC as documentation agent and DnB NOR Bank ASA as facility agent and security trustee. The available amount under the facility reduced to $330.0 million on 31 August 2003, in accordance with scheduled reductions. As at 30 November 2003, this amount was fully drawn. This facility bears a variable interest rate of up to LIBOR + 3.25%. In February and March, 2004, the Company made voluntary pre-payments under the facility of $45.0 million such that the available amount under the facility reduced to $285.0 million.The Company expects that it will prepay additional amounts, including 50% of the gross proceeds resulting from the Subsequent Issue, prior to the termination date such that the available amount will further reduce.

        All amounts outstanding under this facility are secured by a full and unconditional guarantee provided by the Company and the execution of certain security documents, including mortgages on certain ships owned by the Company. This facility contains affirmative and negative covenants, including financial covenants relating to the Company's minimum consolidated tangible net worth, ratio of consolidated debt to consolidated tangible net worth and ratio of consolidated debt to EBITDA. These covenants have been changed or are superseded under the terms of the Intercreditor Deed. See Note 28 "Subsequent Events" below.

The $55/45 million credit/guarantee facility

        On 9 July 2002, the Company entered into a $55/45 million credit/guarantee facility agreement with a term of four years. This facility initially permitted the Company to borrow up to $55.0 million and to request the provision of bank guarantees in relation to the Company's performance obligations of up to $45.0 million. The amount available for borrowing was reduced by $10.0 million in January 2004, in accordance with a scheduled reduction of this facility. Amounts available for borrowings or guarantees will be further reduced by $10.0 million on each consecutive six-month period ending thereafter until the termination of this facility in July 2006. The Company can allocate the $10.0 million reduction between the credit portion of this facility and the guarantee portion of this facility. As of 30 November 2003, the credit portion of this facility was fully drawn and $9.7 million was available for issuance of new bank guarantees under the guarantee portion. SNSA and Stolt-Nielsen

Transportation Group Ltd. ("SNTG") have jointly and severally guaranteed the Company's obligations to the banks providing bank guarantees pursuant to the guarantee portion of this facility.

        All amounts outstanding under this facility are secured by a full and unconditional guarantee provided by the Company and the execution of certain security documents, including mortgages on certain ships owned by the Company. The affirmative and negative covenants and events of default contained in this facility are substantially identical to those contained in the $440.0 million credit facility described above and were changed or amended under the terms of the Intercreditor deed. See Note 28 "Subsequent events" below.

The SNSA subordinated note

        Under the Company's existing credit facilities, the Company is permitted to borrow up to $100.0 million from SNSA (the "Subordinated Note") provided that this debt is subordinate and junior to all indebtedness due under the $440 million credit facility, the $55/45 million credit/guarantee facility and the $44 million guarantee facility (see Note 27). On 30 May 2003, pending the formal agreement of this facility, the Company drew $50.0 million which was outstanding at 30 November 2003. On 30 June 2003, as a condition to the receipt of waivers of potential defaults and amendments to the financial covenants contained in the Company's existing credit facility agreements, SNTG signed a formal agreement with the Company for a $50.0 million subordinated loan bearing an interest rate of 12% per annum up to 12 February 2004. This Subordinated Note is fully subordinated to all indebtedness owed under and pursuant to the $440.0 million credit facility, the $55/45 million credit/guarantee facility and the $44.0 million guarantee facility The Company and SNTG have irrevocably agreed to convert the Subordinated Note in return for the issuance of 22,727,272 Common shares. The conversion of the Subordinated Note was completed on 20 April 2004. See Note 28 "Subsequent events" below.

The SNSA liquidity line

        SNSA has extended to the Company a committed line of credit in the amount of $50 million pursuant to a facility agreement, dated as of 30 June 2003 and restated as of 21 August 2003 for working capital and other corporate purposes. This line remains available to the Company until 28 November 2004. Pending the formal agreement of this facility, the Company made a drawdown of $50 million in February 2003 which was repaid in March 2003, and a drawdown of $15.0 million in June 2003, which was repaid in the third quarter of 2003. However SNSA has informed the Company that SNTG's ability to fund a draw down under the SNSA liquidity line is limited by the terms of SNSA's existing credit facilities and may be prohibited in certain circumstances. The Company has advised SNSA that it does not expect to utilise this liquidity line.

Interest rates and repayment

        The Company pays a variable interest rate on outstanding borrowings, except for the SNSA Subordinated Note, at a rate equal to LIBOR plus margin per annum. The margin was 3.25% at 30 November 2003. The Company is permitted to repay all or any portion of the principal amount outstanding, along with any accrued interest, at any time, however, the SNSA liquidity line will become fully subordinated to the $440 million credit facility and the $55/45 million credit/guarantee facility upon the occurrence of an event of default under those facilities. In addition, the Company is prohibited under the terms of its existing credit facility agreements from repaying any amounts under the SNSA liquidity line at any time that an event of default or potential event of default has occurred and is continuing or, as a result of such payment, would occur under its existing credit facility agreements. The SNSA liquidity line may be utilised for working capital and other corporate purposes. As of 30 November 2003, there were no amounts outstanding under the SNSA liquidity line.

Covenants and restrictions

        The Company's credit facilities contain various financial covenants, including but not limited to, minimum consolidated tangible net worth, maximum consolidated debt to consolidated tangible net worth and maximum consolidated debt to EBITDA. The Company announced in December 2002 that it was potentially in breach of certain financial covenants contained in the Company's existing credit facility agreements.. In light of these developments the Company obtained amendments to these facilities to avoid financial covenant defaults. The amendments included revised financial covenants and a requirement that SNSA continue to provide financial support through the provision of the SNSA liquidity line until 28 November 2004. As a result of certain operational problems on major projects, the Company found it increasingly difficult to remain in compliance with the revised financial covenants under the existing credit facility agreements. Consequently, it engaged in further discussions with its banks for amendments to or waivers of financial covenants. On 1 July 2003, the Company announced that it had obtained a waiver of potential defaults and amendments to the financial covenants contained in these facilities through 30 November 2003.

        On 17 September 2003, the Company announced that it expected higher than previously projected losses for 2003. As a result, the Company was in potential breach of the revised financial covenants under the waiver agreements obtained on 1 July 2003. The Company sought and obtained from its lenders under the existing credit facility agreements new waivers of these revised financial covenants. These new waivers expired on 15 October 2003 and replaced the original waivers, which were set to expire on 30 November 2003.

        During late 2003, the Company continued to engage in restructuring discussions with its lenders under the existing credit facility agreements. As part of these ongoing discussions, the Company received four subsequent covenant waiver extensions, providing covenant relief for the period 15 October 2003 through 30 April 2004 subject to certain conditions.

        On 12 February 2004, the Company entered into an intercreditor override and security trust deed ("Intercreditor Deed") which, among other things, incorporates changes to and supersedes the covenants and security arrangements in the existing credit facility agreements. Further details are provided in Note 28.

        The Company's latest forecasts for fiscal year 2004 indicate that there will be a narrow margin of compliance with the consolidated debt to EBITDA ratio covenant at the end of the fourth quarter of 2004.

        The Company's ability to remain within its covenants is dependent on (i) its operating performance, (ii) the successful completion of the Subsequent Issue during the second quarter of 2004, (iii) its ability to recovery variation orders and claims from customers where additional contract costs are incurred, and (iv) the success of the Company's plans to divest certain assets.

        The Company has consequently made contingency plans in the event that the operational results for the year fall below the latest updated estimates as follows: (i) the Company has the option of using unsecured debt finance as an alternative means of repaying bank facilities, (ii) the Company can defer discretionary capital expenditure, (iii) the Company has the option of raising further equity, and (iv) the Company can seek to obtain a waiver of certain covenant breaches if they were to arise.

16.    Accounts payable and accrued liabilities

        Accounts payable and accrued liabilities comprise the following:

As of 30 November (in thousands)	2003 $	2002 $

Invoice accruals	212,122	206,953
Trade payables	148,391	168,776
Trade notes payable	—	517
Short-term payables to joint ventures	29,843	5,359
Provision for loss making contracts	40,416	6,029

	430,772	387,634

17.    Related party transactions

        Related party transactions included the following charges paid to/received from SNSA:

For the year ended 30 November (in thousands)	2003 $	2002 $	2001 $

Corporate services agreement	3,370	3,243	3,676
Interest charges (see Note 15 "Long-term debt and capital lease obligations" above)	3,496	605	394
Premia payable to captive insurance company	6,600	2,824	—
Receipts under captive insurance policy	(3,004)	(2,800)	—
Other recharges	7,960	5,588	3,801

Total	18,422	9,460	7,871

Corporate services agreement

        Pursuant to a corporate services agreement, SNSA supplies through its subsidiaries, financial, risk management, public relations and other services to the Company for an annual fee based on costs incurred in rendering those services. The fee is subject to negotiation and agreement between the Company and SNSA on an annual basis. The fees for these management services were $3.4 million, $3.2 million and $3.7 million for the years 2003, 2002 and 2001, respectively.

Captive insurance company

        SNSA owns Marlowe Insurance Ltd., a Bermuda captive insurance company through which the Company's assets and activities are insured. The Company owns a separate class of non-voting preference shares which gives the Company an entitlement to receive a dividend in respect of profits earned by Marlowe Insurance Ltd. in respect of the Company's policies. The relationship among the shareholders and the obligations of each shareholder are set forth in a shareholder's agreement. The Company does not intend, and it is not currently aware of any intention on the part of SNSA, to change this relationship in the future.

Other recharges

        SNSA provides various services to the Company, including insurance, payroll administration, information technology, etc. and charges the Company on an arms length basis.

Cross-default in certain credit and guarantee facilities

        As described in more detail in Note 27, SNSA has guaranteed $4.8 million of bank guarantees issued under Other Bank Guarantee Arrangements, while SNSA and SNTG jointly and severally have guaranteed bank guarantees issued under the guarantee portion of the $55/45 million credit/guarantee facility, as well as bank guarantees issued under the $44 million guarantee facility. Additionally, certain actions or events undertaken by SNSA and SNTG including without limitation, incurring un-permitted liens, defaulting under certain debt facilities, and failing to comply with non-appealable court orders, will result in a cross-default under these facilities.

Other matters

        In the light of the fact that, after the completion of the Private Placement, the Share Conversion and the Debt Conversion, the Company will no longer be a majority-owned subsidiary, SNSA has informed the Board of Directors that SNSA will be subject to certain contractual restrictions under existing credit arrangements on its ability to make investments and provide guarantees or other financial support to the Company.

        As described in Note 15 to the consolidated financial statements, on 30 June 2003, as a condition to the receipt of waivers of potential defaults and amendments to the financial covenants contained in the Company's credit facilities, SNTG agreed to provide the Company with a $50 million subordinated loan bearing an interest rate of 12% per annum, evidenced by the Subordinated Note. The Subordinated Note is fully subordinated to all indebtedness owed under and pursuant to the $440 Million Credit Facility and the $55/45 Million Credit/Guarantee Facility. Subsequent to 30 November 2003, the Company and SNTG have irrevocably agreed to convert the Subordinated Note in return for the issuance of 22,727,272 Common shares to SNTG, representing a conversion price of $2.20 per share. The conversion of the Subordinated Note was completed on 20 April 2004.

        In May 2002 SNSA advanced $64.0 million to the Company in order to assist the Company to repurchase the 6,142,857 Common shares previously issued to Vinci and to settle the share price guarantee. The Company subsequently issued these and other shares to SNSA during fiscal year 2002. The proceeds of $38.4 million from the issue of the shares were used to repay the debt due to SNSA. In November 2002, the Company issued 6,019,287 Common shares to SNSA for proceeds of $25.6 million to repay the remaining outstanding portion of the $64.0 million loan. See Note 21 "Common Shares, Class A shares and Class B shares".

        Short-term payables due to SNSA of $18.4 million as of 30 November 2003 (2002: $0.6 million) relate primarily to outstanding insurance premia, corporate services agreement charges and other recharges. The Company is entitled to receive a dividend in respect of the underwriting profits earned on an insurance policy, which is written for the Company. This dividend ($3.6 million) for the year to 30 November 2003 is expected to de declared and paid in April 2004 and has therefore not been included in the results for the year ended 30 November 2003.

        During fiscal year 2003 the Company made a payment of $50,000 for marketing services to a company in which a non-executive director has an interest (2002: $50,000).

18.    Restructuring and reorganisation program

For the year ended 30 November 2003 (in thousands)	Opening balance $	Expensed in the year $	Paid in the year $	Other(a) $	Closing Balance $

Real estate costs	—	2,682	—	21	2,703

Personnel and redundancy costs	—	13,233	(715)	119	12,637

Professional fees	—	318	(77)	—	241

Total	—	16,233	(792)	140	15,581

(a)
Includes the effect of exchange rate changes

        The restructuring charges recorded in fiscal year 2003 result from the implementation of the new management team's plan for financial recovery, which included the restructuring of the Group's cost and asset base. The first stages of the plan for financial recovery, involving changes in the Company's personnel, operating structure and business processes, were substantially completed in the second half of fiscal year 2003. The senior management tier was restructured, with new appointments to 30 out of 40 posts; a plan was commenced to reduce the total workforce by 21% through disposal of certain businesses (1,100 posts), see Note 8 "Assets held for sale", and headcount reduction (400 posts).

        The real estate costs of $2.7 million were incurred in the AFMED region, where a provision of $1.8 million was recorded for the accrued rental of office space vacated by Paragon Litwin. The balance of $0.9 million of unamortised leasehold improvements for these offices was also written off.

        The $13.2 million of personnel and redundancy costs relate to severance payments, vacation paid-in-lieu, and outplacement fees, and were principally incurred in the NEC, AFMED, Corporate and NAMEX segments due to the need to reduce staffing levels in the Aberdeen, Stavanger, Nanterre, and Houston offices to reflect lower levels of business expected in 2004. The Company expects the majority of the provision outstanding at year-end 2003 to be paid before year-end 2004, although this is dependent on the outcome of consultative processes with works councils in France and Norway, which commenced in 2003.

        The professional fees totalling $0.3 million relate to fees incurred in connection with asset disposals.

19.    Operating leases

        Total operating lease commitments as of 30 November 2003 amount to $99.5 million. Charter hire obligations towards certain construction support, diving support, survey and inspection ships account for $27.4 million of the total commitments. The remaining obligations relate to office facilities and equipment.

        Total minimum annual lease commitments payable and sublease rentals receivable are as follows:

(in thousands)	Operating leases $	Sublease rentals $

2004	25,756	3,212
2005	19,584	3,058
2006	19,543	3,016
2007	9,774	2,187
2008	7,929	2,082
Thereafter	13,729	9,990

	96,585	23,545

(in thousands)	$

Norwegian kroner	41,578
Euros	37,273
US dollars	12,736
British pounds	4,989
Central African franc	9

96,585

        Total operating lease rentals charged as an expense for the year ended 30 November 2003 were $32.3 million (2002: $34.0 million and 2001: $21.4 million).

20.    Segment and related information

        The Company has reportable segments based on the geographic distribution of where work is carried out.

        During 2003, the Company realigned the geographical segments it uses to manage its business. The Company consolidated its United Kingdom, Norwegian and eastern Canadian operations into the Northern Europe and Canada (NEC) region and redefined its remaining geographic segments. Each region is headed by a vice-president who is responsible for managing all aspects of the projects within the region, from initial tender to completion, and, under the Company's new management structure, is accountable for profits and losses for such projects.

        The Company's operations are managed through seven regional offices: Nanterre, France for the AFMED region; Aberdeen, United Kingdom (for the U.K. area) and Stavanger, Norway (for the Norwegian area) for the NEC region; Houston, Texas in the United States for the NAMEX region; Rio de Janeiro, Brazil for the SAM region; Jakarta, Indonesia for the AME region; and Sunbury, United Kingdom for Corporate activities. The Company assembles and constructs offshore infrastructure equipment at its fabrication yards in Nigeria (AFMED region), and the United States (New Orleans, Louisiana) (NAMEX region). In addition, the Company via the Sonamet joint venture assembles and constructs offshore infrastructure equipment in the fabrication yard in Angola (AFMED region).

Segment	Geographic Coverage

Africa, Mediterranean and the Caspian Sea region (AFMED)	Includes all activities in Africa, the Mediterranean and Caspian Sea, but excludes Azerbaijan

Northern Europe and Canada region (NEC)	Includes all activities in Northern Europe, Eastern Canada, Greenland and Azerbaijan

North America and Mexico region (NAMEX)	Includes all activities in North America including Mexico, Central America, and Western Canada

South America region (SAM)	Includes all activities in South America and the islands of the southern Atlantic Ocean

Asia and Middle East region (AME)	Includes all activities in Asia Pacific, India, and the Middle East excluding the Caspian Sea

Corporate	Includes all activities that serve more than one region. These include:

Paragon Engineering Services, Inc., Paragon Litwin S.A., and Paragon Italia S.r.l. which provide engineering services for the onshore and offshore oil and gas industry;

NKT Flexibles, a joint venture that manufactures flexible pipeline and risers;

Seaway Heavy Lifting Ltd. (SHL), a joint venture with a subsidiary of the Russian oil company Lukoil-Kaliningradmorneft plc, which operates the heavy lift ship Stanislav Yudin.

Serimer DASA, a contract surface welding services entity employed both onshore and offshore by pipelay contractors;

Assets which have global mobility including construction and flowline lay support ships, ROVs, trenchers, ploughs, and other mobile assets that are not allocated to any one region; and

Management and corporate services provided for the benefit of all Stolt Offshore businesses.

        Summarised financial information concerning each of the Company's reportable segments is provided in the following tables:

For the year ended 30 November 2003 (in thousands)	AFMED $	NEC $	NAMEX $	SAM $	AME $	Corporate $	Total $

Net operating revenue—external	673,816	387,551	200,624	55,984	26,786	137,512	1,482,273
Net operating revenue—internal(a)	100,412	101,531	41,900	17,551	1,387	5,066	—
Equity in net income of non-consolidated joint ventures	1,851	3,576	—	—	—	(5,024)	403
Depreciation and amortisation	(17,668)	(3,747)	(779)	(2,178)	(3,267)	(65,860)	(93,499)
Impairment of tangible fixed assets	(65,095)	(101)	(12,366)	—	—	(98,960)	(176,522)
Restructuring	(9,808)	(1,636)	(314)	—	—	(4,475)	(16,233)
Research and development expense	—	—	—	—	—	(1,484)	(1,484)
Interest expense	(8,878)	(429)	(1,167)	—	(307)	(17,105)	(27,886)
Interest income	—	—	—	—	—	3,093	3,093
Net income (loss) before tax after minority interest	(285,167)	23,117	(32,312)	18,156	(6,553)	(135,983)	(418,742)
Income tax (expense) benefit	4,138	4,528	(117)	(251)	(440)	(7,203)	655
Net income (loss)	(281,029)	27,645	(32,429)	17,905	(6,993)	(143,186)	(418,087)
Segment assets	494,394	118,939	115,375	78,170	39,685	396,097	1,242,660
Long-lived assets(b)	238,291	25,303	41,310	60,469	15,195	210,380	590,948
Investments in and advances to non-consolidated joint ventures	21,753	5,910	—	—	—	15,299	42,962
Capital expenditures	5,417	860	421	1,575	—	13,622	21,895

(a)
Internal revenues are eliminated on consolidation of the Company's results and are therefore shown in the table to equal to zero in total. Transactions between reportable segments are accounted for on an arm's length basis.

(b)
Long-lived assets include net fixed assets, investments in and advances to non-consolidated joint ventures and deposits and non-current receivables.

        As discussed above the Company realigned its operating structure. The table below sets forth restated operating results by business segment for 2002 and 2001.

For the year ended 30 November 2002 (in thousands)	AFMED $	NEC $	NAMEX $	SAM $	AME $	Corporate $	Total $

Net operating revenue—external	702,764	335,625	190,460	52,012	25,677	130,950	1,437,488
Net operating revenue—internal(a)	118,672	91,259	52,119	13,458	1,385	4,590	—
Equity in net income of non-consolidated joint ventures	5,905	10,708	—	—	—	(11,326)	5,287
Depreciation and amortisation	(21,281)	(3,101)	(17,747)	(5,711)	(2,545)	(41,725)	(92,110)
Impairment of goodwill	—	—	(102,987)	—	(1,626)	(1,822)	(106,435)
Impairment of tangible fixed assets	(700)	—	—	—	(1,100)	(2,183)	(3,983)
Research and development expense	—	—	—	—	—	(770)	(770)
Interest expense	(10,803)	(1,246)	(2,613)	(1,859)	(418)	(1,934)	(18,873)
Interest income	—	—	—	—	—	633	633
Net income (loss) before tax after minority interest	(36,638)	10,864	(116,046)	5,470	(3,360)	(3,987)	(143,697)
Income tax (expense) benefit	(6,552)	16,061	(12,122)	(581)	(343)	(4,621)	(8,158)
Net income (loss)	(43,190)	26,925	(128,168)	4,889	(3,703)	(8,608)	(151,855)
Segment assets	585,955	139,096	140,481	88,467	35,230	469,375	1,458,604
Long-lived assets(b)	313,132	26,309	66,146	69,179	12,072	363,327	850,165
Investments in and advances to non-consolidated joint ventures	9,394	5,897	—	—	—	13,483	28,774
Capital expenditures	2,331	3,077	350	1,600	690	46,586	54,634

For the year ended 30 November 2001 (in thousands)	AFMED $	NEC $	NAMEX $	SAM $	AME $	Corporate $	Total $

Net operating revenue—external	520,207	325,352	276,681	50,472	39,437	43,789	1,255,938
Net operating revenue—internal(a)	78,311	89,848	78.970	12.674	4,255	4,567	—
Equity in net income of non-consolidated joint ventures	10,902	5,798	—	—	—	(5,045)	11,655
Depreciation and amortisation	(5,984)	(2,554)	(21,546)	(6,003)	(2,015)	(53,648)	(91,750)
Impairment of Comex trade name	—	—	—	—	—	(7,932)	(7,932)
Research and development expense	—	—	—	—	—	(393)	(393)
Interest expense	(2,891)	(576)	(2,942)	(2,285)	(421)	(20,156)	(29,271)
Interest income	—	—	—	—	—	2,451	2,451
Net income (loss) before tax after minority interest	24,529	13,006	(36,191)	5,494	4	(426)	6,416
Income tax (expense) benefit	(19,672)	5,294	—	—	(3,242)	(2,999)	(20,619)
Net income (loss)	4,857	18,300	(36,191)	5,494	(3,238)	(3,425)	(14,203)
Capital expenditures	4,060	430	1,789	18,824	270	37,495	62,868

(a)
Internal revenues are eliminated on consolidation of the Company's results and are therefore shown in the table to equal to zero in total.

(b)
Long-lived assets include net fixed assets, investments in and advances to non-consolidated joint ventures and deposits and non-current receivables.

        During fiscal year 2003, the Company adopted the following classification of its service capabilities, which are conducted within each reporting segment.

        Subsea construction, Umbilicals, Risers and Flowlines (SURF):    SURF relates to engineering and construction work relating to oil and gas fields that are developed subsea (meaning the production wellhead is on the seabed), as opposed to surface installations (in which the production wellhead is above the surface on a platform). This includes tieback projects, which involve pipelaying, umbilical installation and trenching or ploughing, to connect a new additional subsea development to an existing production facility. The installation of jumpers and spoolpieces, as well as hyperbaric welding, are also typical SURF activities. SURF also includes large multi-year projects encompassing all pipelay, riser and umbilical activities of a complete field development. This category also includes ship charters and rental of equipment and construction support ROVs. During 2003, SURF activities accounted for approximately 40% of total revenue.

        Conventional:    This comprises engineering and construction activities relating to platforms attached to the seabed and their associated pipelines. Conventional projects involve shallow water activities and proven technology, typically under long-term contracts. Conventional activities include design, construction and installation of fixed platforms. This category also includes selected ship charters and equipment rental in relation to Conventional activities. During 2003, Conventional activities accounted for approximately 35% of total revenue.

        Inspection, maintenance and repair (IMR):    This comprises, among other things, platform surveys, debris removal and pipeline inspections using ROVs. IMR activities are conducted both under long-term frame agreements with customers and in the spot market. This category also includes ship charters and equipment rental relating to IMR activities. During 2003, IMR activities accounted for approximately 14% of total revenue.

        Trunklines:    This comprises offshore installation of large-diameter pipelines used to carry oil or gas over long distances (trunklines). Trunkline projects typically are based on large contracts, utilising the LB 200 pipelay barge. During 2003, 2002 and 2001, there were no trunkline activities.

        Corporate:    This comprises all activities that serve more than one region. These include: the Paragon Companies, NKT Flexibles, SHL, Serimer DASA and assets that have global mobility including construction and flowline lay support ships, ROVs, trenchers, ploughs and other mobile assets that are not allocated to any one region. During 2003, Corporate activities accounted for approximately 11% of total revenue.

        The Company also provide field-decommissioning services at the end of the working life of an offshore oilfield.

        The following table shows net operating revenue for 2003, 2002 and 2001 by service capability:

For the year ended 30 November (in thousands)	2003 $	2002 $	2001 $

SURF	598,738	602,298	603,390
Conventional	518,135	432,864	294,569
IMR	204,052	237,325	290,399
Corporate(a)	161,348	165,001	67,580

Total Net Operating Revenue	1,482,273	1,437,488	1,255,938

(a)
This relates to Serimer DASA and the Paragon Companies

        During the year ended 30 November 2003, three customers accounted for more than 10% of the Company's revenue. The revenue from these customers was $651.0 million. These revenues are attributable to the AFMED, NEC, NAMEX, and AME regions. Revenue from the largest customer was $329.4 million and was attributable to the AFMED, NEC and NAMEX regions. The revenue from the second largest customer was $175.4 million and was attributable to the AFMED, NEC, NAMEX and AME regions. Revenues from the third largest customer were $146.1 million and were attributable to the AFMED region. During the year ended 30 November 2002, two customers of the Company each individually accounted for more than 10% of the Company's revenue. The revenue from the largest customer was $285.8 million and was attributable to the AFMED, NEC and NAMEX regions (2001: $269.2 million attributable to the AFMED region). The revenue from the second largest customer was $146.9 million and was attributable to the AFMED, NEC and AME regions.

        During the year ended 30 November 2001, in addition to the largest customer described in the comparative information above, another customer accounted for more than 10% of the Company's revenue. The revenue from this customer was $131.5 million and was attributable to the NAMEX region.

21.    Common Shares, Class A Shares and Class B Shares

        As of 30 November 2003, the Company had authorised share capital of 140,000,000 Common shares, par value $2.00 per share, and 34,000,000 Class B shares, par value $2.00 per share.

        At this time, 76,262,215 Common shares and 34,000,000 Class B shares were outstanding. SNSA held 55% of the Common shares and 100% of the Class B shares which represented an economic interest of 63% of the Company and 69% of the voting rights. All Class B shares were converted into Common shares on 13 February 2004, on a two-for-one basis.

        Until the conversion of Class B shares, Common shares and Class B shares voted as a single class on all matters submitted to a vote of shareholders, with each share entitled to one vote, with the exception of recapitalisation, reclassification or similar transactions affecting the relative rights, preferences and priorities of the Common shares and Class B shares, which required an affirmative vote of the holders of a majority of the outstanding Common shares and Class B shares each voting as a separate class. With respect to liquidation and dividend rights, the Class B shares were entitled to receive $0.005 per share for each $0.01 per Common share.

        On 10 March 2003 the Company repurchased 879,121 Common shares from NKT Holdings A/S as part of the transaction to settle the share price guarantees in respect of the NKT Flexibles joint venture. The difference between the market price at which these shares were repurchased from NKT Holdings A/S and the guaranteed share price was $12.4 million and was deducted from paid in surplus as described in Note 3. During fiscal year 2002 the Company repurchased 6,142,857 Common shares from Vinci and 249,621 Common shares from NKT Holdings A/S as part of the transaction to settle the share price guarantees in respect of the acquisitions of ETPM and NKT Flexibles respectively. The difference between the market price at which the shares were repurchased from Vinci and NKT Holdings S.A. and the guaranteed price was $58.9 million and $1.6 million respectively and was deducted from paid in surplus as described in Note 3. These repurchased shares, through a series of transactions, were subsequently issued to SNSA for proceeds of $38.4 million to repay a loan of $64.0 million provided by SNSA to assist in funding the settlement of the guarantees. These transactions were as follows: on 26 June 2002 the Company issued 3,000,000 Common shares to SNSA for proceeds of $24.0 million; on 14 November 2002 the Company issued 3,142,857 Common shares to SNSA for proceeds of $13.4 million; and on 19 November 2002 the Company issued 249,621 Common shares to SNSA for proceeds of $1.0 million. The difference between the market price at which these shares were repurchased from Vinci and NKT Holdings A/S and the amount of the proceeds from SNSA was $18.1 million. This was deducted from retained earnings.

        On 26 November 2002, the Company issued 6,019,287 Common shares to SNSA for proceeds of $25.6 million to repay the remaining outstanding portion of the $64.0 million loan provided by SNSA to assist in funding the settlement of these guarantees.

        On 7 March 2001, the Company reorganised the share structure of the Company by increasing the authorised share capital of the Company from 102,000,000 to 140,000,000 Common shares and reclassifying all outstanding Class A shares as Common shares on a one-for-one basis.

        Luxembourg law requires that 5% of the Company's unconsolidated net profits each year be allocated to a legal reserve before declaration of dividends. This requirement continues until the reserve is 10% of the stated capital of the Company, as represented by Common shares and Class B shares, after which no further allocations are required until further issuance of shares.

        The legal reserve may also be satisfied by allocation of the required amount at the issuance of shares or by a transfer from paid-in surplus. The legal reserve is not available for dividends. The legal reserve for all outstanding Common shares and Class B shares has been satisfied and appropriate allocations are made to the legal reserve account at the time of each issuance of new shares.

        As of 30 November 2003, $14.8 million of the consolidated deficit represented undistributed earnings of non-consolidated joint ventures (2002: $7.1 million of consolidated retained earnings).

22.    Earnings per share

        The computations for the three years ended 30 November 2003 are based upon the following outstanding shares:

For the year ended 30 November	2003	2002	2001

Basic
Common shares	75,623,949	68,009,632	70,201,030
Class B shares	17,000,000	17,000,000	17,000,000

Total	92,623,949	85,009,632	87,201,030

Diluted
Common shares	75,623,949	68,009,632	70,201,030
Class B shares	17,000,000	17,000,000	17,000,000

Total	92,623,949	85,009,632	87,201,030

Basic	92,623,949	85,009,632	87,201,030

Potentially dilutive share options	—	—	—

Diluted	92,623,949	85,009,632	87,201,030

        The diluted loss per share for the year ended 30 November 2003 does not include Common share equivalents in respect of share options of 4,363,801 as their effect would be anti-dilutive (2002: 4,408,370 and 2001: 2,797,534).

        As of 13 February 2004, all 34,000,000 Class B shares outstanding were converted into 17,000,000 Common Shares. See Note 28 "Subsequent events" below.

        Subsequent to 30 November 2003 the Company received an irrevocable undertaking from SNSA to convert $50 million subordinated debt to 22,727,272 Common Shares. If this conversion of the subordinated debt had taken place as of 30 November 2002 the weighted average number of outstanding shares would have been 115,351,221 and the loss per share would been $3.61 as compared to $4.51.

        All share data and per share data have been restated to reflect the share reclassification on 7 March 2001 whereby Class "A" shares were reclassified as Common shares on a one-for-one basis.

23.    Share option plan

        A Compensation Committee appointed by the Company's Board of Directors administers the Plan. Options are awarded at the discretion of the Company to Directors and key employees.

        On 28 April 1993, the Company adopted a share option plan (the "1993 Plan") covering 7.7 million common shares. After April 2003 it was no longer permissible to grant new options under the 1993 Plan and a revised plan was approved to replace it (the "2003 Plan"). The 2003 Plan covers up to but not exceeding 6.3 million Common shares. Options may be granted under the 2003 Plan exercisable for periods of up to ten years at an exercise price not less than the fair market value per share at the time the option is granted. Options vest 25% on the first anniversary of the grant date, with an additional 25% vesting on each subsequent anniversary.

        A stock option plan for key employees and directors resident in France (the "French Plan") was approved in 2003. It covers up to but not exceeding 501,000 Common shares. Options may be granted under the French Plan exercisable for periods of up to ten years at an exercise price not less than the fair market value per share at the time the option is granted. Options vest 25% on the first anniversary of the grant date, with an additional 25% vesting on each subsequent anniversary.

        During fiscal year 2003, 1,214,500 options were granted under the 1993 plan and 35,000 options were granted under the 2003 plan. No options had been granted under the French plan.

        The following tables reflect activity under the Plan for the three-year period ended 30 November 2003:

	2003		2002		2001
For the year ended 30 November	Shares	Weighted average exercise price $	Shares	Weighted Average Exercise price $	Shares	Weighted average exercise price $

Outstanding at beginning of year	3,683,292	9.85	3,024,410	10.77	2,533,249	10.00
Granted	1,249,500	1.33	797,750	6.35	640,300	13.43
Exercised	—	—	(14,392)	7.38	(75,612)	6.98
Forfeited	(368,720)	9.72	(124,476)	9.97	(73,527)	11.15

Outstanding at end of year	4,564,072	7.55	3,683,292	9.85	3,024,410	10.77

Exercisable at end of year	2,388,007	10.19	2,001,049	10.28	1,477,306	9.65

Weighted average fair value of options granted		0.78		4.49		9.10

        All share data and per share data has been restated to reflect the share reclassification on 7 March 2001 whereby Class A shares were reclassified to Common shares on a one-for-one basis.

        The fair value of each share option grant is estimated as of the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

	2003	2002	2001

Risk-free interest rates	3.75%	5.39%	5.62%
Expected lives of options	7 years	7 years	7 years
Expected volatility	70.34%	69.1%	63.7%
Expected dividend yields	—	—	—

        The following tables summarise information about share options outstanding as of 30 November 2003:

As of 30 November 2003	Options outstanding			Options exercisable

Range of exercise price	Options outstanding	Weighted average remaining contractual life (years)	Weighted Average exercise price $	Number exercisable	Weighted average exercise price $

Common shares
$12.13—16.58	671,800	6.72	14.33	421,650	14.79
$7.82—11.20	26,000	8.08	9.19	9,750	9.39
$4.38—7.38	775,600	7.38	6.25	273,963	6.12
$1.19—3.00	1,335,500	8.74	1.44	102,000	2.77

	2,808,900	7.87	5.92	807,363	10.26

Class A shares
$12.13—16.58	100,250	4.73	16.16	97,875	16.25
$7.82—11.20	932,112	6.16	10.22	759,959	10.21
$4.38—7.38	53,750	3.26	5.79	53,750	5.79
$1.19—3.00	47,250	1.81	2.77	47,250	2.77

	1,133,362	5.71	10.22	958,834	10.21

        As part of the acquisition of the former Ceanic Corporation in 1998, holders of Ceanic share options were entitled to exercise all vested and one-third of the unvested options, or to convert any portion thereof to vested Stolt Offshore S.A. Common share options. The remaining two-thirds of the unvested Ceanic share options were automatically converted to unvested Stolt Offshore S.A. Common share options at the date of acquisition. The following table summarises information about these options, which are outstanding as at 30 November 2003:

As of 30 November 2003	Options outstanding			Options exercisable

Range of exercise price	Options outstanding	Weighted average remaining contractual life (years)	Weighted average exercise price $	Number exercisable	Weighted Average exercise price $

Common shares
$7.82—11.20	523,674	3.93	10.75	523,674	10.75
$4.38—7.38	98,136	3.39	6.28	98,136	6.28

	621,810	3.85	10.05	621,810	10.05

24.    Compensation and reward

        The Company has in place an incentive compensation plan, which provides for annual cash awards to officers, Directors and employees.

Performance bonus

        The performance bonus provides for annual cash rewards to employees. The determination of an employee's individual award will be based on salary and individual performance measured against set criteria. The Compensation Committee appointed by the Company's Board of Directors administers the policy. A charge of $1.4 million has been recorded in respect of fiscal year 2003 (2002: $2.8 million, 2001:$nil).

Net profit sharing

        During 1993 the Company adopted a profit sharing plan which distributes 10% of the Company's net income, after specific adjustments, to certain of its employees worldwide. The determination of an employee's individual award will be based on salary and overall contribution to the Company. The Compensation Committee appointed by the Company's Board of Directors administers this plan. No charge in respect of profit sharing has been included in the statement of operations for each of the years ended 30 November 2003, 2002 and 2001.

25.    Commitments and contingencies

        At 30 November 2003, the Company has committed to purchase $1.7 million of fixed assets from external suppliers.

Technip

        In 1996, Coflexip SA and Coflexip Stena Offshore Limited (now known as Technip S.A. and Technip Offshore Limited) ("Technip"), commenced legal proceedings in the U.K. High Court against three subsidiaries of the Company for infringement of a certain patent held by Technip on flexible flowline laying technology. The claim related to the Company's use of the flexible lay system on the Seaway Falcon. The claim was heard by the U.K. High Court in 1998 and on 27 January 1999 the disputed patent was held valid in favour of Technip. Following this judgment, Technip claimed damages relating to lost profit for five projects, plus legal costs and interest. However, the damages claim was stayed pending the appeal by both parties against the January 1999 decision. The Court of Appeal dismissed the defendant's appeal and maintained the validity of the patent. The Company applied for leave to appeal the Court of Appeal decision to the House of Lords, which was denied. As a result, the equipment part as well as the process part of the patent was held valid.

        During fiscal year 2001, Technip submitted an amended claim for damages claiming the lost profits on a total of 15 projects. In addition there was a claim for alleged price depreciation on certain other projects. The total claim was for GBP 63 million (approximately $118 million), plus interest, legal fees and a royalty for each time that the flexible lay system tower on the Seaway Falcon was brought into U.K. waters. The Company estimated that the total claim would be approximately GBP 88 million (approximately $165 million). In the alternative, Technip claimed a reasonable royalty for each act of infringement, interest and legal costs. Technip did not quantify the claim.

        During fiscal year 2003, the U.K. High Court held that the same patent, the subject of the proceedings against the Company, was invalid in a separate and unrelated litigation between a company of the Halliburton group and Technip. That decision has been appealed by Technip.

        In light of the decision in the Halliburton case, the Company applied to the U.K. High Court to stay the damages inquiry in the Stolt Offshore case, pending the resolution of the Halliburton case. The High Court denied the request. The Company appealed this decision to the Court of Appeal and the Court of Appeal, subsequent to a hearing in January 2004, decided that the Company could not benefit from the patent being revoked in the Halliburton case. However, the Court of Appeal did not decide on whether or not to stay the damages inquiry, nor on whether or not to recommend that leave to appeal to the House of Lords be given. These two issues were expected to be considered by the Court of Appeal after the decision in the Halliburton case was known. The damages inquiry in the infringement case with Technip was scheduled to be heard beginning in late April 2004.

        As of 30 November 2002 the Company, in consultation with its advisers, had assessed that the range of possible outcomes for the resolution of damages was $1.5 million to $130.0 million and determined that no amount within the range was a better estimate than any other amount. Consequently, in accordance with SFAS No.5, "Accounting for Contingencies", as interpreted by FASB Interpretation No.14 "Reasonable Estimation of the Amounts of a Loss", the Company provided $1.5 million in the financial statements, being the lower amount of the range.

        As of 30 November 2003, the Company, in consultation with its advisers, provided for an increased contingency reserve of $9.3 million related to this litigation, reflecting the Company's best estimate of the then-expected settlement.

        On 18 March 2004, the Company announced that it and Technip had reached a settlement of this matter. The settlement involves (i) a cash payment by the Company of an amount within the amount of its contingency reserve described above, (ii) Technip's grant of a license to the Company for the use of the allegedly infringing technology covering the North Sea area for future periods for an immaterial annual fee, (iii) the termination of arbitration proceedings in the United States with respect to an unrelated matter, with neither party making payment to the other, and (iv) a transfer to Technip of a portion of the Company's minority equity interest in a project joint venture involving Technip and the Company. The Company estimates that the reduction in future profits from this transferred interest is approximately $6.0 million. Technip has not granted to the Company a license to use the allegedly infringing technology or process in any other jurisdiction.

Duke Hubline

        In October 2003, the Company commenced arbitration proceedings against Algonquin Gas Transmission, claiming approximately $57.8 million in unpaid invoices for work performed while laying an offshore gas pipeline off the coast of Massachusetts for the Duke Hubline project. Algonquin Gas Transmission, the owner of the pipeline, challenged its obligation to pay any of the invoice amounts and asserted counterclaims totalling an additional $39.0 million for alleged mismanagement and inadequate performance by the Company. Due to Algonquin Gas Transmission's non-payment of invoiced amounts, the Company was unable to pay certain of its subcontractors employed to work on the pipeline, two of which, Bisso Marine Company and Torch Offshore Inc., filed lawsuits against the Company in Louisiana State courts for non-payment of amounts invoiced. These same subcontractors claimed liens over the pipeline, which liens are the subject of proceedings commenced by them against the Company and Algonquin Gas Transmission in Massachusetts state court.

        The Company's dispute with Algonquin Gas Transmission was referred to mediation in late January 2004, at which the parties reached a "settlement in principle" whereby (i) Algonquin Gas Transmission agreed to pay the Company $37.0 million in full and final settlement of the Company's claims and (ii) the Company agreed to withdraw the arbitration proceedings and use its best efforts to secure the release of the above-mentioned subcontractor liens in full and final settlement of Algonquin Gas Transmission's counter claims. A definitive settlement agreement was executed on 26 February 2004 reflecting the terms of the "settlement in principle" and Algonquin Gas Transmission paid the settlement amount to the Company. The Company has also reached agreements in principle with Bisso Marine and Torch Offshore to settle the related subcontractor litigation. The LC is expected to be released before the end of the second quarter of fiscal year 2004. The value of the settlement is consistent with the receivable of $37.0 million, recorded as at 30 November 2003.

Other contingencies

        In connection with a major West African contract, the Company received a letter dated 12 December 2003 from the customer notifying the Company of a potential claim for an unspecified amount of liquidated damages. The claim relates to delays in completion of certain milestones. The Company believes that the customer does not have a valid case for liquidated damages, and on that basis has not recorded a provision. A similar notification letter received in December 2002 on a different project was settled amicably during fiscal year 2003.

        In addition, in the course of its business, the Company becomes involved in contract disputes from time to time due to the nature of its activities as a contracting business involved in several long term projects at any given time. The Company makes provisions to cover the expected risk of loss to the extent that negative outcomes are likely and reliable estimates can be made. However, the final outcomes of these contract disputes are subject to uncertainties as to whether or not they develop into a formal legal action and therefore the resulting liabilities may exceed the liability the Company may anticipate.

        Furthermore, the Company is involved in legal proceedings from time to time incidental to the ordinary conduct of its business. Litigation is subject to many uncertainties, and the outcome of individual matters is not predictable with assurance. It is reasonably possible that the final resolution of any litigation could require the Company to make additional expenditures in excess of reserves that it may establish. In the ordinary course of business, various claims, suits and complaints have been filed against the Company in addition to the one specifically referred to above. Although the final resolution of any such other matters could have a material effect on the Company's operating results for a particular reporting period, the Company believes that it is a remote likelihood that these matters will materially affect its consolidated financial position.

        For accounting purposes, the Company expenses legal costs as they are incurred.

26.    Financial instruments

        The Company operates in a large number of countries throughout the world and, as a result, is exposed to currency fluctuations largely as a result of incurring operating expenses in the normal course of business. The Company hedges liabilities resulting from future payments to suppliers that require payment in a currency other than the functional currency of the local company. The Company's major foreign currency exposures are to the Euro, British Pound and Norwegian kroner. Until August 2003 the Company managed these exposures by entering into derivative instruments pursuant to the Company's policies in areas such as counter party exposure and hedging practices. During August 2003, the Company closed out the majority of its foreign exchange positions to ensure that it had sufficient liquidity to fund its operations and to provide for a potentially protracted period of negotiation with certain major customers regarding settlement of claims and variation orders. The Company realised a $28.2 million gain when these positions were closed. This gain was deferred in Other Comprehensive Income ("OCI") and is being released to the results of operations in line with the underlying transactions. At 30 November 2003, the gain arising from the closing of the foreign exchange positions which was still deferred in OCI was $16.8 million. At 30 November 2003, the Company did not hold a significant number of derivative instruments as financial institutions were unwilling to provide these instruments as a result of the Company's weak financial position. As a result, the Company has a significant exposure to future foreign exchange fluctuations.

        Designation of derivative instruments is performed on a specific exposure basis to support hedge accounting. The changes in the fair value of these derivative instruments are offset in part or in whole by corresponding changes in the fair value of cash flows of the underlying exposures being hedged. The Company does not hold or issue derivative instruments for trading purposes.

        All of the Company's derivative instruments are over-the-counter instruments entered into with major financial credit institutions to hedge the Company's committed exposures. The Company's derivative instruments are primarily standard foreign exchange forward contracts, which subject the Company to a minimum level of exposure risk and have maturities of less than 24 months. The Company does not consider that it has a material exposure to credit risk from third parties failing to perform according to the terms of derivative instruments.

        The following foreign exchange forward contracts, maturing between 5 December 2003 and 17 November 2004 were outstanding as at 30 November 2003:

As of 30 November (in thousands indicated in local currency)	2003 Purchase	2002 Purchase

Euros	—	380,962
Swedish kroner	—	4,364
Danish kroner	—	18,876
Norwegian kroner	—	169,200
British pounds	11,180	6,475

        The Company utilises foreign currency derivatives to hedge committed and forecasted cash flow exposures in respect of receipts from customers and payments to suppliers that are not in the functional currency of the relevant subsidiary of the Company. All of these contracts have been designed as cash flow hedges. In all cases, the terms of the commercial transaction and derivatives are matched so that there is no assumed hedge ineffectiveness. As at 30 November 2003, the fair value of these derivative instruments recorded in the consolidated balance sheet was $1.0 million, net of tax, in assets and no liabilities. Gains and losses on the effective portions of these derivative instruments have been deferred in OCI until the underlying transaction is recognised in the results of operations. The gains and losses deferred in OCI are shown net of deferred taxes of $4.5 million in 2003. These amounts will be reclassified into results of operations as underlying transactions are recognised.

        A gain of $0.8 million has been recognised in operating expenses in the year to 30 November 2003 in respect of discontinuance of cash flow hedges where it was probable that the original forecast transaction will not occur (2002: $nil, 2001: $nil). As of 30 November 2003 the fair value of gains classified in OCI, including the gain on the monetised hedges, expected to be released to the consolidated statement of operations in the year ending 30 November 2004 is $17.8 million.

        The following table summarises the estimated fair value amounts of the Company's other financial instruments which have been determined by the Company, using appropriate market information and valuation methodologies. In some cases, judgement is required to develop the estimates of fair values, thus the estimates provided herein are not necessarily indicative of the amounts that could be realised in a current market exchange:

	2003		2002
As of 30 November (in millions)	Carrying amount $	Fair value $	Carrying amount $	Fair value $

Financial assets

Cash and cash equivalents	81.9	81.9	11.7	11.7
Restricted cash deposits	2.1	2.1	1.7	1.7
Employee loans	2.1	2.1	2.4	2.4
Forward contracts	1.0	1.0	23.4	23.4
Financial liabilities
Bank overdrafts	2.5	2.5	16.0	16.0
Short-term payables due to SNSA	68.4	68.4	0.6	0.6
Long-term debt	385.0	385.0	335.0	335.0

        The carrying amounts of cash and cash equivalents and bank overdrafts approximate their fair value. The estimated value of the Company's long-term debt is based on interest rates at 30 November 2003 and 2002 using debt instruments of similar risk.

27.    Guarantees

        The Company arranges for bank guarantees, which collectively refers to bank guarantees, performance bonds, bid bonds, advance payment bonds, guarantees or standby letters of credit in respect of a performance obligation of the Company to be provided to its customers in connection with the Company's work on specific projects. The total amount outstanding in respect of bank guarantees as of 30 November 2003 was $324.9 million. The purpose of the bank guarantees generally is to enable the Company's customers to recover cash paid to the Company in advance of performing its obligations under the contract or to obtain cash compensation should the Company be unable to fulfil its performance obligations under the Company's contracts.

        The Company has the following facilities available to provide bank guarantees.

The $55/45 million credit/guarantee facility

        On 9 July 2002, the Company entered into a $55/45 million credit/guarantee facility agreement with a term of four years. Under this facility the Company, amongst others can request the provision of bank guarantees in relation to the Company's performance obligations of up to $45.0 million. As of 30 November 2003, the Company had issued $35.3 million of guarantees under this facility. For further details about this facility see "Long-term debt and capital lease obligations" above. SNSA and Stolt-Nielsen Transportation Group Ltd. ("SNTG") have jointly and severally guaranteed the Company's obligations to the banks providing bank guarantees pursuant to the guarantee portion of this facility

The $44 million guarantee facility

        The Company is a party to a $44.0 million secured guarantee facility as guarantor. Under this facility, Citibank N.A. and certain other financial institutions as banks and DnB NOR Bank ASA, as facility agent, security trustee and issuing bank agreed to the issuance of bank guarantees. As of 30 November 2003, $23.5 million of guarantees were outstanding under this facility, which is fully utilised. SNSA and SNTG have jointly and severally guaranteed the Company's obligations to the banks providing guarantees under this facility. In addition, ships owned by the subsidiaries of SNTG (Bermuda) are pledged in support of the bank guarantees.

The $28 million reimbursement facility

        The Company entered into an amended and restated secured reimbursement agreement dated 27 August 2003, between the Company, as borrower, and DnB NOR Bank ASA as bank. Under this facility, DnB NOR Bank ASA, as bank, agreed to extend the term of a letter of credit until 15 September 2004. The letter of credit was issued in connection with the Duke Hubline project. As at 30 November 2003 the amount outstanding for this letter of credit was $28.0 million. As the Company's contractual dispute relating to the Duke Hubline project has been settled, this facility will no longer be required and the letter of credit is expected to be released before the end of the second quarter of 2004.

Other bank guarantee arrangements

        The Company has arrangements with a number of financial institutions to issue bank guarantees on its behalf. As of 30 November 2003, the aggregate amount of guarantees issued under these facilities is $238.1 million. Of this amount, $4.8 million is guaranteed by SNSA. The bonds under these facilities were issued to guarantee the Company's project performance and that of its subsidiaries and joint ventures to third parties in the normal course of business. As of 30 November 2003, the Company has no bank guarantee capacity available under these arrangements.

        The table below summarises as at 30 November 2003 all outstanding bank guarantees issued by the Company. The maximum potential amount of future payments represents the notional amounts that could be lost under the guarantees if there is non performance under a contract by the guaranteed parties, without consideration of possible recoveries under recourse provisions or from collateral held or pledged. Such amounts bear no relationship to the anticipated losses on these guarantees and greatly exceed anticipated losses.

	Expire within One year $	Expire after one year $	Total amount outstanding $	Maximum potential amount of future payments $

(in thousands)	2003	2003	2003	2003

		$ thousands

Bank guarantees—Joint Ventures	17,629	24,635	42,264	42,264

Bank guarantees—Subsidiaries	118,393	148,145	266,538	266,538

Other guarantees	14,151	1,951	16,102	16,102

Total	150,173	174,731	324,904	324,904

        The fair value of guarantees provided in respect of joint ventures at 30 November 2003 was $0.7 million.

28.    Subsequent events

  •
  The Company has been informed by the U.S. Securities and Exchange Commission (SEC) that it is conducting an informal inquiry into the Company's revenue recognition policies and practices with respect to claims and variation orders. The SEC has requested that the Company voluntarily produce information and documents in response to the inquiry and the Company is cooperating fully with the SEC.

  •
  On 18 December 2003, an agreement was reached with the customer on the OGGS project in Nigeria. The parties agreed that the terms of this agreement would cover all claims of whatever nature, whether formally made or not, and all facts and circumstances as at 30 November 2003 which may give rise to any claims whatsoever under the contract. In addition, it was agreed that the Company would perform the outstanding work as stipulated under the contract. A total of $43.8 million in cash has been received and a further $1.2 million is expected to be received in the second quarter of Fiscal Year 2004. The impact of this settlement was accounted for as a receivable in fiscal year 2003.

  •
  On 31 December 2003, the pipelay ship Polaris dropped a pipeline, which it was laying for the Bonga project in Nigeria. The Company believes that it will successfully obtain reimbursement of the cost (estimated at up to $20.0 million) under the customer's "Builders all risk policy", and therefore there is no net cost to the Company relating to this incident. There will be an additional loss of potential income of up to $5.0 million as a result of non-achievement of milestone bonuses, none of which had yet been booked as income. The Bonga project was 71% complete as at 30 November 2003, with estimated revenue at completion of $249.5 million. This is a loss-making contract, and therefore the forecast loss at completion is accrued in the result for fiscal year 2003.

  •
  An agreement was reached on 28 January 2004, with Burullus Gas Company of Egypt for the settlement of unagreed variation orders. The impact of this settlement has been included in the results for fiscal year 2003. Substantially all of the proceeds from the settlement had been received in cash, and were included in receivables as of 30 November 2003. The settlement includes notice of final acceptance for all work except for the obligation on the Company to complete repairs to the 24 inch export pipeline for an additional agreed contracted sum.

  •
  The $100 million new bonding facility. On 12 February 2004, the Company entered into an agreement ("The New Bonding Facility") with certain financial institutions, whereby these institutions agreed to the issuance of bank guarantees of up to $100 million. The issuance of bank guarantees under this facility is subject to a number of conditions precedent and conditions subsequent, not all of which have been satisfied. This facility is available to the Company for a period of 18 months. As at 20 April 2004 no bank guarantees had been issued under this facility.

        The Company has granted security over two accounts of one of its subsidiaries under a cash management system. Pursuant to this cash management system, the Company must ensure that, in one bank account (Lock Box 1) $20 million has been deposited prior to the issue of any bank guarantee. Thereafter, any cash collateral provided as security for the issue of a bank guarantee, any net disposal proceeds (that is, the disposal proceeds relating to the sale or disposal of an asset owned by the Company or other ship-owning guarantor, net of reasonable fees and expenses, VAT, any other tax and any other creditor claim which has priority) and insurance proceeds (that is, the insurance proceeds relating to the total loss of a ship) shall be paid into this account. No withdrawals may be made from this account unless HSBC Bank plc, as agent, consents or, following the end of the availability of the New Bonding Facility, existing bank guarantees are reduced or cancelled. The other bank account, Lock Box 2, is to be used for depositing excess cash of the Company over $75 million. Transfers in and out of these accounts are strictly controlled and the Company must comply with certain monthly information reporting requirements in relation to both bank accounts. The New Bonding Facility contains (i) representations and warranties from the Company and certain of the Company's subsidiaries, (ii) both affirmative covenants (including in relation to financial reporting, satisfying agreed disposal targets and complying with the cash management system referred to above) and negative covenants (including a prohibition on incurring indebtedness and the disposal of assets, save as expressly permitted) and (iii) a financial covenant in relation to maintaining an agreed level of minimum consolidated tangible net worth. The New Bonding Facility also contains provisions relating to disclosed permitted disposals, which are disposals of certain of the Company's assets, which do not require the consent of the financial institutions as banks under this facility. The assets constituting disclosed permitted disposals will automatically be released from any security interest to allow its disposal. In addition, certain thresholds in respect of disclosed permitted disposals are required to be satisfied. By 31 May 2004 disclosed permitted disposals must be at least $50 million and by 31 August 2004 disclosed permitted disposals must be at least $75 million.

  •
  Intercreditor Deed. The Company entered into an intercreditor override, and security trust deed, dated 12 February 2004 with its lenders, which among other things (i) allowed it to pledge existing collateral for the New Bonding Facility; (ii) provided for certain pre-payments under the $440 million credit facility (discussed in Note 15); and (iii) re-set the financial covenants of the Company's existing credit facility agreements to better reflect the Company's business and financial performance. The Intercreditor Deed incorporates changes to and supersedes the covenants and security arrangements in the existing credit facility agreements.

        In addition, the Company has agreed to comply with the following financial covenants (i) consolidated tangible net worth (excluding the effect of the Private Placement and the Debt Conversion) not to be less than $100.0 million as at 31 May 2004, 31 August 2004 and 28 February 2005 and not less than $85.0 million as at 30 November 2004, (ii) subject to certain exceptions, the ratio of consolidated debt to consolidated tangible net worth not to exceed 1.25:1 at the end of each of its fiscal quarters through the fiscal quarter ending 30 November 2004, and (iii), subject to certain exceptions, consolidated debt to EBITDA not to exceed 5.0:1. To the extent that these covenants are breached, this will also constitute an event of default under the existing credit facility agreements. The Company has also agreed to re-set the financial covenants referred to in the Intercreditor Deed for Fiscal Year 2005, beginning on 1 December 2004, at levels approved by an instructing group. Failure to comply with the re-set financial covenants by 28 February 2005 will cause the $440 million credit facility and the $55/45 million credit/guarantee facility to be placed on demand and, in the case of the guarantee facility under the $55/45 million credit/guarantee Facility, cash collateralised. In addition, the Company has agreed that (i) 100% of the net cash proceeds of the sale of any ship secured under the $440 million credit facility and the $55/45 million credit/guarantee facility shall be applied in prepayment of the relevant facility and failure to do so will result in an event of default there under and (ii) the $440 million credit facility shall be prepaid by certain amounts as stated in the Intercreditor Deed. If such prepayments do not occur an event of default will arise there under. Also, in relation to the acceleration of indebtedness events of default under the $55/45 million credit/guarantee facility and the $44 million guarantee facility, SNSA and SNTG have been specifically excluded from the definition of "Security Parties" under these facilities so as to prevent any cross-default in respect of these two entities from triggering these events of default.

        Further, the override provisions require that the Company appoint two independent non-executive directors to the Company's Board and require that the Company comply with the relevant listing requirements of the Nasdaq National Market applicable to foreign private issuers that are not

"controlled companies" on an accelerated basis. In addition, the assignment and transfer provisions have been standardised across the existing credit facility agreements and the Company has agreed to provide a risk management report and a contract report to the finance parties under the $440 million credit facility. Further, in the event that the $440 million credit facility and the $55/45 million credit/guarantee facility are not prepaid by $90 million by 1 December 2004, then the interest rate margin applicable to these facilities will increase retrospectively. The Intercreditor Deed also contains certain pre-consents from the Company's creditors in relation to future bonding finance parties sharing in certain assets secured in favour of the Company's creditors subject to there being no material impairment to such creditor's rights.

        The Intercreditor Deed also contains customary provisions regulating the priority and the enforcement of security interests between those of the Company's creditors that are a party to the Intercreditor Deed. In addition, the Intercreditor Deed provides provision for the application of the proceeds of any enforcement over the assets secured in favour of the Company's creditors towards the payment and discharge of indebtedness under the Existing Credit Facility Agreements and the New Bonding Facility.

        In addition the Company has paid or is committed to pay the following amounts outstanding under the $440 million credit facility:

  i.
  $30 million upon receipt of the proceeds of the Private Placement of 13 February 2004.

  ii.
  $15 million out of the proceeds to be received from any settlement of the dispute relating to the Duke Hubline project.

  iii.
  One-half of the gross cash proceeds from the Subsequent Issue which is scheduled for the second quarter of fiscal year 2004.

  iv.
  $20 million on or before 1 December 2004, provided that the budget approved by the lenders in respect of fiscal year 2005 indicates that there is sufficient financial capacity to make such payment.

        The Company has taken a number of additional steps to improve its financial position, liquidity and gearing. Since 30 November 2003 the Company has:

  i.
  Issued and sold, on 13 February 2004, 45,500,000 million Common shares, raising gross proceeds of $100.1 million ($93.5 million net of expenses) through the Private Placement.

  ii.
  Converted the outstanding 34,000,000 Class B shares were into 17,000,000 Common shares on 13 February 2004 (the "share conversion").

  iii.
  SNSA converted the $50 million Subordinated Note (see Note 15) into 22,727,272 Common shares, and reduced outstanding debt by $50.0 million.

  iv.
  Obtained shareholder approval to raise approximately $52.8 million in gross proceeds through the issuing of 24,000,000 Common shares in the Subsequent Issue, expected to be completed in May, 2004 (the "Subsequent Issue").

  v.
  Reduced its debt by prepayments under the $440 million credit facility and other credit facilities. As of 31 March 2004, the Company had prepaid its debt by approximately $55.0 million since 30 November 2003.

  vi.
  In addition to the foregoing, the Company has disposed of certain assets and businesses as part of the Company's divestment program. See Note 8 Assets held for sale.

        The Company intends to use the net proceeds from the Private Placement as follows: (i) to provide cash collateral for the New Bonding Facility, (ii) working capital, (iii) pre-payment of certain amounts under the $440 million credit facility and scheduled repayments of existing debt obligations, (iv) capital expenditures, and (v) general corporate purposes. Of the proceeds from the Subsequent Issue, one half will be used for prepayments under the $440 million credit facility.

  •
  On 18 February 2004, the Company announced the award of the Greater Plutonio contract. The contract was awarded by British Petroleum (BP) to a consortium the Company formed with Technip, and represents the largest contract to be awarded to the Company. The total value of the contract was $730 million, of which the Company's share is approximately $550 million. The Greater Plutonio project involves the engineering, procurement, fabrication, and installation of Umbilicals, Risers and Flowlines for the development of Bloc 18 offshore Angola (AFMED region). Many of the construction activities will take place at depths of 1,200 to 1,500 meters. It is expected that activities on this project will continue through 2007.

  •
  On 20 February 2004, the Company and its Sonastolt joint venture sold to Oceaneering International Inc. their ROV Drill Support Business, consisting of a fleet of 44 ROVs and certain ancillary equipment, together with related contracts and employees, for approximately $48 million. The sale realised approximately $28 million in cash to the Company after eliminating the joint venture partners' interests and transaction costs. Further cash was received from the joint venture in the form of dividends and loan repayments.

  •
  On 26 February 2004, the Company reached a final settlement agreement with Algonquin Gas Transmission Company relating to the claims for payment of unpaid invoices and Variation Orders on the Duke Hubline project. The effect of this settlement has been included in the results for fiscal year 2003 and should, hence, not impact on the results for Fiscal Year 2004. Further details are provided in Note 25.

  •
  On 18 March 2004 the Company announced that a settlement had been reached with Technip regarding the patent infringement. See Note 25 Commitments and contingencies.

  •
  On 22 March 2004, the Company announced that, in addition to the 2005 Langeled pipelay workscope awarded to the Company in November 2003, the Langeled Group, with Norsk Hydro as operator, had exercised its option to award the Company the 2006 workscope for the Langeled pipeline, which on completion will be the longest offshore pipeline in the world. The Company will be responsible for the installation of 362 kilometres of 42-inch diameter pipeline. The two-year program is valued at approximately $250 million and will keep the LB200 pipelay barge occupied throughout 2005 and 2006.

  •
  In March 2004 the Company significantly increased its estimate of the range of costs to complete two major West African projects, Bonga and Sanha Bomboco, due to unexpected delays in completing offshore work and events outside the normal exposure and risk aspects of the contracts. The Company expects to recover a substantial portion of the increased expenditure through agreed variation orders.

  •
  On 20 April 2004, SNSA completed a previously announced debt for equity swap, under which SNTG subscribed for an additional 22,727,272 Common Shares in consideration for the cancellation of $50 million of subordinated loans to the Company. Following this operation, the number of Common Shares in issue was 161,489,487.

Financial Statements of Mar Profundo Girassol

Balance sheets

December 31, 2003 and 2002

All amounts reported in thousand of Euros

ASSETS	Notes	2003 (Unaudited)	2002 (Unaudited)

Intangible assets, net	I 4	—	—
Tangible assets, net	II 1 - II 2	—	—
Long-term investments, net	II 3	10	10

Total noncurrent assets		10	10

Inventories and work-in-progress

Trade accounts receivables	IV 1	12,242	36,278

Other receivables	IV 1	3,681	6,654

Cash and cash equivalents	III	385	1,601

Prepaid expenses	IV 2	0	0

Unrealized exchange losses on working capital accounts		1,838	793

Total assets		18,156	45,336

LIABILITIES AND EQUITY	Note	2003	2002

Profit for the financial year		(113)	(1,870)

Equity		(113)	(1,870)

Reserves for losses and contingencies	V 1	3,214	2,427

Bank overdrafts		0	0
Trade accounts payable	V 2	9,390	17,601
Other payables	V 2	4,478	25,080
Unrealized exchange gains on working capital accounts		1,187	2,098
Deferred revenue		0	0

Total current liabilities		15,055	44,779

Total liabilities and equity		18,156	45,336

                The accompanying notes are an integral part of these financial statements.

Income statements

For the three financial years ended December 31, 2003

All amounts reported in thousand of Euros

	Notes	2003 Unaudited	2002 Unaudited	2001

Sales	VI 1	(1,524)	6,463	113,287
Other income		2,429	7,198	657

Total operating products		905	13,661	113,943

Purchase of raw material, equipment and supplies		0	3,837	40,140
Other purchases and external charges		(1,380)	8,914	51,046
Taxes		114	729	1,491
Allowance for provisions and depreciations		2,564	2,427	3,426
Other expenses		0	1	126

Total operating expenses		1,298	15,908	96,229

Operating income		(393)	(2,247)	17,714
Financial interests and income		44	4	84
Foreign exchange gains		3,636	2,371	119
Net gains on sales of short-term investments		1	86	25

Total financial income		3,681	2,461	229

Financial expenses and interests		0	0	2
Foreign exchange losses		3,401	2,247	681

Total financial expenses	VI 3	3,401	2,247	683

Financial income, net		280	214	(454)

Extraordinary income	VI 4	0	163	3

Net income (loss)	VI 5	(113)	(1,870)	17,263

                The accompanying notes are an integral part of these financial statements.

Statement of cash flows

For the three financial years ended December 31, 2003

All amounts reported in thousand of Euros

	2003 Unaudited	2002 Unaudited	2001

A—Cash flows from operating activities
Net Income	(113)	(1,870)	17,263
Adjustments to reconcile net income to net cash provided (used in) by activities
Depreciation and amortization	0	0	641
Increase (decrease) of provisions	787	(1,307)	2,432
Loss (gain) on sale of property, plant and equipment	0	0	8

Sub total	674	(3,177)	20,344
Changes in assets and liabilities
Decrease (increase) in trade accounts receivable	25,218	51,942	27,852
Decrease (increase) other current assets	2,972	30,548	(12,440)
Increase (decrease) in trade accounts payable	(5,601)	(41,352)	(54,806)
Increase (decrease) in other current liabilities	(7,143)	(20,939)	6,521

Net Cash provided by operating activities	16,120	17,022	(12,529)
B—Cash flows from investing activities
Increase of fixed assets
Acquisitions of fixed assets	0	0	(11)
Rent deposits	0	1	222

	0	1	211
Proceeds from sales of assets	0	0	4
Increase (decrease) of liabilities related to investments	—	—	—

Net cash used in investing activities	0	1	215
C—Cash flows from financing activities
Dividends paid	(17,336)	(17,263)	0
Increase (decrease) in bank overdrafts	0	(16,292)	14,962

Net cash provided by (used in) financing activities	(17,336)	(33,315)	14,962

Net increase (decrease) in cash and cash equivalents	(1,216)	(16,292)	2,648

Cash and cash equivalents at beginning of year	1,601	17,893	15,245

Cash and cash equivalents at end of year	385	1,601	17,893

                The accompanying notes are an integral part of these financial statements.

Notes to the financial statements

All amounts are presented in thousands of Euros unless stated otherwise.

        Mar Profundo Girassol is a "Groupement d'Intérêt Economique" (G.I.E.), which is a French form of joint venture. It was incorporated April, 2 1998 and registered June, 15 1998. The registration has a term of five years until June, 15 2003.

Registration number: Main Office:	RCS Nanterre C 419 223 524 32 avenue Pablo Picasso 92000 Nanterre France.

        Mar Profundo Girassol members are:

Saipem SA 1/7 avenue San Fernando 78884 saint-Quentin-Yvelines Cedex RCS: Versailles B 302588462 equity interest: 50%	Stolt Offshore SA 32 avenue Pablo Picasso 92000 Nanterre France France RCS: Nanterre B 692007495 equity interest: 50%

        The purpose of the G.I.E. is to jointly perform the following works:

1.
a Floating Production Storage and Offloading (FPSO) unit, comprising a floater with oil storage and loading / offloading facilities, accommodation quarters, station keeping system and a topside plant to process the fluid produced from the reservoir and provide various field operation facilities,

2.
a Loading Buoy unit which purpose is to moor a tanker for offloading oil from the FPSO.

  Scope of work includes engineering, procurement, transportation, fabrication, installation and assistance to commissioning of the FPSO and the buoy.

  As of the end of December 2003, the cumulative progress of the works achieved was 99.5%.

NOTE I—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.     Financial statements presentation

        Financial statements are presented in Euros in compliance with generally accepted French accounting principles. These accounting principles have not changed since the incorporation of the G.I.E. Mar Profundo Girassol. The accounting period is: January 1st to December 31st.

2.     Use of estimates

        In conformity with generally accepted accounting principles in France, the preparation of financial statements requires management to make estimates and assumptions based on current information and expectations. These may affect the amounts reported in financial statements and accompanying notes. The actual final results may differ from these estimates which may then impact subsequent financial statements.

3.     Foreign Currency transactions

        A substantial portion of Mar Profundo Girassol's revenue is denominated in US Dollars. However, some of Mar Profundo Girassol's costs are denominated in other currencies, particularly in Euro.

        In order to shield Mar Profundo Girassol from future currency exchange rate variations, its policy is to hedge future forecasted outflows against future forecasted inflows using forward sales contracts. This applies only to unbalanced currency positions. Thus, US Dollar versus Euro forward sales contracts are settled only for the portion of US Dollar revenue that exceeds US Dollar expenditure or vice versa.

        Mar Profundo Girassol's exchange position is updated on a regular basis using all information available such as actual and forecasted sales and expenses, budget variations, management's best estimate, etc... Major variations in the use of a currency different from the currency initially forecasted result in an appropriate adjustment of the forward currency exchange contracts.

        It is not Mar Profundo Girassol's intent to hold derivative financial instruments for speculative purpose.

        Based on the forward exchange rates for all the forward currency exchange contracts, Mar Profundo Girassol determines an average exchange rate for each currency against Euro, in particular for US Dollars. Hedged transactions denominated in currencies other than Euro are recorded using the average exchange rate as described above. All US Dollar denominated transactions are recorded on a pre-determinated rate based on the forward exchange contracts as explained above. A variation in the currency position that impacts currency hedging, such as delays in cash collection or change in the currency of a forecasted cash-flows results in costs because of the mismatch. This is immediately evaluated for both current and subsequent impacts and reflected in the accounts in proportion of the overall progress of the contract.

4.     Intangible and tangible assets

        Intangible assets

        These consist of the software for the project. Software is valued at its acquisition cost and amortized on a straight-line basis over a period of one year. This has been fully amortized as of December 31, 1999.

        Tangible assets

        Tangible assets are recorded at acquisition cost and depreciated on the straight line method over 3 years.

5.     Contract and revenue recognition

        Contract revenues and related costs are recognized on the percentage of completion method, based on total project costs incurred to date, over the estimated total costs of contract at completion. Claims for extra-work or change in scope of work may be included in contract revenues when collection is probable.

        Contract price and cost estimates are reviewed periodically as the works progress and adjustments proportionate to the percentage of completion are reflected in the margin. Billings that exceed revenues recognized under percentage of completion are recorded as deferred revenue. Revenues recognized under percentage of completion method that exceed billings are booked as unbilled receivable.

        General and administrative costs incurred by the members of the G.I.E are not charged to Mar Profundo Girassol.

6.     Cash and cash equivalents

        They consist of cash in hand and in highly liquid investments (marketable securities) with original maturity date of three months or less.

7.     Income taxes

        As a G.I.E, Mar Profundo Girassol shares its earnings between members in proportion to equity interest.

        As a consequence and in application of French fiscal and corporate laws, earnings of Mar Profundo Girassol taxable in France are subject to French income tax at the level of the members.

        Corporate income tax borne by Mar Profundo Girassol for its non French earnings are recognized, up to the percentage of completion of the project, in Mar Profundo Girassol accounts.

8.     Retirement benefits

        The G.I.E Mar Profundo Girassol does not employ personnel directly. The personnel engaged on the project are either employees of a G.I.E. member or subcontracted. Any retirements benefits provisions, when necessary, are accounted for by these external companies.

9.     Research and development

        Research and development costs are expensed when incurred.

NOTE II—FIXED ASSETS

1.     Change in tangible assets

	Machinery equipment	IT equipment	Others Fixed assets	Total

Gross amount as of Dec. 31, 2001	671	1,117	665	2,453
Additions	0	0	0	0
Disposals	0	(82)	(2)	(84)

Gross amount as of Dec. 31, 2002	671	1,035	663	2,369
Additions	0	0	0	0
Disposals	(0)	(0)	(0)	(0)

Gross amount as of Dec. 31, 2003	671	1,035	663	2,369

2002 and 2003 is unaudited

        Disposals result from the sale of obsolete data processing equipment. Related revenue is reported as extraordinary income in the Income Statement.

2.     Change in accumulated depreciation of tangible fixed assets

	Machinery equipment	IT equipment	Others Fixed assets	Total

Amount as of Dec. 31, 2001	671	1,117	665	2,453
Depreciations	0	0	0	0
Disposal	(0)	(82)	(2)	(84)

Amount as of Dec. 31, 2002	671	1,035	663	2,369
Depreciations	0	0	0	0
Disposal	(0)	(0)	(0)	(0)

Amount as of Dec. 31, 2003	671	1,035	663	2,369

2002 is unaudited

3.     Other long term investments

        These amounts are made of deposits linked to operating leases.

NOTE III—CASH AND CASH EQUIVALENTS

        They consist of cash in hand and in liquid investments (marketable securities) with original maturity date of three months or less.

NOTE IV—CURRENT ASSETS AND PREPAID EXPENSES

1.     Trade accounts receivable and other receivables

(Amount in K Eur)	Trade Accounts receivables	Advance payments to suppliers	Current Accounts with GIE members	Other	Other Receivables	Total

Gross amount as of December 31, 2002	36,278	1,188	0	5,465	6,653	42,931

Receivable from related parties included	0	0	0	137	137	137
Accrued receivables included	19,539	0	0	0	0	19,539
Gross amount as of December 31, 2003	12,242	141	0	3,540	3,681	15,923

Receivable from related parties included	0	0	0	40	0	40
Accrued receivables included	4,131	0	0	0	0	4,131

2002 and 2003 is unaudited

        All amounts are due within one year.

2.     Prepaid expenses

        These amounts represent the work progress adjustment of major subcontracts.

NOTE V—ACCRUED EXPENSES AND OTHER LIABILITIES

1.     Reserves for losses and contingencies

Reserves for losses and contingencies

Amount as of December 31, 2002	2,427

Indirect Taxes(1)	0
Deductibles for warranty calls(2)	2,427

Amount as of December 31, 2003	3,214

Indirect Taxes(1)	512
Deductibles for warranty calls(2)	2,051
Provisions for unrealised exchange losses(3)	651

(1)
Indirect taxes potentially due by MPG in France (Taxe Professionelle).

(2)
Reserve for insurance deductibles relating to guarantee claims

(3)
Reserve for unrealised exchange losses

2.     Trade accounts payable and other payables

(Amount in K Eur)	Trade accounts payable	Down payments	Current Accounts with GIE members	Other Payables	Other Payables	Total

Gross amount as of December 31, 2002	19,237	1,615	19,659	2,170	23,444	42,681

Payables from related parties included	201	0	19,659	0	19,659	19,860
Accrued expenses included	8,358	0	0	0	0	8,358
Gross amount as of December 31, 2003	8,326	1,182	2,496	1,874	5,552	13,878

Payables due to related parties included	373	0	2,496	0	2,496	2,869
Accrued expenses included	4,435	0	0	0	0	4,435

2002 and 2003 is unaudited

NOTE VI—INCOME AND EXPENSES

1.     Sales

        Recognition of the contract income in proportion to the overall progress of the project.

2.     Related parties transactions

        Mar Profundo Girassol contracts with its members for the purchase of a number of services in the normal course of business. The amounts are:

(Amount in K Eur)	Trade with related parties

2002	2,805
2003	786

3.     Financial income

        These amounts represent mainly the cost of Mar Profundo Girassol currency hedgings adjustments and the unrealized exchange gains.

4.     Extraordinary Income

        These amounts are related to the sale and disposal of useless data processing equipment.

5.     Income for the fiscal year

        Mar Profundo Girassol's results does not include general and administrative costs nor French income tax charges. These costs are accounted for at the G.I.E members level. Results are immediately distributed to the G.I.E. members.

NOTE VII—FORWARD CURRENCY CONTRACTS

(Amount in K Eur)	Outstanding forward contracts as of Dec 31, 2003 Amount in currency	Outstanding forward Contracts as of Dec 31, 2002 Amount in currency

Forward exchange—Currency sold
USD	3,990,275	6,711,000
Forward exchange—Currency purchased
EURO	3,804,610	6,329,000
NOK	0	0
GBP	0	0

All contracts are expected to mature before the end of 2004

NOTE VIII—SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES FOLLOWED BY THE COMPANY AND THE US GAAP

        The accompanying financial statements have been prepared in accordance with French GAAP, which differ in some respects from the accounting principles generally accepted in the United States of America ("US GAAP").

        The only significant difference that impacts the net equity and the net income of the Company corresponds to the accounting of foreign currency transactions in relation with hedging policy, as described hereafter.

1.     Description of the significant differences between accounting principles followed by Mar Profundo Girassol and the US GAAP

        French GAAP accounting principles related to classification of cash flows

        Under French GAAP, two elements have been included under section B "Cash flows from investing activities" of the Statement of Cash Flows which would have been classified under US GAAP in section A "Cash flows from operating activities." These are "Rent Deposits" and "Increase (decrease) of liabilities related to investments."

        French GAAP accounting principles related to foreign currency transactions

        Under French GAAP, as disclosed in Note I.3 to the financial statements of Mar Profundo Girassol, hedged foreign currency transactions are recorded using the average guaranteed exchange rate resulting from the forward exchange contracts used as hedges, which includes the discount or premiums from those various contracts. Discount or premiums resulting from further rollovers of these contracts are recorded in proportion to the percentage of completion of the project.

        US GAAP accounting principles related to foreign currency transactions

        For the year 2003

        For US GAAP reconciliation purposes, the Company has adopted as of January 1, 2001, Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities issued by the Financial Accounting Standards Board (FASB) in June 1998. In June 1999, the FASB issued Statement No. 137, Accounting for Derivative Instruments and Hedging

Activities—Deferral of the Effective Date of FASB Statement No. 133. In June 2000, the FASB issued Statement 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133. Statement 133, as amended, establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative instrument's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative instrument's gains and losses to offset related results on the hedged item in the income statement, to the extent effective, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

        Cash inflows generated by the sale contract with Elf Exploration Angola are denominated in U.S. Dollars, and are, as mentioned in note I.3 used to cover cash outflows denominated in the same currency. Additionally, the Company uses foreign currency forwards to hedge the foreign currency risks related to certain cash outflows not denominated in USD, and to finally exchange U.S dollars in its functional currency.

        As of January 1, 2001, the Company identified the foreign currency component of its sale contract as an embedded foreign exchange derivative. A portion of each monthly USD cash inflows generated according to the provisions of the sale contract was designated under SFAS 133 either:

1.
as a fair value hedge of recognized liabilities and firm purchase commitments in USD or a cash-flow hedge of anticipated transactions denominated in such currency,

2.
or, if associated with forward exchange contracts, as a fair value hedge of recognized liabilities and firm purchase commitments in currencies others than USD or Euros or a cash-flow hedge of anticipated transactions denominated in such currencies.

        All residual USD cash inflows were converted in Euro using forward exchange contracts. Such hedge relationship is considered as a natural hedge under SFAS 133.

        As of December 31, 2003, due to the percentage of completion of the contract with Elf Exploration Angola almost all anticipated inflows and outflows have been invoiced, and/or accrued for in the balance sheet. All amounts recorded in OCI as of January 1, 2001 (MEUR 2,3) have been reclassified in earnings over the period (symmetrically with the hedged cash flows). As of December 31, 2003 all hedging relationships are natural hedges consisting of foreign currency receivables or payables, residual embedded derivative and hedging forward contracts.

        Under French GAAP, all foreign currency transactions are recorded based on the average hedge rate and the derivative instruments are not recognized. Under US GAAP all revenues and expenses denominated in foreign currencies should be recorded using the exchange rate prevailing at the date of the transaction, except for those from which embedded derivatives were bifurcated which are recorded at the forward exchange rates prevailing as of the dates the contracts were signed. For US GAAP reconciliation purposes, all revenues and expenses were revalued accordingly which resulted in a reclassification of MEUR 33,8 from operating profit to financial profit. In addition, all receivables and payables were re-measured at closing spot rate and all outstanding derivatives (either embedded or freestanding) were recognized in the balance sheet. This adjustment resulted in a MEUR 3,3 net impact in earnings.

        Under French GAAP, gains and losses arising from the disposal of fixed assets are classified as extraordinary income. Under the US GAAP, such items would be a component of operating income/(expense). In 2002 and 2003 no gains and losses from disposal of fixed assets were derived which would adjust operating income under US GAAP.

2.     Quantification of the difference on 2003 and 2002 Net Income and Net Equity

        (In millions of Euro)

	2003	2002

Net income/(loss), as reported	(0,1)	(1,8)

Foreign Currency transactions adjustment	0	1.3

Net income/(loss) in accordance with US GAAP	(0,1)	(0.5)

        The net income of French "G.I.E." is immediately shared proportionately among its partners. Thus, the adjustments cannot be reflected in Net Equity, which only corresponds to the result of the year.

INDEPENDENT AUDITORS' REPORT

        We have audited the financial statements of Stolt Offshore S.A. (a Luxembourg company) and its subsidiaries ("the Company") as of November 30, 2003 and 2002 and for the years then ended, and have issued our report thereon dated April 29, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the application of procedures relating to certain disclosures and reclassifications of financial statement amounts related to the 2001 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures and reclassifications). Our audit also includes the 2003 and 2002 financial statement schedules of the Company. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the 2003 and 2002 financial statement schedules, when considered in relation to the 2003 and 2002 basic financial statements taken as a whole, present fairly, in all material aspects, the information set forth therein. The financial statement schedule for the year ended November 30, 2001 was audited by other auditors who have ceased operations. Those auditors expressed an opinion in their report dated January 30, 2002, that such 2001 financial statement schedule, when considered in relation to the 2001 basic financial statements taken as a whole (prior to the disclosures and reclassifications referred to above), presented fairly, in all material respects, the information set forth.

DELOITTE & TOUCHE LLP
Glasgow, United Kingdom

April 29, 2004

S-1

SCHEDULE II

STOLT OFFSHORE S.A. AND SUBSIDIARIES

VALUATION AND QUALIFYING ACCOUNTS

	Balance at Beginning of Period	Charged to Costs and Expenses	Write-offs Against the Reserve	Other Add/ (Deduct)(a)	Balance at End of Period
For the year ended November 30, 2001:
Allowance for doubtful accounts	8,259	7,241	(6,364)	4	9,176
Other (b)	28,608	9,634	(5,301)	172	33,113
For the year ended November 30, 2002:
Allowance for doubtful accounts	9,176	422	(4,055)	319	5,862
Other (b)	33,113	5,846	(12,419)	(49)	26,491
For the year ended November 30, 2003:
Allowance for doubtful accounts	5,862	10,137	(632)	405	15,772
Other (b)	26,492	8,347	(9,300)	3,918	29,457

(a)
Includes the effect of exchange rate changes on beginning balances of valuation and qualifying accounts (except as otherwise noted).

(b)
The "Other" designation in the above Valuation and Qualifying Accounts schedule comprises a number of provisions for legal claims, tax risks and other contingencies arising in the normal course of business. The various liability and accrual accounts included in the "Other" category have been determined in accordance with the guidance provided by FAS 5.

S-2

Appendix 2: Financial Results for the First
Quarter of Fiscal Year 2004

Stolt Offshore S.A.

NEWS RELEASE

Stolt Offshore Announces First Quarter Results

London, England—April 23, 2004—Stolt Offshore S.A. (NasdaqNM: SOSA; Oslo Stock Exchange: STO), announced today unaudited results for the first quarter which ended on February 29 2004.

Financial Highlights

	1st Quarter Ended
In $ Millions (except per share data)	Unaudited Feb.29.04	Unaudited Feb.28.03

Net Operating Revenue	$276.4	$416.9
Gross Profit	9.2	12.4
Net Operating Loss	(11.0)	(11.2)
Net Loss	(18.5)	(18.3)
Loss per Share	$(0.18)	$(0.20)
Weighted-average Common Shares & Common Share Equivalents Issued	100.4	93.3

Q1 Highlights

•
Group-wide operating performance generally in line with recovery plan objectives

•
Resolution and management of legacy issues

          — Satisfactory financial settlement of OGGS and Burullus claims

          — Continuing technical and operational issues on Bonga and Sanha

•
$550 million Greater Plutonio win: largest contract in Stolt Offshore's history

•
Significant financial restructuring achievements: $100 million new equity, $100 million Bonding Facility and $48 million sale of ROV business

        Tom Ehret, Chief Executive Officer, said, "At the close of the first quarter, Stolt Offshore had achieved the main targets set in management's 2003 recovery plan. We are encouraged by the evident progress across all businesses, underpinned by the stream of recent contract awards. Early 2004 numbers continue to be negatively impacted by a trail of legacy issues, but we remain confident that the Group will begin to realise the benefits of restructuring in the second half of 2004."

Post-Period Highlights

•
Settlement of all outstanding claims on the Duke Energy/AGT Hubline project

•
Settlement of a significant, long-running patent dispute

•
$245 million contract awards in the North Sea including 2006 extension on Langeled

•
$150 million contract award offshore Nigeria

•
$130 million contract awards offshore Trinidad

•
Debt conversion to equity of $50 million by a subsidiary of Stolt-Nielsen S.A.

Backlog

        The backlog stands at $1,225 million of which $629 million is for execution in 2004. In addition to this backlog, we have received $863 million in signed letters of intent, including Greater Plutonio, Amenam and various North Sea contracts.

In $ millions as at	Apr.23.04	Nov.30.03	Apr.23.03

Backlog (Contracts)	$1,225	$812	$1,482

Operating Review

        Despite seasonal low levels of activity, Stolt Offshore's operations performed according to management expectations across all regions, with the exception of Bonga and Sanha in West Africa. In the Africa and Mediterranean Region (AFMED), while some projects were successfully and profitably progressed or completed during the quarter, Bonga continues to require close management attention as it moves through final offshore operational phases. On Sanha, following the identification of future potential costs related to hook up and commissioning work, the Company took swift action to make key management changes and commence negotiations with the client to contain cost overruns during the remaining life of the project.

        North America and Mexico (NAMEX) and Northern Europe and Canada (NEC), whilst continuing to perform operationally as expected, have also delivered noteworthy new contract successes with the Trinidad and North Sea project wins displaying the local management's commercial strengths. As expected, both South America (SAM) and Asia and Middle East (AME) continue to perform satisfactorily.

Financial Restructuring

        During the quarter, Stolt Offshore completed a $100 million private placement in Europe, the conversion of Class B Shares into Common Shares and secured a $100 million Bonding Facility. The conversion by a subsidiary of Stolt-Nielsen S.A. of $50 million of subordinated loans into Common Shares was recently completed and the Company continues to work towards completion of the subsequent issue of approximately $50 million in new equity.

        Significant progress was achieved on the disposal programme with the sale of the ROV drill support business for $48 million. Of the six ship disposal programme announced last year, the Seaway Kingfisher has been placed on a profitable long-term charter with purchase options. In addition, the Company has completed the sale of minor ships including Annette, American Eagle, Seaway Pioneer, Seaway Rover and Seaway Invincible. The Company maintains its expectations of raising $100-150 million on completion of the disposal programme in 2004.

Outlook & Current Trading

        In line with previous announcements, Stolt Offshore anticipates that its markets, chiefly deepwater engineering and construction, will be flat in terms of execution through 2004, although there remain several large contracts to be awarded this year, for execution in future years. In the medium term, we continue to see a positive trend in our business with the strongest growth generated in West Africa, where Stolt Offshore is traditionally strong.

        Stolt Offshore continues to make progress in reducing its cost base and neutralising persistent legacy contract problems. The benefits of restructuring are expected to begin to materialise in the Autumn of 2004, at which point Stolt Offshore expects its results to improve. The timing of this transition remains subject to several operational and commercial factors prompting the Company to remain cautious on guidance, although the management team continues to set itself the target of reaching breakeven in the Full Year.

        This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any public offering of securities will be made by means of a prospectus.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

        Stolt Offshore is a leading offshore contractor to the oil and gas industry, specialising in technologically sophisticated deepwater engineering, flowline and pipeline lay, construction, inspection and maintenance services. The Company operates in Europe, the Middle East, West Africa, Asia Pacific, and the Americas

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

Forward-Looking Statements: Certain statements made in this press release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "project", "will", "should", "seek", and similar expressions. The forward-looking statements reflect our current views and assumptions and are subject to risks and uncertainties. The following factors, and others which are discussed in our public filings and submissions with the U.S. Securities and Exchange Commission, are among those that may cause actual and future results and trends to differ materially from our forward-looking statements: the terms, conditions and amount of our indebtedness; our ability to restructure our indebtedness; our ability to recover costs on significant projects; the general economic conditions and competition in the markets and businesses in which we operate; our relationship with significant customers; the outcome of legal proceedings; uncertainties inherent in operating internationally; the impact of laws and regulations; and operating hazards, including spills and environmental damage. Many of these factors are beyond our ability to control or predict. Given these factors, you should not place undue reliance on the forward-looking statements.

Conference Call Information

        A conference call will take place on Friday 23 April 2004 at 3pm BST* (10am EDT**). Lines will open 10 minutes prior to conference call.

Freephone Dial In Numbers:
UK	:	0800 953 0938
USA	:	1 866 389 9773
Norway	:	800 16533
France	:	0805 110 466
Italy	:	800 783 256
Netherlands	:	0800 023 4993
International Dial In	:	44 1452 569 113
Reservation Number:		1198803
*BST = British Summer Time ** Eastern Daylight Savings Time

Replay Facility Details

        This facility is available from 5pm BST (12 noon EDT) on Friday 23 April 2004, until 5pm BST (12 noon EDT) Friday 30 April 2004.

Freephone Dial In Numbers:
Dialling from the UK	:	0800 953 1533
Dialling from the US	:	1 866 276 1167
International Dial In	:	44 1452 55 00 00
Passcode	:	1198803 #

        Alternatively a live webcast and a playback facility will be available on the Company's website www.stoltoffshore.com

Contact Information:
Julian Thomson/Fiona Harris
Stolt Offshore S.A.
UK +44 1224 718436
US +1 877 603 0267 (toll free)
 julian.thomson@stoltoffshore.com

Patrick Handley (UK) / Tim Payne (US)
Brunswick Group
UK +44 207 404 5959
US +1 212 333 3810
 phandley@brunswickgroup.com
tpayne@brunswickgroup.com

-Tables Follow-

STOLT OFFSHORE S.A. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	Unaudited February 29, 2004	Unaudited February 28, 2003
Net operating revenue	$276,393	$416,903
Operating expenses	(267,150)	(404,486)

Gross Profit	9,243	12,417
Equity in net income of non-consolidated joint ventures	3,225	(435)
Selling, general and administrative expenses	(29,390)	(23,020)
Other operating income/(expense)	5,925	(171)

Net operating loss	(10,997)	(11,209)
Interest expense, net	(4,584)	(4,698)
Foreign exchange loss	(778)	(377)

Loss before taxes and minority interests	(16,359)	(16,284)
Income tax provision	(1,895)	(1,994)

Loss before minority interests	(18,254)	(18,278)
Minority interests	(211)	(65)

Net loss	$(18,465)	$(18,343)

PER SHARE DATA
Net loss per share
Basic	$(0.18)	$(0.20)
Diluted	$(0.18)	$(0.20)
Weighted average number of Common Shares and Common Share equivalents outstanding
Basic	100,375	93,262
Diluted	100,375	93,262
SELECTED INFORMATION
Capital expenditures	$1,579	$5,682
Depreciation and amortization	$15,281	$24,887

STOLT OFFSHORE S.A. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	Unaudited February 29, 2004	Unaudited February 28, 2003
ASSETS
Cash and cash equivalents	$184,431	$10,605
Other current assets(a)	350,886	705,087
Fixed assets, net of accumulated depreciation	504,825	770,420
Other non-current assets	90,513	90,678
Assets held for sale	76,372	—

Total assets	$1,207,027	$1,576,790

LIABILITIES AND SHAREHOLDERS' EQUITY
Bank overdrafts	$21	$2,471
Current portion of long-term debt and capital lease obligations	131,404	48,009
Accounts payable and accrued liabilities	520,440	585,546
Long-term debt and capital lease obligations	263,605	360,008
Other non-current liabilities	48,901	55,874
Liabilities held for sale	56,380	—
Shareholders' equity
Common Shares	277,524	152,524
Class B Shares	—	68,000
Paid-in-surplus	441,744	416,677
Deficit	(552,593)	(135,835)
Accumulated other comprehensive income/(loss)	20,603	23,516
Treasury stock	(1,002)	—

Total shareholders' equity	186,276	524,882

Total liabilities and shareholders' equity	$1,207,027	$1,576,790

Total interest-bearing debt and capital lease obligations, net of cash and cash equivalents	$210,599	$399,883

(a)
As at February 29, 2004 a total of $20 million of claims not yet formally agreed with customers has been included in other current assets. This compares to $53 million of claims and variation orders included in other current assets at February 28, 2003.

STOLT OFFSHORE S.A. AND SUBSIDIARIES
SEGMENTAL ANALYSIS
(in thousands)

        In Quarter 3 2003, the Company changed its method of reporting segmental information as a result of the business restructuring announced in the "Blueprint". The information for 2003 has been restated from the prior year's presentation in order to conform to the new basis of segmentation.

        The Company has six reportable segments based on the geographic distribution of the activities as follows: the Africa and the Mediterranean (AFMED) region covers activities in Africa, the Mediterranean and Southern Europe; the Northern Europe and Canada (NEC) region includes all activities in Northern Europe, the Northern Atlantic Ocean, Scandinavia, the Baltic States and Eastern Canada; the Central and North America (NAMEX) region includes all activity in Western Canada, the United States, Central America and Mexico; the South America (SAM) region incorporates activities in South America and the islands of the Southern Atlantic Ocean; the Asia and Middle East (AME) region includes all activities in the Middle East, the Indian sub-continent, Asia Pacific and Australasia. The Corporate segment includes items which cannot be allocated to one particular region. These include the activities of the SHL and NKT joint ventures, Serimer DASA and Paragon Engineering Services and Paragon Litwin. Also included are assets which have global mobility including construction support ships, ROVs and other assets that cannot be attributed to any one region; and corporate services provided for the benefit of the whole group, including design engineering, finance and legal departments.

For the three months ended February 29, 2004	AFMED	NEC	NAMEX	SAM	AME	Corporate	Total

Net operating revenue—external(a)	$134,030	$63,594	$22,393	$14,738	$6,788	$34,850	$276,393
Net operating revenue—internal(b)	$—	$4,935	$5,694	$2,452	$11,007	$21,240	$—
(Loss)/income from operations	$(30,650)	$13,871	$(5,671)	$7,797	$1,046	$2,610	$(10,997)
Interest expense, net							$(4,584)
Foreign exchange loss							$(778)

Loss before taxes and minority interests							$(16,359)

For the three months ended February 29, 2003	AFMED	NEC	NAMEX	SAM	AME	Corporate	Total

Net operating revenue—external(a)	$217,908	$77,253	$86,569	$12,952	$2,845	$19,376	$416,903
Net operating revenue—internal(b)	$2,681	$13,530	$4,527	$—	$4,392	$22,449	$—
(Loss)/income from operations	$(21,542)	$6,948	$4,471	$3,058	$(2,388)	$(1,756)	$(11,209)
Interest expense, net							$(4,698)
Foreign exchange loss							$(377)

Loss before taxes and minority interests							$(16,284)

  (a)
  Two customers each individually accounted for more than 10% of the Company's revenue for the quarter ended February 29, 2004. The revenue from these customers was $103.1 million and was attributable to the AFMED segment. In the quarter ended February 28, 2003, three customers accounted for more than 10% of the Company's revenue. The revenue from these customers was $121.1 million for the quarter and was attributable to the AFMED and NAMEX segments.

  (b)
  Internal revenues are eliminated on consolidation of the Company's results and are therefore shown in the table to equal to zero.

Appendix 3: Copy of Prospectus Supplement and
Accompanying Prospectus filed With the U.S.
Securities and Exchange Commission

Prospectus Supplement
(To Prospectus dated August 29, 2002)

STOLT OFFSHORE S.A.

29,900,000 Common Shares

$2.20 per share

This prospectus supplement relates to an offering of up to 29,900,000 new Common Shares with a par value of $2.00 per Common Share. We are extending this offering (i) to holders in certain jurisdictions ("Eligible Offerees") of our Common Shares and American Depositary Shares, each representing one Common Share ("ADSs"), evidenced by American Depositary Receipts ("ADRs"), registered as such at 5:59 p.m. (New York City time) on January 20, 2004 (the "Record Date"), whether or not such persons continue to hold Common Shares or ADSs, excluding Stolt-Nielsen S.A. ("SNSA"), investors in the private placement of Common Shares we completed on February 13, 2004 (the "Private Placement") and their respective affiliates, and (ii) to other persons in Norway, the United States and the United Kingdom.

The Eligible Offerees who validly subscribe in the offering will receive (i) one Common Share or ADS, as the case may be, for each Common Share or ADS registered for their benefit as of the Record Date and (ii) if and to the extent there are Common Shares or ADSs that are not so allocated, additional Common Shares or ADSs which will be allocated on a pro rata basis on the basis of oversubscribed amounts by such Eligible Offerees. If and to the extent there are Common Shares remaining after these allocations to Eligible Offerees, the remaining Common Shares may be allocated to other subscribers (either in the form of Common Shares or ADSs) on a pro rata basis, as provided in "The Offering—The Offering and Allocation" in this prospectus supplement.

The offer period for the new Common Shares and ADSs offered pursuant to this prospectus supplement commences on May 13, 2004 and lasts until 5:00 p.m. (New York City time) on May 25, 2004. The offer period may be extended one or more times at our discretion but will in no event expire later than 5:00 p.m. (New York City time) on June 1, 2004. If we decide to extend the offer period, we will issue a stock exchange release to Oslo Børs and issue a press release or other public announcement before 4:00 a.m. (New York City time) on May 26, 2004.

The new Common Shares will be listed in Norway on Oslo Børs and the new ADSs will be listed in the United States on the Nasdaq National Market. Barring unforeseen circumstances, we expect that the new Common Shares and new ADSs will be listed and that trading in such new Common Shares and the new ADSs will commence, on Oslo Børs and the Nasdaq National Market, respectively, on or about June 1, 2004 and June 2, 2004, respectively.

Our outstanding Common Shares are listed on Oslo Børs under the symbol "STO" and our outstanding ADSs are listed on the Nasdaq National Market under the symbol "SOSA." The last reported sale price on May 10, 2004 of our Common Shares was NOK 16.30 per share on Oslo Børs and of our ADSs was $2.25 per share ADS on the Nasdaq National Market. The new Common Shares and new ADSs are being offered by us at a discount of approximately 7% and 2%, respectively, to such last reported sales prices. See "Background to the Offering."

We have taken no action in any jurisdiction that would permit the public offering of the Common Shares or ADSs to persons other than the Eligible Offerees other than in Norway, the United States and the United Kingdom. This prospectus supplement and accompanying prospectus may not be sent to any person in Australia, Belgium, Brazil, Canada, Cyprus, France, Italy, Japan, Liechtenstein, Macedonia, the Netherlands, Portugal or any other jurisdiction in which it would not be permissible to make an offer of the Common Shares or ADSs, and the Common Shares and ADSs may not be offered, sold, resold, transferred or delivered, directly or indirectly, in any of these countries.

Investing in our Common Shares and ADSs involves risks. See "Risk Factors" beginning on page S-8 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The offer price is $2.20 per Common Share or ADS. We estimate the net proceeds to us from this offering will be approximately $60 million, after the payment of estimated expenses of this offering, assuming that 29,900,000 Common Shares are sold in this offering subject to the offering limit.

Delivery of the new Common Shares will be made on or about June 1, 2004, and delivery of the new ADSs will be made on or about June 2, 2004.

The date of this prospectus supplement is May 11, 2004

        This document is provided in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. The second part is the accompanying prospectus which contains more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference, on the other hand, you should rely on the information in this prospectus supplement.

        This prospectus is intended for use only in connection with offers and sales of Common Shares and ADSs in the United States. Offers and sales outside the United States are being made pursuant to a separate prospectus, which is in a format consistent with the requirements of Oslo Børs and has been reviewed by and filed with Oslo Børs.

        No person is authorized to give any information or to make any representations other than those contained in this prospectus supplement or the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any purchase or sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof nor that the information in this document is correct as of any time subsequent to its date.

        Unless otherwise specified or unless the context otherwise requires, references in this prospectus supplement to "$" are to the U.S. dollar and "NOK" are to the Norwegian kroner.

CERTAIN RESTRICTIONS

        We have taken no action in any jurisdiction that would permit the public offering of the Common Shares or ADSs to persons other than the Eligible Offerees other than in Norway, the United States and the United Kingdom. The distribution of this prospectus supplement and accompanying prospectus and this offering may, in some jurisdictions, be restricted by law, and this prospectus may not be used for the purpose of, or in connection with, any offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such offer or solicitation. If this prospectus comes into your possession, you are required to inform yourself of and observe all such restrictions. We do not accept any legal responsibility for any violation by any person, whether or not a prospective purchaser of Common Shares or ADSs, of any such restrictions.

        This prospectus supplement and accompanying prospectus may not be sent to any person in Australia, Belgium, Brazil, Canada, Cyprus, France, Italy, Japan, Liechtenstein, Macedonia, the Netherlands, Portugal or any other jurisdiction in which it would not be permissible to make an offer of the Common Shares or ADSs, and the Common Shares and ADSs may not be offered, sold, resold, transferred or delivered, directly or indirectly, in any of these countries.

For investors in the United Kingdom

        The following information is given pursuant to the Public Offers of Securities Regulations 1995 of the United Kingdom (the "Regulations"): A copy of this prospectus, which comprises a prospectus prepared in accordance with the Regulations, has been delivered to the Registrar of Companies in England and Wales in accordance with Regulation 4(2) of the Regulations. Notice of meetings and any other notices due from us to shareholders based in the United Kingdom will be mailed to those of our

S-i

shareholders of which postal addresses are known to us and will also be posted on our website
(http://www.stoltoffshore.com). Any shareholders or subscribers in any doubt about the contents of this document should consult a person authorized under the Financial Services and Markets Act 2000 who specializes in advising on the acquisition of shares and other securities. Copies of this prospectus are available to the public in the United Kingdom, free of charge, from the address set out on the back of this prospectus.

For investors in Switzerland

        This prospectus supplement does not constitute a public offering prospectus as that term is understood pursuant to art. 652a or art. 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the Common Shares or ADSs being offered pursuant to this prospectus supplement on the SWX Swiss Exchange or on any other regulated securities market, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the relevant listing rules. The Common Shares and ADSs being offered pursuant to this prospectus supplement have not been registered with the Swiss Federal Banking Commission as foreign investment funds, and the investor protection afforded to acquirers of investment fund certificates does not extend to acquirers of Common Shares or ADSs. Investors are advised to contact their legal, financial or tax advisers to obtain an independent assessment of the financial and tax consequences of an investment in shares.

For investors in Germany

        The Common Shares and ADSs are being offered only to Eligible Offerees in Germany. No public offering of Common Shares or the ADSs is being conducted in Germany. Any offer or sale of the Common Shares or ADSs in Germany may only be made in compliance with the German Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz) of the Federal Republic of Germany. No sales prospectus (Verkaufsprospekt) under the German Securities Sales Prospectus Act has been, or will be, published with respect to the Common Shares or ADSs.

For investors in Sweden, Denmark and Luxembourg

        This prospectus supplement is communicated only to shareholders of Stolt Offshore S.A. listed in the transcript from the Norwegian Central Securities Depositary, Verdipapirsentralen ("VPS"), at 5:59 p.m. (New York City time), 11:59 p.m. (Norwegian time) on January 20, 2004. The offering is not made to any other Swedish, Danish, Belgian or Luxembourg investors.

FORWARD-LOOKING STATEMENTS

        Certain statements made in this prospectus supplement, accompanying prospectus and the documents incorporated by reference in this prospectus supplement may include "forward-looking statements" within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, or (the "U.S. Securities Act"), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act"). These statements relate to our expectations, beliefs, intentions or strategies regarding the future. These statements may be identified by the use of words like "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "project," "will," "should," "seek," and similar expressions.

        The forward-looking statements that we make reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors, including those discussed in this prospectus supplement, particularly under "Risk Factors" in this prospectus supplement and in Item 5. "Operating and Financial Review and Prospects," Item 6. "Directors, Senior

S-ii

Management and Employees," Item 7. "Major Shareholders and Related Party Transactions," Item 8. "Financial Information," Item 10. "Additional Information" and Item 11. "Quantitative and Qualitative Disclosures about Market Risk" contained in our Annual Report on Form 20-F incorporated by reference into this prospectus supplement.

        The following factors, and others which are discussed in our public filings with the U.S. Securities and Exchange Commission (the "SEC") including our Annual Report on Form 20-F, are among those that may cause actual and future results and trends to differ materially from our forward-looking statements:

  •
  the limited sources available to fund our ongoing operations, the level of our indebtedness, operating restrictions contained in our financing arrangements, our ability to comply with financial and other covenants in our financing agreements, our ability to refinance our indebtedness on acceptable terms as it comes due and the impact of floating interest rates on our debt service costs;

  •
  our ability to deliver fixed price projects in accordance with customer expectations and the parameters of our bids and avoid cost overruns;

  •
  our ability to collect receivables, negotiate variation orders and collect the related revenues;

  •
  capital expenditures by oil and gas companies;

  •
  oil and gas prices;

  •
  delays or cancellation of projects included in our backlog;

  •
  general economic conditions and competition in the industries and markets in which we operate;

  •
  prevailing prices for our products and services;

  •
  the loss of, or deterioration of our relationship with, any significant customers;

  •
  the outcome of legal proceedings or governmental inquiries;

  •
  uncertainties inherent in operating internationally, including economic, political and social instability, boycotts or embargoes, labor unrest, changes in foreign governmental regulations, corruption and currency fluctuations;

  •
  liability to third parties for the failure of our joint venture partners to fulfill their obligations;

  •
  changes in, or our failure to comply with, applicable laws and regulations;

  •
  cost and availability of raw materials;

  •
  operating hazards, including spills, environmental damage, personal or property damage and business interruptions caused by weather, mechanical failures or human error;

  •
  the impact of accounting for projects on a "percentage-of-completion" basis, which could reduce or eliminate reported profits;

  •
  adverse weather conditions;

  •
  our ability to keep pace with technological changes; and

  •
  other factors which are described from time to time in our public filings with the SEC.

        Many of these factors are beyond our ability to control or predict. Given these uncertainties, you should not place undue reliance on the forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

S-iii

ANNEX A    Common Share Subscription Form
ANNEX B    ADS Subscription Form

S-iv

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are subject to the informational reporting requirements of the U.S. Exchange Act applicable to foreign private issuers, and we file reports and other information with the SEC in accordance with these requirements. You may read and copy these reports and other information at the public reference facilities maintained at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, the SEC maintains a homepage on the Internet (http://www.sec.gov) that contains certain reports and other information filed by us.

        The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information by referring to those filed documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

  •
  Annual Report on Form 20-F for the year ended November 30, 2003, filed with the SEC on May 11, 2003;

  •
  Report on Form 6-K, containing our financial results for the first quarter ended February 29, 2004, filed with the SEC on April 23, 2004; and

  •
  any future Reports on Form 6-K that indicate they are incorporated into the registration statement of which this prospectus supplement forms a part and any future Annual Reports on Form 20-F that we may file with the SEC under the U.S. Exchange Act until we sell all of the securities that may be offered through this prospectus supplement or we file a post-effective amendment indicating that this offering has been terminated.

        We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, free of charge, copies of any documents that we have incorporated by reference into this prospectus supplement, other than exhibits that are incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us. Any requests should be directed to:

Julian Thomson Stolt Offshore M.S. Ltd. Dolphin House Windmill Road Sunbury-on-Thames Middlesex TW16 7HT England Tel: (44) 1932-773-720

        In addition, we furnish to Citibank, N.A., as Depositary under our Amended and Restated Deposit Agreement, dated July 2, 2002, copies of all reports required to be filed by us with the SEC under the U.S. Exchange Act, including our annual reports. We are also required under the Amended and Restated Deposit Agreement to furnish the Depositary with copies of all notices of meetings of holders of Common Shares and other reports and communications that are generally made available to such holders. Under certain circumstances, the Depositary will arrange for the mailing, at our expense, of such notices, other reports and communications to all holders of ADSs.

SUMMARY

        This summary highlights selected information about us and this offering contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and may not contain all the information that you should consider before investing in our Common Shares or ADSs. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment decision. In this prospectus supplement, unless otherwise noted, "we," "our," "us," and "Stolt Offshore" refer to Stolt Offshore S.A. and, unless the context otherwise requires, our consolidated subsidiaries.

Business Overview

        We are one of the largest offshore services contractors in the world in terms of revenue. We design, procure, build, install and service a range of offshore surface and subsurface infrastructure for the global oil and gas industry. We specialize in creating and applying innovative and efficient solutions in response to the technical complexities faced by offshore oil and gas companies as they explore and develop production fields in increasingly deeper water and more demanding offshore environments.

        We are one of only a few companies that can offer a full range of offshore development and construction services on a global basis. We have operated in more than 70 countries worldwide and, as of November 30, 2003, were operating in 21 countries.

        Stolt Offshore is organized as a "Société Anonyme Holding" under the laws of the Grand Duchy of Luxembourg. Our principal executive offices are c/o Stolt Offshore M.S. Ltd., Dolphin House, Windmill Road, Sunbury-on-Thames, Middlesex TW16 7HT England, telephone number +44 (0)1932-773-700.

Our Mission and Strategy

        Our mission is to design, procure, fabricate, install and maintain complete subsea pipeline and riser systems for the global offshore oil and gas industry.

        Our strategy has three principal elements:

  •
  focus on our capabilities in the design, installation and maintenance of subsea construction and installation of umbilical, riser and flowline ("SURF") systems in deep water and harsh environments;

  •
  deliver conventional services comprised of engineering in shallow water environments where doing so is complementary to our deep water SURF business; and

  •
  selectively engage in underwater inspection, maintenance and repair ("IMR") services to maintain an ongoing market presence in key deep water areas and adjacent shallow water environments.

THE OFFERING

General
Issuer	Stolt Offshore S.A.
Common Shares Offered in This Offering	Up to 29,900,000 new Common Shares, including Common Shares represented by new ADSs.
Common Shares Issued After This Offering
191,389,487 Common Shares (based on the number of Common Shares issued as of the date of this prospectus supplement, including 879,121 Common Shares held as treasury shares), assuming that 29,900,000 Common Shares are sold in this offering subject to the offering limit.
The Offering
We are extending this offering (i) to Eligible Offerees of our Common Shares and ADSs, as of the Record Date, whether or not such persons continue to hold Common Shares or ADSs, excluding SNSA, investors in the Private Placement and their affiliates, and (ii) to other persons in Norway, the United States and the United Kingdom.

The Eligible Offerees who validly subscribe in the offering will receive (i) one Common Share or ADS, as the case may be, for each Common Share or ADS registered for their benefit as of the Record Date and (ii) if and to the extent there are Common Shares or ADSs that are not so allocated, additional Common Shares or ADSs which will be allocated on a pro rata basis on the basis of oversubscribed amounts by such Eligible Offerees. If and to the extent there are Common Shares remaining after these allocations to Eligible Offerees, the remaining Common Shares may be allocated to other subscribers on a pro rata basis (either in the form of Common Shares or ADSs), as provided in "The Offering—The Offering and Allocation" in this prospectus supplement.
Record Date	5:59 p.m. (New York City time) on January 20, 2004.
Use of Proceeds	We intend to use the net proceeds from this offering as follows:
•
50% of the gross proceeds of this offering will be used to prepay amounts under our amended $440 million secured multi-currency revolving loan facility agreement, dated September 22, 2000, to which Stolt Comex Seaway Finance B.V. as borrower and we as guarantor are parties (the "$440 Million Credit Facility") in accordance with its terms; and
• the remainder will be used for general corporate purposes, which may include capital expenditures and scheduled debt repayments.
See "Use of Proceeds."

Risk Factors	See "Risk Factors" beginning on page S-8 of this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our Common Shares or ADSs.
Subscription Entitlement	The entitlement of Eligible Offerees to subscribe in this offering is non-transferable.
Holders of Common Shares:
Offer Price for the New Common Shares
$2.20 per Common Share. Subscribers for Common Shares through the Norwegian Central Securities Depositary, Verdipapirsentralen ("VPS"), will be required to pay the offer price in Norwegian kroner. The determination of the NOK equivalent of the offer price will be made by the Receiving Agents on the day before the date of allocation of the Common Shares, based on the NOK/U.S. dollar exchange rate on such date quoted by Norges Bank.
Offer Period for the New Common Shares
The offer period commences on May 13, 2004 and lasts until 5:00 p.m. (New York City time), on May 25, 2004. The offer period may be extended at our discretion but will in no event expire later than 5:00 p.m. (New York City time) on June 1, 2004. If we decide to extend the offer period, we will issue a stock exchange release to Oslo Børs and issue a press release or other public announcement before 4:00 a.m. (New York City time) on May 26, 2004.
Subscription Procedures for the New Common Shares
Subscriptions for new Common Shares must be made on the subscription form (the "Common Share Subscription Form") attached as Annex A to this prospectus, copies of which may be obtained from the Receiving Agents. Accurately completed Common Share Subscription Forms must be received by the Receiving Agents by 5:00 p.m. (New York City time), on May 25, 2004. The Receiving Agents have discretion to refuse to accept any improperly completed, delivered or executed Common Share Subscription Form or any subscription which may be unlawful.

When subscribing for new Common Shares, each subscriber must provide on the Common Share Subscription Form a one-time authorization to debit a specified bank account with a Norwegian bank for the amount (in Norwegian kroner) payable by the subscriber for the new Common Shares allocated to such subscriber. The amounts are expected to be debited on or about May 26, 2004. Subscribers not having a Norwegian bank account must ensure that payment for the new Common Shares allocated to such subscriber is made on or before 11 p.m. (Norwegian time) or 5:00 p.m. (New York City time) on May 24, 2004 with cleared funds and should contact the Receiving Agents in this respect.

Once received, the completed Common Share Subscription Form is irrevocable and may not be withdrawn, cancelled or modified.

We provide more detailed instructions on how to subscribe for new Common Shares under "The Offering—Offering of Common Shares."
Delivery of the New Common Shares	We expect the new Common Shares subscribed for in this offering to be transferred to the VPS accounts of the purchasers on or about June 1, 2004.
Listing and Trading of the New Common Shares
The new Common Shares will be listed in Norway on Oslo Børs. Barring unforeseen circumstances, we expect that the new Common Shares will be listed and that trading in such new Common Shares will commence on Oslo Børs on June 1, 2004. Our Common Shares are listed on Oslo Børs under the symbol "STO."
ISIN for the New Common Shares	LU0075646355
Receiving Agents for the New Common Shares	ABG Sundal Collier Norge ASA and Pareto Securities ASA
Holders of ADSs:
Offer Price for the New ADSs
$2.20 per ADS. In order to subscribe for new ADSs, you must pay to Citibank N.A., the ADS Subscription Agent, the offer price of $2.20 per ADS. If the amount paid to the ADS Subscription Agent is insufficient to pay the offer price for the number of ADSs you have indicated, you will be allocated the number of ADSs to which the amount paid corresponds, rather than the number of ADSs indicated on the subscription form for new ADSs (the "ADS Subscription Form"). If the amount deposited with the ADS Subscription Agent is more than the amount required to cover the offer price of the new ADSs, the ADS Subscription Agent will refund to you the excess amount without interest.
Offer Period for the New ADSs
The offer period commences on May 13, 2004 and lasts until 5:00 p.m. (New York City time) on May 25, 2004. The offer period may be extended at our discretion but will in no event expire later than 5:00 p.m. (New York City time) on June 1, 2004. If we decide to extend the offer period, we will issue a stock exchange release to Oslo Børs and issue a press release or other public announcement before 4:00 a.m. (New York City time) on May 26, 2004.

Subscription Procedure for the New ADSs

If you hold ADSs directly, you may subscribe for new ADSs by delivering a properly completed ADS Subscription Form, attached as Annex B to this prospectus, and payment in full of the offer price for the new ADSs being purchased to the ADS Subscription Agent prior to 5:00 p.m. (New York City time) on May 25, 2004, unless extended at our discretion.

If you hold ADSs through The Depository Trust Company ("DTC"), you may subscribe for new ADSs by timely delivering to the ADS Subscription Agent completed subscription instructions through DTC's PSOP Function using the "agent subscriptions over PTS" procedure accompanied by payment in full of the offer price for the new ADSs.

If you are a beneficial owner of ADSs and wish to subscribe for new ADSs, you should timely contact your banker, broker or other securities intermediary through which you hold ADSs to arrange for the subscription for new ADSs and to arrange for payment of the offer price for the new ADSs.

 The subscription for new ADSs is irrevocable and may not be withdrawn, cancelled or modified.

We provide more detailed instructions on how to subscribe for new ADSs under "The Offering—Offering of ADSs."
Listing and Trading
We intend to list the new ADSs in the United States on the Nasdaq National Market. Barring unforeseen circumstances, we expect that the new ADSs will be listed and that trading in such new ADSs will commence on the Nasdaq National Market on June 2, 2004. Our outstanding ADSs are traded on the Nasdaq National Market under the symbol "SOSA."
ADS Subscription Agent	Citibank N.A.
Depositary for ADSs	Citibank N.A.
Information Agent	Morrow & Co., Inc.
Delivery of New ADSs	Citibank N.A., as Depositary, will deliver new ADSs subscribed in the offering as soon as practicable after receipt of the Common Shares by the Depositary's custodian.

EXPECTED TIMETABLE

Timetable for the new Common Shares:
Commencement of offer period	May 13, 2004
End of offer period Common Shares—5:00 p.m. (New York City time)	May 25, 2004
Allocation of new Common Shares	May 26, 2004
Debit bank accounts with Norwegian banks	May 26, 2004
New Common Shares issued on or about	May 28, 2004
New Common Shares delivered to the subscribers' VPS accounts on or about	June 1, 2004
Listing and first day of trading of new Common Shares on Oslo Børs on or about	June 1, 2004
Timetable for the new ADSs:
Commencement of offer period	May 13, 2004
End of offer period—5:00 p.m. (New York City time)	May 25, 2004
Allocation of new ADSs on or about	June 2, 2004
Listing and first day of trading of new ADSs on the Nasdaq National Market	June 2, 2004

        We may, in our sole discretion, extend the offer period one or more times and adjust the dates and times for allocation, notice of allocation and payment accordingly. However, in no event will the offer period expire later than 5:00 p.m. (New York City time) on June 1, 2004. If we should determine to extend the offer period and adjust dates or times, we will issue a stock exchange release to Oslo Børs and issue a press release or other public announcement before 4:00 a.m. (New York City time) on the next business day after the previously scheduled expiration date.

RISK FACTORS

        You should carefully consider the risk factors set forth below, as well as other information set forth in this prospectus supplement, accompanying prospectus and the information incorporated by reference into this prospectus supplement. This discussion of risk factors is not comprehensive and you should make your own analysis of the risks associated with an investment in our Common Shares and ADSs.

        You should carefully consider the following factors and the other information contained in this prospectus supplement, including the information incorporated by reference into this prospectus supplement. The following is a summary of the risks that may affect some or all of our activities and which may make an investment in our securities one of high risk. This list is not exhaustive. If any of the events described below occurs, our business, financial condition or results of operations could be materially adversely affected.

Financial Risks

  We have limited sources available to fund ongoing operations.

        We raised approximately $100 million through a private placement of 45,500,000 of our Common Shares to certain investors, which was completed on February 13, 2004 (the "Private Placement"). We used $30 million to pay down indebtedness under our existing credit facility agreements, which consist of a $440 million secured multi-currency revolving credit facility, a $55 million credit facility and $45 million guarantee facility, a $44 million secured guarantee facility and a $28 million secured reimbursement agreement (our "Existing Credit Facility Agreements"). For further information regarding our Existing Credit Facility Agreements, see Item 5. "Operating and Financial Review and Prospects—Liquidity and Capital Resources" and Item 10. "Additional Information—Material Contracts" in our Annual Report on Form 20-F, which is incorporated by reference into this prospectus supplement. We have no other borrowing facilities under which we can borrow, and we have limited ability to pledge assets to secure new credit facilities. SNSA has indicated that it can no longer provide financial support to us beyond its existing guarantees of certain of our outstanding performance bonds, bid bonds, advance payment bonds, guarantees or standby letters of credit in respect to performance obligations (we refer to these as, "bank guarantees"). In addition, our new $100 million secured bank guarantee facility, dated February 12, 2004, (the "New Bonding Facility"), which provides us with $100 million of new bonding capacity, as a condition of its availability, requires us to maintain in a restricted account (which we refer to as Lock Box 1) cash amounts equal to 50% of all bank guarantees under the facility. We are also required to deposit all other cash in excess of $75 million into another restricted account (which we refer to as Lock Box 2). This is cash that secures our obligations under the bank guarantees and cannot be used in our operations without bank consent. See Item 10. "Additional Information—Material Contracts" in our Annual Report on Form 20-F, which is incorporated by reference into this prospectus supplement. Therefore, our only readily available funds for our ongoing operations are the available borrowings under our Existing Credit Facility Agreements, which are fully drawn and expected to remain fully drawn, our cash on hand and cash flows from operations going forward in excess of the amount that we are required to maintain in the restricted cash account. As of April 30, 2004, we had $63.0 million that was unrestricted cash on hand. Additionally, at such date $0.3 million was deposited in Lock Box 1 and $136.0 million was deposited in Lock Box 2. Although we believe that we will have sufficient sources of funds to finance our ongoing operations and pay our obligations as they come due through the end of fiscal year 2004, we need to arrange for additional sources of funding to finance our ongoing operations by refinancing our debt, selling assets or through sales of our equity. Our recent history of losses and current financial situation are likely to make it more challenging for us to obtain funding from external sources. For further information about our contractual obligations and other commercial commitments, see Item 5. "Operating and Financial Review and Prospects—Cash Requirements, Contractual Obligations and

Commercial Commitments" in our Annual Report on Form 20-F, which is incorporated by reference into this prospectus supplement.

  If we cannot obtain additional new bonding facilities, our ability to win new business will be constrained.

        In the ordinary course of our business, our customers require that we provide bank guarantees in support of our obligations and the obligations of our subcontractors under our project agreements. Pursuant to such bank guarantees, if we or our subcontractors fail to perform our obligations under our project agreements, subject to the terms and conditions of those agreements, our customers can draw on the bank guarantees. If we cannot provide these bank guarantees, potential customers may be unwilling to do business with us with respect to the major projects that constitute a significant portion of our business.

        In fiscal year 2003, $102.7 million of bank guarantees were issued in support of our projects. Since the fourth quarter of fiscal year 2002, our financial difficulties have made it difficult for us to obtain additional bank guarantee capacity. In some cases, guarantee providers required that SNSA provide guarantees or collateral for our obligations under bank guarantees. SNSA has indicated to us that it is not willing to provide such support in the future. If we continue to have financial problems, it will be very difficult for us to obtain the bank guarantees we need to operate our business going forward.

        Our New Bonding Facility provides us with $100 million of new bonding capacity. We believe that this will be sufficient to provide the bank guarantees that we expect to need in fiscal year 2004, although we expect that we will need to secure additional bonding facilities for fiscal year 2005 and beyond. We have limited readily available sources of additional bonding capacity. If we need additional bonding capacity in fiscal year 2004 or beyond, we will have to negotiate for it on a case-by-case basis. Such additional bonding capacity may not be available at all or it may only be available if we provide cash collateral for all or a substantial portion of the amount of the bonds. Our New Bonding Facility restricts the amount of our assets that we would have available to pledge as collateral. Additionally, our recent history of losses and our financial condition will make it more challenging to arrange any additional bonding facilities and will likely result in less favorable terms than would be available to our competitors who have greater financial strength. If we cannot arrange additional bonding capacity beyond our New Bonding Facility, we may not be able to win the type of business that we are targeting.

  Our level of debt may constrain our operations.

        As of November 30, 2003, we had an aggregate of $437 million of debt outstanding. Following the Private Placement and the issuance of 22,727,272 new Common Shares to SNTG in consideration for the cancellation of debt owed by us to SNTG (which we refer to as the "Debt Conversion"), which was completed on April 20, 2004, as of April 30, 2004, we had approximately $330 million of debt outstanding. We remain highly leveraged, particularly in comparison with our principal competitors. Our debt levels may make it more challenging for us to obtain additional financing and arrange bank guarantee capacity in the future on terms that we believe are acceptable. Our high debt level could make it more difficult for us to refinance our outstanding debt and/or obtain funds for working capital, capital expenditures, bonding facilities, product and service development and general corporate purposes, to utilize cash flow from operations for purposes other than debt service, and to overcome seasonal or other cyclical variations in our business. Of our debt, $36.5 million is due in fiscal year 2004, $278.5 million in fiscal year 2005 and the remaining $15.0 million falls due in fiscal year 2006. As our existing indebtedness becomes due, we may be required to reduce or delay capital expenditures, sell assets or businesses at unanticipated times and/or on unfavorable prices or other terms, or to seek additional equity capital or to further restructure or refinance our debt. We may not be able to refinance our debt on terms acceptable to us, if at all. These measures may not be successful or they may be inadequate to meet our debt and other obligations.

        Additionally, the terms of our Existing Credit Facility Agreements, as amended by an intercreditor override and security trust deed, dated February 12, 2004, to which we and certain of our subsidiaries are parties (the "Intercreditor Deed"), and our New Bonding Facility contain certain requirements and restrictions related to our ongoing operations that limit our ability to operate our business. These provisions include:

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  covenants that require us to maintain specified levels of consolidated tangible net worth, to limit the ratio of consolidated debt to consolidated tangible net worth, and, for the fiscal quarter ending November 30, 2004 only, to limit the ratio of consolidated debt to earnings before interest, tax, depreciation and amortization ("EBITDA"), as defined in such agreements;

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  limitations on our ability to make capital and other expenditures and to acquire or dispose of businesses and assets;

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  a prohibition on making dividends or other distributions to our shareholders;

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  restrictions on our ability to incur other indebtedness to fund our operations;

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  restrictions on our ability to pledge assets to secure new bonding facilities or other indebtedness;

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  a requirement to maintain certain amounts in restricted cash accounts as security for these facilities; and

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  requirements that we raise net proceeds from asset sales of certain amounts and use a certain portion of these proceeds for the pre-payment of our obligations under the Existing Credit Facility Agreements. For further information regarding the Existing Credit Facility Agreements, see Item 5. "Operating and Financial Review and Prospects" in our Annual Report on Form 20-F, which is incorporated by reference into this prospectus supplement.

        If we fail to satisfy these requirements, we could be in breach of our Existing Credit Facility Agreements, as amended by the Intercreditor Deed and our New Bonding Facility, unless our creditors agree to waive such defaults or amend our obligations under our credit agreements. If we were to default under our New Bonding Facility or our Existing Credit Facility Agreements, our lenders could exercise their remedies under those agreements, which could have a material adverse effect on us. See "—We are at risk of failing to satisfy the financial covenants contained in our primary credit facilities" and "—Our restructuring efforts may not be successful" below.

  We are at risk of failing to satisfy the financial covenants contained in our primary credit facilities.

        Our principal credit facilities are our Existing Credit Facility Agreements, as amended by the Intercreditor Deed, and our New Bonding Facility. These facilities contain revised financial and other covenants, which we believe are based on reasonable assumptions that more appropriately reflect our business and our prospects going forward. Throughout fiscal year 2003, however, we experienced significant and unanticipated adverse developments on major projects. These adverse developments caused us to be unable to comply with the financial covenants that were then contained in our Existing Credit Facility Agreements. We continued to experience unexpected adverse developments on our Sanha Bomboco and Bonga projects in the first quarter of fiscal year 2004. This recent experience highlights the risk that our ability to maintain compliance with the financial and other covenants contained in our New Bonding Facility and our Existing Credit Facility Agreements, as revised by the Intercreditor Deed, is subject to adverse changes in our financial condition, results of operations and cash flows, including as a result of all the risk factors identified in this Report. Therefore, it is possible that we may require further amendments or waivers in the future, which may not be possible depending on our financial condition and the willingness of our banks to grant such waivers. See Item 5. "Operating and Financial Review and Prospects—Liquidity and Capital Resources" and Item 10. "Additional Information—Material Contracts" in our Annual Report on Form 20-F, which is incorporated by reference into this prospectus supplement, for a description of the material terms of our Existing Credit Facility Agreements, the Intercreditor Deed and our New Bonding Facility.

        If we cannot satisfy the requirements of, or obtain waivers from the requirements of, our Existing Credit Facility Agreements, as amended by the Intercreditor Deed, and our New Bonding Facility, we could be in default and our creditors could exercise their remedies under those agreements, including requiring immediate repayment of all amounts then outstanding under our Existing Credit Facility Agreements or terminating our ability to issue bonds and guarantees under our New Bonding Facility, or to take control of and sell all or a portion of the assets that serve as collateral for those facilities to the extent necessary to pay the amounts owed to the lenders. A significant amount of our assets, including our most important ships and the shares of our most significant subsidiaries, have been pledged as collateral for the borrowings under our Existing Credit Facility Agreements and our New Bonding Facility. We expect that we would not be able to repay our obligations under our Existing Credit Facility Agreements unless alternative sources of financing could be arranged. We also expect that we would not be able to pursue substantial amounts of our targeted business if we no longer had access to our New Bonding Facility. See Item 5. "Operating and Financial Review and Prospects—Liquidity and Capital Resources" and Item 10. "Additional Information—Material Contracts" in our Annual Report on Form 20-F, which is incorporated by reference into this prospectus supplement, for a description of the material terms of our Existing Credit Facility Agreements, the Intercreditor Deed and our New Bonding Facility, including the collateral arrangements.

        Certain actions or events undertaken by or affecting SNSA and SNTG can result in a default under certain of our facilities that are guaranteed by SNSA and SNTG.

        SNSA and SNTG jointly and severally have provided: (i) bank guarantees of $45 million issued under the guarantee portion of the $55/45 million Credit/Guarantee Facility; (ii) bank guarantees of $23 million issued under the $44 Million Guarantee Facility; (iii) a bank guarantee of $28 million in respect of the $28 million Reimbursement Facility, and (iv) other bank guarantees totalling $4.8 million. Certain actions or events undertaken by or affecting SNSA or SNTG can result in a default under these facilities, including incurrence of liens (other than permitted liens), insolvency and failure to comply with final court orders. A default by SNSA or SNTG under one of their credit agreements, however, would not constitute a default under the foregoing facilities. Any actions or events undertaken by or affecting SNSA or SNTG are outside of our control. If, as a result of an action undertaken by or affecting SNSA or SNTG, a default should occur, these facilities may not be available to us. Additionally, if there is a default under any of these facilities, such default could result in defaults in our other Existing Credit Facility Agreements enabling the creditors to exercise their remedies, including acceleration of the debt. If such debt was accelerated, we would not be able to repay it unless we could arrange for alternative financing.

        If a customer draws on a bank guarantee issued in support of our project obligations, we would be required to reimburse the issuer of the bank guarantee.

        Our clients may require bank guarantees to be issued in their favor in respect of our project obligations, which is customary for engineering and construction companies. These bank guarantees are provided by banks and other financial institutions. Our clients could demand payment under a bank guarantee if we fail to perform our project obligations. If a bank guarantee were to be called, we would be required to reimburse the guarantee provider for the amount paid to the client. Our ability to arrange for the provision of bank guarantees is dependent on our ability to maintain a sufficiently sound financial condition to support these bonds and guarantees.

        As of April 30, 2004, guarantee providers had issued bank guarantees on our behalf in an aggregate amount of approximately $271.6 million. On February 12, 2004, we entered into the New Bonding Facility providing for the issuance of up to $100 million of bank guarantees. However, we anticipate that we will need to arrange for the provision of higher levels of bank guarantees to support our operations in the future. If we are unable to secure additional bonding facilities on terms satisfactory to us, we may not be able to secure future work.

  Our restructuring efforts may not be successful.

        Our new senior management team has reviewed our operations and projects and already taken a number of actions to improve our performance going forward, including:

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  adoption of new policies and procedures in connection with our tendering practices and contract terms;

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  significant management changes across the Company;

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  significant organizational and personnel changes in our Africa, the Mediterranean and the Caspian ("AFMED") region;

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  realignment of our operating structure from a product focus to a regional focus; and

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  divestiture of certain non-core assets.

        Our Existing Credit Facility Agreements and New Bonding Facility require that we raise aggregate net proceeds of at least $50 million by May 31, 2004 and $75 million by August 31, 2004 from our planned divestitures. Although we expect to be able to satisfy these requirements, we will depend on the proceeds of these asset sales not only to reduce our debt, but also to meet our liquidity needs (to the extent that our Existing Credit Facility Agreements permit us to retain such proceeds). We cannot assure you that we will be able to divest these businesses' assets on terms acceptable to us, or within time frames that are required by our lenders. If we are unable to complete these divestitures in accordance with our plans, we would be in breach of our Existing Credit Facility Agreements and/or New Bonding Facility and will likely be unable to reduce our debt significantly in the near term. Additionally, if we cannot implement our new strategy, or if our strategy proves to be unsuccessful, our financial condition, results of operations and cash flows would be adversely affected.

        Our latest forecast for fiscal year 2004 indicate that there will be a narrow margin of compliance with the debt to EBITDA ratio covenant at the end of the fourth quarter of fiscal year 2004. Our ability to remain within our covenants at the second and third quarters of fiscal year 2004 is dependent on (i) our operating performance, (ii) the successful completion of the Subsequent Issue during the second quarter of fiscal year 2004, (iii) our ability to recover variation orders and claims from customers where additional contract costs are incurred and (iv) the success of our plans to divest certain assets and businesses.

        Recent net losses and liquidity problems have and may continue to have an adverse effect on our business.

        We have experienced significant net losses in recent years including $418.1 million in fiscal year 2003, $151.9 million in fiscal year 2002, $14.2 million in fiscal year 2001 and $34.4 million in fiscal year 2000. Additionally, we have experienced significant liquidity problems in fiscal year 2003. By the end of the third quarter of fiscal year 2003, we had fully borrowed all available funds under our Existing Credit Facility Agreements. SNSA had also informed us that, because of its own financial situation, it would not be in a position to provide additional financial support to us beyond the support that it had previously provided. Consequently, in the third quarter of fiscal year 2003, we explored ways to generate cash in addition to cash from our operations and sold certain foreign currency forward hedging contracts to raise gross proceeds of approximately $28.1 million. Since the third quarter of fiscal year 2003, local banks from whom we had borrowed an aggregate amount of $51.5 million to fund our operations in various jurisdictions on an uncommitted basis demanded repayment of our borrowings. As of April 30, 2004, we have approximately $6 million in local bank facilities still available.

        We cannot assure you that we will ever return to profitability. We believe that our recent history of losses and liquidity problems have created operating and financial difficulties that may have a continuing adverse effect on our business. These adverse effects may include:

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  the loss of new projects because our customers lack of confidence in our financial strength;

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  customers' requirements for more onerous terms for project contracts, including the need to post performance and other bonds to secure obligations in amounts exceeding historic requirements, and the withholding of payments due to us as a means of securing our project performance obligations;

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  our inability to source materials, goods and services from suppliers on satisfactory terms;

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  difficulties in retaining and attracting a skilled workforce;

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  significant distraction of senior management time and attention to resolving financial issues instead of managing ongoing operations; and

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  difficulties in arranging new and increased bonding facilities that are essential for the growth of our business.

        Our use of the "percentage-of-completion" method for accounting for projects could result in a reduction or elimination of previously reported profits.

        Substantially all of our projects are accounted for on the "percentage-of-completion" method, which is standard for our industry and in compliance with U.S. GAAP. Under the percentage-of-completion method, estimated contract revenues are accrued based on the ratio of costs incurred to date to the total estimated costs, taking into account the level of physical completion. Estimated contract losses are recognized in full when determined. Contract revenues and total cost estimates are reviewed and revised periodically as work progresses and as variation orders are approved, and adjustments based on the percentage of completion are reflected in contract revenues in the reporting period when these estimates are revised. To the extent that these adjustments result in a reduction or elimination of previously reported contract revenues, we would recognize a charge against current earnings that may be significant depending on the size of the project or the adjustment.

        If we are not able to make reasonably dependable estimates, we would not be able to use the "percentage-of-completion" method for accounting for long-term contracts.

        In fiscal year 2003, our inability to recover unanticipated costs on major projects resulted in an unanticipated adverse impact of $216.0 million on our net loss for the year in respect of significant revisions to estimates. In fiscal year 2002, the unanticipated negative impact was $58.8 million. Under U.S. GAAP, the "percentage-of-completion" method of accounting for long-term contracts can be used as long as we can make reasonably dependable estimates of progress toward completion of such contracts, of contract revenues and contract costs. If we were not able to make reasonably dependable estimates, we would be obliged to use the "zero-estimate-of-profit" method or the "completed contract" method. Under the "zero-estimate-of-profit" method, we would not recognize any profit before a contract is completed. Under the "completed contracts" method, all costs, revenues and profits are accumulated in balance sheet accounts until project completion. In order to centralize our expertise on making estimates of contract revenues and contract costs, we have established a separate estimating department in the AFMED region. If, despite these measures, we continue to experience adverse developments in the AFMED region, we may not be able to establish that we can develop reasonably dependable estimates of our progress toward completion of such contracts, contract revenues and contract costs. If we are unable to continue to use the "percentage-of-completion" method of accounting, our earnings may be materially adversely impacted, resulting in, among other things, a potential default under our Existing Credit Facility Agreements.

  Our ability to service indebtedness and fund our operations depends on cash flows from our subsidiaries.

        As a holding company, our principal assets consist of our direct or indirect shareholdings in our subsidiaries. Accordingly, our ability to make required payments of interest and principal on our indebtedness and funding of our operations are affected by the ability of our operating subsidiaries, the principal source of cash flow, to transfer available cash to us. The inter-company transfer of funds (by way of dividends, inter-company loans or otherwise) may be restricted or prohibited by legal requirements applicable to the respective subsidiaries and their directors, especially when our liquidity or financial position is uncertain. We will not have access to these funds until the capital of such subsidiaries has been increased.

        We are currently the subject of an informal SEC inquiry and could be adversely affected if the inquiry results in action by the SEC.

        We have been informed by the SEC that it is conducting an informal inquiry into our revenue recognition policies and practices with respect to claims and variation orders. The SEC has requested that we voluntarily produce information and documents in response to the inquiry, and we are cooperating fully with the SEC. If this inquiry becomes a formal investigation, we could be harmed by negative publicity, additional costs to respond to the investigation, the diversion of management time and other negative effects. In particular, the existence of such an inquiry or investigation could adversely impact our attempts to raise additional financing by making such financing unavailable to us on reasonable terms. Any adverse finding by the SEC could lead to monetary fines and other penalties and may require us to restate our financial results for prior periods.

Operational Risks

  Unexpected costs may adversely affect the amount we realize from fixed-price contracts.

        A significant proportion of our business is performed on a fixed-price or turnkey basis. In fiscal years 2003, 2002 and 2001, approximately 87%, 88% and 72%, respectively, of our revenue was derived from fixed-price contracts. Long-term fixed-priced contracts, most of which are awarded on a competitive bidding basis, are inherently risky because of the possibility that we might incur costs that we did not expect at the time of bidding, including the cost of satisfying post-completion warranty obligations. The net effect of significant revisions on major contracts was a net loss of $216.0 million in fiscal year 2003, net loss of $58.8 million in fiscal year 2002 and net income of $2.4 million in fiscal year 2001. The cost and gross profit realized on such contracts can vary from those expected because of changes beyond our control, including but not limited to:

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  unanticipated technical problems with the equipment we are supplying or developing which may require that we spend our own money to remedy the problem;

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  unanticipated changes in the costs of components, materials or labor;

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  unanticipated difficulties in obtaining required governmental permits or approvals;

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  project modifications and variation orders creating unanticipated costs;

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  delays caused by local weather and soil conditions;

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  suppliers' or subcontractors' failure to perform; and

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  logistics costs.

        These risks are exacerbated if the duration of the project is long-term, where it may be more likely that the circumstances upon which we originally bid and developed a price will change in a manner that increases our costs. Our long-term projects often subject us to penalties if we cannot complete portions of the projects in accordance with agreed-upon time limits.

        We have experienced difficulties resolving claims and variation orders, which have negatively impacted our cash flows and liquidity.

        Many of the delays and cost overruns with respect to our major projects, including those in the AFMED region discussed below, were the subject of claims and variation orders being negotiated with the customers. A "variation order" is a written change to the provisions of a project contract, which may be initiated by either us or our customer, and "claims" are amounts in excess of the agreed contract price (or amounts not included in the original contract price) that a contractor seeks to collect from customers or others for customer-caused delays, errors in specifications and designs, contract terminations, variation orders in dispute or unapproved as to both scope and price or other causes of unanticipated additional costs. Throughout fiscal year 2003, we had significant difficulty resolving these claims and variation orders and collecting amounts that we believed were owned to us. At the end of fiscal year 2003 and at the end of the third and second quarters of that year, we recorded $0 million, $89.7 million and $83.4 million, respectively, as receivables and other current assets representing claims and variation orders that were not yet formally agreed with the customer, but which we believed were probable of ultimate collection. These amounts did not include $71.3 million, $138.1 million and $65.9 million of additional claims, respectively, at such period ends, as to which we believed that there was significant doubt about our ability to reach agreement on such claims. The reduction in these amounts at the end of fiscal year 2003 reflects the fact that we were able to achieve agreement with customers on those balances that constituted most of the amount referred to at the end of the second and third quarters of fiscal year 2003. We have now finally settled all outstanding claims on our offshore gas gathering system project (the "OGGS project"), offshore Nigeria for Shell Petroleum Development Company of Nigeria Limited, and a project offshore Egypt executed for the Burullus Gas Company (the "Burullus project"). We had unresolved variation order requests at November 30, 2003, amounting to approximately $71.3 million on three projects, a conventional project offshore Angola for ChevronTexaco (the "Sanha Bomboco project"), a subsea construction, umbilicals, risers and flowlines ("SURF") project in Nigeria jointly with a local partner for Shell Petroleum Development Company of Nigeria Limited (the "Yokri project") and a SURF project offshore Nigeria for Shell Nigeria (the "Bonga project"). In accordance with U.S. GAAP, we have not included this amount in revenues because our customers have not yet agreed to pay these amounts and, the recovery of this amount is not yet considered by us to be probable. If we continue to have difficulty resolving such claims and variation orders for other or future projects, there may be an ongoing material negative impact on our financial condition, cash flows and results of operations.

        We have experienced significant losses on several projects in the AFMED region, particularly in West Africa, which may continue to have an impact on our financial condition and results of operations.

        Execution of projects in our AFMED region has and may continue to put a strain on our financial condition and results of operations. The AFMED region accounted for 49.0% of our revenues in fiscal year 2002 and approximately 46.0% of our revenues in fiscal year 2003. We expect that the AFMED region will comprise an even larger portion of our future revenues. Therefore, problems in our AFMED region will have a significant negative impact on our financial condition and results of operations. Certain projects within the AFMED region have made losses due to, among other things, costs that exceeded our estimates during the tendering process, project execution problems that have caused cost overruns and requirements that we use local subcontractors who, in some cases, have not performed as we expected.

        In fiscal year 2003, our inability to recover unanticipated costs that were the subject of claims and variation orders with respect to the OGGS, Sanha Bomboco, Bonga and Burullus projects resulted in an adverse impact of $190.3 million on our net loss for the year. The financial impact of these issues contributed to our inability to maintain compliance with the financial covenants of our Existing Credit Facility Agreements throughout fiscal year 2003. If we cannot successfully integrate the former operations of ETPM S.A. ("ETPM"), our indirect wholly owned subsidiary, and improve our ability to recover our costs with respect to projects in the AFMED region, we will continue to suffer losses on such projects and these losses will continue to have a significant negative impact on our results of operations and cash flows in the future.

        Political or social instability in the developing countries in which we operate, particularly in the AFMED region, as well as in the SAM and AME regions, could increase our costs and reduce our future growth opportunities.

        A significant portion of our business involves projects in developing or less developed countries that are experiencing or may experience political or social instability. For fiscal year 2003, approximately 51.0% of our net sales came from projects located in Angola, Nigeria, Egypt, Brazil and Indonesia. Even though it is one of the world's largest oil exporters, Nigeria, for example, has had a history of political instability and disorganized society with an internal infrastructure that is neither fully functional nor well maintained and parts of Nigeria regularly experience localized civil unrest and violence. The risk of fraud and political corruption is also increased in such areas where financial controls are not well established and enforced. Unanticipated political events or social disturbances in developing or less developed countries, including labor unrest or terrorist activities, could cause cost overruns on projects for which we are not reimbursed or delays in execution of projects which lead to delayed revenues or potential contractual penalties. For example, in fiscal year 2003 our OGGS project in Nigeria suffered disruption due to a labor strike at a subcontractor's yard and the hijacking of a chartered survey ship. Additionally, to the extent a project is delayed or becomes more costly in a manner that we cannot recover, there would be a negative impact on our financial condition, results of operations and cash flows. This, in turn, could have a negative impact on our compliance with the financial covenants contained in our Existing Credit Facility Agreements or New Bonding Facility. Political or social instability could also inhibit offshore exploration or capital expenditures by our clients. Such instability could also result in fewer new project tenders meeting our criteria thereby reducing growth opportunities for our business.

  Our business is affected by expenditures by participants in the oil and gas industry.

        Demand for our services depends on expenditures by participants in the oil and gas industry and particularly on capital expenditure budgets of the companies engaged in the exploration, development and production of offshore oil and gas. In particular, the oil and gas industry has been consolidating. There are fewer and larger oil and gas companies that control expenditures for the types of services and products that we and our competitors provide. Consequently, these companies have significant market power to dictate the terms of commercial relationships with offshore service providers such as Stolt Offshore. Offshore oil and gas field capital expenditures are also influenced by many other factors beyond our control, including:

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  prices of oil and gas and anticipated growth in world oil and gas demand;

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  the discovery rate of new offshore oil and gas reserves;

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  the economic feasibility of developing particular offshore oil and gas fields;

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  the production from existing producing oil and gas fields;

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  political and economic conditions in areas where offshore oil and gas exploration and development may occur;

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  policies of governments regarding the exploration for, pricing and production and development of their oil and gas reserves; and

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  the ability of oil and gas companies to access or generate capital and the cost of such capital.

  There might be delays or cancellation of projects included in our backlog.

        The dollar amount of our backlog does not necessarily indicate future earnings related to the performance of that work. Backlog refers to expected future revenues under signed contracts which we have determined are likely to be performed. During the course of a project, the backlog is adjusted to take account of alterations to the scope of work under approved variation orders and contract extensions. Although the backlog represents only business that we consider to be firm, cancellations, delays or scope adjustments have occurred in the past and are likely to occur in the future. For example, one construction project was recently cancelled due to an exploration and appraisal well being found to be dry. In this case, the customer paid our costs as incurred and a cancellation fee was negotiated, but we lost our expected revenue stream. In another case, a construction project was delayed for 12 months as the customer was awaiting planning permission for a gas treatment plant. In this instance, the backlog relating to the project reflected the expected delay in revenue from fiscal year 2003 to fiscal year 2004 and was adjusted to include additional costs as negotiated with the customer. Due to factors outside our control, such as changes in project scope and schedule, we cannot predict with certainty when or if projects included in our backlog will be performed.

  We may be liable to third parties for the failure of our joint venture partners to fulfill their obligations.

        Under some of our project agreements, we may be liable on a joint and several basis to the customer for the performance of the entire contract and any non-performance by our subcontractors or partners in the project is our responsibility. If our project partner or subcontractor in such arrangement fails to fulfill its obligations, we could have to carry the resultant liability toward the customer and would have to rely on our ability to obtain reimbursement from our project partner or subcontractor, for our costs, over and above the reimbursement from the customer, in carrying out such liability. If our partner or subcontractor became insolvent or ceased operations, this might not be possible.

        Our international operations expose us to political and economic instability and other risks inherent in international business, any of which could affect our operating results.

        Our operations in South America, Asia Pacific and the Middle East ("AME") and the AFMED regions are mainly performed in emerging markets such as Angola, Nigeria, Brazil and Indonesia. In total, these regions accounted for 51%, 54% and 49% of our net operating revenue in fiscal years 2003, 2002 and 2001, respectively. Operations in these emerging markets present risks including:

  •
  economic instability, which could make it difficult for us to anticipate future business conditions in these markets;

  •
  political instability, which could discourage investment and complicate our dealings with governments;

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  boycotts and embargoes that may be imposed by the international community on countries in which we operate;

  •
  requirements imposed by local governments that we use local suppliers or subcontractors which may not be able to perform as required;

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  labor unrest, particularly in Nigeria and Angola where our large workforces are prone to strike action;

  •
  disruptions due to civil war, terrorist activities, election outcomes, shortage of commodities, power interruptions or inflation;

  •
  the imposition of unexpected taxes or other payments on our revenues in these markets; and

  •
  the introduction of exchange controls and other restrictions by foreign governments.

  Our results may fluctuate due to adverse weather conditions.

        Over the past three years, a substantial portion of our revenue has been generated from work performed in the North Sea and North America, accounting for approximately 39%, 36% and 48% of our revenues in fiscal years 2003, 2002 and 2001, respectively. Adverse weather conditions during the winter months in these regions usually result in low levels of activity. Additionally, during certain periods of the year, we may encounter adverse weather conditions such as hurricanes or tropical storms in the Gulf of Mexico. During periods of curtailed activity due to adverse weather conditions, we continue to incur operating expenses, but our revenues from operations are delayed or reduced. As a result, full-year results are not likely to be a direct multiple of any particular quarter or combination of quarters.

  We face competition that could have an adverse effect upon our operating results and financial condition.

        The offshore oil and gas services business is highly competitive, and offshore contractors compete intensely for available projects. Contracts for our services are generally awarded on a competitive bid basis, and although customers may consider, among other things, the availability and capability of equipment and the reputation and experience of the contractor, price is a primary factor in determining which contractor is awarded a contract. Several of our competitors and potential competitors are larger than we are and have greater financial and other resources than we have, which may make them better able to provide necessary financial support to secure new contracts (including through performance bonds or acceptance of deferred payments), or to withstand fluctuations in asset utilization. This becomes more apparent in times of financial difficulty such as those that we have been experiencing in recent periods. This intense competition could result in pricing pressures, lower sales and reduced margins which would have an adverse effect upon our operating results and financial condition.

        We depend on certain significant customers and long-term contracts and the loss of one or more significant customers or the failure to replace or enter into new long-term contracts could adversely affect our operating results.

        In fiscal year 2003, Shell Exploration and Production, through various subsidiaries ("Shell"), accounted for 23% of our net operating revenue, with Total S.A. ("Total") and ChevronTexaco Corporation ("Chevron Texaco") accounting for a further 12% and 10%, respectively, of our net operating revenue. In fiscal year 2002, Shell accounted for 20% of our net operating revenue, while BG Group and Total accounted for a further 10% and 9%, respectively. During fiscal years 2003 and 2002, our ten largest customers accounted for 76% and 69%, respectively, of our net operating revenue, and over that period six customers, Shell, Total, Statoil ASA ("Statoil"), Petróleo Brasileiro SA ("Petrobras"), BP ("BP") and Amerada Hess Corporation ("Amerada Hess") consistently numbered among our ten largest customers. Revenues from our largest customers are often related to specific long-term contracts that upon completion may not be replaced by contracts of equivalent size. In fiscal years 2003 and 2002, approximately 87% and 88%, respectively, of our revenue was derived from long-term contracts. Our inability to replace significant long-term projects on similar terms or the loss of any one or more of our significant customers or a substantial decrease in demand by our significant customers could result in a substantial loss of revenues which could have a material adverse effect on us.

        We could be adversely affected if we fail to keep pace with the technological changes, and changes in technology could result in write-downs of assets.

        Our customers are seeking to develop oil and gas fields in increasingly deeper waters. To meet our customers' needs, we must continuously develop new, and update existing, technology for the installation, repair and maintenance of offshore structures. In addition, rapid and frequent technology and market demand changes can often render existing technologies obsolete, requiring substantial new capital expenditures and/or write-downs of assets. Our failure to anticipate or to respond adequately and timely to changing technology, market demands and/or customer requirements could adversely affect our business and financial results.

  Our international operations expose us to the risk of fluctuations in currency exchange rates.

        The revenue and costs of operations and financial position of many of our non-U.S. subsidiaries are initially reported in the local currencies of countries in which those subsidiaries reside. That financial information is then translated into U.S. dollars at the applicable exchange rates for inclusion in our consolidated financial statements. For fiscal years 2003 and 2002, approximately 28% and 25%, respectively, of our consolidated net operating revenues were generated in local currencies and translated into U.S. dollars. In fiscal year 2003, approximately 16.5%, 9.0%, 1.1% and 1.1% of our revenue was generated in Norwegian kroner, British pounds, euros and Brazilian real, respectively. In fiscal year 2002, approximately 16.0%, 7.2%, 1.1% and 0.1% of our revenue was generated in British pounds, Norwegian kroner, Brazilian real and euros, respectively. The exchange rate between these currencies and the U.S. dollar can fluctuate substantially, which could have a significant translation effect on our reported consolidated results of operations and financial position.

        In addition, we are subject to currency risk exposure when our sales are denominated in currencies that are different from those in which our expenses are incurred. In this case, if the value of the currency in which sales are recorded weakens relative to the currency in which we incur expenses, then there is a negative impact on our profit margin.

        We are exposed to substantial hazards, risks and delays that are inherent in the offshore services business for which liabilities may potentially exceed our insurance coverage and contractual indemnity provisions.

        Our operations are subject to all the risks normally associated with offshore development and production and could result in damage to or loss of property, suspension of operations or injury or death to personnel or third parties. Our operations are conducted in hazardous environments where accidents involving catastrophic damage or loss of life could result, and litigation arising from such an event may result in our being named a defendant in lawsuits asserting large claims. We insure for liability arising from our operations, both onshore and offshore, including loss of or damage to third-party property, death or injury to employees or third parties, statutory workers compensation protection and pollution. Although there can be no assurance that the amount of insurance we carry is sufficient to protect us fully in all events, all such insurance is carried at levels of coverage and deductibles that we consider financially prudent. A successful liability claim for which we are underinsured or uninsured could have a material adverse effect on us.

        We generally seek to obtain indemnity agreements whenever possible from our customers requiring those customers to hold us harmless in the event of structural damage, loss of production or liability for pollution that originates below the water surface. Such contractual indemnification, however, does not generally cover liability resulting from the gross negligence or willful misconduct of, or violation of law by, our employees or subcontractors. Additionally, if we suffer a loss for which we are entitled to indemnity, we are dependent on our customer's ability to satisfy its indemnity obligation. If the customer cannot satisfy its obligation, we could suffer losses.

        SNSA exercises significant influence over matters requiring shareholder approval, which could prevent a change of control.

        After the completion of the Private Placement, the issuance of 17,000,000 new Common Shares upon conversion of all of our 34,000,000,000 outstanding Class B Shares (the "Share Conversion"), the sale of 2,000,000 Common Shares in February 2004 and the Debt Conversion, SNSA's direct and indirect ownership interest as of April 30, 2004 was 49.2% of our issued Common Shares and 49.4% of our outstanding Common Shares. As of April 30, 2004, based on publicly available information, the Stolt-Nielsen family, directly and indirectly through Fiducia Ltd., controlled 54.69% of the outstanding shares of SNSA entitled to vote generally on matters brought to a vote of shareholders of SNSA.

        SNSA is represented on our board of directors by Jacob Stolt-Nielsen, James B. Hurlock and Niels G. Stolt-Nielsen. Accordingly, SNSA currently exercises a significant influence over our operations and has voting power that can significantly influence the outcome of matters requiring shareholder approval, including: the composition of our board of directors which has the authority to direct our business and to appoint and remove our officers; approving or rejecting a merger, consolidation or other business combination; raising future capital; and amending our Articles of Incorporation which govern the rights attached to our Common Shares. The level of ownership of SNSA is further protected by provisions in our Articles of Incorporation that restrict the ownership of our Common Shares by other parties as discussed below. This may also make it difficult to take control of Stolt Offshore without the approval of SNSA. Additionally, the interests of SNSA may conflict with those of other shareholders.

        Assuming that the 29,900,000 Common Shares proposed to be sold in this offering are sold to investors other than SNSA, SNSA would still own approximately 41.5% of our issued Common Shares and 41.7% of our outstanding Common Shares and will continue to have a significant influence over the matters noted above.

        Our reputation and our ability to do business may be impaired by corrupt behavior by any of our employees or agents or those of our subsidiaries.

        While we and our subsidiaries are committed to conducting business in a legal and ethical manner, there is a risk that our employees or agents may take actions that violate either the U.S. Foreign Corrupt Practices Act or legislation promulgated pursuant to the 1997 OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or other applicable anti-corruption regulations. These actions could result in monetary penalties against us or our subsidiaries and could damage our reputation and, therefore, our ability to do business. In addition to the risks that arise in countries that have experienced governmental corruption, there is also a risk that we will not be able to ensure that our internal control policies and procedures will protect us from fraud or other criminal acts committed by our employees.

Risks Relating to the Common Shares

        A significant number of shares being placed in the market for sale could depress our share price.

        Future sales of our Common Shares, or the perception in the public markets that these sales may occur, could depress our share price.

        After completion of the Private Placement, the Share Conversion and the Debt Conversion, we have 161,489,487 Common Shares issued. After completion this offering, if it is completed in full, we will have 191,389,487 Common Shares issued. The board of directors is authorized to issue additional Common Shares, from time to time, up to the maximum number of Common Shares authorized by our Articles of Incorporation. Sales of substantial amounts of our Common Shares in the public market, or the perception in the public markets that these sales may occur, could depress the market price of our Common Shares. It could also impair our ability to raise additional capital through the sale of our equity securities at times and at prices that are advantageous to us.

        The 79,414,260 Common Shares which are owned by SNSA, as of April 30, 2004, will be eligible for sale in the market, subject to any legal restrictions imposed by applicable securities laws including the restrictions of Rule 144 and Regulation S under the Securities Act; and SNTG will remain an "affiliate" of us for the purposes of the Securities Act. The restrictions of Rule 144, however, will not apply to "offshore sales" (for the purposes of the Securities Act) on Oslo Børs or otherwise. Additionally, such Common Shares will be eligible for sale in the United States in accordance with the terms of a registration rights agreement we have entered into with SNTG. The public or private sales of substantial amounts of Common Shares by SNSA or its affiliates could adversely affect the market price of our Common Shares.

        The market price of our Common Shares and ADSs will likely be subject to substantial price fluctuations.

        The market price of our Common Shares and ADSs has experienced significant volatility in the past, and may continue to fluctuate widely, depending on many factors beyond our control, including:

  •
  market expectations of our performance;

  •
  investor perceptions of the success and impact of our restructuring efforts, the Private Placement, the Share Conversion and the Debt Conversion;

  •
  perceptions about the success of this offering; and

  •
  the other factors listed above under "Risk Factors."

        These and other factors may materially and adversely affect the market price of our Common Shares and ADSs. In addition, if the market price of our Common Shares and ADSs fall below the offer price in this offering, it may materially and adversely affect the success of this offering. See Item 9. "The Offer and Listing" in our Annual Report on Form 20-F, which is incorporated by reference into this prospectus supplement, for more information about historical and recent market prices for our Common Shares and ADSs.

        Our Articles of Incorporation impose restrictions on the ownership of our shares.

        Our Articles of Incorporation provide that in recognition of the fact that certain shareholdings may threaten us with "imminent and grave damage" (as defined in our Articles of Incorporation), which term includes adverse tax consequences, a hostile takeover attempt or adverse governmental sanctions, (i) no U.S. Person (as defined in our Articles of Incorporation) shall own, directly or indirectly, more than 9.9% of our outstanding shares, (ii) all shareholders of any single country may not own, directly or indirectly, more than 49.9% of our outstanding shares, and (iii) no person may own, directly or indirectly, more than 20.0% of our outstanding shares unless a majority of the board shall have authorized such shareholding in advance. The board of directors may take remedial action if it determines that we are threatened with "imminent and grave damage." We have been advised by our Luxembourg counsel that there are no Luxembourg judicial interpretations of such phrase, but that situations involving hostile takeovers, adverse tax consequences to us or governmental sanctions are likely to be among the situations covered by that phrase. These defensive measures may have the effect of making more difficult a merger involving us, or a tender offer, open-market purchase program or other purchase of our shares, in circumstances that could give shareholders the opportunity to realize a premium over the then prevailing market price for their shares.

THE COMPANY

Business Overview

        We are one of the largest offshore services contractors in the world in terms of revenue. We design, procure, build, install and service a range of offshore surface and subsurface infrastructure for the global oil and gas industry. We specialize in creating and applying innovative and efficient solutions in response to the technical complexities faced by offshore oil and gas companies as they explore and develop production fields in increasingly deeper water and more demanding offshore environments.

        We provide services and products that add value for our customers throughout the entire life cycle of offshore oil and gas field exploration, development and production. When a field is being developed, we apply our technical expertise and knowledge of regional conditions to offer conceptual and engineering designs for the field. We also procure or fabricate and install equipment used in field development. This equipment includes the above-water topsides and platforms used for processing recovered oil and gas, pipelines and electrical and hydraulic cables, known as umbilicals, that are used to control subsea wells. We install pipelines used to transport oil and gas underwater as well as to the production and processing facilities at the surface. These may be steel pipes, referred to as rigid pipes, or of a bonded structure, referred to as flexible pipes, depending on technical requirements, and may be narrow, which we refer to as flowlines, or wide, which we refer to as trunklines depending on production volumes and pressure. During the time that a field is producing oil or gas, we inspect, maintain and repair the equipment. Once the field has been depleted and is to be abandoned, we provide field decommissioning services which include the removal of offshore structures and equipment.

        We are one of only a few companies that can offer a full range of offshore development and construction services on a global basis. Our operations are managed geographically through seven offices around the world. As of November 30, 2003, we employed approximately 1,650 engineering staff in project management and various engineering disciplines worldwide, including about 500 engineers assigned to projects and involved in conceptual, detailed and installation engineering. Approximately 630 of these engineers work with Paragon Litwin S.A., Paragon Engineering Services, Inc. and Paragon Italia S.r.l., which we refer to collectively as the Paragon companies and which we are seeking to divest. We intend to reintegrate our engineering capabilities into our regional business and will retain approximately 100 of the engineers from the Paragon companies whose expertise is most directly related to our ongoing operations.

        We operate a fleet of highly specialized ships, barges and unmanned underwater remotely operated vehicles ("ROVs") deployed in the world's major offshore oil and gas exploration regions. Our key assets include:

  •
  8 construction support ships;

  •
  4 flowline lay ships;

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  4 survey/inspection, repair and maintenance ships;

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  8 anchored construction and maintenance ships;

  •
  1 heavy lift ship (operated by Seaway Heavy Lifting Limited ("SHL");

  •
  6 pipelay barges;

  •
  4 tugs and other ships; and

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  31 ROVs (after giving effect to the sale of our ROV drill support business).

        We have operated in more than 70 countries worldwide and, as of November 30, 2003, were operating in 21 countries.

        Stolt Offshore is organized as a "Société Anonyme Holding" under the laws of the Grand Duchy of Luxembourg. Our registered office is located at 26, rue Louvigny, Luxembourg, and we are registered in the Companies' Registrar of Luxembourg under the number B43172. Our agent for U.S.

federal securities law purposes is Stolt-Nielsen Inc., 8 Sound Shore Drive, P.O. Box 2300, Greenwich, Connecticut 06836. Our principal executive offices are c/o Stolt Offshore M.S. Ltd., Dolphin House, Windmill Road, Sunbury-on-Thames, Middlesex TW16 7HT England, telephone number (+44) (0)1932-773-700. Our website address is www.stoltoffshore.com. The information on our website is not part of or incorporated by reference into this prospectus supplement, accompanying prospectus or documents incorporated by reference in this prospectus supplement.

Our Mission and Strategy

        Our mission is to design, procure, fabricate, install and maintain complete subsea pipeline and riser systems for the global offshore oil and gas industry.

        Historically, we have provided a full range of engineering, subsea construction and IMR, services in both deep and shallow water environments. In the second quarter of fiscal year 2003, under the direction of our new senior management team, we initiated a comprehensive review of our strategy, capabilities and operations. As a result of this review, we have developed a new strategy emphasizing our deep water strengths. Our strategy has three principal elements:

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  focus on our capabilities in the design, installation and maintenance of SURF systems in deep water and harsh environments;

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  deliver conventional services in shallow water environments where doing so is complementary to our deep water SURF business; and

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  selectively engage in underwater IMR services to maintain an ongoing market presence in key deep water areas and adjacent shallow water environments.

        We believe that the deep water SURF market offers the prospect for long-term growth, as oil and gas exploration activities move to increasingly deeper water environments. This market also requires service providers to have a high level of technological sophistication to meet the technical challenges presented in deep water and the harsh environments. Such challenges pose significant obstacles to any prospective competitor that does not already have the requisite technological sophistication. We have adopted a strategy focusing on this market, because our principal operations have historically involved SURF activities in deep water and harsh environments, and our specialized ships, assets and technical capabilities provide us with an advantage when competing for deep water projects. We also are selectively focusing on conventional and IMR activities to offer deep water customers a broad portfolio of services.

        We believe we are well positioned to implement our strategy based on our capabilities and experiences. Our engineering resources include approximately 1,100 engineers (excluding those in the Paragon companies, which we intend to divest). Many of our engineers have significant experience providing complex conceptual and detailed designs on some of the most difficult offshore projects completed in recent years, such as the Girassol project offshore Angola which involved work at depths over 1,400 meters. Much of our SURF experience has been focused in the most active offshore markets, including West Africa and the North Sea and has enabled us to develop strong business relationships with numerous national oil companies. Our local fabrication yards in Warri, Nigeria and Lobito, Angola enable us to provide the local content necessary to compete in those markets.

        Additionally, we have changed our policies addressing how we tender for new projects. The impact of our new tendering policies has been a change in the way in which we evaluate new business opportunities. The information contained in tender review packages is uniform across our organization, allowing us to more objectively weigh the risks and benefits of tendering for a range of projects. A larger proportion of tenders is being reviewed centrally by corporate management and we place greater emphasis on our standard contractual terms and conditions. With these new policies in place, we expect to devote more management time to the tendering process and to be more selective with respect to the initiation of new projects.

BACKGROUND TO THE OFFERING

        This offering is being conducted to ensure, as far as possible, equal treatment of our shareholders not invited to participate in the Private Placement and residing in the jurisdictions in which we are conducting this offering. The price for the Common Shares issued in the Private Placement was below the then prevailing market price for our Common Shares. The new Common Shares to which this prospectus supplement relates are being offered at the same price as the shares in the Private Placement, giving the Eligible Offerees the opportunity to maintain their approximate relative ownership and economic interest in us. The Private Placement and this offering are part of a larger program for financial recovery to improve our financial position and liquidity, to enhance the management of our business and to respond to the significant operational and financial problems we have experienced in recent periods.

        During fiscal year 2003, as part of our ongoing discussions with the lenders under certain of our existing credit facility agreements, we considered a number of alternatives for restructuring our debt obligations and reducing our overall debt levels.

        On January 15, 2004, our Board of Directors agreed upon an equity financing proposal with a group of investors, including certain existing shareholders, that consisted of the following elements:

  •
  the Private Placement, which was completed on February 13, 2004 and generated gross proceeds of $100.1 million;

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  the conversion by Stolt-Nielsen Transportation Group Limited ("SNTG"), a subsidiary of SNSA, of all 34,000,000 Class B Shares held by SNTG into 17,000,000 Common Shares (the "Share Conversion"), which was completed on February 13, 2004 and which brought SNSA's and its affiliates' economic and voting interests into alignment with those of all other shareholders;

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  a $100,000,000 secured bank guarantee facility (the "New Bonding Facility"), that was completed and became available to us, subject to certain conditions, on February 12, 2004;

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  the conversion of $50 million in subordinated debt owed by us to SNTG into 22,727,272 Common Shares which was completed on April 20, 2004 and which reduced the debt owed to SNTG by $50 million as a result of the cancellation of such debt;

  •
  in order to raise additional funds, and maintain equal treatment of shareholders, a subsequent issue of Common Shares to Eligible Offerees at a price of $2.20 per share.

        Our Board of Directors called for an extraordinary general meeting to be held on February 11, 2004 to consider these and related proposals. At the extraordinary general meeting, the shareholders approved these proposals.

        On May 11, 2004, our Board of Directors authorized the issuance of up to 29,900,000 Common Shares in this offering to Eligible Offerees and the allocation of any remaining unsubscribed share to other investors (which may include investors in the Private Placement) that, if fully subscribed, would raise additional gross proceeds of up to approximately $65.8 million. As of the Record Date, the shareholders not invited to participate in the Private Placement held approximately 29,900,000 Common Shares.

        The Private Placement and this offering will be recorded in accordance with U.S. GAAP. Specifically, the premium of $0.20 per share, after deductions of costs, will be credited to the paid-in surplus, and the expenses of the Private Placement and this offering will be charged against the paid-in surplus.

        As of the date of this prospectus supplement, our issued share capital is $322,978,974 represented by 161,489,487 Common Shares, par value $2.00 per share, all of which have been fully paid. Upon completion of this offering, assuming that 29,900,000 Common Shares are issued and sold, our issued share capital will be $382,778,974 represented by 191,389,487 Common Shares, par value $2.00 per share, all of which will have been fully paid.

THE OFFERING

The Offering and Allocation

        We are extending this offering (i) to Eligible Offerees of our Common Shares and ADSs, as of the Record Date, whether or not such persons continue to hold Common Shares or ADSs, excluding SNSA, investors in the Private Placement and their respective affiliates, and (ii) to other persons in Norway, the United States and the United Kingdom.

        New Common Shares (either in the form of Common Shares or ADSs) will be allocated based on the following criteria:

  (i)
  The Eligible Offerees who validly subscribe in the offering will receive one Common Share or ADS, as the case may be, for each Common Share or ADS registered for their benefit on the Record Date.

  (ii)
  If and to the extent there are Common Shares or ADSs that are not so allocated, additional Common Shares or ADSs will be allocated on a pro rata basis on the basis of oversubscribed amounts by such Eligible Offerees.

  (iii)
  If and to the extent the aggregate allocation according to (i) and (ii) does not exceed 24,000,000 new Common Shares (either in the form of Common Shares or ADSs), the remaining Common Shares up to and including 24,000,000 new Common Shares will be allocated to other subscribers (either in the form of Common Shares or ADSs).

  (iv)
  If and to the extent the aggregate allocation according to (i) and (ii) amounts to between 24,000,000 and 29,900,000 new Common Shares (either in the form of Common Shares or ADSs), our Board of Directors may in its discretion decide to allocate up to such number of new Common Shares (either in the form of Common Shares or ADSs) that together with allocations under (i) and (ii) does not exceed 29,900,000.

        Such other subscribers that may be allocated new Common Shares (either in the form of Common Shares or ADSs) according to (iii) or (iv) may include investors that participated in the Private Placement. We will endeavor to allot such remaining Common Shares to non-Eligible Offerees on a pro rata basis, rounded to nearest whole trading lot on Oslo Børs. However, we reserve the right in our sole discretion to deviate from this principle if and to the extent such allocation conflicts with our articles of incorporation and/or any laws or regulations to which we are subject.

        No fractions of new Common Shares or new ADSs will be issued. To the extent that the allocation to any Eligible Offeree or other person described above does not result in a whole number of new Common Shares or new ADSs, the number of new Common Shares or new ADSs to be allocated to such person will be rounded down to the nearest whole number.

        Allocation of new Common Shares and ADSs is expected to take place on or about May 26, 2004. General information on allocation is expected to be published on or about May 26, 2004 in the form of a stock exchange release on the information system of Oslo Børs. All subscribers who are allotted new Common Shares will receive a letter from VPS stating that the number of new Common Shares allotted to the subscriber and the corresponding amount to be paid. This letter is expected to be mailed on or about June 1, 2004.

        The procedures for subscription by holders of Common Shares and by holders of ADSs are summarized below.

Offering of Common Shares

        Record Date.    The record date for determining the holders of our outstanding Common Shares entitled to subscribe in this offering is 5:59 p.m. (New York City time), 11:59 p.m. (Norwegian time) on

January 20, 2004. The ex-entitlement date is January 16, 2004. This means that a person who purchased Common Shares on or after January 16, 2004 will not be considered an Eligible Offeree. A person who sold his Common Shares before January 16, 2004 will not be an Eligible Offeree, but the transferee of record as of the Record Date will be an Eligible Offeree.

        Eligible Offerees of our Common Shares.    The Eligible Offerees on the Record Date will have priority in participating in this offering as described in "—The Offering and Allocation." If you subscribe for new Common Shares, you will be required to certify in the Common Share Subscription Form delivered with this prospectus supplement and accompanying prospectus whether you meet these eligibility requirements.

        Entitlement to Subscribe. A Common Share Subscription Form will be delivered together with this prospectus supplement and accompanying prospectus to each record shareholder as of the Record Date. Eligible Offerees will have priority in participating in this offering as described in "—The Offering and Allocation." Every one Common Share held as of the Record Date will entitle the Eligible Offeree to one new Common Share at the offer price of $2.20 per Common Share (payable in Norwegian kroner as described below in "—Payment for New Common Shares"). The Common Share Subscription Form will indicate the number of Common Shares that an Eligible Offeree held as of the Record Date and will provide an opportunity for the Eligible Offeree to "oversubscribe," or subscribe for additional Common Shares. The opportunity to participate in this offering on a priority basis cannot be transferred.

        The offering is also open to other investors in Norway, the United States and the United Kingdom. Any subscriptions by persons outside these jurisdictions or by persons who otherwise do not meet the criteria for investment as described in "—Offering Restrictions" will be rejected without notice by the Receiving Agents or the ADS Subscription Agent, as the case may be.

        Offer Period for the New Common Shares.    The offer period for this offering will commence on May 13, 2004 and expire at 5:00 p.m. (New York City time) on May 25, 2004. The offer period may be extended at our discretion but will in no event expire later than 5:00 p.m. (New York City time) on June 1, 2004.

        Offer Price for the New Common Shares.    The offer price for the new Common Shares is $2.20 per Common Share, representing an approximately 7% discount to the last reported sale price for our Common Shares on Oslo Børs on May 10, 2004. Subscribers for Common Shares through VPS will be required to make payment of the offer price in Norwegian kroner. The determination of NOK equivalent of the offer price will be made by the Receiving Agents on the day before the date of allocation of the Common Shares, based on the NOK/U.S. dollar exchange rate on such date quoted by Norges Bank (at approximately 2:30 p.m. Norwegian time on such date).

        Receiving Agents for the New Common Shares.    ABG Sundal Collier Norge ASA and Pareto Securities ASA are acting as the Receiving Agents to accept subscriptions for the new Common Shares offered hereby. Questions regarding subscriptions for Common Shares through VPS should be directed to the Receiving Agents.

        Subscription Procedures for the New Common Shares.    Subscriptions for new Common Shares must be made on the Common Share Subscription Form attached as Annex A hereto, additional copies of which may be obtained from the Receiving Agents. Accurately completed Common Share Subscription Forms must be received by the Receiving Agents by 5:00 p.m. (New York City time) on May 25, 2004.

        Common Share Subscription Forms sent by regular mail on May 24, 2004 are likely to arrive after the deadline. Neither we nor the Receiving Agents may be held responsible for delays in the mail system or Common Share Subscription Forms forwarded by facsimile that are not received in time by the Receiving Agents. Properly completed and signed Common Shares Subscription Forms may be faxed, mailed or delivered to one of the Receiving Agents at:

ABG Sundal Collier Norge ASA Munkedamsveien 45 PO Box 1444 Vika NO-0115 Oslo, Norway Telephone: +47 2201 6000 Facsimile: +47 2201 6062	Pareto Securities ASA Dronning Maudsgt 5 PO Box 1411 Vika NO-0115 Oslo, Norway Telephone: +47 2287 8700 Facsimile: +47 2287 8710

        The Receiving Agents have discretion to refuse any improperly completed, delivered or executed Common Share Subscription Form or any subscription which may be unlawful.

        If you deliver a Common Share Subscription Form subscribing for new Common Shares, your subscription is irrevocable and may not be withdrawn, cancelled or modified.

        Partial Subscription.    An Eligible Offeree wishing to subscribe for only a portion of the new Common Shares to which the Eligible Offeree is entitled must follow the instructions set forth in the Common Share Subscription Form.

        Payment for New Common Shares.    When subscribing for new Common Shares, each subscriber must provide on the Common Share Subscription Form a one-time authorization to debit a specified bank account with a Norwegian bank for the amount (in Norwegian kroner) payable for the new Common Shares allocated to such subscriber. The amount is expected to be debited on or about May 26, 2004. Subscribers not having a Norwegian bank account must ensure that payment for the new Common Shares allocated to such subscriber is made with cleared funds on or before 11 p.m. (Norwegian Time) or 5:00 p.m. (New York City time), on May 24, 2004 and should contact one of the Receiving Agents in this respect.

        If there are insufficient funds in a subscriber's bank account or it is impossible to debit a bank account for the amount the subscriber is obligated to pay or payment is not received by the Receiving Agents according to other instructions, the allocated shares will be withheld. Interest will accrue at a rate of 9.25% per annum on any late payments. The Receiving Agents reserve the right to make up to three debits in the period up to June 30, 2004 if there are insufficient funds on the account on the debiting date. If payment for the allocated shares is not received when due, the shares will not be delivered to the applicant, and the Receiving Agents reserve the right, at the risk and cost of the subscriber, to cancel the subscription in respect of the shares for which payment has not been made, or to sell, re-allot or otherwise dispose of the shares on such terms and in such manner as we and the Receiving Agents may decide. The original subscriber remains liable for payment of the entire amount due, interest, costs, charges and expenses accrued, and the Receiving Agents may enforce payment for any such amount outstanding.

        Delivery of New Common Shares.    All investors subscribing for new Common Shares other than through the arrangements for ADSs described below must have a valid VPS account (established or maintained by an investment bank or Norwegian bank that is entitled to operate VPS accounts) to receive new Common Shares. We expect delivery of the Common Shares to take place on or about June 1, 2004.

        Listing and Trading of New Common Shares.    We intend to list the new Common Shares on Oslo Børs. Barring unforeseen circumstances, we expect that the new Common Shares will be listed on Oslo Børs on June 1, 2004.

        Rights Relating to the New Common Shares.    The shareholders purchasing new Common Shares in this offering will have full shareholders' rights in respect of their new Common Shares once such

Common Shares are credited to their VPS account. Each Common Share generally entitles the holder to cast one vote in our general meeting of shareholders. The new Common Shares will rank pari passu in all respects with our outstanding Common Shares.

        Notice of Extension of Offer Period.    If we decide to extend the offer period, we will issue a stock exchange release to Oslo Børs and issue a press release or other public announcement before 4:00 a.m. (New York City time) on May 26, 2004.

        Additional Information.    All questions concerning the timeliness, validity, form and eligibility of any subscription for new Common Shares will be determined by us, whose determinations will be final and binding. We or the Receiving Agents in our discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we or the Receiving Agents may determine, or reject the purported subscription of any new Common Shares. Common Share Subscription Forms will not be deemed to have been received or accepted until all irregularities have been cured or waived within such time as we or the Receiving Agents determine, in our discretion. Neither we nor the Receiving Agents will be under any duty to give notification of any defect or irregularity in connection with the submission of a Common Share Subscription Form or incur any liability for failure to give such notification. In addition, we are not liable for any action or failure to act by a financial intermediary through which you hold your Common Shares or by the Receiving Agents in connection with any subscriptions or purported subscriptions.

Offering of ADSs

        Record Date.    The record date for determining the holders of our outstanding ADSs entitled to subscribe in this offering is 5:59 p.m. (New York City time) on January 20, 2004.

        Eligible Offerees of our ADSs.    The Eligible Offerees on the Record Date will have priority in participating in this offering, as described in "—The Offering and Allocation." If you subscribe for new ADSs, you will be required to certify in the ADS Subscription Form for new ADSs delivered with this prospectus supplement and accompanying prospectus whether you meet these eligibility requirements.

        Entitlement to Subscribe.    An ADS Subscription Form will be delivered together with this prospectus supplement and the accompanying prospectus to each record shareholder as of the Record Date. Eligible Offerees of ADSs will have priority in participating in this offering as described "—The Offering and Allocation." Every one ADS held as of the Record Date will entitle the Eligible Offeree to one new ADS at the offer price of $2.20 per ADS. The ADS Subscription Form will indicate the number of ADSs that an Eligible Offeree held as of the Record Date and will provide an opportunity for the Eligible Holder to "oversubscribe," or subscribe for additional ADSs. The opportunity to participate in this offering on a priority basis cannot be transferred.

        The Offering is also open to other investors in Norway, the United States and the United Kingdom. Any subscriptions by persons outside these jurisdictions or by persons who otherwise do not meet the criteria for investment as described in "—Offering Restrictions" will be rejected without notice by the Receiving Agents or the ADS Subscription Agent, as the case may be.

        Offer Period for the New ADSs.    The offer period for the new ADSs in this offering will commence on May 13, 2004 and expire at 5:00 p.m. (New York City time) on May 25, 2004. The offer period may be extended at our discretion but will in no event expire later than 5:00 p.m. (New York City time) on June 1, 2004.

        Offer Price for the New ADSs.    The offer price for the new ADSs is $2.20 per ADS, representing an approximately 2% discount to the last reported sale price of our ADSs on the Nasdaq National Market on May 10, 2004. In order to subscribe for new ADSs, you must pay to Citibank N.A., the ADS Subscription Agent, the offer price of $2.20 per ADS.

        If the number of new ADSs subscribed for in this offering as indicated on the ADS Subscription Form does not correspond to the amount delivered to the ADS Subscription Agent, you will be deemed to have subscribed for the maximum number of new ADSs that may be purchased with the amount delivered to the ADS Subscription Agent. We or the ADS Subscription Agent, in our discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we or the ADS Subscription Agent determine in our discretion. If the amount deposited with the ADS Subscription Agent is more than the amount required to cover the offer price of the new ADSs, the ADS Subscription Agent will refund to you the excess amount without interest.

        Information Agent.    Morrow & Co., Inc. is our Information Agent with respect to this offering in the United States.

        ADS Subscription Agent.    Citibank N.A., in addition to acting as the Depositary for the ADSs, is acting as the ADS Subscription Agent to accept subscriptions for the new ADSs offered hereby.

        Subscription Procedures for new ADSs.    You may subscribe for new ADSs as follows:

        Subscription by DTC participants.    If you hold ADSs through DTC or are a participant of DTC ("DTC Participants"), you may subscribe for new ADSs by timely:

  •
  delivering to the ADS Subscription Agent a completed subscription instruction through DTC's PSOP Function on the "agent subscriptions over PTS" procedure ("ASOP"), and

  •
  instructing DTC to charge your applicable DTC account for the offer price for the new ADSs subscribed for and delivering such amount to the ADS Subscription Agent.

        DTC must receive all ADS Subscription Forms entered through ASOP and the payment of the offer price for new ADSs being purchased by the expiration of the offer period for the new ADSs. During the offer period, DTC will provide the ADS Subscription Agent on a daily basis with copies of ADS Subscription Forms received through ASOP, identifying subscribing DTC Participants and the quantities of new ADSs subscribed for by each DTC Participant. DTC will also send the payment that it receives to the ADS Subscription Agent, by check, at the end of each business day.

        Subscription by registered ADS holders.    If you hold ADSs registered in your own name, you may subscribe for new ADSs by timely:

  •
  delivering to the ADS Subscription Agent a properly completed ADS Subscription Form for the new ADSs, and

  •
  paying in full the offer price for the new ADSs being purchased.

        The total payment due must be payable by means of certified check payable to "Citibank, N.A.," as the ADS Subscription Agent.

        To subscribe for new ADSs in the offering, you must complete the ADS Subscription Form and deliver the completed and signed ADS Subscription Form together with the payment in full of the offer price for the new ADSs being purchased to the ADS Subscription Agent by 5:00 p.m. (New York City time) on May 25, 2004 at one of the following addresses:

By Mail: CITIBANK N.A. Corporate Actions P.O. Box 859208 Braintree, MA 02185-9208	By Hand: CITIBANK N.A. c/o Securities Transfer and Reporting Services, Inc. Attn: Corporate Actions 100 Williams Street—Galleria New York, New York 10038	By Overnight Courier: CITIBANK NA. Corporate Actions 161 Bay State Drive Braintree, MA 02184

The Information Agent is:
Morrow & Co., Inc.

You may obtain information from the
Information Agent as follows:

445 Park Avenue, 5th Avenue
New York, New York 10022
(212) 754-8000

ADS holders, please call toll free: (800) 607-0888
Banks and Brokerage Firms, please call: (800) 654-2468
Email: sosa.info.com

        If you choose to return your ADS Subscription Form through the mail, we urge you to use insured, registered mail, return receipt requested. The ADS Subscription Agent must receive the ADS Subscription Form and payment of the offer price for the new ADSs on or before the expiration of the offer period for the new ADSs. Deposit in the mail will not constitute effective delivery.

        The ADS Subscription Agent has discretion to refuse to accept any improperly completed, delivered or executed ADS Subscription Form or any subscription which may, in the opinion of counsel, be unlawful.

        Subscription by beneficial owners.    If you are a beneficial owner of ADSs who is neither a registered holder of ADSs nor a DTC Participant, and you wish to subscribe for new ADSs, you should timely contact the securities intermediary (i.e., your broker, banker or custodian) through which you hold such ADSs to arrange for the subscription for new ADSs and to arrange for payment of the offer price for the new ADSs.

        If you deliver an ADS Subscription Form subscribing for new ADSs, your subscription is irrevocable and may not be withdrawn, cancelled or modified.

        Partial Subscription.    An Eligible Offeree wishing to subscribe for only a portion of the new ADSs to which the Eligible Offeree is entitled must follow the instructions set forth in the ADS Subscription Form.

        Delivery of ADSs.    The Depositary will issue and deliver ADSs purchased pursuant to this offering as soon as practicable after the receipt of the Common Shares by the Depositary's custodian, which is expected to be on or about June 2, 2004.

        Listing and Trading of ADSs.    We intend to list the new ADSs in the United States on the Nasdaq National Market. Barring unforeseen circumstances, we expect that the new ADSs will be listed and that trading in such ADSs will commence on the Nasdaq National Market on June 2, 2004.

        Rights Relating to the New ADS.    Your specific rights in the new ADSs and in the Common Shares underlying the new ADSs are set out in the Amended and Restated Deposit Agreement among us, Citibank N.A., as Depositary, and the owners and beneficial owners from time to time of ADSs. Holders of ADSs will generally have the right under the Amended and Restated Deposit Agreement to instruct the Depositary to exercise the voting rights for the Common Shares represented by the ADSs.

        Notice of Extension of Offer Period.    If we decide to extend the offer period, we will issue a stock exchange release to Oslo Børs and issue a press release or other public announcement before 4:00 a.m. (New York City time) on May 26, 2004.

        Additional Information.    All questions concerning the timeliness, validity, form and eligibility of any subscription for new ADSs will be determined by us, whose determinations will be final and binding. We or the ADS Subscription Agreement, in our discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we or the ADS Subscription Agreement may determine, or reject the purported subscription of any ADS. ADS Subscription Forms will not be deemed to have been received or accepted until all irregularities have been cured or waived within such time as we or the ADS Subscription Agent determine, in our discretion. Neither we nor the ADS Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of a ADS Subscription Form or incur any liability for failure to give such notification. In addition, we are not liable for any action or failure to act by a financial intermediary through which you hold your ADSs or by the ADS Subscription Agent in connection with any subscriptions or purported subscriptions.

Offering Restrictions

        We have taken no action in any jurisdiction that would permit the public offering of the Common Shares or ADSs to persons other than the Eligible Offerees other than in Norway, the United States and the United Kingdom. The distribution of this prospectus supplement and accompanying prospectus and this offering may, in some jurisdictions, be restricted by law, and this prospectus supplement and accompanying prospectus may not be used for the purpose of, or in connection with, any offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such offer or solicitation. If this prospectus comes into your possession, you are required to inform yourself of and observe all such restrictions. We do not accept any legal responsibility for any violation by any person, whether or not a prospective purchaser of Common Shares or ADSs, of any such restrictions.

        This prospectus supplement and accompanying prospectus may not be sent to any person in Australia, Belgium, Brazil, Canada, Cyprus, France, Italy, Japan, Liechtenstein, Macedonia, the Netherlands, Portugal or any other jurisdiction in which it would not be permissible to make an offer of the Common Shares or ADSs, and the Common Shares and ADSs may not be offered, sold, resold, transferred or delivered, directly or indirectly, in any of these countries.

        For investors in the United Kingdom.    The following information is given pursuant to the Public Offers of Securities Regulations 1995 of the United Kingdom (the "Regulations"): A copy of this prospectus, which comprises a prospectus prepared in accordance with the Regulations, has been delivered to the Registrar of Companies in England and Wales in accordance with Regulation 4(2) of the Regulations. Notice of meetings and any other notices due from us to shareholders based in the United Kingdom will be mailed to those of our shareholders of which postal addresses are known to us and will also be posted on our website (http://www.stoltoffshore.com). Any shareholders or subscribers in any doubt about the contents of this document should consult a person authorized under the Financial Services and Markets Act 2000 who specializes in advising on the acquisition of shares and other securities. Copies of this prospectus are available to the public in the United Kingdom, free of charge, from the address set out on the back of this prospectus.

        For investors in Switzerland.    This prospectus supplement does not constitute a public offering prospectus as that term is understood pursuant to art. 652a or art. 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the Common Shares or ADSs being offered pursuant to this prospectus supplement on the SWX Swiss Exchange or on any other regulated securities market, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the relevant listing rules. The Common Shares and ADSs being offered pursuant to this prospectus supplement have not been registered with the Swiss Federal Banking Commission as foreign investment funds, and the investor protection afforded to acquirers of investment fund certificates does not extend to acquirers of Common Shares or ADSs. Investors are advised to contact their legal, financial or tax advisers to obtain an independent assessment of the financial and tax consequences of an investment in shares.

        For investors in Germany.    The Common Shares and ADSs are being offered only to Eligible Offerees in Germany. No public offering of Common Shares or the ADSs is being conducted in Germany. Any offer or sale of the Common Shares or ADSs in Germany may only be made in compliance with the German Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz) of the Federal Republic of Germany. No sales prospectus (Verkaufsprospekt) under the German Securities Sales Prospectus Act has been, or will be, published with respect to the Common Shares or ADSs.

        For investors in Sweden, Denmark and Luxembourg.    This prospectus supplement is communicated only to shareholders of Stolt Offshore S.A. listed in the transcript from the Norwegian Central Securities Depositary ("VPS") at 5:59 p.m. (New York City time), 11:59 p.m. (Norwegian time) on January 20, 2004. The offering is not made to any other Swedish, Danish, Belgian or Luxembourg investors.

USE OF PROCEEDS

        We estimate the net proceeds to us from this offering will be approximately $60 million, after the payment of estimated expenses of this offering.

        We intend to use the net proceeds from this offering as follows:

  •
  50% of the gross proceeds of this offering will be used to prepay amounts under our $440 Million Credit Facility in accordance with its terms; and

  •
  the remainder will be used for general corporate purposes, which may include capital expenditures and scheduled debt repayments.

        In addition, we either have paid or are committed to repay the following amounts outstanding under the $440 Million Credit Facility (which facility bears a variable interest rate of up to LIBOR + 3.25%):

  •
  We have paid $30 million upon receipt of the proceeds of the Private Placement.

  •
  We have paid $15 million out of the proceeds to be received from any settlement of the dispute relating to a conventional project in the United States executed for Algonquin Gas Transmission Company, a subsidiary of Duke Energy Field Services, LLC.

  •
  We are committed to pay $20 million on or before December 1, 2004, provided that the budget approved by the lenders in respect of fiscal year 2005 indicates that there is sufficient financial capacity to make such payment.

        As of the date of this prospectus supplement (and after giving effect to the repayment of $45 million as set out above), we had borrowed $285 million under the $440 Million Credit Facility, the maximum amount available.

        As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, we will retain broad discretion over the use of these proceeds. Pending such uses, we may invest the net proceeds in investment grade, interest-bearing securities or deposit the net proceeds in bank accounts in the United States and Europe.

        Pursuant to the terms of the $100,000,000 secured bank guarantee facility, dated February 12, 2004 (the "New Bonding Facility"), which provides us with the ability to offer bank guarantees and other forms of surety that are often required in order to bid on and win new business, we have granted security over two accounts of one of our subsidiaries under a cash management system. Pursuant to this cash management system, we must ensure that, in one bank account (called "Lock Box 1"), $20 million has been deposited prior to the issue of any bank guarantee. Thereafter, any cash collateral provided as security for the issue of a bank guarantee, any net disposal proceeds (that is, the disposal proceeds relating to the sale or disposal of an asset owned by us or other ship-owning guarantor, net of reasonable fees and expenses, value-added tax, any other tax and any other creditor claim which has priority) and insurance proceeds (that is, the insurance proceeds relating to the total loss of a ship) shall be paid into this account. No withdrawals may be made from this account unless HSBC Bank plc, as agent under the New Bonding Facility, consents or, following the end of the availability of the New Bonding Facility, existing bank guarantees are reduced or cancelled. The other bank account (called "Lock Box 2") is to be used for depositing any excess cash we have over a basket of $75 million. Transfers in and out of these accounts are strictly controlled and we must comply with certain monthly information reporting requirements in relation to both bank accounts.

PRICE RANGE OF COMMON SHARES

        Our Common Shares are listed in Norway on Oslo Børs under the symbol "STO" and trade in the form of ADSs in the United States on Nasdaq under the symbol "SOSA."

        The following table sets forth the high and low closing prices for our Common Shares reported on Oslo Børs and the last reported sale prices for our ADSs reported on Nasdaq during the indicated periods.

	Common Shares Oslo Børs		ADSs* Nasdaq
	High	Low	High	Low
	(NOK)		($)
Annual Highs and Lows
1999	117.00	48.00	14.94	6.13
2000	150.00	85.50	16.38	9.13
2001	141.00	57.00	15.88	6.15
2002	80.00	8.50	9.29	1.14
2003	20.30	7.85	2.75	1.11
Quarterly Highs and Lows
Fiscal Year 2002
First Quarter	80.00	54.50	9.29	6.25
Second Quarter	80.00	60.50	9.17	6.80
Third Quarter	64.00	39.50	7.90	4.76
Fourth Quarter	37.50	8.50	5.04	1.14
Fiscal Year 2003
First Quarter	12.20	7.91	1.88	1.12
Second Quarter	13.30	7.85	2.08	1.11
Third Quarter	20.00	8.70	2.66	1.32
Fourth Quarter	20.30	10.00	2.75	1.45
Fiscal Year 2004
First Quarter	25.50	14.50	3.70	2.23
Monthly Highs and Lows
Fiscal Year 2003
November	17.5	11.9	2.60	1.75
December	16.9	14.5	2.46	2.23
Fiscal Year 2004
January	21.8	16.2	3.20	2.45
February	25.5	17.0	3.70	2.50
March	25.00	19.50	3.66	2.90
April	3.06	2.56	20.20	17.50

*
Prior to March 7, 2001, Common Shares did not trade in the form of ADSs on Nasdaq, but traded as Common Shares. All share prices have been adjusted to reflect the reclassification of Class A Shares to Common Shares on a one-for-one basis on March 7, 2001.

        The bid prices reported for these periods reflect inter-dealer prices, rounded to the nearest cent, and do not include retail mark-ups, markdowns or commissions, and may not represent actual transactions.

        On May 10, 2004, the closing price of our Common Shares on Oslo Børs was NOK 16.30 per share and the last reported sale price of our ADSs on Nasdaq was $2.25 per ADS.

EXCHANGE RATE INFORMATION

        The following table below sets forth, for the dates indicated, the average, high, low and period-end exchange rate for the Norwegian kroner expressed in Norwegian kroner per U.S. dollar. The second table below sets forth, for the dates indicated, the average, high, low and period-end exchange rate for the U.S. dollar expressed in U.S. dollars per Norwegian kroner. The information is based on the noon buying rates in the City of New York for cable transfers in U.S. dollars as certified for customs purposes by the Federal Reserve Bank of New York. The average rates represent the average of the noon buying rates on the last business day of each month during the relevant period. No representation is made that Norwegian kroners could have been converted into U.S. dollars at the rates shown or U.S. dollars could have been converted into Norwegian kroners at the rates shown or at any other rate for such periods or at such dates.

Norwegian kroner per U.S. dollar

Year	Average	High	Low	Period End
1999	7.8351	8.0970	7.3970	8.0100
2000	8.8307	9.5890	7.9340	8.8010
2001	9.0331	9.4538	8.5391	8.9724
2002	7.9253	9.1110	6.9375	6.9375
2003	7.0627	7.6560	6.6440	6.6660
2004 (through April 30)	6.9489	7.0930	6.6586	6.8725

U.S. dollar per Norwegian kroner

Year	Average	High	Low	Period End
1999	0.1276	0.1255	0.1352	0.1248
2000	0.1132	0.1043	0.1260	0.1136
2001	0.1107	0.1058	0.1171	0.1115
2002	0.1262	0.1098	0.1441	0.1441
2003	0.1416	0.1306	0.1505	0.1500
2004 (through April 30)	0.1439	0.1410	0.1502	0.1455

CAPITALIZATION

        The following table sets forth our unaudited consolidated capitalization as of February 29, 2004:

  •
  on an actual basis;

  •
  as adjusted to give effect to the issuance of 29,900,000 new Common Shares in this offering, after deducting estimated offering expenses payable by us, and the debt for equity swap completed on April 20, 2004, under which SNTG subscribed for an additional 22,727,272 Common Shares in consideration for the cancellation of the $50 million Subordinated Note; and

  •
  after the payment of expenses for the offering and repayment of debt, the remaining proceeds have been allocated to cash.

        You should read this table in conjunction with Item 5. "Operating and Financial Review and Prospects" and our consolidated financial statements and accompanying notes in the Form 20-F incorporated by reference into this prospectus supplement.

	As of February 29, 2004
	Actual	As Adjusted
	(unaudited) (in thousands)
Cash and cash equivalents	$184,431	$211,503

Long-term debt and capital lease obligations	$263,605	$257,215
Short-term debt	131,404	54,904

Total debt	$395,009	$312,119

Shareholders' equity	$277,524	$382,779
Treasury shares	(1,002)	(1,002)
Paid-in surplus	441,744	446,452
(Deficit) retained earnings	(552,593)	(552,593)
Accumulated other comprehensive income	20,603	20,603

Total shareholders' equity	$186,276	$296,238

Total capitalization	$581,285	$608,357

TAXATION

Luxembourg Taxation

Luxembourg Taxation of the Company

        We are a company incorporated under Luxembourg law, and as such we enjoy the special tax status granted to billionaire holding companies ("holdings milliardaires") under the Law of July 31, 1929 and the Grand Ducal Decree of December 17, 1938. These companies can carry out a limited number of activities, including the holding of shares and securities and the financing of affiliated companies.

        As a billionaire holding company, we are not subject to any income tax, municipal tax, wealth tax or withholding tax (except for a contribution tax of 1% on issues of share capital) in Luxembourg and are not subject to the subscription tax for holding companies.

        We are subject to a special tax which is assessed on certain payments we make. An annual tax on all amounts paid by us on interest payments made on bonds or debentures issued by us would be levied at the rate of 3% on such interest payment. Since we have not and do not contemplate issuing bonds and debentures, the tax of 3% of interest payments made by us is unlikely to become relevant. The special tax to be paid by us should therefore be equal to 3% of the first EUR 2.4 million of the dividends distributed to shareholders and of the fees paid to non-resident directors, plus 1.8% of the second EUR 1.2 million of the dividends distributed to shareholders and of the fees paid to non-resident directors, plus 0.1% on the remaining portion of such dividends and fees. The special tax cannot be less than EUR 48,000 per year. These taxes are paid by us. Assuming we would not have paid any dividends since our incorporation, we so far would only have been subject to the minimum annual tax.

        Most treaties concluded by Luxembourg with other countries are not applicable to us as a holding company subject to the Law of July 31, 1929, because such companies are specifically excluded from the scope of the application of these treaties.

        By issuing shares and holding shares, we do not carry on an activity falling into the scope of application of the Luxembourg Value Added Tax Law and does not become a VAT payer. Luxembourg VAT may however be payable in respect of fees charged for certain services rendered to us if, for Luxembourg VAT purposes, such services are rendered or are deemed to be rendered in Luxembourg and an exemption from Luxembourg VAT does not apply with respect to such services.

Luxembourg Taxation of Shareholders

  Withholding Tax

        Due to our special tax status, dividends that we distribute are not subject to withholding tax in Luxembourg, whoever the beneficiaries of those dividends may be.

  Tax residence

        Holders of the Common Shares will not become resident or be deemed to be resident in Luxembourg by reason only of the holding of the Common Shares.

  Shareholders not residents of Luxembourg

        Tax on dividends.    Holders of the Common Shares who are not residents of Luxembourg and who do not hold the Common Shares through a permanent establishment in Luxembourg are not liable to Luxembourg income tax on dividends that we distribute.

        Tax on capital gains.    Holders of Common Shares who are not-residents of Luxembourg and who do not hold the Common Shares through a permanent establishment in Luxembourg will be taxed in Luxembourg upon any gain deriving from the sale of the Common Shares, if the Common Shares are held less than 6 months from the acquisition of the Common Shares, provided the relevant holder (i) has held more than 10% of our share capital at one time during the 5 years preceding the disposal of the Common Shares, or (ii) was a Luxembourg resident taxpayer during more than 15 years and has become a non-resident taxpayer less than 5 years before the moment of the disposal of the Common Shares.

  Resident Shareholders of Luxembourg Fully Taxable

        Tax on dividends.    Holders of Common Shares resident in Luxembourg or non-resident holders of Common Shares, who have a permanent establishment in Luxembourg with whom the holding of the Common Shares is connected, must for income tax purposes include any dividend received in their taxable income.

        Tax on capital gains.    Capital gains realized upon a disposal of Common Shares by a Luxembourg resident individual shareholder are not subject to taxation in Luxembourg, unless the transfer occurs less than 6 months after the acquisition of Common Shares or, the transfer occurs more than 6 months after the acquisition of Common Shares and the shareholder has held more than 10% of our share capital of at any time during the five preceding years. Capital gains realized upon the sale of Common Shares by a fully taxable Luxembourg resident company, or a foreign entity of the same type which has a Luxembourg permanent establishment with whom the Common Shares are connected, are fully taxable in Luxembourg.

        Net wealth tax.    Luxembourg net wealth tax will be levied on a holder of the Common Shares, if (i) such holder of the Common Shares is an individual resident in Luxembourg; or (ii) the Common Shares are attributable to an enterprise or part thereof which is carried on by a Luxembourg resident company or through a permanent establishment or a permanent representative in Luxembourg of a non-resident company.

  Residents of Luxembourg who enjoy a special tax regime in Luxembourg

        Dividends distributed to holding companies subject to the law of July 31, 1929 and to undertakings for collective investments are not subject to any Luxembourg tax.

        Capital gains realized upon the sale of the Common Shares by holding companies subject to the law of July 31, 1929 and by undertakings for collective investments are not subject to any Luxembourg tax.

        Common Shares held by holding companies subject to the law of July 31, 1929 and by undertakings for collective investments are not subject to net wealth tax.

  Other Taxes

        There is no Luxembourg registration tax, stamp duty or any other similar tax or duty payable in Luxembourg by a holder of the Common Shares as a consequence of the issuance of the Shares, nor will any of these taxes be payable as a consequence of a subsequent transfer or repurchase of the Common Shares.

        No gift, estate or inheritance taxes are levied on the transfer of the Common Shares upon the death of a holder of the Common Shares in cases where the deceased was not a resident of Luxembourg for inheritance tax purposes.

Norwegian Taxation

Norwegian Taxation of Norwegian Shareholders

        This sub-section provides a brief description of the Norwegian taxation of Shareholders resident in Norway for tax purposes. This description does not discuss all aspects that may be relevant to such Norwegian Shareholders. You are urged to consult a tax advisor to determine your particular tax consequences.

Norwegian Tax on Dividends

        Any dividend distributed from the Company to Norwegian Shareholders is taxable income for the Norwegian Shareholders. The current tax rate is 28%. The Norwegian imputation system does not apply to dividend from a foreign company. If a Norwegian company holds at least 10% of the share capital in a company, the Norwegian company can be entitled to tax credit for a proportional share of the tax paid by that company.

        As described above, there is no withholding tax in Luxembourg on distribution of dividends from the Company. If such withholding tax should be introduced, Norwegian Shareholders can be entitled to tax credit for the withholding tax in Luxembourg.

        The Norwegian government has recently proposed in a white paper that dividends shall not be taxable for limited liability companies while the imputation system shall be abolished for individual shareholders. This is also proposed to include dividend received from companies in another EEA member state. It is not clear whether these proposals will be accepted by the Parliament.

Norwegian Tax on Gains on Disposal of Shares

        Capital gains derived from sale of shares are taxable as ordinary income, and losses are deductible. This applies irrespective of the length of time the shares are held. The current tax rate is 28%. The capital gain or loss on the sale of Common Shares is calculated as the difference between the consideration received and the cost price. Costs in connection with both the purchase and the sale of shares are deductible when calculating capital gain or loss.

        The adjustment of cost price regulations (RISK) does not apply to shares in foreign companies. A "first in - first out" principle (FIFO) will apply, implying that the shares that are acquired first are deemed to be sold first.

        In the above-mentioned white paper it has been proposed by the government that capital gains shall be exempted from taxation and losses shall not be deductible for limited liability and similar entities. This will also apply to shares in foreign companies. The proposal will not apply for individual shareholders' capital gains. It is not clear whether these proposals will be accepted by the Parliament.

Norwegian Net Wealth Tax

        Shareholders resident in Norway for tax purposes, with the exception of joint-stock-companies and similar entities, will be subject to net wealth tax on their shareholdings in Stolt Offshore. Listed shares in foreign companies are valued at 100% of the stock exchange price at January 1 in the assessment year. The marginal net wealth tax is presently 1.1%.

        The government has proposed to reduce the net wealth taxation, but it is not clear whether these proposals will be accepted by the Parliament.

Duties on the Transfer of Shares

        No duties are currently imposed in Norway on the transfer of shares, neither on acquisition nor disposal.

U.S. Federal Income Taxation

        The following is a description of the material U.S. federal income tax consequences that may be relevant with respect to the acquisition, ownership and disposition of Common Shares or ADSs. This description addresses only the U.S. federal income tax considerations of holders that will hold Common Shares or ADSs as capital assets. This description does not address tax considerations applicable to:

  •
  holders of Common Shares or ADSs that may be subject to special tax rules, such as financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, dealers or traders in securities or currencies, tax-exempt entities,

  •
  taxpayers that have elected to use mark-to-market accounting,

  •
  persons that received Common Shares or ADSs as compensation for the performance of services,

  •
  persons that will hold Common Shares or ADSs as part of a "hedging" or "conversion" transaction or as a position in a "straddle" for U.S. federal income tax purposes,

  •
  persons that have a "functional currency" other than the U.S. dollar, or

  •
  holders that own, or are deemed to own, 10.0% or more, by voting power or value, of the stock of Stolt Offshore.

        Moreover, this description does not address the U.S. federal estate and gift or alternative minimum tax consequences of the acquisition, ownership and disposition of Common Shares or ADSs. This description is based on:

  •
  the Internal Revenue Code of 1986, as amended (the "Code"),

  •
  U.S. Treasury Regulations issued under the Code, and

  •
  judicial and administrative interpretations of the Code and regulations,

each as in effect and available on the date of this prospectus supplement. This description is also based in part on the representations of the depositary and the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.

        The U.S. Treasury Department has expressed concern that depositaries for ADRs, or other intermediaries between the holders of shares of an issuer and the issuer, may be taking actions that are inconsistent with the claiming of U.S. foreign tax credits by U.S. holders of such receipts or shares. Accordingly, the analysis regarding the availability of a U.S. foreign tax credit for Luxembourg taxes and sourcing rules described below could be affected by future actions that may be taken by the U.S. Treasury Department.

        For purposes of this description, a U.S. Holder is a beneficial owner of Common Shares or ADSs that, for U.S. federal income tax purposes, is:

  •
  a citizen or resident of the United States,

  •
  a partnership or corporation created or organized in or under the laws of the United States or any state thereof, including the District of Columbia,

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

  •
  a trust if such trust validly elects to be treated as a U.S. person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

        A Non-U.S. Holder is a beneficial owner of Common Shares or ADSs that is not a U.S. Holder.

        If a partnership (including any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of Common Shares or ADSs the treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that holds Common Shares or ADSs you should consult your tax advisor.

        We urge you to consult your own tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning or disposing of Common Shares or ADSs.

Ownership of ADSs in General

        For U.S. federal income tax purposes, a holder of ADSs generally will be treated as the owner of the Common Shares represented by such ADSs.

Distributions

        If you are a U.S. Holder, the gross amount of any distribution by us of cash or property, other than certain distributions, if any, of Common Shares distributed pro rata to all of our shareholders, including holders of ADSs, with respect to Common Shares or ADSs will be includible in your income as dividend income to the extent such distributions are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Non-corporate U.S. Holders generally will be taxed on such distributions at the lower rates applicable to long-term capital gains (i.e., gains from the sale of capital assets held for more than one year) with respect to taxable years beginning on or before December 31, 2008. However, such dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders. To the extent, if any, that the amount of any distribution by us exceeds our current and accumulated earnings and profits as determined under U.S. federal income tax principles, it will be treated first as a tax-free return of your adjusted tax basis in the Common Shares or ADSs and thereafter as capital gain. We do not maintain calculations of our earnings and profits under U.S. federal income tax principles.

        Dividends received by you with respect to Common Shares or ADSs will be treated as foreign source income, which, if you are a U.S. Holder, may be relevant in calculating your foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us generally will constitute "passive income," or, in the case of certain U.S. Holders, "financial services income."

        Subject to the discussion below under "—Backup Withholding Tax and Information Reporting Requirements," if you are a Non-U.S. Holder of Common Shares or ADSs, generally you will not be subject to U.S. federal income or withholding tax on dividends received on Common Shares or ADSs, unless such income is effectively connected with your conduct of a trade or business in the U.S.

Sale or Exchange of Common Shares or ADSs

        If you are a U.S. Holder, you will generally recognize gain or loss on the sale or exchange of Common Shares or ADSs equal to the difference between the amount realized on such sale or exchange and your adjusted tax basis in the Common Shares or ADSs. Such gain or loss will be capital gain or loss. If you are a noncorporate U.S. Holder, the maximum marginal U.S. federal income tax rate applicable to such gain will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income (other than certain dividends) if your holding period for such Common Shares or ADSs exceeds one year (i.e., it is a long-term capital gain). If you are a U.S. Holder, gain or loss, if any, recognized by you generally will be treated as U.S. source income or loss, as the case may be, for U.S. foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

        If you are a U.S. Holder, your initial tax basis of Common Shares will be the U.S. dollar value of the Norwegian kroner denominated purchase price determined on the date of purchase. If the Common Shares are treated as traded on an "established securities market," and you are a cash basis U.S. Holder (or, if you elect, an accrual basis U.S. Holder), you will determine the dollar value of the cost of such Common Shares by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The conversion of U.S. dollars to Norwegian kroners and the immediate use of that currency to purchase Common Shares generally will not result in taxable gain or loss for a U.S. Holder. If you are a U.S. Holder, the initial tax basis of the ADSs will be the U.S. dollar denominated purchase price determined on the date of purchase.

        With respect to the sale or exchange of Common Shares, the amount realized generally will be the U.S. dollar value of the payment received determined on (1) the date of receipt of payment in the case of a cash basis U.S. Holder and (2) the date of disposition in the case of an accrual basis U.S. Holder. If the Common Shares are treated as traded on an "established securities market," a cash basis taxpayer, or, if it elects, an accrual basis taxpayer, will determine the U.S. dollar value of the amount realized by translating the amount received at the spot rate of exchange on the settlement date of the sale.

        If you are a Non-U.S. Holder of Common Shares or ADSs, subject to the discussion below under "—Backup Withholding Tax and Information Reporting Requirements," you will generally not be subject to U.S. federal income or withholding tax on any gain realized on the sale or exchange of such Common Shares or ADSs unless (1) such gain is effectively connected with your conduct of a trade or business in the U.S. or (2) if you are an individual Non-U.S. Holder, you are present in the U.S. for 183 days or more in the taxable year of the sale or exchange and certain other conditions are met.

Backup Withholding Tax and Information Reporting Requirements

        U.S. backup withholding tax and information reporting requirements generally apply to certain payments to certain noncorporate holders of stock. Information reporting generally will apply to payments of dividends on, and to proceeds from the sale or redemption of, Common Shares or ADSs made within the U.S. to a holder of Common Shares or ADSs, other than an "exempt recipient," including a corporation, a payee that is not a U.S. person that provides an appropriate certification and certain other persons. A payor will be required to withhold backup withholding tax from any payments of dividends on, or the proceeds from the sale or redemption of, Common Shares or ADSs within the U.S. to a holder, other than an "exempt recipient," if you fail to furnish your correct taxpayer identification number or otherwise fail to comply with, or establish an exemption from, such backup withholding tax requirements. The backup withholding tax rate is 28% for years through 2010.

        The above description is not intended to constitute a complete analysis of all tax consequences relating to acquisition, ownership and disposition of Common Shares or ADSs. We urge you to consult your own tax advisor concerning the tax consequences of your particular situation.

Tax Consequences for Shareholders Resident in Other Jurisdictions

        For information about possible tax consequences for Shareholders resident in other jurisdictions for tax purposes, holders of shares are advised to consult their own tax advisors.

PLAN OF DISTRIBUTION

        New Common Shares and new ADSs in this offering are being offered to Eligible Offerees and, to the extent not subscribed by Eligible Offerees, to other investors (which may include investors in the Private Placement). The procedures for subscriptions for, and allocations of, new Common Shares and new ADSs are described under "The Offering" in this prospectus supplement.

        All of the new Common Shares and new ADSs being offered pursuant to this prospectus supplement will be offered and sold directly by us, and none of the new Common Shares or new ADSs are being underwritten or distributed by any other person.

        ABG Sundal Collier Norge ASA and Pareto Securities ASA have acted and are continuing to act as financial advisors to us and, in respect of this offering, are acting as Receiving Agents. Neither ABG Sundal Collier Norge ASA or Pareto Securities ASA is acting as an underwriter or distributor of any new Common Shares or new ADSs. We have agreed to indemnify each of these firms against certain liabilities in connection with this offering, including liabilities under applicable securities laws, and we have agreed to pay certain fees and costs incurred by these firms in connection with this offering. These firms have provided and may continue to provide investment banking and other services to us and our affiliates in the ordinary course of their respective businesses.

        This prospectus is intended for use only in connection with offers and sales of Common Shares and ADSs in the United States. Offers and sales of the Common Shares and ADSs outside the United States are being made pursuant to a separate prospectus, which is in a format consistent with the requirements of Oslo Børs and has been approved by Oslo Børs.

        We have taken no action in any jurisdiction that would permit the public offering of the Common Shares or ADSs to persons other than the Eligible Offerees other than in Norway, the United States and the United Kingdom. The distribution of this prospectus supplement and accompanying prospectus and this offering may, in some jurisdictions, be restricted by law, and this prospectus may not be used for the purpose of, or in connection with, any offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such offer or solicitation. If this prospectus supplement and accompanying prospectus comes into your possession, you are required to inform yourself of and observe all such restrictions. We do not accept any legal responsibility for any violation by any person, whether or not a prospective purchaser of Common Shares or ADSs, of any such restrictions.

        This prospectus supplement and accompanying prospectus may not be sent to any person in Australia, Belgium, Brazil, Canada, Cyprus, France, Italy, Japan, Liechtenstein, Macedonia, the Netherlands, Portugal or any other jurisdiction in which it would not be permissible to make an offer of the Common Shares or ADSs, and the Common Shares and ADSs may not be offered, sold, resold, transferred or delivered, directly or indirectly, in any of these countries.

        For investors in the United Kingdom.    The following information is given pursuant to the Public Offers of Securities Regulations 1995 of the United Kingdom (the "Regulations"): A copy of this prospectus, which comprises a prospectus prepared in accordance with the Regulations, has been delivered to the Registrar of Companies in England and Wales in accordance with Regulation 4(2) of the Regulations. Notice of meetings and any other notices due from us to shareholders based in the United Kingdom will be mailed to those of our shareholders of which postal addresses are known to us and will also be posted on our website (http://www.stoltoffshore.com). Any shareholders or subscribers in any doubt about the contents of this document should consult a person authorized under the Financial Services and Markets Act 2000 who specializes in advising on the acquisition of shares and other securities. Copies of this prospectus are available to the public in the United Kingdom, free of charge, from the address set out on the back of this prospectus.

        For investors in Switzerland.    This prospectus supplement does not constitute a public offering prospectus as that term is understood pursuant to art. 652a or art. 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the Common Shares or ADSs being offered pursuant to this prospectus supplement on the SWX Swiss Exchange or on any other regulated securities market, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the relevant listing rules. The Common Shares and ADSs being offered pursuant to this prospectus supplement have not been registered with the Swiss Federal Banking Commission as foreign investment funds, and the investor protection afforded to acquirers of investment fund certificates does not extend to acquirers of Common Shares or ADSs. Investors are advised to contact their legal, financial or tax advisers to obtain an independent assessment of the financial and tax consequences of an investment in shares.

        For investors in Germany.    The Common Shares and ADSs are being offered only to Eligible Offerees in Germany. No public offering of Common Shares or the ADSs is being conducted in Germany. Any offer or sale of the Common Shares or ADSs in Germany may only be made in compliance with the German Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz) of the Federal Republic of Germany. No sales prospectus (Verkaufsprospekt) under the German Securities Sales Prospectus Act has been, or will be, published with respect to the Common Shares or ADSs.

        For investors in Sweden, Denmark and Luxembourg.    This prospectus supplement is communicated only to shareholders of Stolt Offshore S.A. listed in the transcript from VPS at 5:59 p.m. (New York City time), 11:59 p.m. (Norwegian time) on January 20, 2004. The offering is not made to any other Swedish, Danish, Belgian or Luxembourg investors.

COSTS AND EXPENSES RELATED TO THE OFFERING

        Costs and expenses in connection with this offering, including the preparation of this prospectus supplement, will be paid by us, and are estimated to be as follows:

Name	Type of work	Amount(1)
ABG Sundal Collier Norge ASA, Oslo, Norway	Receiving Agent	$1,900,000	(2)
Pareto Securities ASA, Oslo, Norway	Receiving Agent	$730,000
Citibank N.A.	ADS Subscription Agent and Depositary	$330,000
Morrow & Co., Inc.	Information Agent	$8,000
Wikborg Rein & Co.	Norwegian legal advisor for Stolt Offshore	$75,000
Linklaters Loesch, Luxembourg	Luxembourg legal advisor for Stolt Offshore	$20,000
White & Case LLP	U.S. legal advisor for Stolt Offshore	$275,000
Thommessen, Krefting Greve Lund, Oslo, Norway	Norwegian legal advisor to the Managers	$20,000
Hogan & Hartson, London and New York	U.K. and U.S. legal advisor to the Managers	$25,000
Total		$3,383,000

(1)
Amounts in Norwegian Kroner (NOK), Euros (EUR) and British Pound Sterlings (GBP) have been converted into U.S. dollars at a rate of NOK 6.89, EUR 1.19 and GBP 1.78 to $1.00, each representing the noon buying rate for such currency in the City of New York for cable transfers as certified for customs purposes on May 11, 2004.

(2)
In addition, the engagement letter with ABG Sundal Collier Norge ASA states that we may, at our sole discretion, pay an additional fee of up to 0.50% of the gross proceeds from this offering.

        The Receiving Agents' fees are based on a percentage of the total proceeds from this offering. The fees of the legal advisors will be based mainly on hourly rates, and the amounts above represent current estimates. The fees of the Information Agent and ADS Subscription Agent are contractually fixed, regardless of the outcome of this offering.

        In addition, we will cover expenses for printing and distribution of this prospectus supplement, any fees to Oslo Bors and Nasdaq and other related fees and expenses connected with this offering, which are estimated to be $165,000 in the aggregate. All amounts will be paid in cash from the proceeds received from this offering.

EXPERTS

        Our consolidated financial statements as of November 30, 2003 and 2002 and for the two years ended November 30, 2003, included in the Form 20-F incorporated by reference in this prospectus supplement have been audited by Deloitte & Touche LLP, Glasgow, United Kingdom, independent public accountants, as indicated in their report with respect thereto, and have been so incorporated in reliance on the authority of that firm as experts in accounting and auditing in giving those reports.

        The consolidated financial statements for the year ended November 30, 2001 were audited without qualification by Arthur Andersen, Glasgow, United Kingdom, who have ceased operations and have not reissued their report. The consolidated financial statements for the year ended November 30, 2003 include a copy of Arthur Andersen's previously issued report. As described in note 2 to the consolidated financial statements for the year ended November 30, 2003, which can be found in the Form 20-F, the prior years' consolidated financial statements have been revised to reflect reclassifications and disclosures to conform with the fiscal year 2002 presentation.

        Arthur Andersen was terminated as our independent public accountant effective July 31, 2002. On August 20, 2002, the Board approved the audit committee's recommendation that Deloitte & Touche be appointed as our independent public accountant. Pursuant to Luxembourg law requiring that the decision to appoint new auditors be subject to the approval of our Shareholders, on October 17, 2002 at an extraordinary general meeting of shareholders, our shareholders approved the decision to appoint Deloitte & Touche as our independent public accountant. Both the engagement partner and the manager for our audit are no longer with Arthur Andersen and Arthur Andersen has ceased practicing before the SEC. As a result, we have been unable to obtain after reasonable efforts written consent of Arthur Andersen to the inclusion of its audit report in this prospectus supplement. See "Risk Factors" on page S-8 in this prospectus supplement.

PROSPECTUS

STOLT OFFSHORE S.A.

Through this prospectus, we may periodically offer:

•
our common shares and

•
our debt securities,

and the selling shareholders may periodically offer our common shares owned by them.

The common shares may be offered in the form of American Depositary Shares, or ADSs, or in the form of common shares. Each ADS represents one common share.

The prices and other terms of the securities that we or the selling shareholders will offer will be determined at the time of their offering and will be described in a supplement to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

The offering price of all securities issued under this prospectus may not exceed $400,000,000.

Our ADSs are traded on the Nasdaq National Market under the symbol "SOSA" and our common shares are listed on the Oslo Stock Exchange under the symbol "STO."

We or the selling shareholders may offer securities directly and/or through agents, underwriters or dealers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 29, 2002

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under the shelf registration process, we or one or more selling shareholders may, from time to time, sell the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we or the selling shareholders may offer. Each time we or the selling shareholders offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 applicable to foreign private issuers, and we file reports and other information with the SEC in accordance with these requirements. You may read and copy these reports and other information at the public reference facilities maintained at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, the SEC maintains a homepage on the Internet (http://www.sec.gov) that contains certain reports and other information filed by us.

        The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information by referring to those filed documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

  •
  Annual Report on Form 20-F/A for the year ended November 30, 2001 filed with the SEC on July 15, 2002;

  •
  Report on Form 6-K filed with the SEC on August 29, 2002; and

  •
  any future Reports on Form 6-K that indicate they are incorporated into this registration statement and any future Annual Reports on Form 20-F that we may file with the SEC under the Exchange Act until we sell all of the securities that may be offered through this prospectus or we file a post-effective amendment indicating that the offering of securities through this prospectus has been terminated.

        We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, free of charge, copies of any documents that we have incorporated by reference into this prospectus, other than exhibits that are incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us. Any requests should be directed to:

Julian Thomson
Stolt Offshore M.S. Ltd.
Dolphin House
Windmill Road
Sunbury-on-Thames
Middlesex TW16 7HT
England
Tel: (44) 1932-773-720.

        In addition, we furnish to Citibank, N.A., as Depositary under our Amended and Restated Deposit Agreement, dated July 2, 2002, copies of all reports required to be filed by us with the SEC under the

1

Exchange Act, including our annual reports. We are also required under the Amended and Restated Deposit Agreement to furnish the Depositary with copies of all notices of meetings of holders of common shares and other reports and communications that are generally made available to such holders. Under certain circumstances, the Depositary will arrange for the mailing, at our expense, of such notices, other reports and communications to all holders of American Depositary Shares.

        You should rely only on the information incorporated by reference into or provided in this prospectus or in a prospectus supplement or amendment. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement or amendment is correct as of any date other than the date on the front of those documents. Our business, financial condition and results of operations may have changed since those dates.

LIMITATIONS ON ENFORCEMENT OF CIVIL LIABILITIES

        We are a corporation organized under the laws of Luxembourg. Several of our directors and officers reside and maintain most of their assets outside the United States and it may not be possible to effect service of process within the United States on us or on such persons, or to enforce against us or them in U.S. courts judgments obtained in such courts based on the civil liability provisions of the U.S. federal securities laws. We have been advised by Elvinger, Hoss & Prussen, our Luxembourg counsel, that there is substantial doubt as to whether the courts of Luxembourg would (1) enforce judgments of U.S. courts obtained in actions against us or such directors and officers based on the civil liability provisions of the U.S. federal securities laws or (2) entertain original actions brought in Luxembourg against us or such directors and officers predicated solely upon the civil liability provisions of the U.S. federal securities laws. There is no treaty in effect between the United States and Luxembourg providing for such enforcement, and there are grounds upon which Luxembourg courts may choose not to enforce judgments of U.S. courts. Certain remedies available under the U.S. federal securities laws would not be enforced by Luxembourg courts as contrary to that nation's public policy.

STOLT OFFSHORE

        We are one of the largest offshore services contractors in the world. We design, procure, build, install and service a range of offshore surface and subsurface infrastructure for the global oil and gas industry. We specialize in creating and applying innovative and efficient solutions in response to the technical complexities faced by offshore oil and gas companies as they explore and develop production fields in increasingly deeper water and more demanding offshore environments.

        We provide services and products that add value for our customers at all phases of offshore oil and gas field exploration, development and production. We survey the seabed and provide other support services for drilling test holes during the exploration phase. When a field is being developed, we apply our technical expertise and knowledge of regional conditions to offer conceptual and engineering designs for the field. We also procure or fabricate and install equipment used in field development. We combine our design and fabrication expertise to manage the building of floating facilities (known as FPSOs) that process, store and offload oil and which are used in very deep water where a platform or topside would be impractical. During the time that the field is producing oil or gas, we inspect, maintain and repair this equipment. Once the field has been depleted and is to be abandoned, we provide field decommissioning services which include the removal of offshore structures and equipment.

        We are one of only a few companies that can offer a full range of offshore development and construction services on a global basis. We have operated in more than 60 countries and have a world class fleet of highly specialized ships, barges and unmanned underwater remotely operated vehicles deployed in the world's major offshore oil and gas exploration regions.

2

        We are an indirect subsidiary of Stolt-Nielsen S.A. ("SNSA"), whose shares are quoted on the Nasdaq National Market and listed on the Oslo Stock Exchange. Through its subsidiaries, SNSA is engaged in three businesses: transportation services, subsea services and seafood.

        Our registered office is located at 26, rue Louvigny, Luxembourg, and we are registered in the Companies' Registrar of the Luxembourg District Court under the designation "R.C. Luxembourg B 43172." The address of our principal executive offices is c/o Stolt Offshore M.S. Ltd., Dolphin House, Windmill Road, Sunbury-on-Thames, Middlesex TW16 7HT, England, telephone number (44) (0) 1932-773-700. Our web site address is www.stoltoffshore.com. The information on our web site is not part of or incorporated by reference into this prospectus.

        As used in this prospectus, and any prospectus supplement, the terms "Stolt Offshore," "we," "our" and "us" refer to Stolt Offshore S.A. and its subsidiaries.

USE OF PROCEEDS

        Unless we specify otherwise in a prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes, which may include repayment of debt, acquisitions and loans and advances to, and investments in, our subsidiaries to provide funds for working capital, repayment of debt and capital expenditures. Proceeds from any sale of our common shares by our indirect wholly owned subsidiary Stolt Offshore Investing Ltd., one of the selling shareholders, will be applied for our general corporate purposes. We will not receive any proceeds from any sale of our common shares by Stolt-Nielsen Transportation Group Ltd., a wholly owned subsidiary of SNSA.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the six-month period ended May 31, 2002, for the six-month period ended May 31, 2001 and for each of the preceding five fiscal years.

Six months ended May 31,		Year ended November 30,
2002	2001	2001	2000	1999	1998	1997
2.1	(a)	1.2	(a)	1.6	7.9	4.7

(a)
Losses and fixed charges resulted in a less than one-to-one earnings ratio. For the six months ended May 31, 2001 the deficiency was $18.7 million and for the year ended November 30, 2000 the deficiency was $43.4 million.

        For the purposes of computing the ratio of earnings to fixed charges, earnings is defined as pre-tax income from continuing operations plus fixed charges reduced by amounts of capitalized interest and income allocable to minority interests in consolidated subsidiaries that have incurred fixed charges. Only distributed earnings of non-controlled equity investees are included as part of pre-tax income from continuing operations. Fixed charges consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses relating to indebtedness and the portion of rental expense considered to be representative of the interest component of rental payments under leases. The term "equity investees" means investments that we account for using the equity method of accounting.

DESCRIPTION OF DEBT SECURITIES

        The following is a summary of material general provisions of the debt securities that we may issue under indentures relating to our senior debt securities and our subordinated debt securities. This summary does not include all of the provisions of the indentures. We urge you to read the indentures because they define your rights. The terms of the debt securities include those stated in the indentures

3

and those made part of the indentures by reference to the Trust Indenture Act of 1939. We have filed forms of the indentures as exhibits to the registration statement of which this prospectus is a part. Provisions of or terms defined in the indentures referred to in the summary below are incorporated into this summary by such reference.

General

        We may offer the following debt securities through this prospectus: senior debt securities and subordinated debt securities.

        Any senior debt securities will be issued under an indenture between us and the trustee named in the applicable prospectus supplement. Any subordinated debt securities will be issued under an indenture between us and the trustee named in the applicable prospectus supplement.

        The total principal amount of debt securities that can be issued under the indentures is unlimited. Except as otherwise provided in the prospectus supplement relating to a particular series of debt securities, the indentures do not limit the amount of other debt, secured or unsecured, that may be issued by us. We may issue the debt securities in one or more series.

        The indentures provide for the debt securities to be issued in registered form. However, we and the trustees may enter into supplemental indentures for the purpose of providing for the issuance of debt securities in bearer form.

        Please refer to the prospectus supplement relating to the particular series of debt securities offered through this prospectus for the following terms, where applicable, of the debt securities:

  •
  the designation, aggregate principal amount and authorized denominations of the debt securities;

  •
  the percentage of principal amount at which the debt securities will be issued;

  •
  the currency or currencies, composite currency or currency units in which the principal of and any interest on the debt securities will be payable;

  •
  the date or dates on which the debt securities will mature or the method by which such date or dates will be determined;

  •
  the rate or rates at which the debt securities will bear any interest or the method by which such rate will be determined;

  •
  the date or dates on which any interest will be payable or the method by which such date or dates will be determined;

  •
  the place or places where the principal and any interest will be payable;

  •
  whether the debt securities are senior debt securities or subordinated debt securities;

  •
  the terms of any mandatory or optional repayment or redemption and any provisions for the remarketing of securities;

  •
  any index used to determine the amount of payments of principal or any interest on the debt securities;

  •
  whether the debt securities will be issued as discounted debt securities;

  •
  whether we will be obligated to pay any additional amounts in the event that any Luxembourg taxes or certain other charges are levied or imposed on payments on the debt securities as provided below under "—Payments of Additional Amounts";

  •
  whether we may redeem the debt securities before their maturity as a result of any amendment or change in Luxembourg taxes as provided below under "—Tax Redemption";

  •
  any provisions relating to any security provided for the debt securities;

4

  •
  any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities; and

  •
  any other terms of the debt securities.

        Each of the indentures provides that debt securities of a single series may be issued at various times, with different maturity dates and redemption and repayment provisions, if any, and may bear interest at different rates. In addition, unless we otherwise specify in a prospectus supplement, we may reopen a series to issue more debt securities of that series without the consent of any holder of debt securities. If interest is payable on the debt securities, the persons to which and the manner in which it will be paid will be set forth in the prospectus supplement relating to the debt securities. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        The senior debt securities will represent our unsecured, unsubordinated indebtedness and will rank equally with all of our other unsecured and unsubordinated indebtedness. The senior debt securities will rank equally without any preference among themselves and with all of our other present and future unsecured, unsubordinated obligations, except as required by law. The subordinated debt securities will represent our unsecured indebtedness and, as set forth below under "—Subordination of Subordinated Debt Securities," will be subordinated in right of payment to all of our senior indebtedness (as defined below). The subordinated debt securities will rank equally without any preference among themselves and with all of our other present and future unsecured and equally subordinated obligations, except as required by law.

        Some of the debt securities may be sold at a substantial discount below their stated principal amount. These debt securities will either bear no interest or will bear interest at a rate which at the time of issuance is below market rates. The U.S. federal income tax consequences and other special considerations applicable to the discounted debt securities will be described in the prospectus supplement relating to these debt securities.

        Unless the prospectus supplement for a particular series of debt securities provides that the debt securities of that series may be redeemed at the option of the holder, the indentures and the debt securities would not provide for redemption at the option of a holder nor necessarily afford holders protection in the event of a highly leveraged or other transaction that may adversely affect holders.

Governing Law

        The debt securities and each of the indentures under which they will be issued are governed by the laws of the State of New York.

        There are no limitations under the laws of Luxembourg or our Articles of Incorporation on the right of non-residents of Luxembourg to hold the debt securities issued by us.

Global Securities

        The debt securities of a series may be issued in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement. Unless a global certificate is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole and only to the depositary or to a nominee of the depositary or to a successor depositary or its nominee.

5

        Unless otherwise indicated in any prospectus supplement, The Depository Trust Company ("DTC") will act as depositary. Beneficial interests in global certificates will be shown on records maintained by DTC and its participants, and transfers of global certificates will be effected only through these records.

        DTC has provided us the following information, and we take no responsibility for its accuracy. DTC is:

  •
  a limited purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the United States Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need for physical exchange of certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Other organizations such as securities brokers and dealers, banks and trust companies that work through a participant, either directly or indirectly use DTC's book entry system. The rules that apply to DTC and its participants are on file with the SEC.

        Pursuant to DTC's procedures, upon the sale of debt securities represented by a global certificate to underwriters, DTC will credit the accounts of the participants designated by the underwriters with the principal amount of the debt securities purchased by the underwriters. Ownership of beneficial interests in a global certificate will be shown on DTC's records (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain persons take physical delivery in definitive form of the securities that they own. Consequently, the ability to transfer beneficial interests in a global certificate may be limited.

        We will wire to DTC's nominee principal and interest payments with respect to global certificates. We and the trustees under the indentures will treat DTC's nominee as the owner of the global certificates for all purposes. Accordingly, we and the trustees will have no direct responsibility or liability to pay amounts due on the global certificates to owners of beneficial interests in the global certificates.

        It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their respective beneficial interests in the global certificates as shown on DTC's records as of the record date for such payment. Payments by participants to owners of beneficial interests in the global certificates will be governed by customary practices between the participants and the owners of beneficial interests in the global certificates, as is the case with debt securities held for the account of customers registered in "street name." However, these payments will be the responsibility of the participants and not of DTC, the trustees or us.

        Debt securities of any series represented by a global certificate will be exchangeable for debt securities in definitive form with the same terms in authorized denominations only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary, or DTC is no longer eligible to act as depositary, and we do not appoint a successor depositary within 90 days; or

  •
  we determine not to have the debt securities of the series represented by global certificates and notify the applicable trustee of our decision.

6

Tax Redemption

        If the prospectus supplement for a particular series of debt securities provides, we may redeem that series of debt securities before their maturity, in whole but not in part, if, at any time after the date of issuance of that series of securities, as a result of any:

  •
  change in, or amendment to, the laws and regulations of Luxembourg or any political subdivision; or

  •
  change in the application or official interpretation of such laws or regulations,

where such amendment or change becomes effective after the date of the issuance of the series of debt securities (a "tax event"), we become, or will become, obligated to pay any additional amounts as provided below under "—Payments of Additional Amounts."

        Before we may redeem debt securities of a particular series as provided above, we must deliver to the trustee at least 45 days prior to the date fixed for redemption:

  •
  a written notice stating that the debt securities of a particular series are to be redeemed, specifying the redemption date and other pertinent information; and

  •
  an opinion of independent legal counsel to the effect that, as a result of the circumstances described above, we have or will become obligated to pay any additional amounts.

        We will give you at least 30 days', but not more than 60 days', notice before any redemption of a series of securities. On the redemption date, we will pay you the principal amount of your debt security, plus any accrued interest (including any additional amounts) to the redemption date. No notice of redemption may be given earlier than 90 days prior to the earliest date on which we would be obligated to pay additional amounts were a payment on the debt securities of the series then due.

Payments of Additional Amounts

        If the prospectus supplement for a particular series of debt securities provides, we will make all payments on the debt securities of that series without withholding or deduction for any taxes, or other governmental charges in effect on the date of the indenture or imposed in the future by or on behalf of Luxembourg or any taxing authority having jurisdiction in Luxembourg or over Luxembourg with respect to such payments. If any such taxes or other charges are levied or imposed on payments on any debt security of that series held by you, we will pay to you such additional amounts as may be necessary so that the net amounts receivable by you after any payment, withholding or deduction of tax or charge will equal the amounts of principal, any interest and any premium which would have been receivable on the debt security if there were no such payment, withholding or deduction. No additional amounts, however, will be paid to you, or to a third party on your behalf, for any such taxes or charges that have been imposed by reason of:

  •
  you (or a fiduciary, settlor, beneficiary, member or shareholder if you are an estate, a trust, a partnership or a corporation) being a citizen or resident or deemed a resident of Luxembourg or of the European Union or having some present or former connection with Luxembourg other than the mere holding of the debt security or the receipt of principal, any interest, or any premium on the debt security;

  •
  your presentation of the debt security for payment more than 30 days after the later of (1) the due date for such payment or (2) the date we provide funds to make such payment to the trustee;

  •
  any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax or governmental charge;

7

  •
  any tax or other governmental charge that is payable other than by withholding from payments on the debt security; or

  •
  any combination of the foregoing events or circumstances.

        Furthermore, no additional amounts will be paid with respect to any payment to you if you are a fiduciary or partnership or other than the sole beneficial owner of the payment if a beneficiary or settlor with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder. Any reference in this summary or in the indentures or the debt securities to the payment of principal or interest on or in respect of a debt security will be deemed to include the payment of additional amounts that may be payable as described in this paragraph.

Certain Covenants Applicable to Senior Debt Securities

Certain Definitions Applicable to Covenants

        The term "attributable debt" means the total net amount of rent required to be paid by us or a subsidiary under any lease during the remaining term of the lease, discounted from the due dates of the rent to the date of determination at the rate of interest per annum implicit in the terms of the lease (as determined by us or such subsidiary) compounded semiannually. The net amount of rent required to be paid under any lease for any period is the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid for maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which the lessee has the right to terminate upon paying a penalty, the net amount of rent will also include the amount of the penalty, but no rent will be considered as required to be paid under the lease subsequent to the first date that it may be terminated by the lessee.

        The term "consolidated net tangible assets" means the aggregate amount of our and our subsidiaries' assets after deducting: (1) applicable reserves and other properly deductible items, (2) all current liabilities (excluding (a) any liabilities that the obligor has the right to extend or renew to a time more than 12 months after the date on which the amount of consolidated net tangible assets is being computed and (b) current maturities of long-term indebtedness and capital lease obligations) and (3) all goodwill, all as shown in our most recent consolidated balance sheet, computed in accordance with U.S. GAAP.

        The term "funded debt" means all indebtedness for money borrowed with a maturity of more than 12 months from the date as of which the amount of funded debt is to be determined or having a maturity of less than 12 months but which the borrower has the right to renew or extend beyond 12 months from such date.

        The term "subsidiary" means any entity of which we or one or more other subsidiaries of ours directly or indirectly owns or controls at least a majority of the outstanding stock or other ownership interests that carry the power to vote in the election of directors, managers or trustees of such entity or other persons performing similar functions (whether or not stock or other ownership interests of any other class of such entity has or might have voting power as a result of the happening of any contingency).

Limitation on Liens

        We will not, and will not permit any subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed or any other indebtedness evidenced by notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (referred to in this summary as "debt") if such debt is secured by pledge of, or mortgage, deed of trust or other lien on any part of our or any such subsidiary's, as the case may be, undertakings, assets or revenues, present or future (such pledges,

8

mortgages, deeds of trust and other liens being referred to in this summary as "mortgages"), without effectively providing that the senior debt securities of all series issued under the indenture (and, if we so determine, any other of our or such subsidiary's debt then existing or thereafter created which is not subordinated to the senior debt securities) will be secured equally and ratably with (or, at our option, prior to) such secured debt so long as such secured debt shall be so secured. This restriction, however, will not apply if the aggregate principal amount of all such secured debt which would otherwise be prohibited, plus all of our and our subsidiaries' attributable debt in respect of "sale and leaseback transactions" (as defined below) which would otherwise be prohibited by the covenant limiting sale and leaseback transactions described below, would not exceed the greater of (1) $150,000,000 or (2) 15% of consolidated net tangible assets. This restriction also will not apply to, and there will be excluded from secured debt in any computation under this restriction, debt secured by:

(1)
mortgages on property of, or on any shares of stock or debt of, any corporation existing at the time it becomes a subsidiary;

(2)
mortgages to secure indebtedness of any subsidiary to us or to another subsidiary;

(3)
mortgages for taxes, assessments or governmental charges (a) not then due and delinquent or (b) the validity of which is being contested in good faith by appropriate proceedings;

(4)
materialmen's, mechanics', carriers', workmen's, repairmen's, landlord's or other similar mortgages, or deposits to obtain the release of such mortgages;

(5)
mortgages arising under an order of attachment or distraint or similar legal process so long as the execution or enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith;

(6)
mortgages to secure public or statutory obligations or to secure payment of workmen's compensation or to secure performance in connection with tenders, leases of real property, bids or contracts or to secure (or in lieu of) surety or appeal bonds and mortgages made in the ordinary course of business for similar purposes;

(7)
mortgages on property, shares of stock or debt existing at the time of acquisition thereof or to secure the payment of any part of the purchase price or construction or improvement cost thereof or to secure any debt incurred before, at the time of, or within one year after, the acquisition of the property, shares of stock or debt or the completion of any such construction or the commencement of commercial operation of the property, whichever is later, for the purpose of financing any part of the purchase price or construction cost of the property;

(8)
mortgages to secure guarantees arising in connection with the sale, discount, guarantee or pledge of notes, chattel mortgages, leases, accounts receivable, trade acceptances and other paper arising in the ordinary course of business out of installment or conditional sales to or by, or transactions involving title retention with, distributors, dealers or other customers, or merchandise, equipment or services;

(9)
mortgages existing at the date of the senior debt indenture; and

(10)
any extension, renewal or replacement of any mortgage referred to in the foregoing clauses (1) to (9), so long as (a) the extension, renewal or replacement mortgage is limited to the part of the same property, shares of stock or debt that secured the mortgage extended, renewed or replaced (plus improvements on such property) and (b) the debt secured by the mortgage at such time is not increased.

9

Limitation on Sales and Leasebacks

        We will not, and will not permit any subsidiary to, enter into any arrangement with any lender or investor (not including us or any subsidiary), or to which any such lender or investor is a party, that provides for us or any subsidiary to lease for a period, including renewals, in excess of five years, any property if we or any such subsidiary have sold or will sell or transfer the property more than 270 days after the acquisition of the property or after the completion of construction and commencement of full operation of the property to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property (herein referred to as a "sale and leaseback transaction") unless either:

  (1)
  we or such subsidiary could create debt secured by a mortgage on the property to be leased back in an amount equal to the attributable debt with respect to the sale and leaseback transaction without equally and ratably securing the senior debt securities of all series pursuant to the provisions of the covenant limiting liens described above; or

  (2)
  we, within 180 days after we or such subsidiary sells or transfers the property, apply an amount equal to the greater of (a) the net proceeds of the sale of the property and (b) the fair market value of the property at the time of entering into such arrangement (as determined by us) to: (x) the purchase of property, facilities or equipment (other than the property, facilities or equipment involved in the sale) having a value at least equal to the net proceeds of the sale; or (y) the retirement of our or any subsidiary's funded debt (other than as a result of payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision).

  The amount required to be applied to the retirement of our or any subsidiary's funded debt pursuant to clause (y) above will be reduced by:

  (a)
  the principal amount of any senior debt securities of any series (or, if the senior debt securities of any series are original issue discount securities or provide that an amount other than the face amount thereof will or may be payable upon the maturity thereof or a declaration of acceleration of the maturity thereof, such portion of the principal amount or other amount as may be due and payable thereon pursuant to a declaration in accordance with Section 4.1 of the senior debt indenture) delivered within 180 days after such sale or transfer to the trustee for retirement and cancellation; and

  (b)
  the principal amount of funded debt, other than the senior debt securities of any series, voluntarily retired by us or any subsidiary within 180 days after such sale or transfer.

Events of Default, Waiver and Notice under the Senior Debt Securities

        An event of default with respect to any series of senior debt securities means any of the following:

  (1)
  default in the payment of any installment of interest or any additional amounts on the senior debt securities of such series and the continuance of such default for 30 days;

  (2)
  default in the payment of the principal of (and premium, if any, on), any of the senior debt securities of such series when due, whether at maturity, upon redemption, by declaration or otherwise and the continuance of such default for a period of 30 days;

  (3)
  default in the payment of any sinking fund installment on the senior debt securities of such series and the continuance of such default for a period of 30 days;

10

  (4)
  default in our performance of any other covenant or agreement contained in the senior debt indenture for the benefit of such series and the continuance of such default for 90 days after we are given a written notice of default as provided in the indenture;

  (5)
  default by us or any subsidiary:

  (a)
  in the payment of the principal or any interest on any note, bond, coupon or other instrument evidencing indebtedness for money borrowed in a total principal amount of $50,000,000 or more, other than the senior debt securities of such series, issued, assumed or guaranteed by us or such subsidiary, when and as the same shall become due and payable, if such default shall continue for more than any period of grace originally applicable thereto and the time for payment of such amount has not been effectively extended, or

  (b)
  in the observance of any other terms and conditions relating to any such indebtedness for money borrowed, if the effect of such default is to cause such indebtedness to become due prior to its stated maturity, and in the case of (a) or (b), such default is not cured or such acceleration is not rescinded or annulled within a period of 30 days after we are given a notice of default as provided in the Indenture;

  (6)
  certain events of bankruptcy, liquidation, insolvency or reorganization relating to us; or

  (7)
  any other event of default provided in or pursuant to the senior debt indenture with respect to such series.

        The trustee must, within 90 days after the occurrence of a default, give all holders of senior debt securities of the relevant series then outstanding notice of all uncured defaults known to it. The trustee may withhold notice of any default (except in the case of a default in the payment of principal or any premium or interest on any senior debt security of any series, or in the payment of any sinking fund installment with respect to senior debt securities of any series) if it in good faith determines that the withholding of the notice is in the interest of the holders of outstanding senior debt securities of such series.

        If an event of default with respect to senior debt securities of any series at the time outstanding shall occur and be continuing, then, unless the principal amount of all the securities of such series has already become due and payable, either the trustee or the holders of at least 25% in aggregate principal amount (calculated as provided in the indenture) of the senior debt securities of such series then outstanding may declare the principal (or, in the case of original issue discount senior debt securities, the portion thereof as may be specified in the prospectus supplement relating to such series) of the senior debt securities of such series and any interest accrued thereon to be due and payable immediately. If this happens, subject to the requirement that we take certain actions to cure the default, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of such series may annul such declaration.

        Prior to the declaration referred to in the preceding paragraph, the holders of a majority in aggregate principal amount of the senior debt securities may waive certain defaults.

        The Trust Indenture Act requires that we file with the trustee annually a written statement as to the presence or absence of certain defaults under the terms of the indenture.

        If a default or an event of default occurs and is continuing with respect to any series of senior debt securities, the holders of not less than a majority in aggregate principal amount (calculated as provided in the indenture) of the senior debt securities of such affected series then outstanding (with each such series voting separately as a class) may direct the time, method and place of conducting any proceeding

11

or remedy available to the trustee, or exercising any trust or power conferred on the trustee by the indenture with respect to senior debt securities of the series.

        The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the direction of the holders of senior debt securities issued thereunder unless the holders offer to the trustee reasonable security or indemnity against expenses and liabilities.

Events of Default, Waiver and Notice under the Subordinated Debt Securities

        An event of default with respect to any series of subordinated debt securities means any of the following:

  (1)
  default in the payment of any installment of interest or any additional amounts on the subordinated debt securities of such series and the continuance of such default for 30 days;

  (2)
  default in the payment of the principal of (and premium, if any on), any of the subordinated debt securities of such series when due, whether at maturity, upon redemption, by declaration or otherwise and the continuance of such default for 30 days;

  (3)
  default in the payment of any sinking fund installment on the subordinated debt securities of such series and the continuance of such default for 30 days;

  (4)
  default in our performance of any other covenant or agreement contained in the indenture for the benefit of such series and the continuance of such default for 90 days after we are given written notice as provided in the indenture;

  (5)
  certain events of bankruptcy, liquidation, insolvency or moratorium of payments relating to us; or

  (6)
  any other event of default provided in or pursuant to the subordinated debt indenture with respect to such series.

        The trustee must, within 90 days after the occurrence of a default, give all holders of subordinated debt securities of the relevant series then outstanding notice of all uncured defaults known to it. The trustee may withhold notice of any default (except in the case of a default in the payment of principal and any premium or any interest on any subordinated debt security of any series, or in the payment of any sinking fund installment with respect to subordinated debt securities of any series) if it in good faith determines that the withholding of the notice is in the interest of the holders of outstanding subordinated debt securities of the series.

        If an event of default with respect to subordinated debt securities of any series issued thereunder at the time outstanding occurs and is continuing, then, unless the principal amount of all the securities of such series has already become due and payable, either the trustee or the holders of at least 25% in aggregate principal amount (calculated as provided in the indenture) of the subordinated debt securities of such series then outstanding may declare the principal (or, in the case of original issue discount debt securities, the portion thereof as may be specified in the prospectus supplement relating to such series) of the subordinated debt securities of such series and any interest accrued thereon to be due and payable immediately; provided, however, that the payment of such principal and interest shall remain subordinated to the extent provided in the subordinated debt indenture. If this happens, subject to the requirement that we take certain action to cure the default, the holders of at least a majority in aggregate principal amount of the subordinated debt securities of such series then outstanding may annul such declaration.

        Prior to the declaration referred to in the preceding paragraph, the holders of a majority in aggregate principal amount of the subordinated debt securities may waive certain defaults.

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        The Trust Indenture Act requires that we file with the trustee annually a written statement as to the presence or absence of certain defaults under the terms of the indenture.

        If a default or an event of default occurs and is continuing with respect to any series of subordinated debt securities, the holders of at least a majority in aggregate principal amount (calculated as provided in the indenture) of the subordinated debt securities of the affected series then outstanding (with each such series voting separately as a class) may direct the time, method and place of conducting any proceeding or remedy available to the trustee, or exercising any trust or power conferred on the trustee by the indenture with respect to subordinated debt securities of the series.

        The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the direction of the holders of subordinated debt securities issued thereunder unless the holders offer to the trustee reasonable security or indemnity against expenses and liabilities.

Subordination of Subordinated Debt Securities

        The indebtedness represented by the subordinated debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of our senior indebtedness.

        The term "senior indebtedness" means the principal of and any premium and interest on any of our indebtedness outstanding on the date of the subordinated debt indenture or to be created, assumed or incurred by us unless the terms of such indebtedness specifically state that it is not senior in right of payment to the subordinated debt securities.

        The term "indebtedness" means any obligation of ours, or any obligation guaranteed by us, for the repayment of borrowed money and any deferred obligation for the payment of the purchase price of property or assets.

        In the event that we pay or distribute our assets of any kind or character, whether in cash, property or securities, to creditors upon any dissolution and liquidation, whether voluntary or involuntary, or in any bankruptcy proceedings, moratorium of payments or in other similar proceedings, then we will pay all principal, premium, if any, and interest due upon all senior indebtedness or will provide for the payment thereof to the satisfaction of the holders of the senior indebtedness, before we make any payment or distribution on account of the redemption price or principal of, any premium, any additional amounts or any interest on the subordinated debt securities.

        As a result of this subordination, in the event of our dissolution, liquidation or bankruptcy or moratorium of payments by us or any similar event, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of the subordinated debt securities.

Defeasance

Defeasance and Discharge

        Each of the indentures provides that we may be discharged from any obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, to maintain paying agencies and to hold monies for payment in trust). We will be so discharged upon the deposit with the applicable trustee, in trust, of money and/or U.S. government obligations (as defined in the applicable indenture) which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the debt securities of such series on the stated maturity of such payments in accordance with the terms of such indenture and the debt securities of such series. This trust may only be established if, among other things, we deliver to the trustee an opinion of counsel (who may be our counsel) stating that either (1) we have received from, or there has been published

13

by, the U.S. Internal Revenue Service a ruling or (2) since the date of the applicable indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such defeasance had not occurred. The opinion of counsel is not required to be delivered if the relevant debt securities (1) have become due and payable; (2) will become due and payable at their stated maturity within one year; or (3) if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption.

Defeasance of Certain Covenants and Certain Events of Default

        The senior indenture provides that we may omit to comply with (1) the covenants regarding limitations on sale and leaseback transactions and limitations on liens described above and (2) the other covenants referred to in Section 4.1(d) of the senior indenture (described in clause (4) under the caption "—Events of Default, Waiver and Notice under the Senior Debt Securities" above). Any omission to comply with those covenants will not constitute an event of default under the senior indenture and the senior debt securities of a series issued thereunder if certain conditions are met and we, among other things:

  •
  deposit with the applicable trustee, in trust, money and/or U.S. government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the senior debt securities of such series on the stated maturity of such payments in accordance with the terms of the senior indenture and the senior debt securities of such series; and

  •
  in some circumstances, deliver to the trustee an opinion of counsel stating that the holders of the senior debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance of certain covenants and events of default and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

        Notwithstanding compliance with the foregoing requirements, our obligations under the senior indenture, other than with respect to the covenants referred to above, and the events of default, other than the events of default relating to these covenants, will remain in full force and effect.

        If we exercise our option to omit compliance with certain covenants of the senior indenture with respect to the senior debt securities of a series issued thereunder as described in the preceding paragraph and the senior debt securities of such series are declared due and payable because of the occurrence of any event of default other than an event of default described in clause (4) under the caption "—Events of Default, Waiver and Notice under the Senior Debt Securities" above, the amount of money and U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the senior debt securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the senior debt securities of such series at the time of the acceleration resulting from such event of default.

Modification of the Indentures

        Each indenture contains provisions permitting us and the trustee thereunder, with the consent of the holders of at least a majority in total principal amount (calculated as provided in the indentures) of the outstanding debt securities of all series issued thereunder affected by such modification (all such series voting as a single class), to modify such indenture or any supplemental indenture or the rights of

14

the holders of the debt securities issued thereunder. However, we and the trustee cannot, without the consent of the holder of each debt security so affected:

  (1)
  extend the fixed maturity of the debt security;

  (2)
  reduce the principal amount thereof or reduce the rate or extend the time of any payment of interest thereon or reduce any additional amount payable thereon;

  (3)
  make the principal amount thereof or any interest thereon payable in any coin or currency other than that provided in such debt security;

  (4)
  reduce the portion of the principal amount of an original issue discount debt security (or a debt security that provides that an amount other than the face amount thereof will or may be payable upon a declaration of acceleration of the maturity thereof) due and payable upon acceleration of the maturity thereof or the portion of the principal amount thereof provable in any action or proceeding pursuant to Section 4.2 of such indenture;

  (5)
  reduce any amount payable upon redemption of such debt security;

  (6)
  reduce the overdue rate thereof;

  (7)
  impair, if such debt security provides therefor, any right of repayment at the option of the holder of such debt security; or

  (8)
  reduce the percentage of the debt securities the consent of the holders of which is required for any such modification.

        The indenture relating to subordinated debt securities also provides that we and the applicable trustee cannot enter into any supplemental indenture if it would modify the terms providing for subordination of the subordinated debt securities in a manner adverse to the holders of the subordinated debt securities.

        Each of the indentures also permits us and the trustee to amend such indenture in certain circumstances without the consent of the holders of any debt securities issued thereunder to evidence the merger of Stolt Offshore or the replacement of the trustee and for certain other purposes, including to amend or supplement any provision contained in the applicable indenture or any supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the holders of outstanding debt securities.

Consolidation, Merger or Disposition of Assets of Stolt Offshore

        Each of the indentures provides that we may consolidate or merge with any other entity or sell, convey or lease all or substantially all of our property if, upon any such consolidation or merger:

  (1)
  the entity (if other than Stolt Offshore) formed by such consolidation or merger expressly assumes, by supplemental indenture satisfactory in form to the trustee under the applicable indenture, the due and punctual payment of principal of and any interest on the debt securities issued pursuant to such indenture, and the due and punctual observance of all of the covenants and conditions of such indenture to be performed by us; and

  (2)
  we and any successor entity resulting from such consolidation or merger, immediately after such consolidation or merger, or sale, conveyance or lease, are not in default in the performance of any covenant or condition of such indenture.

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Concerning the Trustees

        Except during the continuance of an event of default, each of the trustees will perform only those duties that are specifically set forth in the relevant indenture. During the continuance of any event of default under an indenture, the trustee thereunder will exercise its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use his rights under the circumstances in the conduct of his own affairs.

        Each of the trustees may acquire and hold debt securities and, subject to certain conditions, otherwise deal with us as if it were not a trustee under an indenture.

DESCRIPTION OF SHARE CAPITAL

        Set forth below is a summary of material information relating to our share capital, including summaries of certain provisions of our Articles of Incorporation and applicable Luxembourg law in effect at the date hereof. This summary does not include all of the provisions of our Articles of Incorporation and applicable Luxembourg law. We urge you to read the full Articles of Incorporation which have been included as an exhibit to the Registration Statement. The full text of the Articles of Incorporation is available at our registered office.

Authorized Shares

        Our authorized share capital consists of:

  •
  140,000,000 common shares, par value U.S. $2.00 per share, and

  •
  34,000,000 class B shares, par value U.S. $2.00 per share.

        Pursuant to our Articles of Incorporation, and as required by Luxembourg law as presently in effect, authorized capital will automatically be reduced to the amount represented by outstanding shares on the fifth anniversary date of the publication of the most recent amendment of the Articles revising our authorized capital. Amendments amending our authorized capital were approved at an Extraordinary General Meeting held on March 6, 2001, and publication of such amendment in the Official Gazette took place in October 2001. From time to time we take such steps that are required to continue the authorized capital in effect.

        The Board of Directors is authorized to issue additional common shares and class B shares, from time to time, up to the maximum authorized number. The Articles of Incorporation require all shares to be issued in registered form. All shares, when issued, are fully paid and non-assessable. All shares are freely transferable by the holder thereof, unless the Articles of Incorporation provide otherwise.

        As a general rule, shareholders are entitled to preemptive rights under Luxembourg law in respect of the issuance of shares for cash, unless the Articles of Incorporation provide otherwise. The resolutions passed by our shareholders authorized the Board of Directors to deny shareholders' preemptive rights for a period of five years and our Board of Directors has done so with respect to all authorized but unissued common shares. Upon the expiration of authorized but unissued shares as described above, the suppression of preemptive rights will also terminate and shareholders will be entitled to preemptive rights once again unless the Board of Directors recommends denying further such rights and such recommendation is approved by the shareholders. As a result, common shares will not be entitled to preemptive rights for a period of at least five years ending October 2006.

        In addition to the authorized common shares and class B shares set forth above, an additional 1,500,000 class A shares, par value U.S. $2.00 per share, have been authorized for the sole purpose of options granted under our existing stock option plans, and may not be used for any other purpose. The rights, preferences and priorities of such class A shares are set forth in the Articles of Incorporation.

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All such class A shares convert to common shares immediately upon issuance. Such authorized class A shares and all of the rights relating thereto shall expire, without further action, on December 31, 2009.

Voting Rights

        Except for matters where applicable law requires the approval of both classes of shares voting as separate classes, common shares and class B shares vote as a single class on all matters submitted to a vote of the shareholders, with each share entitled to one vote. The Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of shareholders, to close the register of shareholders or to set as a record date for the determination of the shareholders entitled to notice and to vote at any such meeting or any adjournment thereof. Under Luxembourg law, shareholder action can generally be taken by a simple majority of common shares and class B shares present or represented at a meeting, without regard to any minimum quorum requirements. Three exceptions to the law are (i) to amend the Articles of Incorporation which requires (x) a two-thirds vote of those common shares and class B shares present or represented, and (y) when the meeting is first convened, a quorum of 50% of the outstanding shares entitled to vote; (ii) to change the country of incorporation of Stolt Offshore to a country other than Luxembourg or to increase the contribution of the shareholders, which require the affirmative vote of 100% of the common shares and class B shares; and (iii) any action for which the Articles of Incorporation require more than a majority vote or a quorum. Luxembourg law further provides that a two-thirds majority vote of those shares present or represented and when the meeting is first convened, a quorum of 50% of such shares, of the outstanding common shares and class B shares, each voting and counted for quorum purposes as a separate class, is required to authorize any amendment to the Articles of Incorporation in respect of a recapitalization, reclassification and similar transactions affecting the relative rights, preferences and priorities of the common shares and class B shares if such class of shares is adversely affected thereby.

Shareholder Meetings and Notice Thereof

        Under the Articles of Incorporation, we are required to hold a general meeting of shareholders each year in Luxembourg. The meeting is normally convened in April. In addition, the Board of Directors may call any number of extraordinary general meetings, which may be held in Luxembourg or elsewhere, although any extraordinary general meeting convened to amend the Articles of Incorporation will be held in Luxembourg. The Board of Directors is further obliged to call a general meeting of shareholders to be held within thirty days after receipt of a written demand therefor by shareholders representing at least one-fifth of the outstanding shares entitled to vote thereat.

        The Articles of Incorporation require notice of any general meeting to be sent by first class mail, postage prepaid, to all shareholders at least twenty days prior to such meeting. Shareholders may be represented by written proxy, provided the written proxy is deposited with us at our registered office in Luxembourg, or with any Director, at least five days before the meeting.

Dividends

        Under the Articles, holders of common shares and class B shares participate in all dividends, if any are declared, provided that, in the case of cash or property dividends, each class B share shall receive $0.005 per share for each $0.01 per share in cash or value paid on each common share. No dividend, in cash or property, may be paid separately on either class of shares. If share dividends are declared, holders of common shares will receive common shares and holders of class B shares will receive class B shares if sufficient authorized shares are available and sufficient surplus exists.

        Interim dividends can be declared up to three times in any fiscal year by the Board of Directors. Interim dividends can be paid, but only after the prior year's financial statements have been approved by the shareholders at a general meeting and any such interim dividend must be approved by our

17

independent auditors. Final dividends are declared once a year at the annual general meeting of the shareholders. Interim and final dividends on common shares and class B shares can be paid out of earnings, retained and current, as well as paid in surplus.

        Luxembourg law authorizes the payment of stock dividends if sufficient surplus exists to provide for the related increase in stated capital or the par value of the shares issued in connection with any stock dividend.

        Luxembourg law requires that 5% of our unconsolidated net profit each year be allocated to a legal reserve before declaration of dividends. This requirement continues until the reserve is 10% of our stated capital, as represented by the common shares and class B shares, after which no further allocations are required until further issuance of shares.

        The legal reserve may also be satisfied by allocation of the required amount at the time of issuance of shares or by a transfer from paid-in surplus. The legal reserve is not available for dividends. The legal reserve for all existing common shares and class B shares has heretofore been satisfied and appropriate allocations will be made to the legal reserve account at the time of each new issuance of common shares and class B shares.

Liquidation Preference

        Under the Articles of Incorporation, in the event of a liquidation, all of our debts and obligations must first be paid, and thereafter all of our remaining assets are paid to the holders of common shares and class B shares, provided that each class B share shall receive $0.005 per share for each $0.01 per share in cash or value paid to each common share.

Conversion Rights

        Class B shares are convertible into common shares on a two-for-one basis, at any time at the option of the holders thereof. In addition, if Stolt-Nielsen Transportation Group Ltd., a wholly owned subsidiary of SNSA, or its affiliates dispose of class B shares to a third party, each class B share disposed of shall automatically convert into one-half of one common share. Furthermore, in the event that Stolt-Nielsen Transportation Group Ltd. (or any entity controlling, controlled by or under common control with it) shall own shares (whether class B shares or common shares) representing less than a majority of the combined voting power of our then outstanding shares, then, without any action on the part of the holders thereof, each such class B share shall automatically convert into one-half of one common share.

Restrictions on Shareholders

        Our Articles of Incorporation provide that in recognition of the fact that certain shareholdings may threaten us with "imminent and grave damage," which term includes adverse tax consequences, a hostile takeover attempt or adverse governmental sanctions, (i) no U.S. Person (as defined in the Articles) shall own, directly or indirectly, more than 9.9% of our outstanding shares, (ii) all shareholders of any single country may not own, directly or indirectly, more than 49.9% of our outstanding shares, and (iii) no person may own, directly or indirectly, more than 20% of our outstanding shares unless a majority of the Board of Directors shall have authorized such shareholding in advance.

        The Articles of Incorporation provide that the foregoing restrictions shall not apply to any person who was a shareholder as of March 10, 1993, or certain Affiliates or Associates (as such terms are defined in the Articles of Incorporation) of such person.

        In addition, the Board of Directors is authorized to restrict, reduce or prevent the ownership of our shares if it appears to the Board that such ownership may threaten us with "imminent and grave

18

damage." Luxembourg company law does not provide a specific definition of imminent and grave damage, but instead leaves the interpretation of the phrase within the Board's discretion. We have been advised by Elvinger, Hoss & Prussen, that there are no Luxembourg judicial interpretations of the phrase, but that situations involving hostile takeovers, adverse tax consequences or governmental sanctions are likely to be among the situations covered by such phrase.

        In order to enforce the foregoing restrictions, the Articles of Incorporation empower the Board of Directors to take certain remedial action including causing us: (i) to decline to register any prohibited transfer; (ii) to decline to recognize any vote of a shareholder precluded from holding shares; (iii) to require any shareholder on our register of shareholders or any prospective shareholder to provide information to determine whether such person is precluded from holding shares and (iv) upon the issuance of a notice, to require the sale of shares to us at the lesser of (A) the amount paid for the shares if acquired within the twelve months immediately preceding the date of the notice, and (B) the last quoted sale price for the shares on the day immediately preceding the day on which the notice is served (provided that the Board of Directors may in its discretion pay the amount calculated under (B) in situations where (A) would otherwise apply and result in a lower purchase price, if the Board determines it equitable after taking into account specified factors); and to remove the name of any shareholder from the register of shareholders immediately after the close of business on the day the notice is issued and payment is made available. The foregoing defensive measures may have the effect of making more difficult a merger involving us, or a tender offer, open-market purchase program or other purchase of our shares, in circumstances that could give shareholders the opportunity to realize a premium over the then prevailing market price for their shares.

        There are no limitations currently imposed by Luxembourg law on the rights of non-resident Stolt Offshore shareholders to hold or vote their shares.

Change In Control

        Except as described above, there are no provisions in our Articles of Incorporation that would have the effect of delaying, deferring or preventing a change in control of Stolt Offshore and that would only operate with respect to a merger, acquisition or corporate restructure involving us or any of our subsidiaries.

DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS
RELATING TO COMMON SHARES

        Citibank, N.A. is the depositary bank for the American Depositary Shares. Citibank's depositary offices are located at 111 Wall Street, 20th Floor, New York, New York 10043. American Depositary Shares are frequently referred to as "ADSs" and represent ownership interests in securities that are on deposit with the depositary bank. ADSs are normally represented by certificates that are commonly known as "American Depositary Receipts" or "ADRs." The depositary bank's custodian to safekeep the securities on deposit is Den norske Bank ASA, located at Stranden 21, Oslo 0107, Norway.

        We have appointed Citibank as depositary bank pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please refer to Registration Number 333-90470 when retrieving such copy.

        We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that a holder's rights and obligations as an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety.

19

        Each ADS represents the right to receive one fully paid common share, par value $2.00 per share, of Stolt Offshore S.A., on deposit with the custodian. An ADS will also represent the right to receive any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations.

        If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of the ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary bank. As an ADS holder you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of common shares will continue to be governed by the laws of Luxembourg, which may be different from the laws in the United States.

        As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name or through a brokerage or safekeeping account. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as an ADS owner. Please consult with your broker or bank to determine what those procedures are. This summary description assumes you have opted to own the ADSs directly by means of an ADR registered in your name and, as such, we will refer to you as the "holder." When we refer to "you", we assume the reader owns ADSs and will own ADSs at the relevant time.

Dividends and Distributions

        As a holder, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date.

Distributions of Cash

        Whenever we make a cash distribution for the securities on deposit with the custodian, we will notify the depositary bank and deposit the funds with the custodian. Upon receipt of such notice and of confirmation from the custodian of the deposit of the requisite funds, the depositary bank will arrange, if funds are not in U.S. dollars, for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, as of the applicable record date.

        The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The amounts distributed to holders will be net of the fees, expenses, taxes and other governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

        The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement.

Distributions of Shares

        Whenever we issue a dividend or make a free distribution of common shares, we will notify the depositary bank and deposit the applicable number of common shares with the custodian. Upon receipt of notice of such deposit, the depositary bank will either distribute to holders new ADSs representing the common shares deposited or, if additional ADSs are not distributed, modify the ADS-to-common share ratio, in which case each ADS you hold will represent rights and interests in the additional common shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

20

        The distribution of new ADSs or the modification of the ADS-to-common share ratio upon a distribution of common shares will be made net of the fees, expenses, taxes and other governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new common shares so distributed.

        No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the common shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

        Whenever we intend to distribute rights to purchase additional common shares or rights of any other nature, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and feasible to distribute such rights to holders.

        The depositary bank will establish procedures to distribute such rights to holders and to enable such holders to exercise such rights if it is lawful and feasible to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new common shares other than in the form of ADSs.

        The depositary bank will not distribute the rights to you if:

  •
  we fail to deliver satisfactory documents to the depositary bank; or

  •
  it is not lawful and feasible to distribute the rights.

        The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and feasible. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

Other Distributions

        Whenever we intend to distribute property other than cash, common shares or rights, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and feasible.

        If it is lawful and feasible to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in any manner it deems equitable and practicable. The distributions will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement.

        The depositary bank will not distribute the property to you and will sell the property if:

  •
  we do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

  •
  we do not deliver satisfactory documents to the depositary bank; or

  •
  the depositary bank determines that all or a portion of the distribution to you is not lawful or feasible.

21

        The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

        Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank. If we provide such notice to the depositary bank in a timely manner, the depositary bank will mail such notice of the redemption to the holders.

        The custodian will be instructed to surrender the common shares being redeemed against payment of the applicable redemption price. The depositary bank will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be redeemed will be selected by lot or on a pro rata basis, as the depositary bank may determine.

Changes Affecting Common Shares

        The common shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or reclassification of such common shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

        If any such change were to occur, your ADSs would, to the extent permitted by law as evidenced in documents satisfactory to the depositary bank, represent the right to receive the property received or exchanged in respect of the common shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you or call for the exchange of your existing ADSs for new ADSs. If the depositary bank may not lawfully distribute such property to you, the depositary bank may to the extent permitted by law as evidenced in documents satisfactory to the depositary bank sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Common Shares

        The depositary bank may create ADSs on your behalf if you or your broker deposit common shares, together with all other documentation required by the depositary bank, with the custodian. The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the common shares to the custodian. Your ability to deposit common shares and receive ADSs may be limited by U.S. and Luxembourg legal considerations applicable at the time of deposit.

        The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the common shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.

Transfer, Combination and Split Up of ADRs

        As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:

  •
  ensure that the surrendered ADR certificate is properly endorsed or otherwise in proper form for transfer;

  •
  provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

  •
  provide any transfer stamps required by the State of New York or the United States; and

22

  •
  pay all applicable fees, charges, expenses, taxes and other governmental charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

        To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Shares Upon Cancellation of ADSs

        As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying common shares at the custodian's offices. Your ability to withdraw the common shares may be limited by U.S. and Luxembourg considerations applicable at the time of withdrawal. In order to withdraw the common shares represented by your ADSs, you will be required to pay to the depositary the fees for the making of withdrawals and the cancellation of ADSs and any fees, taxes and other governmental charges payable in connection with such surrender and withdrawal. You assume the risk for delivery of all funds and securities upon withdrawal.

        If you hold an ADR registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the common shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank may only accept ADSs for cancellation that represent a whole number of securities on deposit.

        You will have the right to withdraw the securities represented by your ADSs at any time except for:

  •
  obligations to pay fees, taxes and similar charges.

  •
  restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

        The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of applicable law.

Voting Rights

        As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the common shares represented by your ADSs. The voting rights of holders of common shares are described in "Description of Share Capital—Voting Rights."

        At our request, the depositary bank will distribute to you any notice of shareholders' meeting received from us together with a statement that holders of record as of a certain date will be entitled to instruct the depositary bank as to the exercise of voting rights and information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs.

        If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities represented by the holder's ADSs in accordance with such voting instructions.

        Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner. Securities for which no voting instructions have been received will not be voted.

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Fees and Charges

        As an ADS holder, you will be required to pay the following service fees to the depositary bank:

Service		Fees
•	Issuance of ADSs	Up to U.S. 5¢ per ADS issued
•	Cancellation of ADSs	Up to U.S. 5¢ per ADS canceled

•	Distribution of cash dividends or other cash distributions	Up to U.S. 2¢ per ADS held

•	Distribution of ADSs pursuant to stock dividends, free stock distributions or exercise of rights.	Up to U.S. 5¢ per ADS issued

•	Transfer of ADRs	U.S. $1.50 per certificate presented for transfer

        As an ADS holder you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges such as:

  •
  fees for the transfer and registration of common shares charged by the registrar and transfer agent for the common shares in Luxembourg (i.e., upon deposit and withdrawal of common shares);

  •
  expenses incurred for converting foreign currency into U.S. dollars; and

  •
  expenses for cable, telex and fax transmissions and for delivery of securities.

        We have agreed to pay certain other charges and expenses of the depositary bank. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes.

Amendments and Termination

        We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days' prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act of 1933 or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

        You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the common shares represented by your ADSs (except in order to comply with mandatory provisions of applicable law).

        We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination.

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        Upon termination, the following will occur under the deposit agreement:

  •
  For a period of six months after termination, you will be able to request the cancellation of your ADSs and the withdrawal of the common shares represented by your ADSs and the delivery of all other property held by the depositary bank in respect of those common shares on the same terms as prior to the termination. During such six months' period the depositary bank will continue to collect all distributions received on the common shares on deposit (i.e., dividends) but will not distribute any such property to you until you request the cancellation of your ADSs.

  •
  After the expiration of such six months' period, the depositary bank may sell the securities held on deposit. The depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding.

Books of Depositary

        The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

        The depositary bank will maintain in New York City facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADRs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

        The deposit agreement limits our obligations and the depositary bank's obligations to you. Please note the following:

  •
  We and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

  •
  The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

  •
  The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any information submitted to it by us for distribution to you or for the accuracy of any translation of such information, for the investment risks associated with investing in common shares, for the validity or worth of the common shares, for any tax consequences that result from the ownership of ADSs, common shares or other securities for the creditworthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

  •
  We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

  •
  We and the depositary bank disclaim any liability if we are prevented or forbidden from acting on account of any law or regulation, any provision of our Articles of Incorporation, any provision of any securities on deposit or by reason of any act of God or war or other circumstances beyond our control.

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  •
  We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for the deposit agreement or in our Articles of Incorporation or in any provisions of securities on deposit.

  •
  We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting common shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

  •
  We and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit which is made available to holders of common shares but is not, under the terms of the deposit agreement, made available to you.

  •
  We and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

Pre-Release Transactions

        The depositary bank may, in certain circumstances, issue ADSs before receiving a deposit of common shares or release common shares before receiving ADSs for cancellation. These transactions are commonly referred to as "pre-release transactions." The deposit agreement limits the aggregate size of pre-release transactions and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The depositary bank may retain the compensation received from the pre-release transactions.

Taxes

        You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

        The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

        The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is reasonable, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

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        If the conversion of foreign currency is not reasonable or lawful, or if any required approvals or licenses are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

  •
  Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

  •
  Distribute the foreign currency to holders for whom the distribution is lawful and practical.

  •
  Hold the foreign currency (without liability for interest) for the applicable holder.

SELLING SHAREHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common share equivalents (including common shares and class B shares convertible into common shares) by the selling shareholders as of June 30, 2002. Stolt Offshore Investing Ltd. ("SOIL") is a wholly owned indirect subsidiary of Stolt Offshore. Stolt-Nielsen Transportation Group Ltd. ("SNTG") is a wholly owned subsidiary of our parent corporation, SNSA. To the extent indicated in the related prospectus supplement, one or more of our selling shareholders may from time to time offer our common shares for sale.

Name	Common Share Equivalents Beneficially Owned
	Number		Percent
Stolt Offshore Investing Ltd.[1]	3,392,478		4.8%
Stolt-Nielsen Transportation Group Ltd.[2]	49,275,223	[3]	56.5%

(1)
SOIL is a Bermuda corporation with its principal executive offices at Clarendon House, 2 Church Street, Hamilton, Bermuda. The 3,392,478 common shares beneficially owned by SOIL are held as treasury shares and are not considered a part of Stolt Offshore's outstanding share capital but are deemed to be outstanding for purposes of calculating the percentage ownership by SOIL and SNTG.

(2)
SNTG is a Liberian corporation with its principal executive offices at 80 Broad Street, Monrovia, Liberia. It is a wholly owned subsidiary of SNSA. As of June 30, 2002, the Stolt-Nielsen family (including Jacob Stolt-Nielsen and Niels G. Stolt-Nielsen), directly and indirectly through Fiducia Ltd., controlled approximately 60% of the outstanding voting shares of SNSA.

(3)
This figure includes 34,000,000 class B shares convertible into 17,000,000 common shares. The common shares into which the class B shares are convertible are deemed to be outstanding for the purpose of computing the percentage of ownership of SNTG, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group including SOIL.

Registration Rights Agreement

        We are party to a registration rights agreement with the predecessor to SNTG relating to the registration of our common shares owned by SNTG or its affiliates, including those issuable upon conversion of the class B shares. Under this agreement, SNTG has both "piggyback" and "demand" registration rights. The piggyback rights, which are unlimited, require us to provide notice to SNTG if we propose to register any of our common shares under the Securities Act and to allow SNTG or the affiliate to include common shares owned by it or the affiliate in our registration statement. SNTG also has four demand registration rights effective until in May 2003, which enable it or its affiliates to demand that their common shares be registered and may require us to file a registration statement under the Securities Act at our expense.

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PLAN OF DISTRIBUTION

        We or the selling shareholders may sell securities from time to time as follows:

  •
  through or to agents;

  •
  to dealers or underwriters;

  •
  directly to purchasers; or

  •
  through a combination of any of these methods of sale.

        In particular, the selling shareholders (including any donee or pledgee thereof) may sell or distribute their common shares (directly or in the form of ADSs) from time to time in one or more public or private transactions, including:

  •
  block trades;

  •
  on any exchange or in the over-the-counter market;

  •
  in transactions otherwise than on an exchange or in the over-the-counter market;

  •
  through the writing of put or call options relating to such securities;

  •
  the short sales of such securities;

  •
  through the lending of such securities; or

  •
  through a combination of any of the above.

        In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. In some cases, we may also repurchase securities and reoffer them to the public by one or more of the methods described above.

        The sale of the securities offered by this prospectus may be made from time to time in one or more transactions at fixed prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices. Sales of our common shares (directly or in the form of ADSs) may be made from time to time in one or more transactions on the Nasdaq National Market or the Oslo Stock Exchange, in negotiated transactions or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at other negotiated prices.

        We or the selling shareholders may solicit offers to purchase the securities directly from the public from time to time. We or the selling shareholders may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf or on behalf of the selling shareholders. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we or the selling shareholders may pay the agents, in that offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act and any commissions they receive from us or the selling shareholders may be deemed to be underwriting discounts and commissions under the Securities Act.

        From time to time, we or the selling shareholders may sell securities to one or more dealers as principals. The dealers, who may be deemed to be "underwriters" as that term is defined in the Securities Act, may then resell those securities to the public. In that case, any profit on the resale of those securities by them and any commissions they receive from us or the selling shareholders may be deemed to be underwriting discounts and commissions under the Securities Act.

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        We or the selling shareholders may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we or the selling shareholders sell securities to underwriters, we and the selling shareholders will execute an underwriting agreement with them at the time of sale and we will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us or the selling shareholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include information about any underwriting compensation we or the selling shareholders pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

        If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        Under agreements which we or the selling shareholders may enter into, underwriters, dealers, agents and other persons may be entitled to indemnification by us or the selling shareholders against certain liabilities, including liabilities under the Securities Act.

        Until the distribution of the securities offered by this prospectus is completed, rules of the SEC may limit the ability of underwriters and some selling group members to bid for and purchase the securities. As an exception to those rules, underwriters may engage in certain transactions that stabilize the price of the securities. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

        If any underwriters create a short position in the securities in connection with any offering, that is, if they sell more securities than are set forth on the cover page of this prospectus, the underwriters may reduce that short position by purchasing securities in the open market.

        Underwriters may also impose a penalty bid on some selling group members. This means that if the underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the selling group members who sold those securities as part of the offering.

        In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

        Neither we nor any underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities offered by this prospectus. In addition, neither we nor any underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

        We or the selling shareholders may authorize agents, underwriters, dealers or other persons acting as our or their agents to solicit offers by selected institutions to purchase offered securities which will be paid for and delivered on a future date. The obligations of any purchasers under these delayed delivery and payment arrangements will not be subject to any conditions except that the purchase at delivery must not be prohibited under the laws of the jurisdiction to which the institution is subject.

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        The securities offered through this prospectus (other than common shares and ADSs) will be new issues of securities with no established trading market. Underwriters and agents to whom we sell securities for public offering and sale may make a market in those securities, but those underwriters and agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot offer any assurance as to the liquidity of the trading market for those securities.

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities offered by this prospectus will not be listed on a securities exchange. Any of our common shares (in the form of ADSs) sold through a prospectus supplement will be listed on the Nasdaq National Market, subject to official notice of issuance. We cannot assure you that there will be an active trading market for the securities.

        Some of the underwriters or agents and their associates may engage in transactions with and perform services for us or the selling shareholders in the ordinary course of business.

EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the various expenses in connection with the sale and distribution of securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee.

SEC filing fee	$36,800
Accounting fees and expenses	15,000
Legal fees and expenses	100,000
Trustee's fees and expenses	10,000
Miscellaneous	8,200
Total	$170,000

        A statement of any additional expenses that may be incurred in connection with the issuance and distribution of the securities to which this prospectus relates, including any NASD filing fees, transfer agent's fees and expenses, printing and engraving expenses and any Luxembourg tax on increase of capital, will be provided in a prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, we will bear all of the expenses allocable to the common shares (including ADSs representing common shares) sold for the selling shareholders' accounts, other than underwriters' discounts, commissions and transfer taxes.

VALIDITY OF SECURITIES

        Certain matters of U.S. federal and New York law relating to the securities offered through this prospectus will be passed upon by White & Case LLP, New York, New York. Certain matters of Luxembourg law will be passed upon by Elvinger, Hoss & Prussen, Luxembourg. Certain legal matters will be passed upon for any underwriters by Weil, Gotshal & Manges, London, England.

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EXPERTS

        Our consolidated financial statements as of November 30, 2001 and 2000 and for the three years ended November 30, 2001, incorporated in this prospectus by reference to our Annual Report on Form 20-F/A for the year ended November 30, 2001, have been audited by Arthur Andersen, Glasgow, Scotland ("AAUK"), independent public accountants, as indicated in their report with respect thereto, and have been so incorporated in reliance on the authority of that firm as experts in accounting and auditing in giving those reports.

        The financial statements of Mar Profundo Girassol as of December 31, 2001 and 2000 and for the two years ended December 31, 2001, incorporated in this prospectus by reference to our Annual Report on Form 20-F/A for the year ended November 30, 2001, have been audited by Barbier Frinault & Associés, Paris, France ("Barbier"), independent public accountants, as indicated in their report with respect thereto, and have been so incorporated in reliance on the authority of that firm as experts in accounting and auditing and in giving those reports.

        Representatives of AAUK and Barbier are not available to consent to the incorporation by reference of their respective reports in this prospectus. As a result, in reliance upon Rule 437a under the Securities Act, we have not filed consents of AAUK or Barbier. Because these firms have not consented to the incorporation by reference of their respective reports in this prospectus, you will not be able to recover against AAUK or Barbier under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by them or any omissions to state a material fact required to be stated therein.

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ANNEX A
Common Share Subscription Form

ANNEX B
ADS Subscription Form

The Information Agent is:
Morrow & Co., Inc.

You may obtain information from the
Information Agent as follows:

445 Park Avenue, 5th Avenue
New York, New York 10022
(212) 754-8000

Holders, please call toll free: (800) 607-0888
Banks and Brokerage Firms, please call: (800) 654-2468
Email: sosa.info.com

Appendix 4: Common Share Subscription Form

Stolt Offshore S.A. Public Offering May 2004	SUBSCRIPTION FORM (NOT FOR USE BY ADR HOLDERS)
For information regarding the share capital increase and corresponding terms for subscription, allotment and other information, reference is made to the Prospectus dated May 11, 2004 including appendices, regarding the public offering in Stolt Offshore S.A. In addition, such information may be obtained by addressing the company. Subscription of shares may take place from and including May 13th through May 25th 2004, at: ABG Sundal Collier Norge ASA, P.O. Box 1444 Vika, 0115 Oslo, Norway. Fax: + 47 22 01 60 62 or Pareto Securities ASA, P.O. Box 1411 Vika, 0115 Oslo, Norway. Fax: + 47 22 87 87 10 (together the "Receiving Agents"). The Subscription Form, correctly filled in, must be received no later than May 25, 2004 at 23:00 CET. The offer period may be extended one or more times at our discretion but will in no event expire later than 11:00 p.m. (Norwegian time) on June 1, 2004. Unless the subscription period is extended by the company, Subscription Forms that are received after this time may be disregarded.

Guidelines for the subscriber:
Holders of common shares in the company as of record (i.e., registered in the Norwegian Central Securities Depositary—the VPS) at the close of business on January 20, 2004 (the "Eligible Offerees"), are initially entitled to subscribe for and receive one new share for each share held as of such date ("Qualifying Shares"). However, such preferential right does not extend to Stolt-Nielsen S.A., investors in the private placement of 45,500,000 shares that we completed on February 13, 2004 and their respective affiliates. Such shareholders and other investors, not legally prevented, may nevertheless subscribe for shares in the offering, and may be allocated shares if and to the extent all the new shares offered in the offering have not been fully subscribed for by the Eligible Offerees. The Eligible Offerees may apply for more shares than their preferential rights entitle them to (oversubscription permitted). The subscription price is US$2.20 per share.
SPESIFICATION OF THE SUBSCRIPTION
By subscribing, the subscriber gives the Receiving Agents a one-time power of attorney to debit the countervalue in NOK of the allotted subscription amount, calculated based on the NOK/US$ exchange rate quoted by Norges Bank on the last day of the subscription period, expected to be May 25, 2004, from a given bank account held by the subscriber. The debiting of the account will take place on or about May 26, 2004, without any prior written notice. In the event that there are not sufficient funds in the account, the Receiving Agents and the Board of Directors in the company may disregard the allotment and sell the shares for the subscribers's account and risk. Any delayed payment will accrue an interest of 9.25 percent p.a. The Receiving Agents reserve the right to make up to three debits if there are insufficient funds on the account on the debiting date.
Subscriber's VPS-account no.	No. of Qualifying Shares	Subscribes for, number of shares	(For official use: Serial no.)
		Subscription price per share	Total amount to be paid (the countervalue in NOK of:)
>
		US$2.20=	US$

One-time power of attorney for debiting account (must be filled in):

I/we hereby gives a one-time power of attorney to the Receiving Agents for the direct debiting from my/our Norwegian bank account for the alloted amount (the countervalue in NOK of; number of alloted shares * US$2.20)	Bank account (11 digits)

The subscriber confirms that neither it, nor any of its affiliates participated in the private placement that Stolt Offshore S.A. completed on February 13, 2004 (TEXT MUST BE DELETED IF PARTICIPATING).

Place and date of subscription. Must be dated within the subscription period.	Binding signature. The subscriber must be of age. When signed per procura, documentation in the form of company certificate or power of attorney must be enclosed.
DETAILS RE SUBSCRIBER (REQUIRED INFORMATION)
Subscriber's VPS account no.	PLEASE NOTIFY THE REGISTRAR OF ANY CHANGES
Subscriber's first name

Subscriber's surname/firm etc.

Street address etc. (private subscribers; home address)

Postal code and area

Date of birth and national ID number

Dividends to be credited to bank account (11 digits)

Nationality

Telephone (at day time)/Telefax/e-mail

QuickLinks

  Filed Pursuant to Rule 424(b)(2) Registration No. 333-86288
  1. Responsibility Statements
  Statement of the Board of Directors of Stolt Offshore
  Statement of the Receiving Agents
  Statement of the Company's Norwegian Legal Counsel
  3. Executive Summary
  3.1 The Company
  3.1.1 Business Overview
  3.1.2 Our Mission and Strategy
  3.2 Background to the Offering
  3.3 The Offering
  3.4 Expected Timetable
  3.5 Risk Factors and Forward-Looking Statements
  5. The Offering
  5.1 The Offering
  5.2 Entitlement to Subscribe
  5.3 Offer Period
  5.4 Offer Price
  5.5 Receiving Agents
  5.6 Subscription Procedures
  5.7 Partial Subscription
  5.8 Allocation Criteria
  5.9 Allocation Date
  5.10 Payment
  5.11 Delivery of the New Common Shares
  5.12 Listing and Trading
  5.13 Transferability of the New Common Shares
  5.14 Shareholders' Rights Relating to the New Common Shares
  5.15 Notice of Extension of the Offer Period
  5.16 Additional Information
  6. Historical Share Price and Trading Volume Information
  7. Use of Proceeds
  8. Shareholder Information Policy
  9. Taxation
  9.1 Luxembourg Taxation
  9.2 Norwegian Taxation of Norwegian Shareholders
  10. Costs and Expenses

INTRODUCTION
BASIS OF PRESENTATION
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS
PART I
  Item 1. Identity of Directors, Senior Management and Advisers.
  Item 2. Offer Statistics and Expected Timetable.
  Item 3. Key Information.
  Item 4. Information on the Company.
  Item 5. Operating and Financial Review and Prospects.
  Item 6. Directors, Senior Management and Employees.
  Item 7. Major Shareholders and Related Party Transactions.
  Item 8. Financial Information.
  Item 9. The Offer and Listing
  Item 10. Additional Information.
  Item 11. Quantitative and Qualitative Disclosures about Market Risk.
  Item 12. Description of Securities Other than Equity Securities.
PART II
  Item 13. Defaults, Dividend Arrearages and Delinquencies.
  Item 14. Material Modifications to the Rights of Security Holders and Use of Proceeds.
  Item 15. Controls and Procedures.
  Item 16. Reserved.
  Item 16A. Audit Committee Financial Expert.
  Item 16B. Code of Ethics.
PART III
  Item 17. Financial Statements.
  Item 18. Financial Statements.
SIGNATURES
INDEX TO FINANCIAL STATEMENTS
Independent auditors' report
Independent auditors' report
Consolidated statements of operations
Consolidated balance sheets
Consolidated statement of shareholders' equity
Consolidated statements of cash flows
Notes to the consolidated financial statements
Financial Statements of Mar Profundo Girassol Balance sheets December 31, 2003 and 2002 All amounts reported in thousand of Euros
Income statements For the three financial years ended December 31, 2003 All amounts reported in thousand of Euros
Statement of cash flows For the three financial years ended December 31, 2003 All amounts reported in thousand of Euros
Notes to the financial statements All amounts are presented in thousands of Euros unless stated otherwise.
INDEPENDENT AUDITORS' REPORT
  SCHEDULE II
STOLT OFFSHORE S.A. AND SUBSIDIARIES VALUATION AND QUALIFYING ACCOUNTS
STOLT OFFSHORE S.A. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data)
STOLT OFFSHORE S.A. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)
STOLT OFFSHORE S.A. AND SUBSIDIARIES SEGMENTAL ANALYSIS (in thousands)
STOLT OFFSHORE S.A. 29,900,000 Common Shares $2.20 per share
CERTAIN RESTRICTIONS
FORWARD-LOOKING STATEMENTS

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
SUMMARY
THE OFFERING
EXPECTED TIMETABLE
RISK FACTORS
THE COMPANY
BACKGROUND TO THE OFFERING
THE OFFERING
USE OF PROCEEDS
PRICE RANGE OF COMMON SHARES
EXCHANGE RATE INFORMATION
CAPITALIZATION
TAXATION
PLAN OF DISTRIBUTION
COSTS AND EXPENSES RELATED TO THE OFFERING
EXPERTS
STOLT OFFSHORE S.A.

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
LIMITATIONS ON ENFORCEMENT OF CIVIL LIABILITIES
STOLT OFFSHORE
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF SHARE CAPITAL
DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS RELATING TO COMMON SHARES
SELLING SHAREHOLDERS
PLAN OF DISTRIBUTION
EXPENSES OF ISSUANCE AND DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS
ANNEX A Common Share Subscription Form
ANNEX B ADS Subscription Form